As filed with the Securities and Exchange Commission on August 1, 2001
                                                      Registration No. 333-50822

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                      INLAND RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                            ------------------------

                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                    (Address of principal executive offices)

                            ------------------------

                              ROBERT H. BAUM, ESQ.
           VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                     (Name and address of agent for service)

                            ------------------------

                                 WITH A COPY TO:
                                DAVID J. KAUFMAN
                               KATTEN MUCHIN ZAVIS
                             525 WEST MONROE STREET
                                   SUITE 1600
                             CHICAGO, ILLINOIS 60661

                            ------------------------



================================================================================

         This Post-Effective Amendment No.2 consists of the following:

         1. Sticker Supplement No. 6 dated August 1, 2001 to the Registrant's Prospectus dated February 1, 2001, included herewith, which will be affixed to the bottom five inches of the cover page of the Registrant's Prospectus so that it will not in any way cover the bullet point risk factors on the cover page.

         2. Supplement No. 6 dated August 1, 2001 to the Registrant's Prospectus dated February 1, 2001, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 1, 2001.

         3. The Registrant's final form of Prospectus dated February 1, 2001, previously filed pursuant to Rule 424(b)(1) on February 1, 2001 and refiled herewith.

         4.   Part II, included herewith.

         5.   Signatures, included herewith.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                               STICKER SUPPLEMENT

This Sticker Supplement No. 6 dated August 1, 2001 to our Prospectus dated February 1, 2001 summarizes Supplement No. 6 which updates information in the "Real Property Investments," "Investment Objectives and Policies," "Risk Factors," "Compensation Table," "Principal Stockholders," "Management," "Management's Discussion and Analysis of our Financial Condition and Results of Operations," "Prior Performance of Our Affiliates," "Management," "Description of Securities," "Summary of our Organizational Documents," "How to Subscribe," "Experts" and "Plan of Distribution" sections of our Prospectus and adds a section entitled "Privacy Policy Notice" to our Prospectus and must be read in conjunction with our Prospectus and supplements the financial statements and Prior Performance Tables (Appendix A) included in the Prospectus. Supplement No. 6 supersedes Supplement Nos. 3 (which supersedes Supplement Nos. 1 and 2 dated February 28, 2001 and April 10, 2001, respectively), 4 and 5 dated
May 1, 2001, May 21, 2001 and June 14, 2001, respectively.

                              PLAN OF DISTRIBUTION

As of January 31, 2001, we had sold 13,687,349 shares in our first offering resulting in gross proceeds of $136,454,948. In addition, we received $200,000 from our Advisor for 20,000 shares. Inland Securities Corporation, an affiliate of our Advisor, served as dealer manager of this offering and was entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of January 31, 2001, we had incurred $11,588,024 of commissions and fees payable to Inland Securities Corporation, which results in our receipt of $125,066,923 of net proceeds from the sale of those 13,687,349 shares. As of January 31, 2001 the first offering terminated. Our current Offering began February 1, 2001. As of July 24, 2001, we had sold 7,251,281 shares in our current offering resulting in gross proceeds of $71,491,892. Inland Securities Corporation, an affiliate of our Advisor, serves as dealer manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of July 24, 2001, we had incurred $5,799,530 of commissions and fees payable to Inland Securities Corporation, which results in our receipt of $65,692,362 of net proceeds from the sale of those 7,251,281 shares. An additional 486,805 shares have been sold pursuant to our Distribution Reinvestment Program as of July 24, 2001, for which we have received additional net proceeds of $4,624,652. As of July 24, 2001, we had repurchased 104,260 shares through our share Repurchase Program resulting in disbursements totaling $947,988. As a result, our net offering proceeds from both offerings total approximately $4,624,652 as of July 24, 2001, including amounts raised through our Distribution Reinvestment Program, net of shares repurchased through our share Repurchase Program.

We also pay an affiliate of our Advisor, which is owned principally by individuals who are affiliates of Inland, fees to manage and lease our properties. For the three months ended March 31, 2001 and the year ended December 31, 2000, we have incurred and paid property management fees of $330,974 and $926,978, respectively. Our Advisor may also receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly. For the three months ended March 31, 2001, no such fees were accrued or paid. For the year ended December 31, 2000, we had incurred $120,000 of such fees. For the year ending December 31, 1999, we had not paid or incurred any asset management fees. We may pay expenses associated with property acquisitions of up to .5% of the proceeds that we raise in this Offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling approximately $1,650,000 are included in the purchase prices we have paid for all our properties purchased through July 24, 2001. As of July 24, 2001, we had invested approximately $155,800,000 in properties that we purchased for an aggregate purchase price of approximately $291,700,000. After expenditures for organization and offering expenses and acquisition expenses and establishing appropriate reserves, as of July 24, 2001, we had net offering proceeds of approximately $23,000,000 available for investment in additional properties.

                                SUPPLEMENT NO. 6
                              DATED AUGUST 1, 2001
                    TO THE PROSPECTUS DATED FEBRUARY 1, 2001
                    OF INLAND RETAIL REAL ESTATE TRUST, INC.

We are providing this Supplement No. 6 to you in order to supplement our Prospectus. This Supplement updates information in the "Real Property Investments," "Investment Objectives and Policies," "Risk Factors," "Compensation Table," "Principal Stockholders," "Management," "Management's Discussion and Analysis of our Financial Condition and Results of Operations," "Prior Performance of Our Affiliates," "Management," "Description of Securities," "Summary of our Organizational Documents," "How to Subscribe," "Experts" and "Plan of Distribution" sections of our Prospectus and adds a section entitled "Privacy Policy Notice" to our Prospectus. This Supplement No. 6 supplements, modifies or supersedes certain information contained in our Prospectus and must be read in conjunction with our Prospectus.

                            REAL PROPERTY INVESTMENTS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 88 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING PROPERTIES WE HAVE ACQUIRED OR PROPOSE TO ACQUIRE.

JO-ANN FABRICS, ALPHARETTA, GEORGIA,

On June 8, 2001, we purchased an existing freestanding retail property known as Jo-Ann Fabrics located on approximately 3.445 acres and containing 38,418 gross leasable square feet. The property is located at 965 North Point Drive, in Alpharetta, Georgia.

We purchased the Jo-Ann Fabrics building from 965 North Point Commons, LLC, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $4,902,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $128 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

The Jo-Ann Fabrics building was completed in 2000. It is a one-story, single-tenant, retail building. As of August 1, 2001, this property was 100% leased by Jo-Ann Fabrics (a fabric and craft supply retail store).

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, price per square foot, quality of tenant, length of lease, occupancy and the fact that overall rental rate is comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

Jo-Ann Fabrics leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                         Base Rent
                       Approximate                      Per Square
                       GLA Leased       % of Total       Foot Per
Lease  Term
Lessee                  (Sq. Ft.)          GLA           Annum ($)
Beginning         To
--------------         -----------      ----------      -----------
---------      --------
Jo-Ann Fabrics           38,418            100             12.85
11/01/00      01/31/06
                                                           13.35
02/01/06      01/31/11
                                                           13.85
02/01/11      01/31/16
  Option 1                                                 14.35
02/01/16      01/31/21
  Option 2                                                 14.85
02/01/21      01/31/26
  Option 3                                                 15.35
02/01/26      01/31/31


For federal income tax purposes, the depreciable basis in this property will be approximately $3,700,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

As of August 1, 2001, all of the 38,418 square feet of this property was leased to Jo-Ann Fabrics. The Jo-Ann Fabric's lease expires on January 31, 2016 and has three successive five year renewal options. The following table provides information relating to that lease:

                       Approximate
     Base Rent Per
                       GLA Leased                      Renewal     Current
Annual      Square Foot
    Lessee             (Sq. Ft.)       Lease Ends      Options        Rent ($)
      Per Annum ($)
--------------         -----------     ----------      -------
--------------     --------------
Jo-Ann Fabrics          38,418           1/31/16       3/5 yr.        493,671
          12.85


In general, Jo-Ann Fabrics pays all real estate taxes, insurance and common area maintenance costs. We are responsible for the roof and structure of the property.

We received an appraisal which states that it was prepared in conformity with the Uniform Standards of Professional Appraisal Practice for a Limited Appraisal Report of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for the Jo-Ann Fabrics building, as of April 10, 2001, to be $5,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

WOODSTOCK SQUARE SHOPPING CENTER, ATLANTA, GEORGIA

On June 7, 2001, we purchased an existing shopping center known as Woodstock Square located on approximately 21 acres and containing 218,819 gross leasable square feet. The center is located at 120-142 Woodstock Square Avenue, in Atlanta, Georgia.

We purchased Woodstock Square from the Sembler Family Partnership, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $27,592,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $126 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Woodstock Square was completed in 2001. Woodstock Square is comprised of three one-story, multi-tenant, retail buildings and one outlot building. As of June 1, 2001, this property was approximately 97% leased. A SuperTarget department store is located at the property and was not included in this transaction.

Three tenants, Kohl's (a department clothing store), Old Navy (a clothing retail store) and Office Max (an office products retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               Base Rent
                          Approximate                          Per Square
                           GLA Leased       % of Total          Foot Per
         Lease  Term
Lessee                     (Sq. Ft.)           GLA             Annum ($)
Beginning           To
-----------               -----------       ----------         -----------
---------        ---------
Kohl's                       86,584             40                8.78
 03/01/01        01/31/12
                                                                  8.95
 02/01/12        01/31/22
  Option 1                                                        9.20
 02/01/22        01/31/27
  Option 2                                                        9.45
 02/01/27        01/31/32
  Option 3                                                        9.70
 02/01/32        01/31/37
  Option 4                                                        9.95
 02/01/37        01/31/42

Old Navy                     25,000             11               11.50
 04/01/01        01/31/07
  Option 1                                                       12.74
 02/01/07        01/31/13
  Option 2                                                       14.12
 02/01/13        01/31/19

Office Max                   23,500             11               12.00
 04/01/01        01/31/12
                                                                  7.14
 02/01/12        01/31/17
  Option 1                                                       13.00
 02/01/17        01/31/22
  Option 2                                                       14.00
 02/01/22        01/31/27
  Option 3                                                       15.00
 02/01/27        01/31/32
  Option 4                                                       16.00
 02/01/32        01/31/37


For federal income tax purposes, the depreciable basis in this property will be approximately $21,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

As of June 1, 2001, a total 212,019 square feet was leased to 19 tenants at this property. The following table sets forth certain information with respect to those leases:

                         Approximate GLA
               Base Rent Per
                             Leased                            Renewal
Current Annual      Square Foot
        Lessee             (Sq. Ft.)        Lease Ends         Options
Rent($)         Per Annum($)
-----------------        ---------------    ----------         -------
--------------     -------------
Powertel                     1,400            04/04            2/3 yr.
28,000             20.00
Sun City Tanning             1,600            08/04            1/3 yr.
30,400             19.00
GNC                          1,400            03/06            2/5 yr.
26,600             19.00
Hang-Ups                     1,600            03/06            2/5 yr.
29,600             18.50
Hot Nails                    1,200            03/06            1/5 yr.
24,000             20.00
Mattress Expo                5,200            03/06            1/5 yr.
114,400             22.00
Supercuts                    1,200            03/06            1/5 yr.
25,200             21.00
Famous Footwear              8,000            05/06            2/5 yr.
120,000             15.00
Dress Barn                   7,200            01/07            2/5 yr.
129,600             18.00
Old Navy                    25,000            01/07            2/6 yr.
287,500             11.50
Bath & Body
  Works                      2,800            03/11            2/5 yr.
55,720             19.90
Clothesline                  3,500            03/11            2/5 yr.
64,750             18.50
Payless Shoes                2,800            03/11            2/5 yr.
56,000             20.00
Atlanta Bread
  Company                    4,000            04/11            2/5 yr.
76,000             19.00
Lane Bryant                  5,000            04/11            2/5 yr.
99,500             19.90
Ultra 3 Salon               10,800            05/11            3/5 yr.
173,880             16.10
PETsMART                    19,235            05/16            4/5 yr.
228,897             11.90
Office Max                  23,500            01/17            4/5 yr.
282,000             12.00
Kohl's                      86,584            01/22            4/5 yr.
760,208              8.78
Vacant                       6,800

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

The following table sets forth lease expirations for this property for the next ten years, assuming that no renewal options are exercised:


Average       Percent of       Percent of
                                                                            Base
Rent    Total Building    Annual Base
                                Approx.     Annual Base                     Per
Square         GLA             Rent
                                GLA of        Rent of                       Foot
Under   Represented By    Represented
                   Number of   Expiring      Expiring       Total Annual
Expiring       Expiring       By Expiring
  Year Ending       Leases      Leases        Leases         Base Rent
Leases         Leases           Leases
  December 31,     Expiring    (Sq. Ft.)        ($)             ($)
($)             (%)             (%)
  ------------     --------    ---------    ----------      ------------
----------   --------------    -----------
      2001             -           -             -           2,601,855
-               -               -
      2002             -           -             -           2,612,255
-               -               -
      2003             -           -             -           2,614,455
-               -               -
      2004             2          3,000        62,800        2,616,655
20.93            1.37            2.40
      2005             -           -             -           2,555,055
-               -               -
      2006             5         17,400       317,000        2,555,055
18.22            7.95           12.41
      2007             2         32,300       417,100        2,266,072
12.95           14.72           18.41
      2008             -           -             -           1,848,972
-               -               -
      2009             -           -             -           1,848,972
-               -               -
      2010             -           -             -           1,848,972
-               -               -

For purposes of the above table, the "total annual base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This is not indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

We received a letter appraisal which states that it was prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported an "as is" market value for Woodstock Square Shopping Center, as of June 3, 2001, of $28,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

SAND LAKE CORNERS, ORLANDO, FLORIDA

On May 15, 2001, we purchased an existing shopping center known as Sand Lake Corners located on approximately 19.4 acres and containing 189,741 gross leasable square feet. The center is located on the southeast corner of Sand Lake Road and John Young Parkway, in Orlando, Florida.

We purchased Sand Lake Corners from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $22,254,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $117 per square foot of leasable space.

We originally purchased this property with our own funds. On May 31, 2001, we obtained financing in the amount of $11,900,000, secured by this property. The loan will require interest only payments at an annual rate of 6.8%. We paid approximately $29,750 of loan fees relating to this loan.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Sand Lake Corners was a two-phase development. Phase I was completed in 1998 to 1999, and Phase II was completed in 1999 to 2000. Sand Lake Corners is comprised of one one-story, multi-tenant, retail building and one single outlot building. As of June 1, 2001, this property was approximately 93% leased. A Wal-Mart building, a Lowe's building and nine other outlot parcels located at the property are not included in this transaction.

Three tenants, Beall's (a discount department clothing store), PETsMART (a pet and pet accessory retail store) and Staples (an office products retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                          Base Rent
                     Approximate                          Per Square
                      GLA Leased       % of Total          Foot Per
  Lease  Term
Lessee                (Sq. Ft.)           GLA              Annum ($)
Beginning           To
-------              ------------      ----------         -----------
----------        -----
Beall's                 66,700             35                6.21
04/99            04/14
                                                             6.48
05/14            04/19
                                                             6.75
05/19            04/24
                                                             7.02
05/24            04/29
                                                             7.29
05/29            04/34
                                                             7.56
05/34            04/39

PETsMART                26,040             14               10.75
05/99            05/04
                                                            11.25
06/04            05/09
                                                            11.75
06/09            05/14
                                                            12.25
06/14            05/19
                                                            12.75
06/19            05/24
                                                            13.25
06/24            05/29
                                                            13.75
06/29            05/34

Staples                 23,884             13               12.10
05/99            05/05
                                                            12.85
06/05            05/10
                                                            13.60
06/10            05/15
                                                            14.35
06/15            05/20
                                                            15.10
06/20            05/25
                                                            15.85
06/25            05/30


As of May 15, 2001, we have six leases with PETsMART for a total of approximately 146,000 square feet, or approximately 5% of our total gross leasable square feet from all properties. The total annualized base rent of these six leases totals approximately $1,808,000, or approximately 7% of our total annualized gross rent from all properties. You should consider these figures in comparison with the chart presenting information on our largest tenants as of January 19, 2001 and the accompanying disclosure on page 93 of our Prospectus.

For federal income tax purposes, the depreciable basis in this property will be approximately $16,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 were $187,727.

As of June 1, 2001, a total of 175,641 square feet was leased to 25 tenants at this property. The following table sets forth certain information with respect to those leases:



                          ApproximateG                                 Square
  Base Rent Per
                           LA Leased                      Renewal      Annual
  Square Foot
        Lessee             (Sq. Ft.)       Lease Ends     Options      Rent($)
  Per Annum($)
--------------------------------------------------------------------------------
------------------
Cato                         4,000            01/04          -          50,000
     12.50
Desi Bazaar                  1,400            05/04          -          22,400
     16.00
Dollar Tree                  4,000            06/04       1/5/yr.       64,000
     16.00
Payless Shoesource           3,147            06/04       1/5 yr.       50,352
     16.00
Friedman's Jewelry           1,600            06/04       1/5 yr.       28,800
     18.00
Bronze Lady                  1,816            07/04       3/2 yr.       30,872
     17.00
Funwear                      4,854            07/04       1/5 yr.       77,664
     16.00
Metro Orlando Dental         2,800            07/04       1/5 yr.       61,236
     21.87
Shoe Dept.                   5,000            07/04       1/5 yr.       80,000
     16.00
Hair Cuttery                 1,000            08/04       1/5 yr.       18,000
     18.00
Szechwan Chinese             2,100            08/04       1/5 yr.       35,700
     17.00
Perfect Nails                1,150            10/04          -          18,975
     16.50
Bike Line                    2,400            11/04          -          36,000
     15.00
Flooring Gallery             1,750            06/05          -          31,500
     18.00
Hair Salon                   1,190            06/05          -          20,230
     17.00
Landmark Financial           1,610            08/05          -          27,370
     17.00
Theme Park Mobility          1,400            08/05          -          22,400
     16.00
Superior Staffing            1,400            09/05       1/7 yr.       25,200
     18.00
Nature's Way                 2,800            10/05       1/5 yr.       44,800
     16.00
Quiznos                      1,400            04/09          -          24,500
     17.50
Family Book Store            4,200            06/09          -          63,000
     15.00
Boater's World               8,000            06/09       1/5 yr.      104,000
     13.00
Bealls                      66,700            04/14       5/5 yr.      414,000
      6.21
PETsMART                    26,040            05/14       4/5 yr.      279,930
     10.75
Staples                     23,884            05/15       3/5 yr.      288,996
     12.10
Vacant                      14,100


In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

The following table sets forth lease expirations for this property for the next ten years, assuming that no renewal options are exercised:




Average       Percent of        Percent of

Base Rent     Total Building     Annual Base
                               Approx.      Annual Base                      Per
Square          GLA               Rent
                               GLA of         Rent of
Foot Under      Represented       Represented
                 Number       Expiring        Expiring      Total Annual
Expiring       By Expiring       By Expiring
Year Ending     of Leases      Leases          Leases        Base Rent
Leases          Leases            Leases
December 31,    Expiring      (Sq. Ft.)         ($)             ($)
($)              (%)               (%)
--------------------------------------------------------------------------------
------------------------------------------
   2001            -                 -               -       1,915,553
   -                -                 -
   2002            -                 -               -       1,920,169
   -                -                 -
   2003            -                 -               -       1,939,028
   -                -                 -
   2004           12            31,267         539,566       1,947,008
17.26            18.40             27.71
   2005            7            14,150         227,629       1,420,462
16.09             7.47             16.02
   2006            -                 -               -       1,211,768
   -                -                 -
   2007            -                 -               -       1,215,968
   -                -                 -
   2008            -                 -               -       1,215,968
   -                -                 -
   2009            3            13,600         201,902       1,215,968
14.85             7.18             16.60
   2010            -                 -               -       1,027,086
   -                -                 -


For purposes of the above table, the "total annualized base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.


PETSMART, CHATTANOOGA, TENNESSEE,

On April 27, 2001, we purchased an existing retail property known as PETsMART-Chattanooga located on approximately 2.72 acres and containing 26,040 gross leasable square feet. The property is located at 2130 Gunbarrel Road, in Chattanooga, Tennessee.

We purchased the PETsMART-Chattanooga building directly from PETsMART, Inc. Our total acquisition cost, including expenses, was approximately $3,100,000. This amount may increase by additional costs which have not yet been finally determined. We do not expect any additional costs to be material. Our acquisition cost was approximately $119 per square foot of leasable space.

We purchased this property with our own funds. However we expect to place financing on the property at a later date.

The PETsMART-Chattanooga building was completed in 1996. It is a one-story, single-tenant, retail building. As of August 1, 2001, this property was 100% leased by PETsMART (a pet and pet supply retail store).

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, price per square foot, credit rating of tenant, store sales and the fact that overall rental rate is comparable to market rates. We believe that this property is well located. This property will be subject to competition from similar properties within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

This property is triple net leased to PETsMART, Inc. and the tenant is solely responsible for all maintenance and expenses related to the property during the term of the lease.

The lease with PETsMART requires the tenant to pay base annual rent on a monthly basis as follows:



                                                      Base Rent
                 Approximate                          Per Square
                  GLA Leased       % of Total          Foot Per
   Lease  Term
Lessee            (Sq. Ft.)           GLA              Annum($)
Beginning              To
--------------------------------------------------------------------------------
--------------------------
PETsMART            26,040            100               12.48
05/01/01           10/31/03
                                                        12.85
11/01/03           04/30/06
                                                        13.24
05/01/06           10/31/08
                                                        13.63
11/01/08           04/30/11
                                                        14.04
05/01/11           10/31/13
                                                        14.46
11/01/13           04/30/16
                                                        14.90
05/01/16           10/31/18
                                                        15.34
11/01/18           12/31/21


The PETsMART lease expires on December 31, 2021. There are 3 successive five-year lease options. There are no increases in the rent during the option periods.

For federal income tax purposes, the depreciable basis in this property will be approximately $2,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 were $49,388. Real estate taxes are paid directly by and are the sole responsibility of the tenant.

As of August 1, 2001, all of the 26,040 square feet of this property was leased to PETsMART. The following table provides information relating to that lease:



                     Approximate                                         Current
          Base Rent Per
                     GLA Leased                          Renewal          Annual
          Square Foot
     Lessee          (Sq. Ft.)        Lease Ends         Options
Rent($)          Per Annum($)
--------------------------------------------------------------------------------
-------------------------
PETsMART               26,040          12/31/21          3/5 yr.
324,880             12.48


We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for the PETsMART-Chattanooga building, as of April 17, 2001, to be $3,100,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.



PETSMART, DAYTONA BEACH, FLORIDA,

On April 27, 2001, we purchased an existing retail property known as PETsMART-Daytona Beach located on approximately 2.89 acres and containing 26,194 gross leasable square feet. The property is located at 1900 W. International Parkway, in Daytona Beach, Florida.

We purchased the PETsMART-Daytona Beach building directly from PETsMART, Inc. Our total acquisition cost, including expenses, was approximately $3,235,000. This amount may increase by additional costs which have not yet been finally determined. We do not expect any additional costs to be material. Our acquisition cost was approximately $124 per square foot of leasable space.

We purchased this property with our own funds. However we expect to place financing on the property at a later date.

The PETsMART-Daytona Beach building was completed in 1996. It is a one-story, single-tenant, retail building. As of August 1, this property was 100% leased by PETsMART (a pet and pet supply retail store).

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, price per square foot, credit rating of tenant, store sales and the fact that overall rental rate is comparable to market rates. We believe that this property is well located. This property will be subject to competition from similar properties within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

This property is triple net leased to PETsMART, Inc. and the tenant is solely responsible for all maintenance and expenses related to the property during the term of the lease.

PETsMART leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                      Base Rent
                 Approximate                          Per Square
                  GLA Leased       % of Total          Foot Per
   Lease  Term
Lessee            (Sq. Ft.)           GLA              Annum($)
Beginning              To
--------------------------------------------------------------------------------
--------------------------
PETsMART            26,194            100               12.94
05/01/01           10/31/03
                                                        13.33
11/01/03           04/30/06
                                                        13.73
05/01/06           10/31/08
                                                        14.14
11/01/08           04/30/11
                                                        14.57
05/01/11           10/31/13
                                                        15.00
11/01/13           04/30/16
                                                        15.45
05/01/16           10/31/18
                                                        15.92
11/01/18           12/31/21


The PETsMART lease expires on December 31, 2021. There are 3 successive five-year lease options. There are no increases in the rent during the option periods.

For federal income tax purposes, the depreciable basis in this property will be approximately $2,430,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 were $40,943. Real estate taxes are paid directly by and are the sole responsibility of the tenant.

As of August 1, 2001, all of the 26,194 square feet of this property was leased to PETsMART. The following table provides information relating to that lease:


                     Approximate                                         Current
          Base Rent Per
                     GLA Leased                          Renewal          Annual
          Square Foot
     Lessee          (Sq. Ft.)        Lease Ends         Options
Rent($)          Per Annum($)
--------------------------------------------------------------------------------
-------------------------
PETsMART               26,194          12/31/21          3/5 yr.         339,017
             12.94


We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for the PETsMART-Daytona Beach building, as of April 18, 2001, to be $3,240,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

PETSMART, FREDERICKSBURG, VIRGINIA,

On April 27, 2001, we purchased an existing retail property known as PETsMART-Fredericksburg located on approximately 2.86 acres and containing 26,067 gross leasable square feet. The property is located at 1421 Carl D. Silver Parkway, in Fredericksburg, Virginia.

We purchased the PETsMART-Fredericksburg building directly from PETsMART, Inc. Our total acquisition cost, including expenses, was approximately $3,407,000. This amount may increase by additional costs which have not yet been finally determined. We do not expect any additional costs to be material. Our acquisition cost was approximately $131 per square foot of leasable space.

We purchased this property with our own funds. However we expect to place financing on the property at a later date.

The PETsMART-Fredericksburg building was completed in 1997. It is a one-story, single-tenant, retail building. As of August 1, 2001, this property was 100% leased by PETsMART (a pet and pet supply retail store).

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, price per square foot, credit rating of tenant, store sales and the fact that overall rental rate is comparable to market rates. We believe that this property is well located. This property will be subject to competition from similar properties within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

This property is triple net leased to PETsMART, Inc. and the tenant is solely responsible for all maintenance and expenses related to the property during the term of the lease.

PETsMART leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                      Base Rent
                 Approximate                          Per Square
                  GLA Leased       % of Total          Foot Per
   Lease  Term
Lessee            (Sq. Ft.)           GLA              Annum($)
Beginning              To
--------------------------------------------------------------------------------
--------------------------
PETsMART            26,067            100               13.70
05/01/01           10/31/03
                                                        14.11
11/01/03           04/30/06
                                                        14.53
05/01/06           10/31/08
                                                        14.97
11/01/08           04/30/11
                                                        15.42
05/01/11           10/31/13
                                                        15.88
11/01/13           04/30/16
                                                        16.36
05/01/16           10/31/18
                                                        16.85
11/01/18           12/31/21


The PETsMART lease expires on December 31, 2021. There are 3 successive five-year lease options. There are no increases in the rent during the option periods

For federal income tax purposes, the depreciable basis in this property will be approximately $2,600,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 were $29,209. Real estate taxes are paid directly by and are the sole responsibility of the tenant.

As of August 1, 2001, all of the 26,067 square feet of this property was leased to PETsMART. The following table provides information relating to that lease:


                     Approximate
Current         Base Rent Per
                     GLA Leased                          Renewal          Annual
          Square Foot
     Lessee          (Sq. Ft.)        Lease Ends         Options
Rent($)          Per Annum($)
--------------------------------------------------------------------------------
-------------------------
PETsMART               26,067          12/31/21          3/5 yr.
357,052             13.70


We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for the PETsMART-Fredericksburg building, as of January 16, 2001, to be $3,800,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.



WEST OAKS TOWNE CENTER, OCOEE, FLORIDA

On March 28, 2001, we purchased an existing shopping center known as West Oaks Towne Center located on approximately 8 acres and containing 60,528 gross leasable square feet. The center is located at the intersection of Colonial Drive (Highway 50) and Clarke Road in Ocoee, Florida.

We purchased West Oaks Towne Center from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $9,582,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $158 per square foot of leasable space.

We originally purchased this property with our own funds. On May 23, 2001, we obtained financing in the amount of $4,900,000, secured by this property. The loan will require interest only payment at an annual rate of 6.8% of principal amount due. We paid approximately $12,250 of loan fees relating to this loan.

All other information relating to this property remains unchanged from the information provided in the Prospectus.

LOWE'S, WARNER ROBBINS, GEORGIA

On February 13, 2001, we purchased an existing freestanding retail property known as Lowe's located on approximately 24 acres and containing 131,575 gross leasable square feet. The property is located on Watson Boulevard and Carl Wilson Parkway, in Warner Robbins, Georgia.

We purchased Lowe's from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $9,420,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $71 per square foot of leasable space.

We originally purchased this property with our own funds. On May 17, 2001, we obtained financing in the amount of $4,845,000, secured by this property. The loan will require interest only payments at an annual rate of 6.8% of principal amount due. We paid approximately $12,113 of loan fees relating to this loan.

All other information relating to this property remains unchanged from the information provided in the Prospectus.

K-MART, MACON, GEORGIA

On February 13, 2001, we purchased an existing freestanding retail property known as K-Mart (Macon) located on approximately 18 acres and containing 102,098 gross leasable square feet. The property is located at 1901 Eisenhower Parkway, in Macon, Georgia.

We purchased the K-Mart from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $9,020,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $88 per square foot of leasable space.

We originally purchased this property with our own funds. On May 17, 2001, we obtained financing in the amount of $4,656,000, secured by this property. The loan will require interest only payments at an annual rate of 6.8% of principal amount due. We paid approximately $11,637 of loan fees relating to this loan.

All other information relating to this property remains unchanged from the information provided in the Prospectus.

TENANTS

The following chart updates information included in the chart on page 93 of our Prospectus and sets forth information regarding the tenants at our properties leasing more than 3% of the total gross leasable area of our properties or any tenant whose annualized base rent represents 3% or more of our 2001 annualized base rent based on the properties owned as of August 1, 2001.





                            Total                      Percent of total
        Percent of total
                           number            Gross      gross leasable
Annualized   annualized base
                             of         leasable area        area
base rent        rent
      Tenant               Stores          (Sq. Ft.)          (%)
($)            (%)
--------------------------------------------------------------------------------
---------------------------
Barnes & Noble                2                52,000         1.76
862,500         3.05
JC Penney                     2                92,728         3.13
898,644         3.18
JoAnn Fabrics                 2                84,388         2.85
999,341         3.53
Kash N' Karry                 2                94,255         3.18
633,824         2.24
K-Mart                        2               193,364         6.53
1,290,666         4.57
Lowes Home Center             2               262,072         8.85
1,696,897         6.00
PETsMART                      7               165,198         5.58
2,037,498         7.21
Publix                        4               155,976         5.27
1,193,760         4.22
Wal-Mart                      1               204,170         6.90
1,104,560         3.91
Winn-Dixie                    3               139,261         4.70
1,072,200         3.79


POTENTIAL PROPERTY ACQUISITIONS

We are currently considering acquiring the following properties. Our decision to acquire these properties will generally depend upon:

     o no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

     o our receipt of sufficient net proceeds from this offering to make the acquisitions.

Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

JUST FOR FEET, DAYTONA BEACH, FLORIDA

We anticipate purchasing an existing freestanding retail property known as Just for Feet located on approximately 2.2 acres and containing 22,255 gross leasable square feet, including 5,395 square feet of mezzanine space. The property is located at 1610 West International Speedway, Daytona Beach, Florida.

We anticipate purchasing Just for Feet from an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $3,845,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $173 per square foot of leasable space.

We intend to purchase this property with our own funds. However we expect to place financing on the property at a later date.

The Just for Feet building was completed in 1998. It is a one-story, single-tenant, retail building. As of August 1, 2001, this property was 100% leased by Just for Feet.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the property is comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. This property will be subject to competition from similar properties within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

This property is on a triple net lease and the tenant is responsible for all repairs.

The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                      Base Rent
                 Approximate                          Per Square
                  GLA Leased       % of Total          Foot Per
   Lease  Term
Lessee            (Sq. Ft.)           GLA              Annum($)
Beginning              To
--------------------------------------------------------------------------------
--------------------------
Just for Feet       22,255            100               $17.64
11/1998             10/2018



The base rent per square foot per annum increases by 10% every five years.

The following table provides information relating to that lease:


                     Approximate                                         Current
         Base Rent Per
                     GLA Leased                          Renewal          Annual
          Square Foot
     Lessee          (Sq. Ft.)        Lease Ends         Options
Rent($)          Per Annum($)
--------------------------------------------------------------------------------
-------------------------
Just for Feet         22,255            2018              None
$392,627            $17.64


In general, Just for Feet pays all real estate taxes, insurance and common area maintenance costs.

SKYVIEW PLAZA, ORLANDO, FLORIDA

We anticipate purchasing an existing shopping center known as Skyview Plaza located on approximately 26 acres and containing 281,247 gross leasable square feet. The center is located at 7801 South Orange Blossom Trail, in Orlando, Florida.

We anticipate purchasing Skyview Plaza from an unaffiliated third party. Our total acquisition cost, including expenses, is estimated to be approximately $21,500,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $76 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We will be making significant repairs and improvements to this property over the next three years, totaling about $805,000, which will be paid for utilizing approximately $490,000 of investment capital, along with property reserves of approximately $105,000 per year for each of the next three years.

Skyview Plaza was built in phases: K-Mart in 1984, most of the remaining shopping center in 1988 and outparcel buildings in 1988, 1991, and 1994. Skyview Plaza is comprised of two single-level, one-story, multi-tenant retail buildings and four outparcel buildings. The fifth outparcel is tenant owned and not part of this transaction. As of August 1, 2001, this property was approximately 99% leased.

Three tenants, Publix (super market), K-Mart and Circuit City each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                          Base Rent
                          Approximate                     Per Square
                           GLA Leased      % of Total      Foot Per
         Lease Term
Lessee                     (Sq. Ft.)          GLA          Annum($)
Beginning              To
--------------------------------------------------------------------------------
------------------------------
Publix                       42,112            15%            6.00
04/01/1988          5/31/2008

  Option 1                                                    6.00
06/01/2008         05/31/2013
  Option 2                                                    6.00
06/01/2013         05/31/1018
  Option 3                                                    6.00
06/01/2018         05/31/2023
  Option 4                                                    6.00
06/01/2023         05/31/2028

Kmart                        95,810            34%            2.84
07/01/1974         07/31/2004

  Option 1                                                    2.84
08/01/2004         07/31/2009
  Option 2                                                    2.84
08/01/2009         07/31/2014
  Option 3                                                    2.84
08/01/2014         07/31/2019
  Option 4                                                    2.84
08/01/2019         07/31/2024
  Option 5                                                    2.84
08/01/2024         07/31/2029
  Option 6                                                    2.84
08/01/2029         07/31/2034
  Option 7                                                    2.84
08/01/2034         07/31/2039
  Option 8                                                    2.84
08/01/2039         07/31/2044

Circuit City                 33,000            12%           10.11
 10/88            10/31/1998
                                                             11.62
11/01/98          10/31/2003
  Option 1                                                   13.37
11/01/2003         10/31/2008
  Option 2                                                   15.37
11/01/2008         10/31/2013
  Option 3                                                   17.68
11/01/2013         10/31/2018
  Option 4                                                   20.33
11/01/2018         10/31/2023


For federal income tax purposes, the depreciable basis in this property will be approximately $16,125,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

As of August 1, 2001, a total 280,047 square feet was leased to 33 tenants at this property. The following table sets forth information with respect to those leases:



                             Approximate
 Current        Base Rent Per
                              GLA Leased                          Renewal
  Annual        Square Foot
         Lessee               (Sq. Ft.)        Lease Ends         Options
   Rent          Per Annum

   ($)              ($)
--------------------------------------------------------------------------------
---------------------------------
Catherine's Fashions            3,368             02/02           1/5 yr.
  45,468           13.50
Radio Shack                     2,300             03/02              -
  29,900           13.00
Payless Shoes                   3,150             03/02              -
  55,125           17.50
Dollar Bonanza                  2,070             05/02              -
  31,050           15.00
Household Finance               1,500             07/02              -
  22,500           15.00
Orlando Custom Jewelry          1,000             08/02              -
  17,500           17.50
AT & T Info                     2,254             11/02           1/3 yr.
  38,318           17.00
A+ Auto Insurance                 750             11/02              -
  13,500           18.00
Olive Garden                    9,100             02/03           4/5 yr.
  99,827           10.97
Repp Big & Tall                 3,533             05/03           1/5 yr.
  63,594           18.00
Mail Boxes Etc.                   950             07/03              -
  15,200           16.00
Men's Closet                    2,703             07/03              -
  32,436           12.00
Klein Photo                       750             11/03              -
  13,500           18.00
Star Nails                      1,502             12/03              -
  23,191           15.44
Office Depot                   24,000             12/03           3/5 yr.
 216,000            9.00
Orig. Mattress Factory          3,994             02/04           1/5 yr.
  53,919           13.50
Publix                         42,112             04/04           4/5 yr.
 252,672            6.00
Advance America                   667             04/04              -
  15,341           23.00
Great Clips                     1,250             05/04              -
  20,625           16.50
Staffix                         1,980             05/04              -
  29,700           15.00
Kmart                          95,810             07/04           9/5 yr.
 272,100            2.84
Lynn's Health Food              1,234             08/04              -
  20,361           16.50
Harold Canada Ins.                993             08/04              -
  16,881           17.00
Rainbow                         7,000             01/05           2/5 yr.
  77,000           11.00
Skyview Cleaners                  750             03/05              -
  12,750           17.00
Backyard Burgers                3,200             09/05           3/5 yr.
  73,600           23.00
Quizno's                        1,200             06/06           2/5 yr.
  24,000           20.00
Blockbuster                     5,000             08/06              -
  78,400           15.68
Wayja China Hut                 2,000             10/06              -
  30,000           15.00
Anita's Hallmark                4,962             02/08           1/5 yr.
  69,468           14.00
Circuit City                   33,000             10/08           4/5 yr.
 383,460           11.62
Taco Bell                       2,500             01/14           4/5 yr.
  44,000           17.60
Walgreen's                     13,465             12/27              -
 156,733           11.64
Vacant                          1,200


In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

The following table sets for lease expirations for this property for the next ten years, assuming that no renewal options are exercised:




Average
                                                                            Base
Rent     Percent of

Per           Total         Percent of

Square        Building       Annual Base
                                Approx.    Annual Base
Foot            GLA             Rent
      Year                      GLA of      Base Rent         Total
Under       Represented     Represented
     Ending         Number     Expiring    of Expiring     Annual Base
Expiring     By Expiring     By Expiring
    December      of Leases     Leases        Leases           Rent
Leases         Leases          Leases
       31,         Expiring    (Sq. Ft.)        ($)             ($)
($)             (%)             (%)
--------------------------------------------------------------------------------
----------------------------------------
      2001             -           -             -               -
-               -               -
      2002             8         16,392       255,738        2,338,499
15.60            5.83           10.94
      2003             7         42,538       474,200        2,355,431
11.15           15.12           20.13
      2004             7        105,928       432,026        2,107,309
4.08           37.66           20.50
      2005             3         10,950       184,350        1,690,859
16.84            3.89           10.90
      2006             2          7,000       110,400        1,263,233
15.77            2.49            8.74
      2007             -           -             -           1,078,883
-               -               -
      2008             3         80,074       763,350          968,483
9.53           28.47           78.82
      2009             -           -             -             968,483
-               -               -
      2010             -           -             -             205,133
-               -               -


For purposes of the above table, the "total annual base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This is not indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.


CHICKASAW TRAILS, ORLANDO, FLORIDA

We anticipate purchasing an existing shopping center known as Chickasaw Trails Shopping Center located on approximately 8.7 acres and containing 75,492 gross leasable square feet. The center is located at 2300 S. Chickasaw Trails, in Orlando, Florida.

We anticipate purchasing Chickasaw Trails from an unaffiliated third party. Our total acquisition cost, including expenses, is estimated to be approximately $8,575,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $114 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Chickasaw Trails was completed in 1994. Chickasaw Trails is comprised of one single-story, multi-tenant, retail building. As of August 1, 2001, this property was 100% leased.

One tenant, Publix (super market) leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                          Base Rent
                          Approximate                     Per Square
                           GLA Leased      % of Total      Foot Per
          Lease Term
Lessee                     (Sq. Ft.)          GLA          Annum($)
Beginning              To
--------------------------------------------------------------------------------
------------------------------
Publix                       47,813            63%           7.90
02/1994             02/2014

  Option 1                                                   7.90
03/2014             02/2019
  Option 2                                                   7.90
03/2019             02/2024
  Option 3                                                   7.90
03/2024             02/2029


For federal income tax purposes, the depreciable basis in this property will be approximately $6,431,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

As of August 1, 2001, all 75,492 square feet was leased to 16 tenants at this property. The following table sets forth information with respect to those leases:

                                Approximate
      Current       Base Rent Per
                                GLA Leased                           Renewal
       Annual        Square Foot
           Lessee                (Sq. Ft.)        Lease Ends         Options
      Rent ($)      Per Annum ($)
--------------------------------------------------------------------------------
-------------------------------------

Great Clips                        1,300            04/03               -
       19,500            15.00
Top Line Nails                       900            08/03               -
       13,959            15.51
Dollar Shop                        1,591            09/03               -
       25,058            15.75
Blockbuster Video                  6,500            11/03            2/5 yr.
      103,025            15.85
Cheng's Restaurant                 1,200            02/04            1/5 yr.
       19,464            16.22
Subway                             1,200            04/04            2/5 yr.
       21,312            17.76
Dryclean USA                       1,200            05/04            1/5 yr.
       28,212            23.51
Pak Mail Center                      915            06/04               -
       14,301            15.63
Lawrence Mund, DDS                   920            11/04            1/5 yr.
       16,643            18.09
Radio Shack                        2,100            06/05               -
       28,875            13.75
General Nutrition                  1,200            01/06               -
       17,100            14.25
State Farm Ins.                      920            04/06            1/5 yr.
       14,720            16.00
Chickasaw Liquors                  1,200            04/06            1/5 yr.
       19,200            16.00
Internal Power                     2,925            06/06               -
       42,413            14.50
Giovanni's Restaurant              3,608            11/10            1/5 yr.
       50,512            14.00
Publix                            47,813            02/14            3/5 yr.
      377,723             7.90


In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

The following table sets forth lease expirations for this property for the next ten years, assuming that no renewal options are exercised.


Average       Percent of       Percent of
                                                                            Base
Rent    Total Building    Annual Base
                                 Approx.    Annual Base                     Per
Square         GLA             Rent
                                 GLA of       Rent of                       Foot
Under   Represented By    Represented
                   Number of    Expiring      Expiring      Total Annual
Expiring       Expiring       By Expiring
  Year Ending       Leases       Leases        Leases        Base Rent
Leases         Leases           Leases
  December 31,     Expiring    (Sq. Ft.)        ($)             ($)
($)             (%)             (%)
--------------------------------------------------------------------------------
------------------------------------------

      2001             -           -             -            803,668
-               -               -
      2002             -           -             -            818,521
-               -               -
      2003             4         10,291       167,320         828,340
16.26           13.63           20.20
      2004             5          5,435       108,488         670,106
19.96            7.20           16.19
      2005             1          2,100        28,875         566,368
13.75            2.78            5.10
      2006             4          6,245       106,130         542,376
16.99            8.27           19.57
      2007             -           -             -            438,014
-               -               -
      2008             -           -             -            439,818
-               -               -
      2009             -           -             -            440,467
-               -               -
      2010             1          3,608        62,094         443,606
17.21            4.78           14.00


For purposes of the above table, the "total annual base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This is not indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.

                       INVESTMENT OBJECTIVES AND POLICIES

CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

The second to last sentence of this section, appearing on page 83 of the prospectus should read: "[a]ny such amendment to our charter requires the affirmative vote of a majority of the then outstanding voting shares of stock."


                                  RISK FACTORS

THE FOLLOWING SENTENCE FROM THE CURRENT PARAGRAPH ON PAGE 8 BEGINNING WITH THE SENTENCE "THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN OUR CHARTER" IS DELETED IN ITS ENTIRETY:

Our board of directors did permit a stockholder to acquire more than 9.8% of the number of shares outstanding.

THE FOLLOWING PARAGRAPH IS INSERTED AFTER THE FIFTH FULL PARAGRAPH ON PAGE 15 OF OUR PROSPECTUS:

REVENUE FROM OUR PROPERTIES DEPENDS ON THE AMOUNT OF OUR TENANTS' RETAIL REVENUE, MAKING US VULNERABLE TO GENERAL ECONOMIC DOWNTURNS AND OTHER CONDITIONS AFFECTING THE RETAIL INDUSTRY. Some of our leases provide for base rent plus contractual base rent increases. A number of our leases also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. As of June 30, 2001, six of our 322 tenants paid percentage rent totaling an aggregate of $22,000, or less than 1% of our rental income for the six months ended June 30, 2001.

Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we derive from percentage rent leases could decline upon a general economic downturn. Currently, there has been no appreciable change in the amount of percentage rental income received in the past year.

                               COMPENSATION TABLE

The following replaces the information contained on pages 33 and 34 of the prospectus under the heading "Subordinated Payments":

SUBORDINATED PAYMENTS

We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:


   TYPE OF COMPENSATION AND                     METHOD OF COMPENSATION
       ESTIMATED MAXIMUM DOLLAR AMOUNT
           RECIPIENT
                                                OPERATIONAL STAGE
Advisor asset management fee     We will pay an advisor asset management fee of
not     Through December 31,2000, we
payable to our advisor           more than 1% of our net asset value. Our net
asset     have accrued $120,000 in advisor
                                 value means the total book value of our assets
       asset management fees, all of
                                 invested in equity interests and loans secured
by      which remain unpaid.  If we
                                 real estate, before reserves for depreciation
or       acquire the advisor, the asset
                                 bad debts or other similar non-cash reserves,
less     management fee will cease.  The
                                 any mortgages payable on such assets. We will
       amount of the fee depends on the
                                 compute our net asset value by taking the
average      net asset value at the time the
                                 of these values at the end of each month during
       fee is payable and, therefore,
                                 the quarter for which we are calculating the
fee.      cannot be determined now.
                                 The fee will be payable quarterly in an amount

                                 equal to 1/4 of 1% of net asset value as of the

                                 last day of the immediately preceding quarter.

                                 For any year in which we qualify as a REIT, our

                                 advisor must reimburse us for the following amounts is any:

                                 (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:

                                 -      2% of our average invested assets for
that
                                        fiscal year.  (Average invested assets
means
                                        the average of the total book value of
our
                                        assets invested in equity interest and
loans
                                        secured by real estate, before reserves
for
                                        depreciation or bad debts or other
similar
                                        non-cash reserves. We will compute the
                                        average invested assets by taking the
average
                                        of these values at the end of each month during the quarter for which we are calculating the fee), or

                                 -      25% of our net income, before any
additions
                                        to or allowances for reserves for
                                        depreciation, amortization or bad debts
                                        or other similar non-cash reserves and
                                        before any gain from the sale of our
                                        assets, for that fiscal year; plus

                                 (2)  an amount, which will not exceed the
                                      advisor asset management fee for that
year,
                                      equal to any difference between the total amount of distributions to stockholders for that year and the 7% annual return on the net investment of stockholders.

                                 Items such as organization and offering
expenses,
                                 interest payments, taxes, non-cash
expenditures, the
                                 incentive advisory fee and the acquisition
expenses
                                 are excluded from the definition of total
operating

                                                      23


                                expenses.

                                See "Management - Our Advisory Agreement" for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

                                              LIQUIDATION STAGE
Incentive advisory fee          We will pay to the advisor an amount equal to
15%
payable to our advisor          of the net proceeds from the sale of a property
after   The actual amounts to be
                                the stockholders have first received:
       received depend upon the sale

       price of our properties and,

       therefore cannot be determined

       at the present time.  If we

       acquire or consolidate with the

       business conducted by our

       advisor, the incentive advisory

       fee will terminate.

                                (1)      a cumulative non-compounded return
equal to
                                         10% a year on their net investment: and

                                (2)      their net investment

                           PRINCIPAL STOCKHOLDERS

THE FOLLOWING REPLACES THE INFORMATION CONTAINED ON PAGE 72 OF THE PROSPECTUS UNDER THE HEADING "PRINCIPAL STOCKHOLDERS".

The following table provides information as of August 1, 2001 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of August 1, 2001, only Macomb County Retirement System beneficially owned more than 5% of our outstanding shares. As of August 1, 2001, we had 5,596 stockholders of record and 20,177,673 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.


NUMBER OF SHARES              PERCENTAGE OF
                           BENEFICIAL OWNER
BENEFICIALLY OWNED                 CLASS

Robert D. Parks
23,722.14909871   (1)              *
Barry L. Lazarus
11,049.7240                    *
Daniel K. Deighan
 2,120.3215   (2)
Kenneth E. Masick
 3,491.3221   (2)              *
Michael S. Rosenthal
 2,998.9264   (2)              *
Roberta S. Matlin
          -
Steven D. Sanders
          -
Scott W. Wilton
          -
All directors and executive officers as a group (8 persons)
43,382.4430   (1)              *
Macomb County Retirement System
1,374,580.067                  6.81%
 10 North Main
 12th Floor, County Building
 Mt. Clemens, MI  48043


*Less than 1%
(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor.

(2) Includes 1,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some statements contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this supplement constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We have attempted to identify these forward-looking statement by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "estimates," "could," or similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which we may acquire properties; risks associated with borrowings secured by our properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than ours; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between ourselves and our affiliates including our advisor. See "Risk Factors" for a description of these and other risks, uncertainties and factors.

OVERVIEW

We were incorporated on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers located in states east of the Mississippi River. We initially focused on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We may also acquire single-user retail properties in locations throughout the United States, some of which may be sale and leaseback transactions, leased on a triple-net-lease basis to creditworthy tenants.

LIQUIDITY AND CAPITAL RESOURCES

On February 11, 1999, we commenced an initial offering of 50,000,000 shares at a price of $10 per share and of 4,000,000 shares at a price of $9.50 per share which may be distributed pursuant to our distribution reinvestment program ("DRP"). Inland Retail Real Estate Advisory Services, Inc. is our advisor. As of March 31, 2001 and December 31, 2000, subscriptions for a total of 15,025,511 and 12,680,875 shares, respectively, had been received from the public, which include 20,000 shares issued to our advisor. In addition, we have distributed 340,280 and 253,680 shares, respectively, pursuant to our DRP as of March 31, 2001 and December 31, 2000. As of March 31, 2001 we have repurchased 86,846 common shares and has sold soliciting dealers warrants to acquire 599,811 shares. As a result of such sales repurchases, we have received a net total of 151,967,685 of gross offering proceeds as of March 31, 2001. Our advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross offering proceeds or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the gross offering proceeds. As of March 31, 2001 and December 31, 2000, organizational and offering costs totaling $19,650,873 and $16,521,606, respectively, did not exceed these limitations, and we anticipate that these costs will not exceed these limitations upon completion of the subsequent offering. Any excess amounts at the completion of the subsequent offering will be reimbursed by our advisor.

We will provide the following programs to facilitate investment in the shares and to provide limited liquidity for stockholders until such time as a market for the shares develops:

The DRP will allow stockholders who purchase shares pursuant to the offering to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share.

The share repurchase program will, subject to certain restrictions, provide existing stockholders with limited, interim liquidity by enabling them to sell shares back to us at the following prices:

  $9.05 per share during the offering period;
  $9.25 per share during the 12 months following the end of the offering period; $9.50 per share during the next 12 months; $9.75 per share during the next 12 months; and

Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

Shares purchased by us will not be available for resale. As of March 31, 2001, 86,846 shares had been repurchased at the cost of $785,952.

We are currently negotiating financing to be secured by the following properties we currently own, as well as properties we anticipate purchasing:

Woodstock Square - a $14,000,000 note, 7 year term, with interest floating at 165 basis points over LIBOR, Woodstock Square - a $6,700,000 note, 1 year term, with interest floating at 175 basis points over LIBOR, PETsMART properties - a $4,100,000 note, 7 year term, with interest fixed at 250 basis points over treasuries, JoAnn Fabrics - a $2,450,000 note, 7 year term, with interest floating at 165 basis points over LIBOR, Just For Feet - a $2,000,000 note, 5 year term, with interest floating at 175 basis points over LIBOR, Skyview - approximately a $10,750,000 note, 5 year term, with interest floating at 160 basis points over LIBOR.

CASH FLOWS FROM OPERATING ACTIVITIES

Net cash generated by operating activities of $4,602,267 for the three months ended March 31, 2001 is due primarily to the operations of twelve properties owned at the beginning of the quarter plus three properties purchased during the quarter. We also purchased one additional property late in the quarter, but this property had no effect on operating activities in 2001. The operations of seven properties owned for the quarter ended March 31, 2000 plus one property purchased during the quarter resulted in $2,229,699 of net cash provided by operating activities.

CASH FLOWS FROM INVESTING ACTIVITIES

Cash flows used in investing activities were utilized primarily for the purchase of four properties in the three month period ended March 31, 2001 and one property purchased in the three months ended March 31, 2000. We also spent $189,250 for additions to investment properties, which includes approximately $79,000 for the development of the Acworth parcel and approximately $75,000 for roof replacement on Conway Plaza property. We incurred costs of $30,622 for additions to investment properties in the three months ended March 2000.

Our investment in securities at March 31, 2001 and December 31, 2001 consists principally of preferred stock investments in various real estate investment trusts and are classified as available-for-sale securities and are recorded at fair value. We purchased investment securities in the first quarter of 2001 in the amount of $3,172,603 using our margin account of $1,628,015.

CASH FLOWS FROM FINANCING ACTIVITIES

For the three months ended March 31, 2001 and 2000, we generated $23,315,024 and $6,372,017, respectively, of cash flows from financing activities. This was due primarily to proceeds of $25,918,694 and $13,826,235 raised from the sale of shares for the three months ended March 31, 2001 and 2000, respectively. Our cash flow from financing activities was partially offset by the cash used to pay costs associated with selling shares for the three months ended March 31, 2001 and 2000, we paid offering costs totaling $4,130,648 and $3,062,439, respectively. We obtained debt totaling $5,400,000 in the three months ended March 31, 2001. In addition, for the three months ended March 31, 2001 and 2000, we paid dividends of $2,612,985 and $1,064,064, respectively.

RESULTS OF OPERATIONS

Since inception, we have incurred total costs of $19,650,873 and $16,521,606 incurred to the offerings, of which $600,756 and $1,282,137 remained unpaid through March 31, 2001 and December 31, 2000, respectively.

Rental income, additional rental income, property operating expenses, mortgage interest and depreciation are all a result of the operations from the nine properties acquired during 1999 and three additional properties acquired in 2000.

Sports Authority, a tenant in one of our properties has also undergone a restructuring and has closed some of its unprofitable stores. However, it is our understanding that there are no current plans to close the store which occupies space in our property. Store closings do not relieve tenants of their obligations under existing leases.

In 2000 two other tenants, Service Merchandise and Carmike Cinema each occupy one space in our properties, filed for bankruptcy protection under federal law. These tenants have the right under bankruptcy laws to terminate their leases with us, but these tenants have neither assumed nor rejected their leases with us. The Service Merchandise store is based on a smaller, newer format which Service Merchandise has indicated it intends to continue to operate. The tenant has been paying rent on a consistent basis. At closing, a master lease was established with the Seller escrowing funds to assure rent and reimbursements for two years, as well as payment of estimated tenant improvements and leasing commissions. Our Carmike Cinema space has no other local competition. Representatives of Carmike have approached us to discuss a possible reduction in rental rates, however there is no current indication that they intend to reject the lease and close their operations at that property.

Hit or Miss, a women's discount clothing store had signed a lease for 8,000 square feet at one of our properties. However, prior to occupancy and paying rent, Hit or Miss filed for bankruptcy protection and rejected the lease. We are actively pursuing other tenants for this space.

In the three months ended March 31, 2001 two tenants occupying 10,725 and 4,800 square feet in our different properties have filed for bankruptcy protection under federal law. These tenants have the right under bankruptcy laws to terminate their leases with us, but these tenants have neither assumed nor rejected their leases with us.

In 2000, we purchased two properties in Florida with environmental concerns. Based on research conducted by us, the potential availability of state funds for cleanup purposes and private insurance coverage purchased by us, we believe we are adequately protected against losses related to these matters.

The growth of net income in 2001 will continue to depend upon on rental income derived from the tenants who lease space in our properties as well as new properties which we acquire. Growth of net income is, in part, dependent on the financial health of our tenants and on our ability to control expenses. We expect demand for our retail space to generally remain at its current level. Economic conditions may have an impact on the demand for retail space, tenant ability to pay rent and the amount of rent paid from percentage rent leases. A weakening of the retail environment could adversely impact us by increasing vacancies and decreasing rents. In those instances where tenants file bankruptcy or have difficulty in paying rent, we attempt to lease their space to other, financially stronger tenants. However, it may be necessary to make downward rent adjustments to maintain occupancy in these spaces. Because of the quality, age and location of our properties, we expect to out perform the industry in terms of percentage and financial occupancy.

FUNDS FROM OPERATIONS

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under GAAP. Due to unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP excluding gains, or losses, from debt restructuring and sales of properties plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because our management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "net income" as an indicator of our performance nor to "cash flows from operating activities" as determined by GAAP as a measure of our capacity to pay distributions. FFO and funds available for distribution are calculated as follows:

                                                                        THREE
MONTHS ENDED MARCH 31,

------------------------------
                                                                            2001
           2000

-----------       -----------
      Net income                                                       $
1,242,219       $   468,333
      Depreciation
1,510,938           906,081

-----------       -----------
      Funds from operations(1)
2,753,157         1,374,414

      Principal amortization of debt
(62,398)          (57,633)
      Straight-line rent receivable(2)
(135,528)          (81,292)
      Income received under master lease
        agreements and principal escrow(4)
90,861           131,290
      Acquisition costs expenses(3)
37,580             3,877

-----------       -----------
      Funds available for distribution                                 $
2,683,672       $ 1,370,656

===========       ===========

  (1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

  (2) Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires us to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.

  (3) Acquisition costs expensed include certain costs and expenses relating to the acquisition of properties. These costs are estimated to be up to .5% of the gross offering proceeds and are paid from the proceeds of the offering.

  (4) As part of several purchases, we receive payments under master lease agreements on some of the space which was vacant at the time of the purchase for periods ranging from one to two years from the date of the purchase or until the spaces are leased. In addition, we received payments from other escrow arrangements. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.

The following table lists the approximate physical occupancy levels for our properties as of the end of each quarter during 2001 and 2000. N/A indicates the property was not owned by us at the end of the quarter.

                                                      2001
          2000
                                      ---------------------------------
---------------------------------
                                        at       at       at        at       at
     at        at       at
                                      03/31     06/30    09/30    12/31
03/31    06/30     09/30    12/31
Properties:                            (%)       (%)      (%)      (%)       (%)
     (%)       (%)      (%)
-----------                           -----     -----    -----    -----
-----    -----     -----    -----
Lake Walden Square
  Plant City, FL                        95                                    94
      84       95        95
Merchants Square
  Zephyrhills, FL                      100                                   100
     100      100       100
Town Center Commons
  Kennesaw, GA                          93
93*      93*      93*       93
Boynton Commons
  Boynton Beach, FL                     96
97*      96*      96*       96*
Lake Olympia Square
  Ocoee, FL                             96                                   100
      95       95        95


                                                      2001
          2000
                                      ---------------------------------
---------------------------------
                                        at       at       at        at       at
     at        at       at
                                      03/31     06/30    09/30    12/31
03/31    06/30     09/30    12/31
Properties:                            (%)       (%)      (%)      (%)       (%)
     (%)       (%)      (%)
-----------                           -----     -----    -----    -----
-----    -----     -----    -----
Bridgewater Marketplace
  Orlando, FL                           98
97*      98*      98*       98
Bartow Marketplace
  Cartersville, GA                     100                                   100
     100      100       100
Countryside
  Naples, Fl                            97                                    98
      98       97        97
Casselberry Commons
  Casselberry, FL                       95
97*      95*      95*       95*
Conway Plaza
   Orlando, Fl                          97
97*      97*      97*       97*
Pleasant Hill
  Duluth, GA                            96                                   N/A
      92*      94*       94*
Gateway Marketplace
  St. Petersburg, Fl                    98                                   N/A
      N/A      98        98
Columbia Promenade
  Kissimmee, FL                         99                                   N/A
      N/A      N/A       N/A
K-Mart
  Macon, GA                            100                                   N/A
      N/A      N/A       N/A
Lowe's Home Improvement Center
  Warner Robins, GA                    100                                   N/A
      N/A      N/A       N/A
West Oaks Town Center
  Ocoee, FL                             91                                   N/A
      N/A      N/A       N/A


* As part of the purchase of some of the properties, we received payments under master lease agreements on some of the space which was vacant at the time of purchase, which results in economic occupancy ranging from 99% to 100% at March 31, 2001 for each of these shopping centers. The master lease agreements are for periods ranging from one to two years from the purchase date or until the spaces are leased. The percentages in the above table do not include unleased space covered by master lease agreements.

NEW ACCOUNTING LITERATURE

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement, effective for all fiscal quarters of all fiscal years beginning after June 15, 2000, established accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that the changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. We believe that the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" will not have a material impact on our consolidated financial statements.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101 "Revenue Recognition in Financial Statements." The SAB states that a lessor should defer recognition of contingent rental income (i.e., percentage/excess rent) until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved. We record percentage rental revenue in accordance with this SAB.

SUBSEQUENT EVENTS

The Company paid distributions of $1,006,493 and $1,105,186 to its stockholders in April and May, 2001, respectively.

INFLATION

For our multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Our rental income and operating expenses for those properties owned or to be owned and operated under triple-net leases are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases and property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties. As of December 31, 2000, we did not own any triple-net leased properties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to interest rate changes primarily as a result of its long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve its objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. We may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate its interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes.

Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

The following table shows the debt maturing during the next five years and the weighted average interest rate as of March 31, 2001 related to that debt.

                                                     2001            2002
  2003         2004             2005
                                                     ----            ----
  ----         ----             ----
Maturing debt:
  Fixed rate debt                                  $   257,199    $  278,462
$303,957    $13,801,418      27,898,414
  Variable rate debt                                11,932,500     1,800,000
      --             --       5,000,000

Average interest rate on outstanding debt:
  Fixed rate debt                                         7.84%         7.84%
    7.84%          7.78%           7.47%
  Variable rate debt                                      6.96%         7.18%
      --             --            6.93%


The fair value of the Company's debt approximates its carrying amount.

Approximately $21,720,000 or 19% of the Company's mortgages payable at March 31, 2001, have variable interest rates averaging 7.0%. An increase in the variable interest rate on certain mortgages payable constitutes a market risk.

Investment in securities at March 31, 200l and December 31, 2000 consist principally of preferred stock investments in various real estate investment trusts and are classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

The following headings under this section have been revised. Headings not included in this Post-Effective Amendment No. 2 remain unchanged.

PRIOR INVESTMENT PROGRAMS

During the 10-year period ending June 30, 2001, The Inland Group and its affiliates have sponsored one other REIT, two other public real estate equity programs, one private real estate equity program and eight private placement mortgage and note programs, which altogether have raised more than $766,000,000 from over 27,000 investors. During that period, the public real estate equity programs raised $82,875,000 from over 7,000 investors; the private real estate equity program raised $2,275,000 from 80 investors; and the private placement mortgage and note programs raised $22,231,000 from 500 investors. In addition, Inland Real Estate Corporation, the other REIT, has raised $657,418,000 from over 19,000 investors. Inland Real Estate Corporation has investment objectives and policies similar to ours and has invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Oakbrook, Illinois area. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

The information in this section and in the Prior Performance Tables included in this supplement as Appendix A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending June 30, 2001, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of this supplement. You should not construe inclusion of the succeeding tables as implying in any manner that we will have results comparable to those reflected in the tables because the yield and cash available and other factors could be substantially different for our properties. You should note that by acquiring our shares, you will not be acquiring any interests in any prior programs.


                      PRIOR PRIVATE

                       REAL ESTATE

PRIOR PUBLIC               EQUITY AND

REAL ESTATE                 MORTGAGE
                                                       PRIOR REIT
EQUITY                   AND NOTE
                                                      PROGRAM AS OF
PROGRAMS AS OF            PROGRAMS AS OF
                                                        JUNE 30,
JUNE 30,                  JUNE 30,
                                                         2001(3)
 2001                      2001
                                                     --------------
--------------            --------------
Number of programs sponsored                                      1
         2                         9
Aggregate amount raised from investors               $  657,418,000          $
82,875,000            $   24,506,000
Approximate aggregate number of
  investors                                                  19,000
     7,738                       580
Number of properties purchased                                  120
        45                         7
Aggregate cost of properties(1)                      $  998,316,000          $
67,260,290            $    1,951,930
Number of mortgages/notes                                         0
         0                       463
Principal amount of mortgages/notes                               0          $
         0            $   22,231,000
Principal of properties (based on cost) that
  were:
Commercial--
  Retail                                                      85.60%
      0.00%                     0.00%
  Single-user retail net-lease                                14.40%
      0.00%                     0.00%
  Nursing homes                                                0.00%
      0.00%                     0.00%
  Offices                                                      0.00%
      0.00%                     0.00%
  Industrial                                                   0.00%
      0.00%                     0.00%
  Health clubs                                                 0.00%
      0.00%                     0.00%
  Mini-storage                                                 0.00%
      0.00%                     0.00%
    Total commercial                                         100.00%
      0.00%                     0.00%
  Multi-family residential                                     0.00%
      0.00%                     0.00%
  Land (2)                                                     0.00%
    100.00%                   100.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of
  acquisition)                                                17.80%
      0.00%                     0.00%
  Existing                                                    82.20%
      0.00%                     0.00%
  Construction                                                 0.00%
      0.00%                     0.00%
Number of properties sold (4)                                     0
        26                         6

     52.25%

Number of properties exchanged                                    0
         0                         0
Number of mortgages/notes repaid                                  0
         0                       383

(1)      Includes purchase price and acquisition fees and expenses.

(2) Based on costs of the properties sold and costs capitalized subsequent to acquisition at June 30, 2000, not including portions of land parcels.

(3) On July 1, 2000, the prior REIT program, Inland Real Estate Corporation, became a separate, self-managed entity.

(4)      Number of properties sold in whole or in part.

Of the programs included in the above table, Inland Real Estate Corporation has investment objectives similar to ours. This program represents approximately 86% of the aggregate amount raised from investors, approximately 70% of the aggregate number of investors, approximately 70% of the properties purchased, and approximately 93% of the aggregate cost of the properties.

During the three years prior to December 31, 2000, Inland Real Estate Corporation purchased 75 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REIT

    INLAND REAL ESTATE CORPORATION. On October 14, 1994, Inland Real Estate Corporation commenced an initial public offering of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, it had received subscriptions for a total of 5,000,000 shares, thereby completing the initial offering. On July 24, 1996, it commenced an offering of an additional 10,000,000 shares of common stock at $10 per share. As of July 10, 1997, it had received subscriptions for a total of 10,000,000 shares, thereby completing its second offering. On July 14, 1997, Inland Real Estate Corporation commenced a third offering of an additional 20,000,000 shares of common stock at $10 per share. As of March 19, 1998, Inland Real Estate Corporation had received subscriptions for a total of 20,000,000 shares, thereby completing the third offering. On April 7, 1998, Inland Real Estate Corporation commenced a fourth offering of an additional 25,000,000 shares at $11 per share. As of December 31, 1998, Inland Real Estate Corporation had received subscriptions for a total of 16,642,397 shares from the fourth offering, thereby completing the fourth offering. In addition, as of June 30, 2001, Inland Real Estate Corporation had issued 7,541,602 shares of common stock through its distribution reinvestment program. As of June 30, 2001, it had repurchased 2,329,845 shares of common stock through its share repurchase program for an aggregate amount of $21,189,704. As a result, Inland Real Estate Corporation's gross offering proceeds totaled approximately $657,418,000 for all of such offerings, as of June 30, 2001. Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of June 30, 2001, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.93 per share paid monthly.

As of June 30, 2001, Inland Real Estate Corporation has placed financing totaling approximately $488,089,000 on 115 of its 120 properties. Its 120 properties, a total investment of approximately $998,316,000 at June 30, 2001, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through June 30, 2001, cash distributions have totaled approximately $183,122,000, all of which were from operating cash flow.

On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

    INLAND LAND APPRECIATION FUND II, L.P. -- The offering period for this fund began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of the land upon resale.

The fund raised $50,476,170 from 5,055 investors and purchased, with the net proceeds available for investment, 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of June 30, 2001, this fund has had multiple sales transactions involving all or portions of sixteen parcels which generated $59,390,000 in net sales proceeds, including notes receivable of $20,451,500. Its cost basis in the land parcels sold was $25,462,000 resulting in a gain, net of selling expenses and commissions, of $33,928,000 for financial reporting purposes.

In the opinion of our sponsor, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 2001 totaled $25,793,106, including $25,072,106 from sales and $721,000 from operations.

    INLAND CAPITAL FUND, L.P. -- The offering period for this fund began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

Inland Capital Fund raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of June 30, 2001, this fund has had multiple sales transactions involving the house and portions of ten parcels which generated $16,311,000 in net sales proceeds, including notes receivable of $1,083,366. Its cost basis in the land parcels sold was $9,013,000 resulting in a gain, net of selling expenses and commissions, of $7,298,000 for financial reporting purposes.

In the opinion of Inland Real Estate Investment Corporation, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 2001 totaled $13,208,504, all from the sale of land parcels.

PRIVATE PARTNERSHIPS

Since our inception and through June 30, 2001, including the programs described below under " -- Private Placement Real Estate Equity Program," and " -- Private Placement Mortgage and Note Programs" in this section, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 309 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

From 1990 and through June 30, 2001, investors in The Inland Group private partnerships have received total distributions in excess of $267,540,187, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

    WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of the land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. This fund bought seven parcels of land in the Madison, Wisconsin area with the proceeds of the offering.

On October 1, 1997, Parcel 6 located in Windsor, Wisconsin, was sold for $566,597 which is equal to 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

On March 19, 1998, the fund sold parcels 3 and 7 for a total of $2,150,000, of which $1,900,000 was distributed to investors.

On January 5, 1999, parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 distribution.

The fund has sold all 63 of the improved lots in Parcel 5 in the Village of Mt. Horeb for total gross sale proceeds of $2,361,750. Through June 30, 2001, $467,500 from lot sales has been distributed to investors.

Thru June 30, 2001, investors have received $1,705 for every $1,000 invested or a total of $3,880,000 in distributions. The partnership has one remaining asset consisting of 60.876 acres in the Madison, Wisconsin area.

IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an affiliate of our sponsor, in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Inland Mortgage Corporation issued notes maturing December 31, 2003, providing for interest at the rate of 8% per annum with 100% return of principal guaranteed by our sponsor. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an affiliate of our sponsor. Investors may also receive additional income dependent on the future sale of the property. Inland Mortgage Corporation made an initial distribution to investors of escrow interest totaling $13,685 in November 1993. Cash distributions through June 30, 2001 totaled $4,060,699, of which $4,041,243 was interest earnings and $19,456 was subsidy income from our sponsor pursuant to the guarantee for that program.

SUMMARY TABLES

The following summary tables describe information concerning the prior programs discussed above through June 30, 2001.

Affiliates of The Inland Group formed Inland Land Appreciation Fund II, L.P., Inland Capital Fund, L.P. and Wisconsin Capital Land Fund, L.P. as pure capital appreciation investments. No current return from rents or interest was contemplated or available because capital was invested in non-income producing vacant land parcels. Limited partners receive distributions on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price, net of costs of the sale, minus the fully loaded purchase price, or allocated capital. The method of measuring return on investment to date is on a sold parcel by parcel basis as follows:



                                 AVERAGE ANNUAL

                                   RETURN ON

                                ALLOCATED CAPITAL
                     NET SALES                  FULLY LOADED
             GROSS RETURN %       (GROSS RETURN
                     PRICES OF                 PURCHASE PRICE              NET
PROFITS ON         (NET           %/AVERAGE NUMBER
                    PARCELS SOLD            (ALLOCATED CAPITAL OF
PARCELS SOLD TO  PROFIT/ALLOCATED    OF YEARS OF CAPITAL
        FUND           TO DATE      LESS     PARCELS SOLD TO DATE)    =
DATE             CAPITAL)           INVESTED)
--------------------------------------------------------------------------------
---------------------------------------------------
Inland Land
Appreciation
Fund II, L.P.         59,390,000                        25,462,000
33,928,000              133%                 12.09%

Inland Capital
Fund, L.P.            16,311,000                         9,013,000
7,298,000               81%                  9.00%

Wisconsin Land
Fund, L.P.             4,137,818                         2,016,614
2,121,204              105%                 13.13%




                                    CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS




                                        RETURN ON
                                          CAPITAL                         =
RETURN OF     +      RETURN ON       INVESTMENT PER
                                           RAISED            TOTAL
INVESTMENT           INVESTMENT            YEAR
--------------------------------------------------------------------------------
----------------------------------------------------

Triple Security Fund, L.P.                3,000,000         4,294,216
3,000,000            1,294,216            10.00%

Employee Appreciation Fund, L.P.*           400,000           502,198
  400,000              102,198            10.00%
Inland Condominium Financing Fund,
L.P.                                      1,031,000         1,411,617
1,031,000              380,617            10.00%
10% Income Fund, L.P.                     2,000,000         2,878,335
2,000,000              878,335            10.00%
9% Income Junior Mortgage Fund,
L.P.*                                     1,000,000         1,512,708
1,000,000              512,708             9.00%
9% Monthly Cash Fund, L.P.                4,000,000         6,291,146
4,000,000            2,291,146             9.00%
9% Monthly Cash Fund II, L.P.             4,000,000         6,417,653
4,000,000            2,417,653             9.00%
IMC Note Issue #2 1993                    6,800,000         3,923,581
        0            4,060,699             8.00%


*  Returns of Capital prior to Final Distribution.

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

NORBERT J. TREONIS, WHOSE BIOGRAPHY APPEARS ON PAGE 54 OF OUR PROSPECTUS UNDER THE HEADING "MANAGEMENT -- INLAND AFFILIATED COMPANIES," IS NO LONGER A DIRECTOR OF THE INLAND GROUP; THEREFORE, HIS BIOGRAPHY IS DELETED.


OUR ADVISORY AGREEMENT

THE FIRST PARAGRAPH UNDER THE SUBSECTION ENTITLED "OUR ADVISORY AGREEMENT - COMPENSATION TO ADVISOR" ON PAGE 62 OF OUR PROSPECTUS IS DELETED IN ITS ENTIRETY AND THE FOLLOWING IS INSERTED IN LIEU THEREOF:

   COMPENSATION TO ADVISOR. The advisory agreement provides for the advisor to be paid:

      o  a property disposition fee; and

      o after the stockholders have first received a 10% cumulative return and a return of their net investment:

         o   an advisor asset management fee; and

         o an incentive advisory fee from the net proceeds of a sale of a property.

THE SECTION, "OUR ADVISORY AGREEMENT," IS REVISED AS FOLLOWS UNDER THE FIRST PARAGRAPH OF HEADING "REIMBURSEMENT BY ADVISOR":

For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any:

   (1) by which our total operating expenses paid during the previous fiscal year exceed the greater of

           -  2% of our average invested assets for that fiscal year or

           - 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year;

INLAND SECURITIES CORPORATION

FOLLOWING ARE THE NEW EMPLOYEES TO INLAND SECURITIES CORPORATION. ALL OTHER BIOGRAPHIES REMAIN UNCHANGED.



      Name          Age*        Position and office with our managing dealer
David Bassitt        58                    Senior Vice President
Mark Lavery          25                       Vice President


* As of January 1, 2001

DAVID BASSITT joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt holds Series 6, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

MARK LAVERY joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery was with Charles Schwab, where he was on an active trade team. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University in 1997 with a B.S. in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.

                            DESCRIPTION OF SECURITIES

THE FOLLOWING HEADINGS UNDER THIS SECTION HAVE BEEN REVISED. HEADINGS NOT INCLUDED IN THIS POST-EFFECTIVE AMENDMENT NO. 2 REMAIN UNCHANGED.

AUTHORIZED STOCK

THE SECOND PARAGRAPH OF THIS HEADING, "AUTHORIZED STOCK" SHOULD READ:

As permitted by Maryland law, our charter provides that our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Our charter also contains a provision permitting our board of directors, without any action by the stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock.

COMMON STOCK

THE THIRD PARAGRAPH OF THIS HEADING, "COMMON STOCK" SHOULD READ:

Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of our securities. Our charter provides that holders of our common stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. shares of our common stock have equal dividend, distribution, liquidation and other rights.

THE SECOND TO LAST PARAGRAPH OF THIS HEADING SHOULD READ:

Our charter provides that the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Our charter also provides that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director only for cause.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter prohibits any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our charter prohibits any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.8% of the aggregate of our outstanding shares of common stock. The 9.8% limit must be measured in terms of the more restrictive of value or number of shares.

Our board of directors, in its sole discretion, may exempt a person from the 9.8% limit and the common stock ownership limit. However, the board may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of our outstanding shares of stock would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. In order to be considered as an excepted holder, a person also must not own, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to our board's satisfaction that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of any of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust as explained below. Our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

In addition, our charter prohibits any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. Our charter further provides that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who wold have owned shares of our common or preferred stock that resulted in a transfer of shares to trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of our stock the beneficially or constructive ownership of which would cause the person to violate the limitations will be automatically transferred under the provisions of our charter to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The owner that exceeds the ownership limitations will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day, as defined in our charter, prior to the date of the violative transfer. Shares of stock held in the trust will continue as issued and outstanding common stock or preferred stock. The owner will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. The owner will have no voting rights with respect to shares of stock held in the trust, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority at his sole discretion (i) to rescind as void any vote cast by owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the owner and to the charitable beneficiary as follows. The owner will receive the lesser of (i) the price paid by him for the shares or, if the owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the owner will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, such shares are sold by the owner, then (i) shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the owner received an amount for such shares that exceeds the amount that the owner was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift, and (ii) the market price on the date we, or our designatee, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the owner.

Our charter requires all persons who own more than 5%, or any lower percentages as required pursuant to the Internal Revenue Code or the regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

All certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.

These ownership limits could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

THE FOLLOWING HEADINGS UNDER THIS SECTION HAVE BEEN REVISED. HEADINGS NOT INCLUDED IN THIS POST-EFFECTIVE AMENDMENT NO. 2 REMAIN UNCHANGED.

Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder. Our organizational documents consist of our charter and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our original charter and bylaws at our first board of directors meeting. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is part. See "Where You Can Find More Information."

Our charter in its present form was approved by the stockholders on April 26, 2001 and was filed with the State Department of Assessments and Taxation of Maryland and became effective on April 27, 2001. The bylaws in their present form became operative when our board of directors approved them on April 26, 2001. Neither our charter nor bylaws have an expiration date. As a result, they will remain effective in their current form throughout our existence, unless they are amended or we are dissolved.

STOCKHOLDERS' MEETINGS

Our bylaws provide that an annual meeting of the stockholders will be held on a day in May that the board of directors may determine. However, the meeting will not be held less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary or some other officer must call a special meeting when the stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be in person or by mail and must state the purpose(s) of the meeting and the matters to be acted upon. We have entered into an agreement with Inland Real Estate Investment Corporation, our sponsor, which provides that it will pay for the reasonably estimated cost to prepare and mail a notice of any special meeting of stockholders requested by the stockholders. This will make it unnecessary for our stockholders or us to pay for such cost. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. The majority vote of the stockholders will be binding on all our stockholders.

BOARD OF DIRECTORS

Our charter and bylaws provide that we may not have less than three nor more than eleven directors. A majority of the directors must be independent directors. Independent directors are directors who are not and have not been affiliated with us, our sponsor or our advisor within the two years prior to their becoming our independent directors. A vacancy on the board of directors caused by the death, resignation or incapacity of a director within the limits described above may be filled by the vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum. Upon a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors must nominate a replacement. A vacancy on the board of directors caused by an increase in the number of directors may be filled by a majority of the entire board of directors. When a vacancy occurs as a result of the removal of a director by stockholders, the vacancy must be filled by a majority vote of the stockholders. Any director may resign at any time and may be removed only for cause by the affirmative vote of the holders of not less than a majority of the outstanding shares.

A director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets we are acquiring. At least one of the independent directors must have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

Each share of our common stock has one vote on each matter submitted to a vote of stockholders. shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

Directors are elected when they receive a majority of the votes of holders of shares of stock present in person or by proxy at a stockholders' meeting, provided there was a quorum when the meeting commenced. A quorum is obtained when the stockholders holding a majority of the aggregate number of shares entitled to be voted are present. All questions other than removal of a director or directors and except as set forth below must be decided by the affirmative vote of the holders of a majority of shares of stock present in person or by proxy at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all stockholders (which may be impracticable for a publicly held corporation).

The approval of our board of directors and of holders of at least a majority of the outstanding voting shares of equity stock is necessary for us to do any of the following:

    o     amend our charter;

    o transfer all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution;

    o     engage in mergers, consolidations or share exchanges; or

    o     dissolve or liquidate.

Our charter provides that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See "Description of Securities -- Common Stock" for an explanation of instances where stockholder approval is not required.

Neither the advisor, the sponsor, the directors, nor any affiliate may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, the sponsor, the directors or any affiliate or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the advisor, the sponsor, the directors and any affiliate may not vote or consent, the shares of our common stock owned by them will not be included.

RIGHTS OF OBJECTING STOCKHOLDERS

Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

    o     pursuant to our notice of the meeting;

    o     by or at the direction of our board of directors; or

    o by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws.

Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations for election to the board of directors may be made only:

    o     pursuant to our notice of the meeting;

    o     by or at the direction of the board of directors; or

    o provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in the bylaws.

A stockholder's notice for an annual meeting must be delivered to our principal executive offices:

    o not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; or

    o in the event that the number of directors to be elected is increased or decreased and there is no announcement of the fact at least 100 days before the first anniversary of the date of mailing of the preceding year's annual meeting, with respect to nominees for any new positions created by the increase, not later than the close of business on the tenth day following the day on which such public announcement is first made.

A stockholder's notice for a special meeting must be delivered to our principal executive offices:

    o     not earlier than the 120th day prior to the special meeting; and

    o     not later than the close of business on the later of:

          o     the ninetieth day prior to the special meeting; or

          o the tenth day following the day of the public announcement of the date of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.

LIMITATION ON TOTAL OPERATING EXPENSES

Our charter provides that, subject to the conditions described in the following paragraph, our annual total operating expenses in any fiscal year shall not exceed the greater of 2% of our average invested assets or 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in the minutes of meetings of our board of directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average invested assets or more than 25% of net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. We must make the reimbursement within 60 days after the end of the fiscal year.

RESTRICTIONS ON BORROWING

We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least the percentage of our REIT taxable income required for annual distribution of dividends by the Internal Revenue Code of 1986, as amended, or otherwise as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. We anticipate that, in general, aggregate borrowings secured by all our properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time. As of June 30, 2001, the aggregate borrowings on our properties was 47%. Our charter provides that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

    o     approved by a majority of our independent directors

    o disclosed to stockholders in our next quarterly report, along with justification for such excess, and

    o     subject to approval of the stockholders.

See "Investment Objectives and Policies-- Borrowing."

                                HOW TO SUBSCRIBE

THE THIRD SENTENCE OF THE FIFTH FULL PARAGRAPH OF THE SECTION OF OUR PROSPECTUS ENTITLED, "HOW TO SUBSCRIBE," BEGINNING ON PAGE 190, SHOULD BE REPLACED BY THE FOLLOWING SENTENCE: "[t]his designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares."

THIS SECTION IS MODIFIED BY THE ADDITION OF THE FOLLOWING PARAGRAPHS AT THE END OF THE SECTION.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix B1 to this Supplement). The letter of instruction will authorize us to deduct a specified dollar amount of advisory fees payable to your registered investment advisor on a periodic basis.

The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix B2 to the Supplement) of your election to terminate deductions from your account for the purposes of such advisory fees.

                                     EXPERTS

THIS SECTION IS MODIFIED IN ITS ENTIRETY WITH THE FOLLOWING.

The Consolidated Financial Statements of Inland Retail Real Estate Trust, Inc. as of December 31, 2000 and 1999 and for the years ended December 31, 2000 and 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Sand Lake Corners Shopping Center for the year ended December 31, 2000, the Historical Summary of Gross Income and Direct Operating Expenses of Columbia Promenade for the period from October 1, 2000 (commencement of operations) through December 31, 2000, the Historical Summary of Gross Income and Direct Operating Expenses of West Oaks Towne Center for the period from October 5, 2000 (commencement of operations) through December 31, 2000, the Historical Summary of Gross Income and Direct Operating Expenses of Conway Plaza for the year ended December 31, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Pleasant Hill Square for the year ended December 31, 1999, and the Historical Summary of Gross Income and Direct Operating Expenses of Gateway Market Center for the year ended December 31, 1999 have been included herein and in Post Effective Amendment No. 2 to the Registration Statement on Form S-11 in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
                              PLAN OF DISTRIBUTION

As of January 31, 2001, we had sold 13,687,349 shares in our first offering resulting in gross proceeds of $136,454,948. In addition, we received $200,000 from our advisor for 20,000 shares. Inland Securities Corporation, an affiliate of our advisor, served as dealer manager of this offering and was entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of January 31, 2001, we had incurred $11,588,024 of commissions and fees payable to Inland Securities Corporation, which results in our receipt of $125,066,923 of net proceeds from the sale of those 13,687,349 shares. As of January 31, 2001 the first offering terminated. Our current offering began February 1, 2001. As of July 24, 2001, we had sold 7,251,281 shares in our current offering resulting in gross proceeds of $71,491,892. Inland Securities Corporation, an affiliate of our advisor, serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of July 24, 2001, we had incurred $5,799,530 of commissions and fees payable to Inland Securities Corporation, which results in our receipt of $65,692,362 of net proceeds from the sale of those 7,251,281 shares. An additional 486,805 shares have been sold pursuant to our Distribution Reinvestment Program as of July 24, 2001, for which we have received additional net proceeds of $4,624,652. As of July 24, 2001, we had repurchased 104,260 shares through our Share Repurchase Program resulting in disbursements totaling $947,988. As a result, our net offering proceeds from both offerings total approximately $4,624,652 as of July 24, 2001, including amounts raised through our Distribution Reinvestment Program, net of shares repurchased through our Share Repurchase Program.

We also pay an affiliate of our advisor, which is owned principally by individuals who are affiliates of Inland, fees to manage and lease our properties. For the three months ended March 31, 2001 and the year ended December 31, 2000, we have incurred and paid property management fees of $330,974 and $926,978, respectively. Our advisor may also receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly. For the three months ended March 31, 2001, no such fees were accrued or paid. For the year ended December 31, 2000, we had incurred $120,000 of such fees. For the year ending December 31, 1999, we had not paid or incurred any asset management fees. We may pay expenses associated with property acquisitions of up to .5% of the proceeds that we raise in this offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling approximately $1,650,000 are included in the purchase prices we have paid for all our properties purchased through July 24, 2001. As of July 24, 2001, we had invested approximately $155,800,000 in properties that we purchased for an aggregate purchase price of approximately $291,700,000. After expenditures for organization and offering expenses and acquisition expenses and establishing appropriate reserves, as of July 24, 2001, we had net offering proceeds of approximately $23,000,000 available for investment in additional properties.

THE LAST PARAGRAPH OF THIS SECTION UNDER THE HEADING "COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES" ON PAGE 183 IS MODIFIED BY THE ADDITION OF THE FOLLOWING PARAGRAPHS AT THE END OF THE SUBSECTION JUST BEFORE THE SUBSECTION ENTITLED "VOLUME DISCOUNTS":

We will not pay advisory fees in connection with any purchase by you of our common stock.

However, you may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "How to Subscribe".

                              PRIVACY POLICY NOTICE

THE FOLLOWING NEW SECTION IS ADDED AT THE END OF THE CURRENT TEXT UNDER THE HEADING "REPORTS TO STOCKHOLDERS" AND BEFORE THE TEXT UNDER THE HEADING "LITIGATION" ON PAGE 196 OF OUR PROSPECTUS.

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix C to this Supplement. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our privacy policy and practices at least once annually, as required by law.

                          INDEX TO FINANCIAL STATEMENTS

                               PAGE
INLAND RETAIL REAL ESTATE TRUST, INC.:


Consolidated Financial Statements (unaudited) at and for the three months ended
  March 31, 2001
                                F- 1

Notes to Consolidated Financial Statements at and for the three months ended
  March 31, 2001
                                F- 7

Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2001
                                F-19

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2001
                                F-21

Pro Forma Consolidated Statement of Operations (unaudited) for the three months
ended March 31, 2001             F-23

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended March
  31, 2001
                                F-25

Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2000
                                F-28

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended
December 31, 2000
                                F-30


SAND LAKE:

Independent Auditors' Report
                                F-38

Historical Summary of Gross Income and Direct Operating Expenses for the year
ended December 31, 2000            F-39

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended
  December 31, 2000
                                F-40

                                     F-i

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                           CONSOLIDATED BALANCE SHEETS

                      MARCH 31, 2001 AND DECEMBER 31, 2000
                                   (UNAUDITED)


                                     ASSETS

 MARCH 31,              DECEMBER 31,

   2001                   2000

------------             --------
Investment Properties:
  Land                                                                   $
   55,573,880      $        46,628,264
  Land held for development
      959,257                  957,802
  Construction in progress
       78,964                       --
  Building and site improvements
  170,803,048              144,289,027

 -------------           -------------

  227,415,149              191,875,093
  Less accumulated depreciation
   (7,322,009)              (5,811,071)

--------------           --------------
Net investment in properties
  220,093,140              186,064,022

Mortgage receivable
    1,100,000                1,100,000
Cash and cash equivalents
   15,608,262               24,664,511
Restricted cash
      791,526                  864,271
Investment in securities
    5,104,093                1,537,467
Accounts and rents receivable, (net of allowance of $329,210 and
  $273,581 as of March 31, 2001 and December 31, 2000, respectively)
    2,115,858                2,747,257
Real estate tax and insurance escrow deposits
      231,497                  134,167
Loan fees (net of accumulated amortization of
  $178,239 and $177,194 as of March 31, 2001 and
  December 31, 2000, respectively)
      872,493                  518,930
Leasing fees (net of accumulated amortization of $16,868 and $17,246 as of March 31, 2001 and December 31, 2000, respectively)
       63,210                   61,394
Deferred acquisition costs
      162,671                  330,876
Other assets
       97,801                   165,018

-----------------        -----------------
Total assets                                                             $
  246,240,551      $       218,187,913

-----------------        -----------------

-----------------        -----------------






          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                           CONSOLIDATED BALANCE SHEETS
                                   (CONTINUED)

                      MARCH 31, 2001 AND DECEMBER 31, 2000
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

  MARCH 31,                   DECEMBER 31,

     2001                       2000

--------------               ---------
Liabilities:
  Accounts payable
$    312,817             $     80,230
  Accrued offering costs due to affiliates
     114,154                  227,589
  Accrued offering costs due to non-affiliates
     486,602                   54,548
  Accrued interest payable to non-affiliates
     616,343                  629,208
  Accrued real estate taxes payable
     640,288                       --
  Distributions payable
   1,006,493                  848,217
  Security deposits
     374,223                  313,925
  Mortgages payable
 113,737,513              108,399,911
  Unearned income
     437,456                  359,618
  Other liabilities
   2,832,739                1,323,098
  Due to affiliates
     229,523                  169,933

-----------------        ----------------

  Total liabilities
 120,788,151              112,406,277

---------------          --------------

Minority interest in partnership
       2,000                    2,000

Stockholders' Equity:
  Preferred Stock, $.01 par value, 10,000,000 shares
     authorized, none outstanding
          --                       --
  Common Stock, $.01 par value, shares 100,000,000
    authorized, 15,278,945 and 12,895,770 issued and
    outstanding at March 31, 2001 and December 31,
    2000, respectively
     152,789                  128,957
Additional paid-in capital (net of costs of
    Offering of $19,650,873 and $16,521,606 at March
    31,2001 and December 31, 1999, respectively, of which
    $13,781,672 and $11,694,232 was paid or accrued to
    affiliates, respectively)
 132,164,023              111,504,380
Accumulated distributions in excess of net income
  (7,312,847)              (5,783,805)
Accumulated other comprehensive income (loss)
     446,435                  (69,896)

------------------       ------------------

Total stockholders' equity
 125,450,400              105,779,636

----------------          --------------

Commitments and contingencies

Total liabilities and stockholders' equity
$246,240,551             $218,187,913

 ===========               ==========

          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (UNAUDITED)

   MARCH 31,                 MARCH 31,

     2001                       2000

----------------           ---------
Income:
Rental income                                                           $
        5,146,701     $          3,475,191
Additional rental income
        1,404,921                1,335,078
Interest and dividend income
          373,426                  200,950
Other income
            3,187                    3,599
Gain on sale of investment securities
           13,911                         --

------------------        -------------------


        6,942,146                5,014,818

 ----------------           --------------
Expenses:
Professional services to non-affiliates
           52,811                   80,725
General and administrative expenses to affiliates
           99,425                   60,483
General and administrative expenses to non-affiliates
           63,514                   47,176
Property operating expenses to affiliates
          330,074                  199,455
Property operating expenses to non-affiliates
        1,415,458                1,462,511
Mortgage interest to non-affiliates
        2,126,819                1,766,153
Acquisition costs expense to affiliates
           22,989                       --
Acquisition costs expense to non-affiliates
           14,591                    3,877
Depreciation
        1,510,938                  906,081
Amortization
           63,308                   20,024

------------------        -----------------


        5,699,927                4,546,485

 ----------------          ---------------
Net income                                                              $
        1,242,219     $            468,333

 ----------------         ----------------

Other comprehensive income:
Unrealized gain on investment securities
          516,331                       --

 ----------------          ---------------

Comprehensive income                                                    $
        1,758,550                  468,333

     ============               ==========
Net income per weighted average common share, basic and diluted         $
              .09     $                .08

     ============                ==========

Weighted average number of common shares outstanding, basic and diluted
       14,047,894                6,174,848

     ============                ==========


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                    FOR THE THREE MONTHS ENDED MARCH 31, 2001

   ACCUMULATED
                                                                 ADDITIONAL
PAID- DISTRIBUTIONS IN  ACCUMULATED OTHER
                                            NUMBER OF   COMMON         IN
    EXCESS OF     COMPREHENSIVE GAIN
                                             SHARES      STOCK       CAPITAL
   NET INCOME            (LOSS)         TOTAL
                                             --------   ------      ---------
   ----------          ---------      -------
Balance at December 31, 2000              12,895,770   $128,957    $111,504,380
 $(5,783,805)          $(69,896)     $105,779,636

Net income                                        --         --              --
   1,242,219                 --         1,242,219
Unrealized gain on investment securities
                        516,331           516,331
Distributions declared ($.20 per
   weighted average number of common
   shares outstanding)                            --         --              --
  (2,771,261)                --        (2,771,261)
Proceeds from Offering including DRP
   (net of Offering costs
    of $3,129,267)                         2,412,803     24,128      20,928,430
          --                 --        20,952,558
Retired stock                                (29,628)      (296)       (268,787)
                             --          (269,083)
                                          ----------   ---------  -------------
-----------            --------      ------------
Balance at March 31, 2001                 15,278,945   $152,789    $132,164,023
 $(7,312,847)          $446,435      $125,450,400
                                          ----------   ---------  -------------
-----------            --------      ------------
                                          ----------   ---------  -------------
-----------            --------      ------------


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (UNAUDITED)

MARCH 31,            MARCH 31,

2001                 2000

-------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                  $
1,242,219         $   468,333
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation
1,510,938             906,081
    Amortization
   63,308              20,024
    Principal escrow
       --              31,632
    Gain on sale of investment stock
  (13,911)                 --
    Rental income under master lease
   90,861              99,658
    Straight line rental income
 (135,528)            (81,292)
    Changes in assets and liabilities:
      Accounts and rents receivable
  766,926            (315,510)
      Other assets
   67,217            (274,719)
      Real estate tax and insurance escrows
  (97,330)            (59,747)
      Deferred acquisition costs
  168,205                   --
      Accrued interest payable to non-affiliates
  (12,865)             71,440
      Real estate tax payable
  640,288             381,539
      Accounts payable
  232,587             232,608
      Unearned income
   77,838             150,886
      Other liabilities
 (118,365)           (120,790)
      Security deposits
   60,298              52,571
      Due to affiliates
   59,590             666,985

-------------        -----------
Net cash provided by operating activities
 4,602,276          2,229,699

-------------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Restricted cash
   72,745             192,308
  Purchase of investment securities, net of margin
    account of $1,628,015
(1,544,596)                 --
  Proceeds from sale of investment securities
  136,219                  --
  Purchase of investment properties
(35,441,667)         (8,540,755)
  Additions to investment properties
 (189,250)            (30,622)
  Leasing fees
   (7,000)              4,500

-------------        -----------
Net cash used in investing activities
(36,973,549)         (8,374,569)

-------------        -----------


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (UNAUDITED)


MARCH 31,               MARCH 31,

 2001                    2000

-----------             -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from offering
$24,081,825             $13,826,235
  Repurchase of Shares
 (269,083)                     --
  Payment of offering costs
(2,810,648)             (3,062,439)
  Proceeds from issuance of debt
5,400,000                      --
  Principal payments of debt
  (62,398)             (3,317,713)
  Loan fees
 (411,687)                (10,002)
  Distributions paid
(2,612,985)             (1,064,064)

----------              ----------
Net cash provided by financing activities
23,315,024               6,372,017

----------              ----------

Net increase (decrease) in cash and cash equivalents
(9,056,249)                227,147

Cash and cash equivalents at January 1,
24,664,511              14,869,164

----------              ----------

Cash and cash equivalents at March 31,
$15,608,262             $15,096,311

==========              ==========


Supplemental schedule of noncash investing and financing activities:



Distributions payable                                                          $
1,006,423             $   418,582

==========              ==========

Cash paid for interest                                                         $
2,139,684             $ 1,694,713

==========              ==========


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2001
                                   (UNAUDITED)

THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA FOR INTERIM FINANCIAL INFORMATION AND WITH THE INSTRUCTIONS TO FORM 10-Q AND ARTICLE 10 OF REGULATION S-X. ACCORDINGLY, THEY DO NOT INCLUDE ALL OF THE INFORMATION AND FOOTNOTES REQUIRED BY GAAP FOR COMPLETE FINANCIAL STATEMENTS. READERS OF THIS QUARTERLY REPORT SHOULD REFER TO THE AUDITED FINANCIAL STATEMENTS OF INLAND RETAIL REAL ESTATE TRUST, INC. (THE "COMPANY") FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, WHICH ARE INCLUDED IN THE COMPANY'S 2000 ANNUAL REPORT, AS CERTAIN FOOTNOTE DISCLOSURES CONTAINED IN SUCH AUDITED FINANCIAL STATEMENTS HAVE BEEN OMITTED FROM THIS REPORT.

(1)  Organization and Basis of Accounting

Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. It is anticipated that the Company will initially focus on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an affiliate of the Company, is the advisor to the Company. On February 11, 1999, the Company commenced an initial public offering (the "Initial Offering"), on a best efforts basis of 50,000,000 shares of common stock ("Shares") at $10 per Share and 4,000,000 Shares at $9.50 per Share which may be distributed pursuant to the Company's Distribution Reinvestment Program ("DRP"). As of January 31, 2001, the Company had received subscriptions for a total of 13,707,349 Shares. The Company began an additional offering on February 1, 2001 (the "Subsequent Offering"). As of March 31, 2001, the Company has received subscriptions for a total of 1,318,162 Shares in the Subsequent Offering. In addition, the Company has issued 340,280 Shares pursuant to the Company's DRP. As of March 31, 2001, the Company has repurchased a total of 86,846 Shares through the Company's Share Repurchase Program for $785,952.


The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under Section 856 through 860 of the Internal Revenue Code of 1986. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 95%(90% for taxable years beginning after December 31, 2000) of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)

Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Life Assets to be Disposed of", requires the Company to record an impairment loss on its property held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from operations and sale of the property. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. As of March 31, 2001, the Company does not believe any such impairment of its properties exists.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates market.

Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 30 years for buildings and 15 years for the site improvements. Tenant improvements are amortized on a straight-line basis over the life of the related leases.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loans.

Offering costs are offset against the Stockholders' equity accounts and consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying Consolidated Balance Sheets.

The Company believes that the interest rates associated with the mortgages payable approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable approximate their fair value.

The carrying amount of mortgage receivable, cash and cash equivalents, restricted cash, accounts and rents receivable, investments in securities, real estate tax and insurance escrows, deposits, other assets, accounts payable and other liabilities, accrued offering costs to affiliates and non-affiliates, accrued interest payable to non-affiliates, accrued real estate taxes payable, distributions payable, other liabilities and due to affiliates approximate fair value because of the relatively short maturity of these instruments.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB
101). The staff determined that a lessor should defer recognition of contingent rental income such as percentage/excess rent until the specified breakpoint that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available for sale. Investment in securities at March 31, 200l and December 31, 2000 consist principally of preferred stock investments in various real estate investment trusts and are classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recognized when earned. Additionally, the Company has purchased its securities through a margin account. As of March 31, 2001 and December 31, 2000, the Company has recorded a payable of $1,980,382 and $352,376, respectively for securities purchased on margin.

The Company adopted FASB Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which established accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be reported in the Balance Sheet as either an asset or liability measured at its fair value. The statement also requires that the changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. The company does not have any material hedging instruments.

(2)  BASIS OF PRESENTATION

The accompanying Consolidated Balance Sheets includes the accounts of the Company, as well as the accounts of the operating partnership, in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partner common units in the operating partnership for which it paid $2,000 and which is reflected as a minority interest in the accompanying Consolidated Balance Sheets. The effect of all significant intercompany transactions have been eliminated.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)

(3)  TRANSACTIONS WITH AFFILIATES

As of March 31, 2001 and December 31, 2000, the Company had incurred $19,650,872 and $16,521,606 of offering costs, respectively, of which $13,781,672 and $11,694,232 was paid to affiliates. Pursuant to the terms of the offerings, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering ("Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of Gross Offering Proceeds. As of March 31, 2001 and December 31, 2000 Offering costs did not exceed the 5.5% and 15% limitations and the Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Advisor.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance from the Company in connection with the offering. Such costs are offset against the stockholders' equity accounts. Such costs totaled $13,781,673 and $6,907,685 as of March 31, 2001 and December 31, 2000 respectively, of which $114,154 and $227,589 was unpaid at March 31, 2001 and December 31, 2000, respectively.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the administration of the Company. Such costs are included in professional services to affiliates and general and administrative expenses to affiliates and acquisition costs. During the periods ended March 31, 2001 and 2000 the Company incurred $122,414 and $60,483, respectively of these costs, of which $229,523 and $169,933 remained unpaid as March 31, 2001 and December 31, 2000, respectively

An affiliate of the Advisor provides loan servicing to the Company for a monthly fee. Such fees totaled $8,700 and $11,055 in the periods ended March 31, 2001 and 2000, respectively. An agreement with the Company allows for annual fees totaling .05% of the first $100,000,000 mortgage balance outstanding and .03% of the remaining mortgage balance, payable monthly.

The Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

The Company uses the services of an affiliate of the Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. During the quarter March 31, 2001 and 2000, no such fees were incurred.

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus other operating expenses paid during the previous calendar year exceed 2% of the Company's average invested assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that stockholders have not received an annual distribution equal to or greater than the 7% Current Return. For the three months ended March 31, 2001 and 2000, no such fees were accrued or paid.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)

The property manager, an entity owned principally by individuals who are affiliates of the Advisor, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred and paid property management fees of $330,074 and $199,455 for the three months ended March 31, 2001 and 2000, respectively.


(4)  STOCK OPTION PLAN AND SOLICITING DEALER WARRANTS

The Company adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 Shares following their becoming a Director and for the grant of additional options to acquire 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 2000 if the Independent Director is a member of the board of directors on such date. The options granted for the initial 3,000 Shares are exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $9.05 per Share. The subsequent options will be exercisable at the fair market value of a Share on the last business day preceding the annual meeting of Stockholders, and shall be $9.05 per Share until the earlier of the termination of the offering or February 11, 2001. As of March 31, 2001 and December 31, 2000, options to acquire 10,500 Shares had been issued.

In addition to sales commissions, the dealer manager of the Offering (an affiliate of the Advisor) has the right to purchase one soliciting dealer warrant for $.0008 for each 25 Shares sold by such soliciting dealer during the offering, subject to state and federal securities laws and subject to the issuance of a maximum of 2,000,000 soliciting dealer warrants to purchase an equivalent number of Shares. The dealer manager intends to reallow such warrants to the soliciting dealers who sold such Shares. The holder of a soliciting dealer warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing one year from the date of the first issuance of any of the soliciting dealer warrants and ending five years after February 11, 1999. As of March 31, 2001, soliciting dealer warrants to acquire 599,811 Shares have been issued. These warrants have nominal value and none had been exercised at March 31, 2001 and December 31, 2000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)
(5) INVESTMENT PROPERTIES

An affiliate of the Company initially purchased seven of the investment properties on behalf of the Company. The Company subsequently purchased each of those properties from this affiliate at their costs upon receipt of proceeds from the Offering.

                 Gross amount at which
                                               Initial Costs (A)
              Carried at March 31, 2001
                                    -------------------------------------
        ------------------------------------
                                                              Buildings
Adjustments               Buildings
                                                                 And       to
                       And
Multi-Tenant Retail                 Encumbrance      Land    Improvements  Basis
(B)        Land    Improvements      Total
-------------------                 -----------   ---------  ------------
-----------   ---------  ------------   ----------
Lake Walden Square                    9,913,653   3,006,662   11,549,586
41,421      3,006,662   11,591,007    14,597,669
  Plant City, FL
Merchants Square                      3,167,437     992,225    4,749,818
12,812        992,225    4,762,630     5,754,855
  Zephyrhills, FL
Town Center Commons                   4,750,000   3,293,792    6,350,835
(80,159)     3,293,792    6,270,676     9,564,468
  Kennesaw, GA
Boynton Commons                      15,125,000   8,698,355   21,803,370
(5,040)     8,698,355   21,798,330    30,496,685
  Boynton Beach, FL
Lake Olympia Square (C)               5,738,423   2,567,471    7,306,483
(20,238)     2,562,471    7,291,245     9,853,716
  Ocoee, FL
Bridgewater Marketplace               2,987,500     783,492    5,221,618
(62,781)       783,492    5,158,837     5,942,329
  Orlando, FL
Bartow Marketplace                   13,475,000   6,098,178   18,308,271
4,071      6,098,178   18,312,342    24,410,520
  Cartersville, GA
Countryside                           6,720,000   1,117,428    7,478,173
9,570      1,117,428    7,487,743     8,605,171
  Naples, FL
Casselberry Commons                   8,703,000   6,702,658   11,191,912
(87,277)     6,702,658   11,104,635    17,807,293
  Naples, FL
Conway Plaza                          5,000,000   2,215,325    6,332,434
148,574      2,215,325    6,481,008     8,696,333
  Orlando, FL
Pleasant Hill                        17,120,000   4,805,830   29,526,305
(120,630)     4,805,830   29,405,675     34,211,505
  Duluth, GA
Gateway Marketplace                  15,637,500   6,351,848   14,576,808
19,531     6,351,848   14,596,339    20,948,187
   St. Petersburg, FL
Columbia Promenade                    5,400,000   1,483,736    5,929,323
(700)     1,483,736    5,928,623     7,412,359
  Kissimmee, FL
Kmart                                        --   1,173,426    7,860,904
 --     1,173,426    7,860,904     9,034,330
  Macon, GA



                                                    Date
                                                    Con-
                                     Accumulated   Stru-       Date
Multi-Tenant Retail                 Depreciation   cted      Acquired
-------------------                 ------------   -----     --------
MULTI-TENANT RETAIL
Lake Walden Square                       897,856    1992       05/99
  Plant City, FL
Merchants Square                         351,986    1993       06/99
  Zephyrhills, FL
Town Center Commons                      429,064    1998       07/99
  Kennesaw, GA
Boynton Commons                        1,317,259    1998       07/99
  Boynton Beach, FL
Lake Olympia Square (C)                  433,814    1995       09/99
  Ocoee, FL
Bridgewater Marketplace                  291,805    1998       09/99
  Orlando, FL
Bartow Marketplace                       976,553    1995       09/99
  Cartersville, GA
Countryside                              402,248    1997       10/99
  Naples, FL
Casselberry Commons                      583,175   1973/       12/99
  Naples, FL                                        1998
Conway Plaza                             303,959   1985/       02/00
  Orlando, FL                                       1999
Pleasant Hill                            840,340   1997/       05/00
  Duluth, GA                                        2000
Gateway Marketplace                      345,093   1997/       07/00
   St. Petersburg, FL                               2000
Columbia Promenade                        40,719    2000       01/01
  Kissimmee, FL
Kmart                                     55,194    2000       02/01
  Macon, GA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)
(5) INVESTMENT PROPERTIES (CONTINUED)

                     Gross amount at which
                                                    Initial Costs (A)
                   Carried at March 31, 2001
                                                ----------------------
             --------------------------------------


                                                                 Buildings
Adjustments                   Buildings
                                                                    And
 to                          And
                                  Encumbrance        Land      Improvements
Basis (B)         Land     Improvements      Total
                                  -----------   ------------   ------------
-----------    ----------   ------------   -----------
Lowes                                      --     2,450,999       6,983,898
     --      2,450,999    6,983,898       9,434,897
Warner Robbins, GA
West Oaks                                  --     3,837,455       5,756,151
     --      3,837,455    5,756,151       9,593,606
Ocoee, FL
DEVELOPMENT PARCELS
Acworth Avenue Retail Shopping
Center
Acworth, GA.                               --       959,257              --
 78,964        959,257       78,964       1,038,221
                                  -----------   ------------   ------------
-----------   -----------  -------------   -----------
Subtotals                         113,737,513    56,538,137     170,925,889
(61,882)    56,533,137  170,869,007     227,402,144
                                  ===========   ===========    ============
===========   ===========  ===========
Furniture and Equipment
                                             13,005

                                        -----------
Total
                                        227,415,149

                                        ===========


                                                     Date
                                                      Con-
                                     Accumulated     Stru-      Date
                                    Depreciation     cted     Acquired
                                    -------------    -----    --------
Lowes                                      48,705    2000       02/01
Warner Robbins, GA
West Oaks                                      --    2000       03/01
Ocoee, FL
DEVELOPMENT PARCELS
Acworth Avenue Retail Shopping
Center
Acworth, GA.                                   --               12/00
                                    -------------

Subtotals                               7,317,770

Furniture and Equipment                     4,239
                                    -------------
Total                                   7,322,009
                                    =============

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)


(A) The initial cost to the Company represents the original purchase price of the property from an affiliate of the Advisor, or an unaffiliated third party, including amounts incurred subsequent to acquisition, most of which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties net of payments received under master lease agreements. (Note 6)

(C) When Lake Olympia Square was purchased by an affiliate of our Advisor, $234,145 was escrowed at the closing. At the time of purchase by the Company, $89,400 of these funds remained available to be used on a monthly basis to pay the principal portion of the debt service through July 2000. Accordingly, the net effect of this structure is that the Company had paid only the interest portion of the debt service through July 2000. The cumulative amount received by the Company was $89,400 as of September 30, 2000, which is reflected as an adjustment to the basis of the property.


(6) Leases

Master Leases

In connection with certain acquisitions, the Company receives payments under master lease agreements on some of the space which was vacant at the time of the purchase, for periods ranging from one to two years after the date of the purchase or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the basis of the property. The cumulative amount of such payments was $628,522 as of March 31, 2001 and $537,661 as of December 31, 2000.

Operating Leases

Certain tenant leases contain provisions providing for stepped rent increases and rent abatements. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying consolidated financial statements include an increase of $135,528 and 81,292 for the three months ended March 31, 2001 and 2000, respectively, of rental income for the period of occupancy for which stepped rent increases apply and $763,825 and $628,286 in the related accounts and rents receivable as of March 31, 2001 and December 31, 2000, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)


Minimum lease payments to be received in the future under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

                                               Minimum Lease
                                                 Payments
                                             ----------------
               2001                       $        21,856,637
               2002                                21,753,045
               2003                                20,924,410
               2004                                19,418,373
               2005                                18,129,179
               Thereafter                         147,174,564
                                             ----------------
               Total                      $       249,256,208
                                             ================

Remaining lease terms range from one year to fifty-five years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the property. Such amounts are included in additional rental income.

(7) Mortgages Payable

Mortgages payable consist of the following at March 31, 2001:

                                 Current
Balance at         Balance at
                                 Interest    Maturity      Monthly
   March          December 31,
Property as Collateral             Rate        Date        Payments
 31, 2001             2000
----------------------           --------    --------      --------
--------------     -------------
Lake Walden Square               7.63%       11/2007        $  72,584 (a)      $
   9,913,653     $   9,941,942
Merchants Square                 7.25%       11/2008        (b)
   3,167,437         3,167,437
Town Center Commons              7.00%       04/2006        (b)
   4,750,000         4,750,000
Boynton Commons                  7.21%       03/2006        (b)
  15,125,000        15,125,000
Lake Olympia Square              8.25%       04/2007           50,978 (a)
   5,738,423         5,772,532
Bridgewater Marketplace          7.01%       09/2006        (c)
   2,987,500         2,987,500
Bartow Marketplace               7.75%       09/2004        (b)
  13,475,000        13,475,000
Countryside Shopping Center      7.01%       05/2001        (c)
   6,720,000         6,720,000
Casselberry Commons              7.64%       04/2006        (b)
   8,703,000         8,703,000
Conway Plaza*                    6.93%       06/2005        (c)
   5,000,000         5,000,000
Pleasant Hill Square             7.35%       06/2005        (b)
  17,120,000        17,120,000
Gateway Marketplace*             7.18%       08/2001        (c)
   5,212,500         5,212,500
Gateway Marketplace              7.94%       08/2005        (b)
  10,425,000        10,425,000
Columbia Promenade*              7.18%       02/2002        (c)
   1,800,000                --
Columbia Promenade               7.61%       02/2006        (b)
   3,600,000                --

--------------     -------------
                                                                               $
 113,737,513     $ 108,399,911

==============     =============

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)

(a) Payments include principal and interest at a fixed rate.
(b) Payments include interest only at a fixed rate.
(c) Payments include interest only. Payments on these mortgages adjust monthly and are calculated based on a floating rate over LIBOR.

* Certain of the mortgages payable are subject to guarantees, in which the Company has guaranteed all or a portion of the payment on these notes to the lender.

In addition, the Company has secured an acquisition line of credit in the amount of $14,000,000. Funds are available to be drawn through the maturity date of March 27, 2002 and will carry interest at the rate of 1.75% over LIBOR. As of March 31, 2001 the Company had received no advances on the line.

All of these mortgages are serviced by an affiliate of the Advisor on behalf of the Company. The affiliate receives servicing fees at a market rate for such services.



(8)  Mortgage Receivable

On December 21, 2000 the Company funded a $1,100,000 mortgage note receivable on a 49,749 square foot shopping center currently under construction, located in Lauderhill, Florida. The principal amount of $1,100,000 is secured by a second mortgage on the property and personal guaranties of the borrower. The note bears an interest rate of 10% per annum and matures August 31, 2002. The Company, at its option may elect to purchase this property upon completion, subject to certain contingencies.

(9) Segment Reporting

The Company owns and seeks to acquire multi-tenant shopping centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. All of the Company's shopping centers are located within Florida and Georgia. The Company's shopping centers are typically anchored by grocery and drug stores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

The property revenues and net property operations of the reportable segments are summarized in the following tables for the three month periods ended March 31, 2001 and 2000, along with a reconciliation to net income. Property asset information is as of March 31, 2001 and December 31, 2000.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)

                                                      2001               2000
                                                  -----------        -----------
Total property revenues                       $     6,551,622   $      4,810,269
Total property operating expenses                   1,745,532          1,661,966
Mortgage interest                                   2,126,819          1,766,153
                                                  -----------        -----------

Net property operations                             2,679,271          1,382,150
                                                  -----------        -----------

Interest and dividend income                          373,426            200,950
Other income                                            3,187              3,599
Gain on sale of investment securities                  13,911                 --
Less non property expenses:
  Professional services                                52,811             80,725
  General and administrative                          162,939            107,659
  Acquisition costs expensed                           37,580              3,877
  Depreciation and amortization                     1,574,247            926,105
                                                  -----------        -----------

Net income                                    $     1,242,219   $        468,333

Total Assets
  Investment properties                       $   220,093,140   $    186,064,022
  Non-segment assets                               26,147,411         32,123,891
                                                  -----------        -----------
                                              $   246,240,551   $    218,187,913
                                                  ===========        ===========


(10)  Earnings per Share

Basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by reflecting the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

As of March 31, 2001, warrants to purchase 599,811 shares of common stock at a price of $12.00 per share were outstanding, but were not included in the computation of diluted EPS because the exercise price of such warrants was greater than the average market price of common shares. The weighted average number of common shares outstanding were 14,047,894 and 6,174,848 for the periods ended March 31, 2001 and 2000, respectively.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2001
                                   (UNAUDITED)


(11) Commitment and Contingencies

On behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

The Company is not subject to any material pending legal proceeding.


(12)  Subsequent Events

The Company paid distributions of $1,006,493 and $1,105,186 to its stockholders in April and May, 2001, respectively.

On April 27, 2001, the Company purchased three existing retail properties from an unaffiliated party for approximately $9,742,000, by paying the entire purchase price in cash. The properties are expected to be financed in the future. The entire fee simple interest in each property is owned by a separate, wholly owned Delaware limited liability company. The properties are located in Chattanooga, Tennessee, Daytona Beach, Florida and Fredericksburg, Virginia and contain approximately 26,040, 26,194 and 26,067 gross leasable square feet, respectively. PETsMART occupies 100% of the gross leasable area of each of the properties.

The Company issued 2,384,340 Shares of Common Stock from March 31, 2001 through May 8, 2001, resulting in a total of 17,663,285 Shares of Common Stock outstanding.

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 2001
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties indicated in Note B had occurred on March 31, 2001.

This unaudited Pro Form Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2001, nor does it purport to represent our future financial position. No pro forma adjustments were made for Universal Plaza as the property's construction had not been completed as of March 31, 2001. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 2001
                                   (unaudited)


                                                                    Historical
    Pro Forma
                                                                        (A)
   Adjustments        Pro Forma

---------------- --------------- ------------------
ASSETS

Net investment properties (B)                                  $     220,093,140
     98,381,000        318,474,140
Cash                                                                  15,608,262
    (15,521,000)            87,262
Investment in securities                                               5,104,093
          -              5,104,093
Restricted cash                                                          791,526
          -                791,526
Mortgage receivable                                                    1,100,000
          -              1,100,000
Accounts and rents receivable                                          2,115,858
          -              2,115,858
Real estate tax and insurance escrows                                    231,497
          -                231,497
Furniture and equipment                                                    -
          -                  -
Loan fees, net                                                           872,493
          -                872,493
Leasing fees, net                                                         63,210
          -                 63,210
Deferred acquisition costs                                               162,671
          -                162,671
Other assets                                                              97,801
          -                 97,801

---------------- --------------- ------------------

Total assets                                                   $     246,240,551
     82,860,000        329,100,551

================ =============== ==================

LIABILITIES AND STOCKHOLDERS' EQUITY


Accounts payable                                                         312,817
          -                312,817
Accrued offering costs                                                   600,756
          -                600,756
Accrued interest payable                                                 616,343
          -                616,343
Real estate taxes payable                                                640,288
          -                640,288
Distribution payable                                                   1,006,493
          -              1,006,493
Security deposits                                                        374,223
          -                374,223
Mortgages payable (F)                                                113,737,513
                       140,038,513

     26,301,000
Unearned income                                                          437,456
          -                437,456
Other liabilities                                                      2,832,739
          -              2,832,739
Due to Affiliates                                                        229,523
          -                229,523

---------------- --------------- ------------------

Total liabilities                                                    120,788,151
     26,301,000        147,089,151

Minority interest in partnership (C)                                       2,000
          -                  2,000

Common Stock (D)                                                         152,789
         65,766            218,555
Additional paid-in capital (net of Offering costs) (D) (E)           132,164,023
     56,493,234        188,657,257
Accumulated distributions in excess of net income
(7,312,847)          -             (7,312,847)
Accumulated other comprehensive income                                   446,435
          -                446,435

---------------- --------------- ------------------

Total stockholders' equity                                           125,450,400
     56,559,000        182,009,400

---------------- --------------- ------------------

Total liabilities and stockholders' equity                     $     246,240,551
     82,860,000        329,100,551

================ =============== ==================

         See accompanying notes to pro forma consolidated balance sheet.

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                 March 31, 2001
                                   (unaudited)


(A) The historical column represents our Consolidated Balance Sheet as of March 31, 2001. As of March 31, 2001, the Company had sold 15,005,511 shares to the public resulting in gross proceeds of $149,320,977 and an additional 340,280 shares pursuant to the DRP for $3,232,660 of additional gross proceeds. In addition, we have received the Advisor's capital contribution of $200,000 for which it was issued 20,000 shares. As of March 31, 2001, the Company has repurchased a total of 86,846 shares through the Company's Share Repurchase Program for a total of $785,952.

(B) The pro forma adjustments reflect the acquisition of the following properties:

                                                             The
                                          Sand Lake       PETsMART
Woodstock        JoAnn         Just For        Skyview
                                           Corners       Properties
Square         Fabrics          Feet           Plaza
                                         ------------- ----------------
-------------- --------------- -------------- -------------
ASSETS
Net investment in properties          $    22,225,000        9,742,000
27,592,000       4,902.000      3,845,000     21,500,000
Cash (G)                                       -                -
(3,000,000)     (4,902.000)    (3,845,000)   (21,500,000)
Restricted cash                                -                -              -
              -              -              -
Loan fees, net                                 -                -              -
              -              -              -
Other assets                                   -                -              -
              -              -              -
                                         ------------- ----------------
-------------- --------------- -------------- -------------

Total assets                          $    22,225,000        9,742,000
24,592,000          -              -              -
                                         ============= ================
============== =============== ============== =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued real estate taxes                      -                -              -
              -              -              -
Security deposits                              -                -              -
              -              -              -
Mortgages payable                              -                -              -
              -              -              -
Other liabilities                              -                -              -
              -              -              -
                                         ------------- ----------------
-------------- --------------- -------------- -------------

Total liabilities                              -                -              -
              -              -              -

Common Stock                                   25,843           11,328
28,595          -              -              -
Additional paid in capital (net of
  Offering costs)                          22,199,157        9,730,672
24,563,405          -              -              -
                                         ------------- ----------------
-------------- --------------- -------------- -------------

Total stockholders equity                  22,225,000        9,742,000
24,592,000          -              -              -
                                         ------------- ----------------
-------------- --------------- -------------- -------------

Total liabilities and stockholders'
  equity                              $    22,225,000        9,742,000
24,592,000          -              -              -
                                         ============= ================
============== =============== ============== =============


                                              Chickasaw
                                               Trails          Total
                                          --------------- ---------------
ASSETS
Net investment in properties          $        8,575,000      98,381,000
Cash                                         (8,575,000)    (41,822,000)
Restricted cash                                   -               -
Loan fees, net                                    -               -
Other assets                                      -               -
                                          --------------- ---------------

Total assets                          $           -           56,559,000
                                          =============== ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued real estate taxes                         -               -
Security deposits                                 -               -
Mortgages payable                                 -               -
Other liabilities                                 -               -
                                          --------------- ---------------

Total liabilities                                 -               -

Common Stock                                      -               65,766
Additional paid in capital (net of
  Offering costs)                                 -           56,493,234
                                          --------------- ---------------

Total stockholders equity                         -           56,559,000
                                          --------------- ---------------

Total liabilities and stockholders'
  equity                              $           -           56,559,000
                                          =============== ===============

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                 March 31, 2001
                                   (unaudited)

(C) The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partnership common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest.

(D) Additional offering proceeds of $65,766,000, net of additional offering costs of $9,207,000 are reflected as received as of March 31, 2001, prior to the purchase of the properties and are limited to actual offering proceeds received, net of offering costs of $188,875,812 as of July 31, 2001. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(E) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(F) In May 2001, the Company obtained $26,301,000 of financing proceeds secured by the Sand Lake, West Oaks, Lowe's and K-Mart properties subsequent to acquisition and which were previously unencumbered. The pro forma adjustments reflect the use of these proceed in the acquisition of the properties.

(G) The Company utilized the $26,301,000 of financing proceeds described in (F) and $15,521,000 of existing cash on hand for a total of $41,822,000 to acquire the properties described in (B).

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2001
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2000.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2001, nor does it purport to represent our future financial position. No pro forma adjustments were made for Universal Plaza and Woodstock Square as no significant operations had commenced as of March 31, 2001. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2001
                                   (unaudited)


      Pro Forma
                                                                     Historical
     Adjustments
                                                                        (A)
       (B) (H)         Pro Forma

----------------- ---------------- -----------------
Rental income                                                  $
5,146,701        2,367,435         7,514,136
Percentage rental income                                                    -
            -                 -
Additional rental income
1,404,921          357,058         1,761,979
Interest income
373,426            -               373,426
Other income
17,098            -                17,098

----------------- ---------------- -----------------

Total income
6,942,146        2,724,493         9,666,639

----------------- ---------------- -----------------

Professional services
52,811            -                52,811
General and administrative expenses
162,939            -               162,939
Advisor asset management fee (C)                                            -
           88,484            88,484
Property operating expenses
1,415,458          370,015         1,785,473
Management fee (G)
330,074          122,598           452,672
Interest expense
2,126,819          447,117         2,573,936
Acquisition costs expensed
37,580            -                37,580
Depreciation (D)
1,510,938          532,525         2,043,463
Amortization
63,308            -                63,308

----------------- ---------------- -----------------

Total expenses
5,699,927        1,560,739         7,260,666

----------------- ---------------- -----------------

Net income before comprehensive income
1,242,219        1,163,754         2,405,973

Unrealized holding loss on investment securities
516,331            -               516,331

----------------- ---------------- -----------------

Net income (F)                                                 $
1,758,550        1,163,754         2,922,304

================= ================ =================

Weighted average number of shares of common
   stock outstanding (E)
14,047,894                         20,624,494

=================                  =================

Basic and diluted net income per weighted average
   shares of common stock outstanding (E)
 .09                                .11

=================                  =================

    See accompanying notes to pro forma consolidated statement of operations.

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2001
                                   (unaudited)

(A) Historical information represents the historical statement of operations of the Company for the year ended March 31, 2001 as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for acquisitions are as though they were acquired January 1, 2000.

                                                  Columbia
                     West Oaks
                                                  Promenade          Lowe's
     K Mart         Town Center
                                               ----------------
----------------- ---------------- -----------------
Rental income                               $           16,770          113,750
         113,418           195,953
Percentage rental income                                     -                -
               -                 -
Additional rental income                                 4,462                -
               -            44,631
                                               ----------------
----------------- ---------------- -----------------

Total income                                            21,232          113,750
         113,418           240,584
                                               ----------------
----------------- ---------------- -----------------

Advisor asset management fee                                 -                -
               -                 -
Property operating expenses                              6,467                -
               -            57,347
Management fee                                             955            5,118
           5,103            10,826
Interest expense                                             -                -
               -                 -
Depreciation                                                 -           16,083
          14,416            59,750
Amortization                                                 -                -
               -                 -
                                               ----------------
----------------- ---------------- -----------------

Total expenses                                           7,422           21,201
          19,519           127,923
                                               ----------------
----------------- ---------------- -----------------

Net income (loss)                           $           13,810           92,549
          93,899           112,661
                                               ================
================= ================ =================

                                                                      The
                                                  Sand Lake         PETsMART
      JoAnn           Just For
                                                   Corners         Properties
     Fabrics            Feet
                                               ----------------
----------------- ---------------- -----------------
Rental income                               $          540,134          225,237
         115,918           98,156
Percentage rental income                                     -                -
               -                -
Additional rental income                               101,130                -
               -                -
                                               ----------------
----------------- ---------------- -----------------

Total income                                           641,264          225,237
         115,918           98,156
                                               ----------------
----------------- ---------------- -----------------

Advisor asset management fee                            27,780           12,177
           6,128            4,806
Property operating expenses                            108,743                -
               -                -
Management fee                                          28,857           11,485
           5,216            4,417
Interest expense                                             -                -
               -                -
Depreciation                                           138,750           60,888
          30,638           24,031
Amortization                                                 -                -
               -                -
                                               ----------------
----------------- ---------------- -----------------

Total expenses                                         304,130           84,550
          41,982           33,254
                                               ----------------
----------------- ---------------- -----------------

Net income (loss)                           $          337,134          170,687
          73,936           64,902
                                               ================
================= ================ =================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2001
                                   (unaudited)


                                      Skyview         Chickasaw
        Financing           Total
                                       Plaza            Trails            Total
       Obtained (H)       Pro Forma
                                  ---------------- -----------------
---------------- ----------------- ----------------
Rental income                  $          739,044           179,055
2,367,435             -            2,367,435
Percentage rental income                    -                -                -
               -                -
Additional rental income                  143,100            63,735
357,058             -              357,058
                                  ---------------- -----------------
---------------- ----------------- ----------------

Total income                              882,144           242,790
2,724,493             -            2,724,493
                                  ---------------- -----------------
---------------- ----------------- ----------------

Advisor asset management fee               26,875            10,718
88,484             -               88,484
Property operating expenses               146,055            51,403
370,015             -              370,015
Management fee                             39,696            10,925
122,598             -              122,598
Interest expense                            -                -                -
             447,117          447,117
Depreciation                              134,375            53,594
532,525             -              532,525
Amortization                                -                -                -
               -                -
                                  ---------------- -----------------
---------------- ----------------- ----------------

Total expenses                            347,001           126,640
1,113,622           447,117        1,560,739
                                  ---------------- -----------------
---------------- ----------------- ----------------

Net income (loss)              $          535,143           116,150
1,610,871          (447,117)       1,163,754
                                  ================ =================
================ ================= ================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2001
                                   (unaudited)


(C) The advisor asset management fee will be subordinated to the shareholders' receipt of a stated return. The advisor asset management fee has been calculated as .5% of the cost of acquisition of properties acquired subsequent to March 31, 2001. No additional advisor asset management fees were assessed for properties acquired at March 31, 2001 because the advisor has determined that no additional advisor asset management fees are due at March 31, 2001 based on the Company's projection of the amount to be subordinated.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(E) The pro forma weighted average shares of common stock outstanding for the three months ended March 31, 2001 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) The net income allocable to the minority interest is immaterial, and therefore, has been excluded.

(G) Management fees are calculated as 4.5% of gross revenues.

(H) In May 2001, the Company obtained $26,301,000 of financing proceeds secured by the Sand Lake, West Oaks, Lowe's and K-Mart properties with interest at a rate of 6.8% per annum subsequent to acquisition and which were previously unencumbered.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2000.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2000, nor does it purport to represent our future financial position. The pro forma adjustments for Columbia Promenade and West Oaks Town Center are based on a completion date of October 2000. No pro forma adjustments were made for Universal Plaza and Woodstock Square as construction was not complete as of December 31, 2000. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                                   (unaudited)


      Pro Forma
                                                                     Historical
     Adjustments
                                                                        (A)
       (B) (I)         Pro Forma

----------------- ---------------- -----------------
Rental income                                                  $
16,349,483       10,753,153        27,102,626
Percentage rental income                                                    -
           57,900            57,900
Additional rental income
4,734,088        1,579,289         6,313,377
Interest income
845,013            -               845,013
Other income
195,329            -               195,329

----------------- ---------------- -----------------

Total income
22,123,913       12,390,342        34,514,265

----------------- ---------------- -----------------

Professional services
188,295            -               188,295
General and administrative expenses
448,451            -               448,451
Advisor asset management fee (C)
120,000          616,609           736,609
Property operating expenses
5,352,184        1,824,376         7,176,560
Management fee (G)
926,978          558,559         1,485,537
Interest expense
8,126,587        2,843,676        10,970,263
Acquisition costs expensed
148,494            -               148,494
Depreciation (D)
4,581,748        2,908,272         7,490,020
Amortization
170,662           64,506           235,168

----------------- ---------------- -----------------

Total expenses
20,063,399        8,815,998        28,879,397

----------------- ---------------- -----------------

Net income before comprehensive income
2,060,514        3,574,344         5,634,858

Unrealized holding loss on investment securities
69,896            -                69,896

----------------- ---------------- -----------------

Net income (F)                                                 $
1,990,618        3,574,344         5,564,962

================= ================ =================

Weighted average number of shares of common stock
    outstanding (E)
8,590,250                         15,166,850

=================                  =================

Basic and diluted net income per weighted average shares
    of common stock outstanding (E)
 .24                                .37

=================                  =================

    See accompanying notes to pro forma consolidated statement of operations.

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                                   (unaudited)

(A) Historical information represents the historical statement of operations of the Company for the year ended December 31, 2000 as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for acquisitions are as though they were acquired January 1, 2000.

                                                           Pleasant
Gateway
                                           Conway            Hill
Market           Columbia
                                           Plaza            Square
Center          Promenade          Lowe's
                                       --------------- -----------------
---------------- ----------------- ----------------
Rental income                       $          51,435        1,011,548
956,517            100,628         910,000
Percentage rental income                        -                 -
  -                -                -
Additional rental income                        6,690          174,251
179,843             25,611           -
                                       --------------- -----------------
---------------- ----------------- ----------------

Total income                                   58,125        1,185,799
1,136,360            126,239         910,000
                                       --------------- -----------------
---------------- ----------------- ----------------

Advisor asset management fee                   10,600           85,854
52,560              9,172          47,250
Property operating expenses                    19,674          200,289
200,881             36,957            -
Management fee                                  3,615           53,360
51,134              5,680          40,950
Interest expense (H)                            -              500,098
555,110             -                 -
Depreciation                                   21,500          360,120
270,800             61,000         193,000
Amortization                                    -               11,502
53,004             -                 -

                                       --------------- -----------------
---------------- ----------------- ----------------

Total expenses                                 55,389        1,211,223
1,183,489            112,809         281,200
                                       --------------- -----------------
---------------- ----------------- ----------------

Net income (loss)                   $           2,736          (25,424)
(47,129)            13,430         628,800
                                       =============== =================
================ ================= ================


               The
                                                          West Oaks         Sand
Lake         PETsMART           JoAnn
                                           K Mart        Town Center
Corners         Properties         Fabrics
                                       --------------- -----------------
---------------- ----------------- ----------------

Rental income                       $         907,350           133,282
1,752,143          1,020,949          493,671
Percentage rental income                       57,900             -
  -                 -                -
Additional rental income                        -                 8,673
306,229              -                -
                                       --------------- -----------------
---------------- ----------------- ----------------

Total income                                  965,250           141,955
2,058,372          1,020,949          493,671
                                       --------------- -----------------
---------------- ----------------- ----------------

Advisor asset management fee                   45,250            11,978
111,125             48,710           24,510
Property operating expenses                     -                53,773
395,180              -                -
Management fee                                 43,436             6,388
92,626             45,942           22,215
Interest expense (H)                            -                -
 -                  -                -
Depreciation                                  173,000            59,750
555,000            243,550          122,552
Amortization                                    -                -
 -                  -                -
                                       --------------- -----------------
---------------- ----------------- ----------------

Total expenses                                261,686           131,889
1,153,931            338,202          169,277
                                       --------------- -----------------
---------------- ----------------- ----------------

Net income (loss)                   $         703,564            10,066
904,441            682,747          324,394
                                       =============== =================
================ ================= ================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                                   (unaudited)

                                                  Just For          Skyview
    Chicasaw
                                                    Feet             Plaza
     Trails
                                               ----------------
----------------- ----------------
Rental income                               $          392,627         2,264,855
         758,148
Percentage rental income                                 -                 -
           -
Additional rental income                                 -               689,415
         188,577
                                               ----------------
----------------- ----------------

Total income                                           392,627         2,954,270
         946,725
                                               ----------------
----------------- ----------------

Advisor asset management fee                            19,225           107,500
          42,875
Property operating expenses                              -               705,619
         212,003
Management fee                                          17,668           132,942
          42,603
Interest expense (H)                                     -                 -
           -
Depreciation                                            96,125           537,500
         214,375
Amortization                                             -                 -
           -
                                               ----------------
----------------- ----------------

Total expenses                                         133,018         1,483,561
         511,856
                                               ----------------
-----------------

 ----------------

Net income (loss)                           $          259,609         1,470,709
         434,869
                                               ================
================= ================

                                                                   Financing
      Total
                                                    Total         Obtained (I)
    Pro Forma
                                               ----------------
----------------- ----------------

Rental income                               $       10,753,153            -
      10,753,153
Percentage rental income                                57,900            -
          57,900
Additional rental income                             1,579,289            -
       1,579,289
                                               ----------------
----------------- ----------------

Total income                                        12,390,342            -
      12,390,342
                                               ----------------
----------------- ----------------

Advisor asset management fee                           616,609            -
         616,609
Property operating expenses                          1,824,376            -
       1,824,376
Management fee                                         558,559            -
         558,559
Interest expense (H)                                 1,055,208        1,788,468
       2,843,676
Depreciation                                         2,908,272            -
       2,908,272
Amortization                                            64,506            -
          64,506
                                               ----------------
----------------- ----------------

Total expenses                                       7,027,530        1,788,468
       8,815,998
                                               ----------------
----------------- ----------------

Net income (loss)                           $        5,362,812       (1,788,468)
       3,574,344
                                               ================
================= ================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                                   (unaudited)

Acquisition of Columbia Promenade

Reconciliation of Gross Income and Direct Operating Expenses for the period from October 5, 2000 through December 31, 2000 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                            *As          Pro
Forma
                                                         Reported
Adjustments      Total

------------------------------------------
       Rental income                               $        100,628          -
       100,628
       Additional rental income                              25,611          -
        25,611

--------------------------------------------------------------------------------
---------

       Total income                                         126,239          -
       126,239

--------------------------------------------------------------------------------
---------

       Advisor asset management fee                           -
9,172         9,172
       Property operating expenses                           36,957         -
        36,957
       Management fees                                        -
5,680         5,680
       Depreciation                                           -
61,000        61,000

--------------------------------------------------------------------------------
---------

       Total expenses                                        36,957
78,852       112,809

--------------------------------------------------------------------------------
---------

       Net income (loss)                           $         89,282
(75,852)       13,430

================================================================================
=========

Acquisition of Lowe's

This pro forma adjustment reflects the purchase of Lowe's as if the Company had acquired the property as of January 1, 2000, and is based on information provided by the Seller.



--------------------------------------------------------------------------------
-------
                                                      Year ended     Pro Forma
                                                       12/31/00     Adjustments
   Total

--------------------------------------------------------------------------------
-------
       Rental income                              $         910,000         -
     910,000

--------------------------------------------------------------------------------
-------

       Total income                                         910,000         -
     910,000

--------------------------------------------------------------------------------
-------

       Advisor asset management fee                           -
47,250      47,250
       Property operating expenses                            -             -
       -
       Management fees                                        -
40,950      40,950
       Depreciation                                           -
193,000     193,000

--------------------------------------------------------------------------------
-------

       Total expenses                                         -
281,200     281,200

--------------------------------------------------------------------------------
-------

       Net income (loss)                          $         910,000
(281,200)     628,800

================================================================================
=======

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                                   (unaudited)


Acquisition of K Mart

This pro forma adjustment reflects the purchase of K Mart as if the Company had acquired the property as of January 1, 2000, and is based on information provided by the Seller.

--------------------------------------------------------------------------------
-----------------
                                                           Year ended       Pro
Forma
                                                            12/31/00
Adjustments        Total

--------------------------------------------------------------------------------
-----------------
       Rental income                                  $         907,350
  -            907,350
       Percentage rental income                                  57,900
  -             57,900

--------------------------------------------------------------------------------
-----------------

       Total income                                             965,250
  -            965,250

--------------------------------------------------------------------------------
-----------------

       Advisor asset management fee                               -
 45,250         45,250
       Property operating expenses                                -
  -              -
       Management fees                                            -
 43,436         43,436
       Depreciation                                               -
173,000        173,000

--------------------------------------------------------------------------------
-----------------

       Total expenses                                             -
261,686        261,686

--------------------------------------------------------------------------------
-----------------

       Net income (loss)                              $         965,250
(261,686)        703,564

--------------------------------------------------------------------------------
-----------------

--------------------------------------------------------------------------------
-----------------


Acquisition of West Oaks Towne Center

Reconciliation of Gross Income and Direct Operating Expenses for the period from October 1, 2000 through December 31, 2000 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


--------------------------------------------------------------------------------
-----------------
                                                             *As           Pro
Forma
                                                           Reported
Adjustments         Total

--------------------------------------------------------------------------------
-----------------
       Rental income                                 $         133,282
  -            133,282
       Additional rental income                                  8,673
  -              8,673

--------------------------------------------------------------------------------
-----------------

       Total income                                            141,955
  -            141,955

--------------------------------------------------------------------------------
-----------------

       Advisor asset management fee                              -
 11,978         11,978
       Property operating expenses                              53,773
  -             53,773
       Management fees                                             843
  5,545          6,388
       Depreciation                                              -
 59,750         59,750

--------------------------------------------------------------------------------
-----------------

       Total expenses                                           54,616
 77,273        131,889

--------------------------------------------------------------------------------
-----------------

       Net income (loss)                             $          87,339
(77,273)         10,066

--------------------------------------------------------------------------------
-----------------

--------------------------------------------------------------------------------
-----------------


                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                                   (unaudited)

Acquisition of Sand Lake Corners

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 2000 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


--------------------------------------------------------------------------------
-----------------
                                                            *As          Pro
Forma
                                                          Reported
Adjustments        Total

--------------------------------------------------------------------------------
-----------------
       Rental income                                $       1,752,143          -
           1,752,143
       Additional rental income                               306,229          -
             306,229

--------------------------------------------------------------------------------
-----------------

       Total income                                         2,058,372          -
           2,058,372

--------------------------------------------------------------------------------
-----------------

       Advisor asset management fee                             -
111,125          111,125
       Property operating expenses                            395,180          -
             395,180
       Management fees                                          7,895
84,731           92,626
       Depreciation                                             -
555,000          555,000

--------------------------------------------------------------------------------
-----------------

       Total expenses                                         403,075
750,856        1,153,931

--------------------------------------------------------------------------------
-----------------

       Net income (loss)                            $       1,655,297
(750,856)         904,441

--------------------------------------------------------------------------------
-----------------

--------------------------------------------------------------------------------
-----------------


Acquisition of the PETsMART properties

This pro forma adjustment reflects the purchase of the three PETsMART properties as if the Company had acquired the properties as of January 1, 2000, and is based on information provided by the Seller.


--------------------------------------------------------------------------------
-----------------------
                                                            Year ended       Pro
Forma
                                                             12/31/00
Adjustments          Total

--------------------------------------------------------------------------------
-----------------------
       Rental income                                   $        1,020,949
  -                1,020,949

--------------------------------------------------------------------------------
-----------------------

       Total income                                             1,020,949
  -                1,020,949

--------------------------------------------------------------------------------
-----------------------

       Advisor asset management fee                                 -
 48,710               48,710
       Property operating expenses                                  -
  -                    -
       Management fees                                              -
 45,942               45,942
       Depreciation                                                 -
243,550              243,550

--------------------------------------------------------------------------------
-----------------------

       Total expenses                                               -
338,202              338,202

--------------------------------------------------------------------------------
-----------------------

       Net income (loss)                               $        1,020,949
(338,202)             682,747

--------------------------------------------------------------------------------
-----------------------

--------------------------------------------------------------------------------
-----------------------

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                                   (unaudited)

Acquisition of JoAnn Fabrics

This pro forma adjustment reflects the purchase of the Jo Ann Fabrics property as if the Company had acquired the properties as of January 1, 2000, and is based on information provided by the Seller.


--------------------------------------------------------------------------------
-----------------------
                                                            Year ended       Pro
Forma
                                                             12/31/00
Adjustments          Total

--------------------------------------------------------------------------------
-----------------------
       Rental income                                   $          493,671
  -                  493,671

--------------------------------------------------------------------------------
-----------------------

       Total income                                               493,671
  -                  493,671

--------------------------------------------------------------------------------
-----------------------

       Advisor asset management fee                                 -
 24,510               24,510
       Property operating expenses                                  -
  -                    -
       Management fees                                              -
 22,215               22,215
       Depreciation                                                 -
122,552              122,552

--------------------------------------------------------------------------------
-----------------------

       Total expenses                                               -
169,277              169,277

--------------------------------------------------------------------------------
-----------------------

       Net income (loss)                               $          493,671
(169,277)             324,394

--------------------------------------------------------------------------------
-----------------------

--------------------------------------------------------------------------------
-----------------------

Acquisition of Just For Feet

This pro forma adjustment reflects the purchase of the Just For Feet property as if the Company had acquired the properties as of January 1, 2000, and is based on information provided by the Seller.


--------------------------------------------------------------------------------
-----------------------
                                                            Year ended       Pro
Forma
                                                             12/31/00
Adjustments          Total

--------------------------------------------------------------------------------
-----------------------
       Rental income                                   $          392,627
  -                  392,627

--------------------------------------------------------------------------------
-----------------------

       Total income                                               392,627
  -                  392,627

--------------------------------------------------------------------------------
-----------------------

       Advisor asset management fee                                 -
 19,225              19,225
       Property operating expenses                                  -
  -                   -
       Management fees                                              -
 17,668              17,668
       Depreciation                                                 -
 96,125              96,125

--------------------------------------------------------------------------------
-----------------------

       Total expenses                                               -
133,018             133,018

--------------------------------------------------------------------------------
-----------------------

       Net income (loss)                               $          392,627
(133,018)            259,609

--------------------------------------------------------------------------------
-----------------------

--------------------------------------------------------------------------------
-----------------------

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                                   (unaudited)

Acquisition of Skyview Plaza

This pro forma adjustment reflects the purchase of the Skyview Plaza property as if the Company had acquired the properties as of January 1, 2000, and is based on information provided by the Seller.


--------------------------------------------------------------------------------
-----------------------
                                                            Year ended       Pro
Forma
                                                             12/31/00
Adjustments          Total

--------------------------------------------------------------------------------
-----------------------
       Rental income                                   $        2,264,855
  -                2,264,855
       Additional rental income                                   689,415
  -                  689,415

--------------------------------------------------------------------------------
-----------------------

       Total income                                             2,954,270
  -                2,954,270

--------------------------------------------------------------------------------
-----------------------

       Advisor asset management fee                                 -
107,500              107,500
       Property operating expenses                                705,619
  -                  705,619
       Management fees                                            124,900
  8,042              132,942
       Depreciation                                                 -
537,500              537,500

--------------------------------------------------------------------------------
-----------------------

       Total expenses                                             830,519
653,042            1,483,561

--------------------------------------------------------------------------------
-----------------------

       Net income (loss)                               $        2,123,751
(653,042)           1,470,709

--------------------------------------------------------------------------------
-----------------------

--------------------------------------------------------------------------------
-----------------------

Acquisition of Chickasaw Trails

This pro forma adjustment reflects the purchase of the Chickasaw Trails property as if the Company had acquired the properties as of January 1, 2000, and is based on information provided by the Seller.


--------------------------------------------------------------------------------
-----------------------
                                                            Year ended       Pro
Forma
                                                             12/31/00
Adjustments          Total

--------------------------------------------------------------------------------
-----------------------
       Rental income                                   $          758,148
  -                  758,148
       Additional rental income                                   188,577
  -                  188,577

--------------------------------------------------------------------------------
-----------------------

       Total income                                               946,725
  -                  946,577

--------------------------------------------------------------------------------
-----------------------

       Advisor asset management fee                                 -
 42,875               42,875
       Property operating expenses                                212,003
  -                  212,003
       Management fees                                             39,644
  2,959               42,603
       Depreciation                                                 -
214,375              214,375

--------------------------------------------------------------------------------
-----------------------

       Total expenses                                             251,647
260,209             511,856

--------------------------------------------------------------------------------
-----------------------

       Net income (loss)                               $          695,078
(260,209)            434,869

--------------------------------------------------------------------------------
-----------------------

--------------------------------------------------------------------------------
-----------------------

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2000
                                   (unaudited)


(C) The advisor asset management fee will be subordinated to the shareholders' receipt of a stated return. The advisor asset management fee has been calculated as .5% of the cost of acquisition of properties acquired subsequent to December 31, 2000. No additional advisor asset management fees were assessed for properties acquired at December 31, 2000 because the advisor has determined that no additional advisor asset management fees are due at December 31, 2000, based on the Company's projection of the amount to be subordinated.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(E) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2000 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) The net income allocable to the minority interest is immaterial, and therefore, has been excluded.

(G)  Management fees are calculated as 4.5% of gross revenues.

(H) As part of the acquisition of certain of these properties, the Company originated debt. The pro forma adjustments relating to interest expense were based on the following terms:

     Pleasant Hill Square -
     The Company purchased this property with the proceeds of a new first mortgage in the amount of approximately $17,120,000. The note bears an annual interest rate of 140 basis points over LIBOR (which equates to a current interest rate of 8.02%).

     Gateway Market Center -
     The Company purchased this property with the proceeds of a new mortgage, which secures two promissory notes in the aggregate principal amount of $15,637,000. One promissory note is in the principal amount of $10,425,000, requires monthly payments of interest only at a fixed rate of 7.94% and is due August 2005. The other note is in the principal amount of $5,212,000, requires monthly payments of interest only at a floating rate per annum of 190 basis points over a 30-day LIBOR rate (which equates to a current interest rate of 8.53%), and is due August 2001. At the time of the purchase, the lender funded $9,025,000 and $4,512,000 respectively of these two notes. The balances of $1,400,000 and $700,000, respectively, will be funded at the time of the purchase of the Home Place of America building.

(I) In May 2001, the Company obtained $26,301,000 of financing proceeds secured by the Sand Lake, West Oaks, Lowe's and K-Mart properties with interest at a rate of 6.8% per annum subsequent to acquisition and which were previously unencumbered.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Sand Lake Corners Shopping Center ("the Property") for the year ended December 31, 2000. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of Inland Retail Real Estate Trust, Inc. , as described in note 2. The presentation is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Sand Lake Corners Shopping Center for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.










Chicago, Illinois
June 30, 2001

                        SAND LAKE CORNERS SHOPPING CENTER

        Historical Summary of Gross Income and Direct Operating Expenses

                      For the year ended December 31, 2000


Gross income:
    Base rental income
  $1,752,143
    Operating expense and real estate tax recoveries
     306,229

------------

             Total gross income
   2,058,372

------------

Direct operating expenses:
    Operating expenses
     155,320
    Real estate taxes
     188,637
    Utilities
      31,980
    Insurance
      27,138

------------

             Total direct operating expenses
     403,075

------------

             Excess of gross income over direct operating expenses
  $1,655,297

============

See accompanying notes to historical summary of gross income and direct operating expenses.

                        SAND LAKE CORNERS SHOPPING CENTER

        Historical Summary of Gross Income and Direct Operating Expenses

                      For the year ended December 31, 2000
 (1)     BUSINESS

        Sand Lake Corners Shopping Center ("the Property") is located in Orlando, Florida. It consists of approximately 189,741 square feet of gross leasable area and was 100% leased and 98% occupied at December 31, 2000. The Property was under construction and was substantially complete at December 31, 1999. During 1999 and 2000, tenants began to occupy space in the Property. The property is anchored by two tenants occupying approximately 49% of the Property's total leasable area. Inland Retail Real Estate Trust, Inc. ("IRRETI"), has purchased the Property from an unaffiliated third-party ("Seller").

 (2)    BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K of IRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

 (3)    GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Certain of the leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenants' sales exceed predetermined levels. In addition, certain leases contain renewal options at various periods at various rental rates.

        Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $41,372 for the year ended December 31, 2000.

        Minimum rents to be received from tenants under operating leases in effect at December 31, 2000, are as follows:

       YEAR                                TOTAL
    ------------                       -------------

      2001                               $ 2,100,858
      2002                                 2,111,028
      2003                                 2,111,028
      2004                                 1,873,361
      2005                                 1,421,217
      Thereafter                           9,506,330
                                       -------------

           Total                         $19,123,822
                                       ==============


(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Costs such as mortgage interest, depreciation, amortization, management fees, and professional fees are excluded from the Historical Summary.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning public real estate programs sponsored by affiliates of our advisor. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the partnerships. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

       Table I         Experience in Raising and Investing Funds

       Table II        Compensation to IREIC and Affiliates

       Table III       Operating Results of Prior Programs

       Table IV        Results of Completed Programs

       Table V         Sales or Disposals of Properties

       Table VI        Acquisition of Properties by Programs*

* Our prospective investors may obtain copies of Table VI by contacting Inland Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in the Post Effective Amendment No. 1 to Form S-11 Registration Statement under the Securities Act of 1933 filed by us on May 1, 2001 with the Securities and Exchange Commission. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P., the partnerships presented in the tables are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

     (1)  Capital appreciation; and
     (2)  Cash distributions for limited partners.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation in raising and investing funds in prior programs. The offerings presented closed in the three years ended December 31, 2000. The table focuses on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
                                 (000's omitted)


        Inland Real

           Estate

        Corporation

      -----------------


         1 Program

      -----------------
Dollar amount offered (B)
   $           647,000
Dollar amount raised
               584,416       100.00%
Less offering expenses:
  Syndication fees (C)
                52,219         8.94
  Other fees (D)
                 6,597         1.13
  Organizational fees
                    37         0.00
Reserves (E)
                 5,719          .98

      ----------------- -------------

Available for investment
   $           519,844        88.71%

      ================= =============

Acquisition costs:
  Cash down payments (F)
   $           984,523
  Other cash expenditures capitalized
                 9,164

    Total acquisition costs
   $           993,687

      =================

Percent leverage (G)
                              47.07%
Date offerings commenced
                               (H)
Length of offering
                               (H)
Months to invest 90% of amount available for investment (measured   from
  beginning of offering)
                               (H)


                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)


                                NOTES TO TABLE I


(A) The table reflects experience for Inland Real Estate Corporation, a REIT which stopped offering securities in 1998. The figures are cumulative and are as of December 31, 2000. The dollar amount raised represents the cash proceeds collected by the program. The table reflects payments made or to be made from investor capital contributions upon receipt.

(B) The "dollar amount offered" does not reflect shares offered for distribution to stockholders participating in Inland Real Estate Corporation's distribution reinvestment program.

(C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs.

(E) Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits , if any, among other things.

(F) Cash down payments include amounts paid at closing and projected amounts to be paid from working capital reserves at mortgage balloon dates. Actual amounts paid at the balloon dates will depend upon the operating results of the REIT.

(G) Represents mortgage financing at December 31, 2000 divided by the total acquisition costs including such mortgage financing.

(H) On October 14, 1994, the program commenced an initial public offering, on a best effort basis, ("Initial Offering") of 5,000,000 shares of common stock at $10.00 per share. On July 24, 1996, the program commenced an offering of an additional 10,000,000 shares at $10.00 per share, on a best efforts basis. On July 14, 1997, the program commenced an offering of an additional 20,000,000 shares at $10.00 per share, on a best efforts basis. On April 7, 1998, the program commenced an offering of an additional 27,000,000 shares at $11.00 per share, on a best efforts basis. In order to maximize flexibility in evaluating strategic alternatives, the program's board of directors decided to terminate the April 7, 1998 offering on December 31, 1998. As of December 31, 1998, the program had received subscriptions for a total of 16,642,397 shares in this offering. As of December 31, 1999, substantially all proceeds available for investment from the offerings were invested in real properties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three most recent years in connection with the prior partnerships and program.

Some partnerships acquired their properties from affiliates of our Advisor that had purchased such properties from unaffiliated third parties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000'S OMITTED)

                            Inland Real

             Public            Estate

            Programs        Corporation


           6 Programs        1 Program

        ----------------- -----------------
Date offering commenced
                       -          10/14/94
Dollar amount raised
     $           172,241         $ 584,416

        ================= =================

Amounts paid or payable to general partner or affiliates from proceeds of offerings:
  Selling commissions and underwriting fees
     $          5,885(B)         49,869(C)
  Other offering expenses (D)
                2,310             2,350
  Acquisition cost and expense
               10,088(E)            925

        ================= =================

Dollar amount of cash available from operations before deducting payments to general partner or affiliates (F)
     $                          169,141

                          =================

Amounts paid to general partner or affiliates related to operations: (J)
  Property management fees (G)
     $            611            10,693
  Advisor asset management fee
                    0             7,572
  Partnership subsidies received
                    0                 0
  Accounting services
                  240               260
  Data processing service
                  171               278
  Legal services
                  219                80
  Mortgage servicing fees
                    0               272
  Mortgage interest expense
                    0               136
  Acquisition costs expensed
                    0               755
  Other administrative services
                  570               638
  Property upgrades
                1,275                 0
  Property operating expenses
                    0                 0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (H):
  Cash
     $         31,000                 0
  Equity in notes and undistributed sales proceeds
               10,632                 0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings (I):
  Sales commissions
     $            152                 0
  Mortgage brokerage fee
                    0                 0
  Participation in cash distributions
                  952                 0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)


                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2000 and the figures relating to cash available from operations are for the three years ending December 31, 2000. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The total amount of selling commissions paid to an affiliate includes approximately $2,712,000, which was in turn paid to third party soliciting dealers.

(C) The total amount of selling commissions paid to an affiliate includes approximately $42,500,000, which was in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.

                                                        Public Programs
                                                       -------------------

                                                           6 Programs
                                                        (000's omitted)
                                                       -------------------
        Acquisition fees                            $              9,975
        Reimbursement (at cost) for upgrades and
          acquisition due diligence                                  113
        Partnership down payments                                 38,745
        Inland down payments                                     (38,745)

        Acquisition cost and expense                $             10,088

                                                       ===================

(F) See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the partnership of undeveloped land, limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership.

(H) See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2000. The operating results consist of:

     -   The components of taxable income (loss);

     -   Taxable income or loss from operations and property sales;

     - Cash available and source, before and after cash distributions to investors; and

     -   Tax and distribution data per $1,000 invested.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
             (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000
                                    INVESTED)

                                                                       Inland
Real Estate Corporation

                                                     2000          1999
1998        1997        1996         1995

-----------------------------------------------------------------------
Gross revenues                                   $ 150,892       123,788
73,302      29,422       6,328        1,180
Profit on sale of properties                             0             0
  0           0           0            0

Less:
  Merger consideration costs (E)                    68,775             0
  0           0           0            0
  Operating expenses                                47,727        40,303
21,017       8,863       1,873          327
  Interest expense                                  33,682        25,654
13,422       5,655         597          164
  Program expenses                                   6,493         7,298
3,114       1,576         449           22
  Depreciation & amortization                       26,219        20,361
11,663       4,681         957          170

Net income (loss)-GAAP basis                     $ (32,004)       30,172
24,086       8,647       2,452          497

========================================================================

Taxable income (loss) (A):

Total from operations                                    0             0
  0           0           0            0
From gain on sale                                        0             0
  0           0           0            0

========================================================================

Cash available (deficiency) from
  operations (B)                                    58,063        52,262
37,440      15,218       5,180          978
Cash available from sales (C)                            0             0
  0           0           0            0
Cash (deficiency) from Financings                   31,687       145,814
166,352      43,926      25,670            0
Total cash available before
  distributions and special items                   89,750       198,076
203,792      59,144      30,850          978

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
             (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000
                                    INVESTED)

                                                                      Inland
Real Estate Corporation
                                                        2000         1999
 1998         1997         1996        1995

---------------------------------------------------------------------
Less distributions to investors:
  From operations                                      54,368       48,773
 33,454       11,899       3,286        607
  From sales and refinancings                               0            0
      0            0           0          0
  From return of capital                                    0            0
      0            0           0          0
From supplemental capital contribution   (return
on capital)                                                 0            0
      0            0           0          0

Less distributions to general partner:
  From operations                                           0            0
      0            0           0          0
  From sales and refinancings                               0            0
      0            0           0          0
Cash available after distributions before
  special items                                        35,382      145,303
170,338       47,245      27,564        371

Special items:
  Advances (repayments) from (to) general
    partner or affiliates                                   0            0
      0            0           0          0
  Repurchase of shares (D)                             (9,615)      (3,704)
(1,317)        (421)        (30)       (27)
  Use of partnership reserves                               0            0
      0            0           0          0
  Use of cash available for offering
    purposes                                                0            0
      0            0           0          0
Cash available after distributions and special
items                                                $ 25,767      145,599
169,021       46,824      27,534        344

======================================================================

Tax data per $1,000 invested (A):

  Federal income tax results:
  Ordinary income (loss):
    From operations                                         0             0
      0            0           0          0
    From recapture                                          0             0
      0            0           0          0
    Capital gain                                            0             0
      0            0           0          0

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                                      90            89
     88           86          82         78
    Return of capital                                       0             0
      0            0           0          0
    Supplemental capital contributions
      (return on capital)                                   0             0
      0            0           0          0
  Source (on cash basis):
    Sales                                                   0             0
      0            0           0          0
    Refinancings                                            0             0
      0            0           0          0
    Operations (F)                                         90            89
     88           86          82         78
    Return of capital                                       0             0
      0            0           0          0
    Supplemental capital contributions
  (return on capital)                                       0             0
      0            0           0          0

Percent of properties remaining unsold(G)              100.00%
                                                      =========

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(A) Inland Real Estate Corporation qualified as a real estate investment trust ("REIT") under the Internal Revenue Code for federal income tax purposes commencing with the tax year ending December 31, 1995. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland Real Estate Corporation fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:


                                                                       Inland
Real Estate Corporation

    (000's omitted)
                                                   2000          1999
1998          1997         1996        1995

--------------------------------------------------------------------------
Net cash provided by operating
  activities per the Form 10-K
  annual report or 10-Q
  quarterly report                             $ 58,505          53,984
40,216        15,924       5,530        978
Principal payments on long-term
  debt                                              (71)            (88)
 (74)          (67)      -            -
Payments for deferred loan fees                    (371)         (1,634)
(2,702)         (639)       (350)       -

                                               $ 58,063          52,262
37,440        15,218       5,180        978

==========================================================================

(C) See Table V and Notes thereto regarding sales and disposals of properties.

(D) The program established a share repurchase program which provides liquidity to investors. These funds were utilized by the program to repurchase shares, pursuant to the terms of the related prospectus.

(E) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. IREC issued an aggregate of 6,181,818 shares of its common stock valued at $11.00 per share to Inland Real Estate Investment Corporation and The Inland Property Management Group, Inc. The expense of these shares and additional costs relating to the merger are reported as an operational expense on IREC's Consolidated Statements of Operations.

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III


(F) Distributions by IREC to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                                               2000        1999         1998
     1997         1996        1995

---------------------------------------------------------------------
% of Distribution representing:
  Ordinary income                             76.67       73.67         76.22
     74.19       83.50       94.24
  Return of Capital                           23.33       26.33         23.78
     25.81       16.50        5.76

                                             100.00      100.00        100.00
    100.00      100.00      100.00


(G) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any).

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)


Table IV is a summary of operating and disposition results of prior public partnerships sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2000 have sold their properties and either hold notes with respect to such sales or have liquidated. One public partnership, Inland Real Estate Growth Fund, L.P., has disposed of all its properties during the five years ended prior to December 31, 2000.



Inland Real Estate
Program Name
Growth Fund, L.P.
--------------------------------------------------------------------------------
---------------
Dollar amount raised
    9,465
Number of properties purchased
        2
Date of closing of offering
 08/21/87
Date property sold
  Various

Tax and distribution data per $1,000 invested (A):
  Federal income tax results:
    Ordinary income (loss):
      Operations
  (1,245)
      Recapture
        0
      Capital Gain
    1,537

    Deferred Gain:
      Capital
        0
      Ordinary
        0

    Cash distributions to investors (cash basis):
      Sales
    1,093
      Operations
      196


(A) Data per $1,000 invested is presented as of December 31, 2000. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES


Table V presents information on the results of the sale or disposals of public partnership properties during the three years ended December 31, 2000. Since January 1, 1998, partnerships sponsored by affiliates of our advisor had 38 sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     -    Cash invested in properties;

     -    Cash flow (deficiency) generated by the property;

     -    Taxable gain (ordinary and total); and

     -    Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                                       Cash      Selling
      Secured
                                                     Received,  Commissions
       Notes                      Partnership
                                                      net of      paid or
Mortgage  Received   Net   Original    Capital
                                   Date      Date of  Closing   payable to  at
Time of at Sale  Selling Mortgage    Invested
                                   Acquired    Sale   Costs(B)    Inland
Sale       (C)    Price  Financing     (D)     Total
--------------------------------------------------------------------------------
---------------------------------------------------
Land I Lots, Parcel #15            01/03/90    Var 98     645         0
0       1,968    2,613        0       2,366  2,366
Land I Lots, Parcel #21            03/08/90    Var 98     650         0
(450)       2,449    3,549        0       2,358  2,358
Land I 30 Acres of Parcel #16      01/29/90    Var 98      61         0
0       1,362    1,423        0         816    816
Land II Parcel #15                 09/04/91    Var 98     (6)         0
0       2,750    2,744        0       1,043  1,043
Land II Lots Parcel #23            10/30/92    Var 98   2,142         0
0           0    2,142        0       1,455  1,455
Land II Lots Parcel #7             04/22/91    Var 98   1,402         0
0           0    1,402        0         997    997
Capital Fund Easement Parcel #5    04/01/94    Var 98      63         0
0           0       63        0           7      7
Capital Fund Lots Parcel #2        11/09/93    Var 98     143         0
0           0      143        0          58     58
Capital Fund Lots Parcel #6        05/11/94    Var 98     109         0
0       1,125    1,234        0       1,215  1,215
Capital Fund Lots Parcel #13       10/06/94    Var 98   1,290         0
0           0    1,290        0       1,147  1,147
Capital Fund Lots Parcel #4        03/30/94    Var 98     681         0
0           0      681        0         121    121
Capital Fund Lots Parcel #18       11/02/95    Var 98   1,410         0
0           0    1,410        0       1,062  1,062
Growth Fund I - Scottsdale Sierra  12/31/85  05/06/98   7,255         0
(375)           0    7,630    3,283       3,755  7,038
Monthly Income Fund II-Eurofresh

  Plaza                            12/31/90  11/30/99   2,540         0
0           0    2,540        0       2,186  2,186
Land I 10.391 Acres of Parcel #16  01/29/90  12/15/99   1,494         0
0           0    1,494        0         291    291
Land I 27.51 Acres of Parcel #17   01/29/90  01/29/99     484         0
0           0      484        0         321    321
Land I 96.29 Acres of Parcel #23   05/08/90  08/26/99     589         0
0         750    1,339        0       1,309  1,309
Land II 19.6296 Acres of Parcel #7 04/22/91    Var 99   1,866         0
0           0    1,866        0       1,390  1,390
Land II 20.138 Acres of Parcel #20 01/31/92  06/30/99   1,265         0
0           0    1,265        0       1,250  1,250
Land II 1 Acre of Parcel #21       05/26/92  03/16/99      49         0
0           0       49        0          19     19
Land II 2.4 Acres of Parcel #22    10/30/92  07/27/99     295         0
0           0      295        0          26     26
Land II 5.8752 Acres of Parcel #23 10/30/92    Var 99   1,096         0
0           0    1,096        0         821    821
Land II 2.108 Acres of Parcel #26  03/10/93    Var 99     629         0
0         228      857        0         626    626
Capital Fund 13.503 Acres of

  Parcel #2                        11/09/93    Var 99     871         0
0           0      871        0         433    433
Capital Fund Parcel #3             03/04/94  02/04/99   2,594         0
0           0    2,594        0       1,362  1,362
Capital Fund 1.0331 Acres of

  Parcel #4                        03/30/94  08/19/99     348         0
0           0      348        0          70     70
Capital Fund 188.9 Acres of

  Parcel #5                        04/01/94  10/07/99     733         0
0           0      773        0         613    613
Capital Fund 2.977 Acres of

  Parcel #10                       09/16/94  11/03/99      87         0
0           0       87        0          39     39
Capital Fund 10.643 Acres of

  Parcel #14                       10/26/94  06/21/99     175         0
0           0      175        0          86     86
Monthly Income Fund I - McHenry

  Plaza                            10/19/87  07/19/00   3,249      (69)
0           0    3,180        0       1,967  1,967
Monthly Income Fund I - Rantoul

  Walmart                          08/05/88  11/17/00   1,715      (83)
(985)           0    2,617        0       2,656  2,656
Land I - 40 Acres, Parcel 2        01/19/89  05/11/00     199         0
0           0      199        0         160    160
Land I - Lot 5, Parcel 4           04/18/89  11/01/00     291         0
0           0      291        0          44     44
Land I - Parcel 16                 01/29/90  12/12/00     280         0
0           0      280        0          95     95
Land II - Lots , Parcel 7          04/22/91   Various     864         0
0           0      864        0         803    803
Land II - Lots, Parcel 23          10/30/92   Various   1,523         0
0           0    1,523        0       1,378  1,378
Land II - Lots, Parcel 26          03/10/93   Various   1,863         0
0           0    1,863        0       1,406  1,406
Capital Fund - 123 Acres Parcel 11 09/26/94  11/30/00   3,517         0
0           0    3,517        0       1,445  1,446

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                            Excess (deficiency)    Amount of
                                            of property            subsidies
                                            operating cash         included in
                                            receipts over cash     operating
cash    Total Taxable   Ordinary Income
                                            expenditures (E)       receipts
    Gain from Sale     from Sale     Capital Gain
--------------------------------------------------------------------------------
--------------------------------------------------
Land I Lots, Parcel #15                           0                   0
          71                0               71
Land I Lots, Parcel #21                           0                   0
         742                0              742
Land I 30 Acres of Parcel #16                     0                   0
       1,058                0            1,058
Land II Parcel #15                                0                   0
       1,701                0            1,701
Land II Lots Parcel #23                           0                   0
         521                0              521
Land II Lots Parcel #7                            0                   0
         297                0              297
Capital Fund Easement Parcel #5                   0                   0
          57                0               57
Capital Fund Lots Parcel #2                       0                   0
          78                0               78
Capital Fund Lots Parcel #6                       0                   0
          11                0               11
Capital Fund Lots Parcel #13                      0                   0
         144                0              144
Capital Fund Lots Parcel #4                       0                   0
         561                0              561
Capital Fund Lots Parcel #18                      0                   0
         348                0              348
Growth Fund I - Scottsdale Sierra               822                   0
       4,356                0            4,356
Monthly Income Fund II-Eurofresh Plaza        1,291                   0
         514                0              514
Land I 10.391 Acres of Parcel #16                 0                   0
       1,202                0            1,202
Land I 27.51 Acres of Parcel #17                  0                   0
         163                0              163
Land I 96.29 Acres of Parcel #23                  0                   0
       (102)                0            (102)
Land II 19.6296 Acres of Parcel #7                0                   0
         352                0              352
Land II 20.138 Acres of Parcel #20                0                   0
          15                0               15
Land II 1 Acre of Parcel #21                      0                   0
          31                0               31
Land II 2.4 Acres of Parcel #22                   0                   0
         270                0              270
Land II 5.8752 Acres of Parcel #23                0                   0
         202                0              202
Land II 2.108 Acres of Parcel #26                 0                   0
         174                0              174
Capital Fund 13.503 Acres of Parcel #2            0                   0
         420                0              420
Capital Fund Parcel #3                            0                   0
       1,232                0            1,232
Capital Fund 1.0331 Acres of Parcel #4            0                   0
         278                0              278
Capital Fund 188.9 Acres of Parcel #5             0                   0
         160                0              160
Capital Fund 2.977 Acres of Parcel #10            0                   0
          48                0               48
Capital Fund 10.643 Acres of Parcel #14           0                   0
          89                0               89
Monthly Income Fund I - McHenry Plaza         1,092                   0
         374                0              374
Monthly Income Fund I - Rantoul Walmart       2,534                   0
         787                0              787
Land I - 40 Acres, Parcel 2                       0                   0
          39                0               39
Land I - Lot 5, Parcel 4                          0                   0
         246                0              246
Land I - Parcel 16                                0                   0
         185                0              185
Land II - Lots, Parcel 7                          0                   0
         (2)                0              (2)
Land II - Lots, Parcel 23                         0                   0
          33                0               33
Land II - Lots, Parcel 26                         0                   0
         320                0              320
Capital Fund - 123 Acres Parcel 11                0                   0
       2,071                0            2,071

                        SALES OR DISPOSALS OF PROPERTIES


                                NOTES TO TABLE V


(A) The table includes all sales of properties by the partnerships during the three years ended December 31, 2000. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.

(D) Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

(E) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

                                   APPENDIX B1


___________, 20___


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois  60523


RE:      Registered Investment Advisory Fees
         Account No. _________  ("Account")


You are hereby instructed and authorized by me to deduct advisory fees payable to _______________, my registered investment advisor, in the amount of $________ from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution paid by you on my Account, as payment for my registered investment advisor's advisory fees.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,






                                  APPENDIX B-1

                                 APPENDIX B2


_____________, 20___


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois  60523


RE:      Revocation of Instruction
         Account No. ____________  ("Account")


This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account an pay such fees directly to ______________, my registered investment advisor, pursuant to my letter to you dated _________.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.


Sincerely,




                                APPENDIX B-2

                                    APPENDIX C

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                                 PRIVACY POLICY


OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("NONPUBLIC PERSONAL INFORMATION"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

Throughout our history we have been, and we remain, committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This Privacy Policy (the "POLICY") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Retail Real Estate Trust, Inc.

1.   INFORMATION WE MAY COLLECT

We may collect nonpublic personal information about you from three sources:

o Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

o Information about your transactions with us, our affiliates and others such as: the types of products you purchase, your account balances, margin loan history and payment history.

o Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.   PERSONS TO WHOM WE MAY DISCLOSE INFORMATION

We may disclose all three types of nonpublic personal information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

o Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. (Every contract with each of these service providers prohibits the service provider from disclosing or using your nonpublic personal information for any purpose except to provide the service for which we have contracted.)

o Our lawyers, accountants, auditors, regulators, advisors, and quality-control consultants.

o    If we suspect fraud.

o To protect the security of our records, Web site and telephone customer service center.

o    Information you have authorized us to disclose.

3.   PROTECTING YOUR INFORMATION

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

o Restricting physical and other access to your nonpublic personal information to persons with a legitimate business need to know the information in order to service your account.

o Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

o Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

o Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

4.   FORMER CUSTOMERS

We treat information concerning our former customers the same way we treat information about our current customers.

5.   KEEPING YOU INFORMED

We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur.


QUESTIONS? If you have any questions about this Policy, please do not hesitate to call Roberta Matlin at 630-218-8000.

                                   PROSPECTUS

                200,000 SHARES OF COMMON STOCK - MINIMUM OFFERING

                      INLAND RETAIL REAL ESTATE TRUST, INC.

$10.00 PER SHARE                           MINIMUM INITIAL PURCHASE - 300 SHARES
                                  (100 SHARES FOR TAX-EXEMPT ENTITIES)

         We are a Maryland real estate investment trust, or REIT, incorporated in 1998 to acquire and manage properties related to retail centers which are located mainly in states east of the Mississippi River.

         We are offering:

         - 50,000,000 shares of common stock to investors who meet our suitability standards;

         - up to 4,000,000 shares of common stock to participants in our reinvestment plan;*

         - up to 2,000,000 warrants that may be issued to our managing dealer as part of its compensation for selling our common stock to the public; and

         - up to 2,000,000 shares issuable upon the exercise of the warrants that may be issued to our managing dealer.

No public market currently exists for our shares of common stock and our shares cannot be readily sold.

         A minimum of 200,000 shares of common stock must be sold within six months from the date of this prospectus, unless extended, or we will terminate this offering and we will return your subscription payments, with interest. Prior to the sale of the minimum offering, your subscription payments will be placed in an escrow account held by the escrow agent, LaSalle Bank National Association. The managing dealer of the offering, Inland Securities Corporation, is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell 50,000,000 of our shares. If subscriptions for at least the minimum offering have not been received, accepted and paid for within six months from the initial date of the prospectus, all funds received will be promptly refunded in full, together with their pro rata share of any interest earned. If a refund is made for this reason, our sponsor will pay any escrow fees. This offering will end no later than February 1, 2002, unless we elect to extend it to a date no later than February 1, 2003 in states that permit us to make this extension.

         INVESTING IN US INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF THE RISKS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH YOUR INVESTMENT IN OUR COMMON STOCK.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                           PER SHARE               MIN. OFFERING
            MAX. OFFERING
                                        ----------------
-------------------      ----------------------
Public offering price                       $     10.00*      $
2,000,000    $            538,000,000
Selling commissions                         $       0.95      $
190,000    $             47,500,000
Proceeds, before expenses, to us            $       9.05      $
1,810,000    $            490,500,000

                          INLAND SECURITIES CORPORATION
                THE DATE OF THIS PROSPECTUS IS FEBRUARY 1, 2001.

*Offering price per share of common stock issuable pursuant to distribution reinvestment program is $9.50.

                                TABLE OF CONTENTS

PROSPECTUS
SUMMARY................................................................   1
         Inland Retail Real Estate Trust,
Inc.....................................   1
         The types of real estate that we acquire and
manage......................   1
         Risk
factors.............................................................   1
         Conflicts of
interest....................................................   2
         Compensation to be paid to our advisor and
affiliates....................   2
         Primary business objective and
strategies................................   2
         Terms of the
offering....................................................   3
         Suitability
Standards....................................................   4
         Shares to be sold upon completion of the
offering........................   4
         Is an investment in us appropriate for
you?..............................   4

RISK
FACTORS......................................................................
5
         Risks Related to the
Offering............................................   5
         Risks Related to our Organization and
Structure..........................  13
         Risks of Real Estate
Ownership...........................................  15
         Tax
Risks................................................................  21
         Employee Benefit Plan
Risks..............................................  22

HOW WE
OPERATE....................................................................  24

CONFLICTS OF
INTEREST.............................................................  26

COMPENSATION
TABLE................................................................  29
         Nonsubordinated
Payments.................................................  29
         Subordinated
Payments....................................................  33
         Compensation to officers and
directors...................................  35

ESTIMATED USE OF
PROCEEDS.........................................................  36

PRIOR PERFORMANCE OF OUR
AFFILIATES...............................................  37
         Prior Investment
Programs................................................  37
         Summary
Information......................................................  37
         Publicly Registered
REIT.................................................  39
         Publicly Registered Limited
Partnerships.................................  40
         Private
Partnerships.....................................................  41
         Private Placement Real Estate Equity
Program.............................  42
         Private Placement Mortgage and Note
Programs.............................  42
         Loan Modifications and
Work-Outs.........................................  44
         Effects of Property Exchanges on
Investors...............................  48
         Additional
Information...................................................  48
         Summary
Tables...........................................................  48

MANAGEMENT......................................................................
 ..  50
         Our General
Management...................................................  54
         Our Directors and Executive
Officers.....................................  55
         Committees of Our Board of
Directors.....................................  58
         Compensation of Directors and
Officers...................................  59

         Executive
Compensation...................................................  59
         Independent Director Stock Option
Plan...................................  59
         Our
Advisor..............................................................  61
         Our Advisory
Agreement...................................................  61
         The Property Manager and the Management
Agreement........................  65
         Inland Securities
Corporation............................................  67

LIMITATION OF LIABILITY AND INDEMNIFICATION OF
         DIRECTORS, OFFICERS AND OUR
ADVISOR......................................  70

PRINCIPAL
STOCKHOLDERS............................................................  72

OUR STRUCTURE AND
FORMATION.......................................................  73

Structure................................................................  73
         Benefits of the UPREIT
Structure.........................................  75

SELECTED FINANCIAL
DATA...........................................................  76

INVESTMENT OBJECTIVES AND
POLICIES................................................  77

REAL PROPERTY
INVESTMENTS.........................................................  88
         General
 ................................................................  88
         Insurance Coverage on
Properties.........................................  89

Properties...............................................................  90
         Tenants
 .................................................................  93
         Tenant Lease Expiration
 .................................................  94
         Tenant Lease Renewal
Options.............................................  94
         Columbia Promenade, Kissimmee, Florida
 ..................................  95
         Gateway Market Center, St. Petersburg,
Florida...........................  95
         Pleasant Hill Square, Duluth,
Georgia....................................  96
         Conway Plaza, Orlando,
Florida...........................................  96
         Casselberry Commons, Casselberry,
Florida................................  97
         Countryside Shopping Center, Naples,
Florida.............................  97
         Bartow Marketplace, Cartersville,
Georgia................................  98
         Bridgewater Marketplace, Orlando,
Florida................................  99
         Lake Olympia Square, Ocoee,
Florida......................................  99
         Boynton Commons, Boynton Beach,
Florida.................................. 100
         Town Center Commons, Kennesaw,
Georgia................................... 100
         Merchants Square Shopping Center, Zephyrhills,
Florida................... 101
         Lake Walden Square, Plant City,
Florida.................................. 101
         Taxes and Occupancy
Rates................................................ 102
         Base
Rent................................................................ 103
         Acworth Avenue Retail Shopping Center, Acworth,
Georgia.................. 103
         Potential Property
Acquisitions.......................................... 104
         Universal Plaza, Lauderhill,
Florida..................................... 104
         Lowe's, Warner Robbins,
Georgia.......................................... 106
         K-Mart, Macon,
Georgia................................................... 107
         Sand Lake Corners Shopping Center, Orlando,
Florida...................... 108
         West Oaks Towne Center, Ocoee,
Florida................................... 112

CAPITALIZATION..................................................................
 .. 116

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND
         RESULTS OF
OPERATION..................................................... 117
         Overview
 ................................................................ 117
         Liquidity and Capital
Resources.......................................... 117
                  Capital
Resources............................................... 119

                  Cash Flows From Operating
Activities............................ 119
                  Cash Flows From Investing
Activities............................ 120
                  Cash Flows From Financing
Activities............................ 120
         Results of
Operations.................................................... 120
         Funds from
Operations.................................................... 121
         New Accounting
Literature................................................ 124
         Subsequent
Events........................................................ 124

Inflation................................................................ 125
         Quantitative and Qualitative Disclosures About Market
Risk............... 125

DESCRIPTION OF
SECURITIES......................................................... 127
         Authorized
Stock......................................................... 127
         Common
Stock............................................................. 127
         Preferred
Stock.......................................................... 128
         Warrants
 ................................................................ 128
         Issuance of Additional Securities and Debt
Instruments................... 130
         Restrictions on Issuance of
Securities................................... 130
         Restrictions on Ownership and
Transfer................................... 130
         Provisions of Maryland Law and of our Charter and
Bylaws................. 132

SHARES ELIGIBLE FOR FUTURE
SALE................................................... 135
         Shares to be Outstanding or Issuable upon Exercise or
           Conversion of Other Outstanding
Securities............................. 135
         Securities Act
Restrictions.............................................. 136
         Independent Director Stock Option
Plan................................... 136
         Warrants
 ................................................................ 136
         Effect of Availability of Shares on Market Price of
Shares............... 136
         Conversion and Redemption
Rights......................................... 137
         Registration
Rights...................................................... 137

SUMMARY OF OUR ORGANIZATIONAL
DOCUMENTS........................................... 138
         Charter and Bylaw
Provisions............................................. 138
         Stockholders'
Meetings................................................... 138
         Board of
Directors....................................................... 139
         Stockholder Voting
Rights................................................ 139
         Stockholder Lists; Inspection of Books and
Records....................... 140
         Amendment of the Organizational
Documents................................ 140
         Dissolution or
Termination............................................... 140
         Advance Notice of Director Nominations and New
Business.................. 141
         Restrictions on Conversion Transactions and
Roll-Ups..................... 142
         Limitation on Total Operating
Expenses................................... 144
         Transactions with
Affiliates............................................. 144
         Restrictions on
Borrowing................................................ 145
         Restrictions on
Investments.............................................. 146

OPERATING PARTNERSHIP
AGREEMENT................................................... 149
         Description of Partnership
Units......................................... 149
         Management of the Operating
Partnership.................................. 150

Indemnification.......................................................... 151
         Transferability of
Interests............................................. 151
         Extraordinary
Transactions............................................... 152
         Issuance of Additional
Units............................................. 152

         Capital
Contributions.................................................... 153

Distributions............................................................ 153

Operations............................................................... 153
         Limited Partner Conversion
Rights........................................ 154
         Limited Partner Redemption
Rights........................................ 155
         Tax
Matters.............................................................. 156
         Duties and
Conflicts..................................................... 156

Term..................................................................... 157

FEDERAL INCOME TAX
CONSIDERATIONS................................................. 158
         Taxation
 ................................................................ 158
         Tax Aspects of Investments in Partnerships
 ............................. 165
         Federal Income Taxation of Stockholders
 ................................. 171
         Other Tax Considerations
 ................................................ 174

ERISA
CONSIDERATIONS.............................................................. 176

PLAN OF
DISTRIBUTION.............................................................. 179

General.................................................................. 179
         Escrow
Conditions........................................................ 179
         Subscription
Process..................................................... 180
         Representations and Warranties in the Subscription
Agreement............. 181
         Determination of Your Suitability as an
Investor......................... 181
         Compensation We Will Pay for the Sale of our
Shares...................... 182
         Volume
Discounts......................................................... 183
         Deferred Commission
Option............................................... 184

Indemnification.......................................................... 187

WHO MAY
INVEST.................................................................... 188
         Suitability
Standards.................................................... 188
         Minimum
Purchase......................................................... 189

HOW TO
SUBSCRIBE.................................................................. 190

SALES
LITERATURE.................................................................. 191

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE
PROGRAMS........................... 191
         Distribution Reinvestment
Program........................................ 191
         Share Repurchase
Program................................................. 193

REPORTS TO
STOCKHOLDERS........................................................... 194

LITIGATION......................................................................
 .. 196

RELATIONSHIPS AND RELATED
TRANSACTIONS............................................ 196

LEGAL
MATTERS..................................................................... 196

EXPERTS.........................................................................
 .. 196

WHERE YOU CAN FIND MORE
INFORMATION............................................... 197

INDEX TO FINANCIAL
STATEMENTS..................................................... F-i


Appendix A  Prior Performance
Tables.............................................. A-1

Appendix B  Distribution Reinvestment
Plan........................................ B-1

Appendix C  Subscription
Agreement................................................ C-1

Appendix D  Transfer on Death
Designation......................................... D-1

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SOME OF THE INFORMATION IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS AND ITS APPENDICES CAREFULLY BEFORE YOU DECIDE TO INVEST IN OUR SHARES OF COMMON STOCK.

INLAND RETAIL REAL ESTATE TRUST, INC.

         We are a Maryland corporation incorporated in September 1998. We have been operating and intend to continue operating as a real estate investment trust, or a REIT, for federal and state income tax purposes.

         Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

THE TYPES OF REAL ESTATE THAT WE ACQUIRE AND MANAGE

         We acquire and manage retail centers located primarily in states east of the Mississippi River. We have initially focused our acquisition of these neighborhood community centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We may also acquire commercial properties located anywhere throughout the United States if we lease them on a triple-net-lease basis to a single tenant. A triple-net-lease means that the tenant is required by its lease to pay the base rent as well as all costs and expenses related to ownership and operation of the leased property, including taxes, insurance, repairs and maintenance. We may acquire and manage any of our properties through entities that we own directly or indirectly.

         We may also invest in equity and equity-related securities of other REITs and other companies.

OUR SPONSOR, ADVISOR, MANAGING DEALER AND THE INLAND GROUP

         Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Retail Real Estate Advisory Services, Inc., is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Our property manager is Inland Southeast Property Management Corp., an entity owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor and our advisor are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000.

RISK FACTORS

         Investment in shares of our common stock involves risks which are described in detail under "Risk Factors." If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment.

CONFLICTS OF INTEREST

         Conflicts of interest exist between us and some of our affiliates, including our advisor. Some of these conflicts include:

         - competition for the time and services of personnel that work for us and our affiliates;

         - substantial compensation payable by us to our advisor and affiliates for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

         -        acquisition of properties from our affiliates; and

         - the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

         We have an option to acquire or consolidate into us the business conducted by the advisor and/or the property manager at any time after February 11, 2002, for shares of our common stock.

         See "Conflicts of Interest" for more details of these and other conflicts of interest.

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

         We pay our advisor and affiliates substantial fees for managing our business.

         We will also pay the advisor and other affiliates of our sponsor a number of other fees for services or expense reimbursements during our offering, operational and liquidation stage. See generally "Compensation Table," and "Plan of Distribution -- Compensation We Will Pay for the Sale of Our Shares" for details of these and other fees and reimbursements paid to our advisor and other affiliates.

PRIMARY BUSINESS OBJECTIVE AND STRATEGIES

         Our primary business objective is to enhance the performance and value of our properties through active management. Key elements of our strategy are:

         ACQUISITIONS:

         - To selectively acquire real properties that are diversified types and well-located.

         - To selectively acquire properties on an all-cash basis if we deem it advantageous to provide us a competitive advantage over potential purchasers who must secure financing. We may, however, acquire properties subject to existing indebtedness and we may place indebtedness on a property if we believe this is in our best interest. We have previously acquired properties subject to existing first mortgage debt. We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash or for shares, limited partnership common units, interests in entities that own one or more of our properties or a combination of these.

         - To diversify geographically by acquiring properties primarily located in major metropolitan areas to minimize the potential adverse impact of economic downturns in local markets.

         - To use our UPREIT structure to acquire properties in a way that allows sellers of properties to defer some or all of the seller's potential taxable gain. This enhances our ability to consummate transactions and to structure more competitive acquisitions than competitors that may lack the UPREIT structure.

         OPERATIONS:

         - To continue to actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

         - To continue to improve rental income and cash flow by aggressively marketing rentable space.

         - To continue to emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

         - To continue to maintain a diversified tenant base at our retail centers, consisting primarily of retail tenants providing consumer goods and services.

         -        To actively monitor and analyze our securities portfolio.

TERMS OF THE OFFERING

         We are offering a minimum of 200,000 shares of our common stock and a maximum of 56,000,000 shares of our common stock in this offering. We are offering 50,000,000 shares on a best efforts basis through the managing dealer at $10.00 per share, subject to discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

         We are also offering up to 4,000,000 shares of our common stock at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment program. We will offer to sell to the managing dealer one warrant, at a price of $0.0008 per warrant for each 25 shares of common stock sold during this offering, up to a maximum of 2,000,000 warrants and we may issue up to 2,000,000 shares which are issuable upon the exercise of these warrants.

         See the "Plan of Distribution" for information on the escrow and for a description of the terms of the offering.

SUITABILITY STANDARDS

         In order to purchase shares, you must meet the financial suitability standards we have established for this offering. In general you must have either $45,000 in annual gross income and net worth or $150,000 minimum net worth. Residents of Maine, Massachusetts, Missouri, Ohio, Oregon,

Pennsylvania and Tennessee must meet higher financial standards, however. Employee benefit plans covered by ERISA must consider additional factors before investing.

SHARES TO BE SOLD UPON COMPLETION OF THE OFFERING

         As of January 22 , 2001, there are 13,421,724 shares of our common stock outstanding. The number of shares of our common stock outstanding prior to this date does not include shares issuable:

         -        upon exercise of any outstanding warrants;

         - upon exercise of options granted and which may be granted under our independent director stock option plan;

         - upon the conversion of the 200 limited partnership common units issued by the operating partnership to the advisor; and

         - upon conversion of any limited partnership common units (other than the 200 limited partnership common units issued to the advisor) of the operating partnership which might be issued for equity interests in properties.

IS AN INVESTMENT IN US APPROPRIATE FOR YOU?

         An investment in us might be appropriate as part of your investment portfolio if:

         - YOU ARE LOOKING FOR REGULAR DISTRIBUTIONS. We have been paying regular monthly distributions to our stockholders. The maximum time that you should have to wait to receive the first distribution is 30 days following the end of the month in which we accept your subscription.

         - YOU ARE LOOKING FOR A HEDGE AGAINST INFLATION. We hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales. This is designed to provide increased distributions and capital appreciation.

         - YOU ARE LOOKING FOR CAPITAL PRESERVATION AND APPRECIATION. We acquire a portfolio of diverse properties that are well located. After acquiring these properties, we may finance them, but we anticipate that aggregate borrowings secured by our properties will not exceed 55% of their combined fair market value.

We cannot guarantee that we will achieve these objectives.

                                  RISK FACTORS

         An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decisions.

         We also caution you that this prospectus contains forward-looking terminology such as "may," " intend," "will," "expect," "anticipate," "estimate," "continue," or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

RISKS RELATED TO THE OFFERING

         THE PRICE OF OUR COMMON STOCK IS SUBJECTIVE AND MAY NOT BEAR ANY RELATIONSHIP TO WHAT A STOCKHOLDER COULD RECEIVE IF IT WAS SOLD. Our board of directors determined the offering price of our shares of common stock based on the following factors:

         - the offering price of our common stock in our initial public offering in February 1999;

         - the offering price of the earlier REIT organized by our sponsor;

         - the range of offering prices of other REITs that do not have a public trading market; and

         - the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

However, the offering price of our shares of common stock may not be the same as the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved.

         OUR COMMON STOCK IS NOT CURRENTLY LISTED ON AN EXCHANGE OR TRADING MARKET AND CANNOT BE READILY SOLD. There is currently no public trading market for the shares and we cannot assure you that one will develop in the near term. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. By February 11, 2004, our board of directors will determine whether it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time.

         YOU DO NOT KNOW WHAT REAL PROPERTIES AND OTHER ASSETS WE MAY ACQUIRE IN THE FUTURE, AND MUST RELY ON OUR ADVISOR, OUR BOARD OF DIRECTORS AND OFFICERS TO SELECT THEM. We have acquired thirteen commercial retail properties. You can read the section of the prospectus entitled "Real Property

Investments" for a description of them. However, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any real properties, securities or other assets we may purchase in the future. As a result, you must rely on us to locate and acquire suitable investment properties and assets. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the section "Investment
Objectives and Policies" if you want information about the types of properties in which we plan to invest and our criteria for evaluating properties. Nonetheless, you will be unable to evaluate the manner in which we invest the proceeds of this offering or the economic merit of particular properties prior to their acquisition. This prospectus only describes the parameters we will use to acquire additional real properties and other assets.

         COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES MAY REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability is reduced and you will experience a lower return on your investment.

         WE WILL COMPETE WITH REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY COMPANIES AFFILIATED WITH US FOR THE ACQUISITION OF PROPERTIES AND FOR THE TIME AND SERVICES OF PERSONNEL. Affiliated companies have previously sponsored another REIT, private real estate equity programs and private placement mortgage and note programs, and affiliated companies in the future may sponsor other real estate investment programs. We will compete with these existing and future real estate investment programs for the acquisition of properties of a type suitable for our investment, for the time and services of personnel of our advisor and affiliates of our advisor in connection with our operation and the management of our assets, and for obtaining and retaining investors for our common stock.

         WE PLAN TO INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY INCREASE OUR BUSINESS RISKS. We may acquire real properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash, or with common stock, limited partnership common units in the operating partnership, interests in entities that own one or more of our properties, or a combination of these means. However, if it is determined to be in our best interests, we may, in some instances, use either existing financing or borrow new funds to acquire properties. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

         We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We will seek to limit our long-term (usually more than one year) indebtedness to "non-recourse" indebtedness, meaning that the lender may look only to the property securing the mortgage for satisfaction of the debt. We have in the past given and may continue in the future to give guarantees to lenders of short-term (up to one year) mortgage debt to the entities that own our properties when we believe that providing a guaranty will result in more favorable terms offered to that entity. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.


         We have acquired some of our properties from affiliates of our advisor that had purchased the properties from unaffiliated third parties. In most instances, those affiliates had entered into mortgage debt financing before we acquired the properties from them and we assumed that mortgage indebtedness or acquired the properties subject to the mortgages. The mortgage lenders would not release the affiliate from the borrower obligations under the financing agreements, or would release the affiliate only upon payment of a fee by us. In addition, the mortgage lenders would have had the opportunity to increase the interest rate or impose other unfavorable terms as consideration for the release. Therefore, in connection with the acquisition of those properties, we will indemnify the applicable affiliates for any cost, loss or liability that they may incur as a result of those mortgages.

         If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from raising capital by issuing more stock and may prevent us from borrowing more money.

         IF WE HAVE INSUFFICIENT WORKING CAPITAL RESERVES, WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES. We have established working capital reserves which we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

         THE TYPES OF PROPERTIES WHICH WE INTEND TO ACQUIRE AND THE AREA IN WHICH WE MAY ACQUIRE RETAIL CENTERS IS LIMITED. We primarily acquire and manage retail centers. Our acquisition of retail centers is limited primarily to states east of the Mississippi River and is focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Adverse economic conditions affecting that area could adversely affect our profitability to a greater degree than if we had diversified our investments to include other types of real estate over a larger geographic region.

         THE AGGREGATE AMOUNT WE MAY BORROW IS LIMITED UNDER OUR CHARTER. Our charter limits the aggregate amount we may borrow, absent a satisfactory showing that a higher level is appropriate, to 300% of our net assets. That limitation could have adverse business consequences such as:

         -        freezing our ability to purchase additional properties;

         - causing us to lose our REIT status if additional borrowing was necessary to pay the required minimum amount of cash distributions to our stockholders to maintain our status as a REIT;

         - causing operational problems if there are cash flow shortfalls for working capital purposes; and

         - resulting in the loss of a property if, for example, financing was necessary to repay a default on a mortgage.

In order to change this limitation, we must obtain stockholder approval. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.

         BECAUSE OF THE WAY WE ARE ORGANIZED, WE WOULD BE A DIFFICULT TAKEOVER TARGET. THIS COULD DEPRESS THE PRICE OF OUR STOCK AND INHIBIT A MANAGEMENT CHANGE. Provisions which may have an anti-takeover effect and inhibit a change in our management include:

         - THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN OUR CHARTER. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, our charter provides that, subject to some exceptions, no person may beneficially own more than 9.8% in number of shares or value of our common stock. Our board of directors did permit a stockholder to acquire more than 9.8% of the number of shares outstanding. Our board of directors may exempt a person from the 9.8% ownership limit upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel as to the lack of adverse consequences and upon any other conditions as the board of directors may direct. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee if it would result in the termination of our status as a REIT.

                  This restriction may:

                  - have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all or our assets) that might provide a premium price for holders of our common stock; or

                  - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

         - OUR CHARTER PERMITS OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Our charter permits our board of directors to issue up to 10 million shares of preferred stock. The board of directors may classify or reclassify any unissued preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of any preferred stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all or our assets) that might provide a premium price for holders of our common stock.

         - THE OPERATING PARTNERSHIP AGREEMENT CONTAINS PROVISIONS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. A limited partner in Inland Retail Real Estate Limited Partnership, an Illinois limited partnership and our operating partnership, has the option to convert his or her limited partnership common units into shares of our common stock, subject to our right to deliver cash instead of common stock under circumstances described in the operating partnership agreement. Those conversion rights are generally not exercisable until the limited partner has held those limited partnership units for more than one year. However, if we or the operating partnership propose to engage in any merger, consolidation or other combination with or into another person or a sale of all or substantially all of our assets, or a liquidation, or any reclassification, recapitalization or change of common and preferred stock into which a limited partnership common unit may be converted, each holder of a limited partnership unit will have the right to convert the partnership unit into common stock prior to the stockholder vote on the transaction. As a result, limited partnership unit holders who timely convert their units prior to the record date for the stockholder vote on any transaction will be entitled to vote their shares of common stock with respect to the transaction. The additional shares that might be outstanding as a result of these conversions of limited partnership common units may deter an acquisition proposal. See "Operating Partnership Agreement -- Extraordinary Transactions" for a description of these rights.

         -        MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US.
                  Maryland law restricts mergers and other business combinations between us and an interested stockholder. An interested stockholder is defined as any person who is the beneficial owner of 10% or more of the voting power of our common stock and also includes any of our affiliates or associates which, at any time within the two-year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. For a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with such interested stockholder or any affiliate of such interested stockholder. After the five-year period, any merger or other business combination must be approved by our board of directors and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder or any affiliate or associate of the interested stockholder unless, among other things, the interested stockholder receives a minimum price for its common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common stock. However, our charter provides that the business combination provisions of Maryland law do not apply to any business combination involving us and our affiliates. As a result, the five-year prohibition and the super-majority stockholder vote requirements will not apply to any business combinations between us and our affiliates. In addition, these provisions of the business combination statute do not apply to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. However, the business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer. See "Description of Securities -- Provisions of Maryland Law and of our Charter and Bylaws -- BUSINESS COMBINATIONS."

         - MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD PARTY TO BUY A MORE THAN 10% STAKE IN US AND EXERCISE VOTING POWER IN ELECTING DIRECTORS. Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of a two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
                  (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws exempt our affiliates from the control share acquisition statute. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. See "Description of Securities -- Provisions of Maryland Law and of our Charter and Bylaws -- CONTROL SHARE ACQUISITION."

         YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT. We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act. These requirements include:

         -        limitations on capital structure;

         -        restrictions on specified investments;

         -        prohibitions on transactions with affiliates; and

         - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

         In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

         To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy.

         If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

         THERE ARE MANY FACTORS WHICH CAN AFFECT DISTRIBUTIONS TO STOCKHOLDERS. Distributions will be based principally on cash available from our properties, real estate securities, and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other REITs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased dividends over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ from the assumptions used by our board of directors in establishing the initial distribution rate to stockholders. Some of these factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

         - If one or more tenants defaults or terminates their lease, there could be a decrease or cessation of rental payments which would mean less cash available for distributions.

         - Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

         - Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

         - There may be a delay between the sale of the common stock through this offering and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

         - Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings which we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations which are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

         - In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

         - We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

         WE COULD ISSUE MORE SHARES IN THE FUTURE, WHICH COULD REDUCE THE PRICE OF OUTSTANDING SHARES. We have the power to issue more shares of common stock in the future. We cannot predict the effect on the market price of our outstanding common stock, if any, of future sales of shares of our common stock, or the availability of shares for future sales through the exercise of options granted to independent directors under the independent director stock option plan or through the exercise of outstanding warrants. The issuance of these additional shares, or the perception that these shares could be issued, may adversely affect the prevailing market prices, if any, for our common stock.

         STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

         IF WE INVEST IN JOINT VENTURES, THE OBJECTIVES OF OUR PARTNERS MAY CONFLICT WITH OUR OBJECTIVES. We may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

         IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER. If we decide to sell any of our properties, we will use our best efforts to sell for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may therefore take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

         IF WE DO NOT RAISE SUFFICIENT FUNDS, WE MAY NOT FULFILL OUR INVESTMENT OBJECTIVES, INCLUDING ASSET

DIVERSIFICATION. We are making this offering on a best efforts basis and it is conditioned on the sale of at least 200,000 shares of common stock for $2,000,000. Because this offering will be made on a best efforts basis, our potential profitability and our ability to continue to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised through this offering or invested through the distribution reinvestment program. We cannot guarantee that we will sell the minimum number of shares and, if we do not, all proceeds from subscribers will be returned to them together with the interest earned on the proceeds.

RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE

         WE DEPEND ON OUR BOARD OF DIRECTORS AND ADVISOR AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the advisor, the property manager, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us.

         Our advisor must reimburse us for operational stage expenses as described in "Compensation Table - Subordinated Payments - Operational Stage." In the event our advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

         THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. See "Conflicts of Interests" for a discussion of various conflicts of interests.

         THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS. The managing dealer, Inland Securities Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the managing dealer, also an affiliate, cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, a substantial portion of the proceeds of the offering will be paid to the managing dealer for managing the offering, including cash selling commissions, a marketing contribution and a due diligence expense allowance as described under "Plan of Distribution."

         OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST THE DIRECTORS AND THE ADVISOR ARE LIMITED. Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinary prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken by them in good faith and without negligence or misconduct. As a result, we and the stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases. See "Limitation


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of Liability and Indemnification of Directors, Officers and the Advisor."

         YOUR PERCENTAGE OF OWNERSHIP MAY BECOME DILUTED IF WE ISSUE NEW SHARES OF STOCK. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, upon exercise of warrants or options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own. Your investment will not be diluted as a result of any future stock issues if we sell any subsequently issued common stock for cash or property having a value of not less than $10 per share. Warrants to be issued to the managing dealer in connection with this offering, options to purchase common stock to be issued to independent directors under our independent director stock option plan, and/or convertible securities, if any, likely will be exercised or converted at a time when we seek to obtain needed capital through a new offering of our securities and on terms more favorable than those provided by the offered securities. As long as options on convertible securities remain unexercised or unconverted, the terms on which we could raise additional capital may be adversely affected, increasing the likelihood of your ownership percentage being diluted.

         THE UNKNOWN IMPACT OF ELECTRONIC COMMERCE MAY REDUCE RETAIL SALES AT RETAIL CENTERS WHICH MAY AFFECT OUR CASH AVAILABLE FOR DISTRIBUTIONS AND THE AMOUNT OF DISTRIBUTIONS. The electronic sale of goods and services over the internet, often referred to as e-tailing or e-commerce, is a new and growing trend. At this point in time, it is uncertain how the future growth of e-tailing or e-commerce will affect our tenants and, in turn, our operations. If e-tailing or e-commerce causes a material reduction in retail sales at shopping centers, it may adversely affect our cash available for distributions and thus affect the amount of distributions.

RISKS OF REAL ESTATE OWNERSHIP

         THERE ARE INHERENT RISKS WITH REAL ESTATE INVESTMENTS. All real property investments are subject to some degree of risk. Equity real estate investments cannot be quickly converted to cash. This limits our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for apartments and other rental space. Other factors also affect real estate values, including:

         - possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

         -        increasing labor and material costs; and

         - the attractiveness of the property to tenants in the neighborhood.

         The yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs we incur. If our properties do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions may be adversely affected.

         Prior investment programs of our sponsor experienced mortgage defaults and restructuring of debt. The principal real estate related adverse effects experienced by prior investment programs sponsored by The Inland Group and its affiliates were mortgage defaults and restructuring of debt. For a




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more detailed discussion of these adverse events, see "Prior Performance of
Our Affiliates -- Loan Modifications and Work-Outs," "-- Effects of Property Exchanges on Investors" and "-- Additional Information."

         ADVERSE ECONOMIC CONDITIONS IN OUR PRIMARY GEOGRAPHIC REGION AND IN THE MARKET FOR RETAIL SPACE COULD REDUCE OUR INCOME AND DISTRIBUTIONS TO YOU. Our properties will be located mainly in states east of the Mississippi River in the United States, and have been initially focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Our properties are primarily retail centers. The economic performance of our properties could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in this region and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in this region and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

         In addition, we intend to predominantly own and operate retail shopping centers catering to retail tenants. To the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted, thereby resulting in the shares trading at a discount below the inherent value of our assets as a whole.

         RISING EXPENSES COULD REDUCE CASH FLOW AND FUNDS AVAILABLE FOR FUTURE ACQUISITIONS. Our properties and any properties we buy in the future are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, then we could be required to expend funds for that property's operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

         While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of the expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of the expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

         IF OUR TENANTS ARE UNABLE TO MAKE RENTAL PAYMENTS, IF THEIR RENTAL PAYMENTS ARE REDUCED, OR IF THEY TERMINATE A LEASE, OUR FINANCIAL CONDITION AND ABILITY TO PAY DISTRIBUTIONS WILL BE ADVERSELY AFFECTED. We are subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions. See "Prior Performance of our Affiliates -- Loan Modifications and Work-Outs."

         OUR FINANCIAL CONDITION AND ABILITY TO MAKE DISTRIBUTIONS MAY BE ADVERSELY AFFECTED BY THE BANKRUPTCY OR INSOLVENCY, A DOWNTURN IN THE BUSINESS, OR A LEASE TERMINATION OF A TENANT THAT OCCUPIES A LARGE AREA OF THE RETAIL CENTER OR AN ANCHOR TENANT. Generally, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is our anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A


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lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if an anchor tenant's lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A transfer lease to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center.

         IF A TENANT CLAIMS BANKRUPTCY, WE MAY BE UNABLE TO COLLECT BALANCES DUE UNDER RELEVANT LEASES. Any or all of the tenants, or a guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims. Currently, four tenants, Service Merchandise, Carmike Cinemas, Home Place of America and Hit or Miss, have filed for protection under Chapter 11 of the federal bankruptcy laws in order to reorganize their business. Hit or Miss has rejected our lease; at this time we do not know whether the other tenants will reject our leases with them. See "Real Property Investments -- Tenants" and "Management's Discussion and Analysis of Our Financial Condition and Results of Operation -- Subsequent Events."

         A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

         WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING OR RE-LEASING SINGLE USER RETAIL PROPERTIES. Some of the properties we own or will acquire may be designed or built primarily for a particular tenant or a specific type of use. If that tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market the property to a new tenant without substantial capital improvements or remodeling, which may adversely affect our results of operation and financial condition.

         OUR PROPERTIES WILL BE SUBJECT TO COMPETITION FOR TENANTS AND CUSTOMERS. Our properties are and will be located in developed areas. Therefore, there are and will undoubtedly be numerous other retail properties within the market area of each of our properties which will compete with our properties and which will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

         OUR PROPERTIES WILL FACE COMPETITION WHICH MAY AFFECT TENANTS' ABILITY TO PAY RENT AND THE AMOUNT OF RENT PAID TO US AND IN TURN AFFECT THE CASH AVAILABLE FOR DISTRIBUTIONS AND THE AMOUNT OF DISTRIBUTIONS.


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Each of our properties is subject to competition from similar retail centers within their respective market areas. Other retail centers within the market area of our properties will compete with our properties for customers affecting their tenants' cash flows and thus affecting their ability to pay rent. In addition, some of our tenants' rent payments may be based on the amount of sales revenue generated by them. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

         WE MAY BE RESTRICTED FROM RE-LEASING SPACE. In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is required, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of our income, funds from operations and cash available for distributions and thus affect the amount of distributions to you.

         WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

         We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

         In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

         IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF INSURANCE COVERAGE, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS. Each tenant is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. See "Investment Objectives and Policies -- Description of Leases" and "Real Property Investments -- Insurance Coverage on Properties."

         REAL ESTATE RELATED TAXES MAY INCREASE AND IF THESE INCREASES ARE NOT PASSED ON TO TENANTS, OUR INCOME WILL BE REDUCED. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

         THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

         Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. We cannot assure that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

         These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

         OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS. Our properties are subject to the Americans with Disabilities Act of 1990. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties which comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

         IF A SALE AND LEASEBACK TRANSACTION IS RECHARACTERIZED, OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED. We may enter into sale and leaseback transactions, where we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.

         If the sale and leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.

         If the sale and leaseback were recharacterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders.

         WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING NEWLY CONSTRUCTED PROPERTIES WHICH MAY ADVERSELY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS TO YOU. We intend to primarily acquire existing or newly constructed properties. Although we presently intend to only acquire newly constructed buildings for operation and occupancy, the builder's failure to perform may necessitate legal action by us to rescind our purchase of a property, to compel performance or to sue for damages. Any such legal action may result in increased costs to us.

         OUR INVESTMENTS IN UNIMPROVED REAL PROPERTY MAY RESULT IN ADDITIONAL COST TO US TO COMPLY WITH RE-ZONING RESTRICTIONS OR ENVIRONMENTAL REGULATIONS. We may invest up to 10% of our assets in properties other than retail centers, which may include unimproved real property. Investments in unimproved properties are subject to the risks of real estate investments in general. They are also subject to risks and uncertainties associated with re-zoning the land for a higher use or development and environmental concerns of governmental entities and/or community groups. We do not intend to invest in any unimproved property which is not intended to be developed.

         CONSTRUCTION AND DEVELOPMENT ACTIVITIES WILL EXPOSE US TO RISKS SUCH AS COST OVERRUNS, CARRYING COSTS OF PROJECTS UNDER CONSTRUCTION OR DEVELOPMENT, AVAILABILITY AND COSTS OF MATERIALS AND LABOR, WEATHER CONDITIONS AND GOVERNMENT REGULATION. Should we elect to engage in construction and development activities, in accordance with current pronouncements of the Internal Revenue Service, we intend to have our employees only perform oversight and review functions. These functions may include selecting sites, reviewing construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating ventilation and air conditioning systems.

         WE MAY ACQUIRE PROPERTIES WITH LOCK-OUT PROVISIONS WHICH MAY PROHIBIT US FROM SELLING A PROPERTY, OR MAY REQUIRE US TO MAINTAIN SPECIFIED DEBT LEVELS FOR A PERIOD OF YEARS ON SOME PROPERTIES. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. This would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock-out provisions may apply even if it would reduce the outstanding indebtedness with respect to any properties or not refinance such indebtedness on a nonrecourse basis at maturity, or increase the amount of indebtedness with respect to such properties.

         Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

TAX RISKS

         YOUR INVESTMENT HAS VARIOUS FEDERAL INCOME TAX RISKS. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled "Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

         IF WE FAIL TO QUALIFY AS A REIT OR TO MAINTAIN OUR REIT STATUS, OUR DIVIDENDS WILL NOT BE DEDUCTIBLE TO US, AND OUR INCOME WILL BE SUBJECT TO TAXATION. We intend to qualify as a REIT under the Internal Revenue Code which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test or if we voluntarily revoke our election, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. This could materially and negatively affect your investment by causing a loss of common stock value.

         YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS YOU ELECT TO REINVEST IN COMMON STOCK. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

         THE OPINION OF KATTEN MUCHIN ZAVIS REGARDING OUR STATUS AS A REIT DOES NOT GUARANTEE OUR ABILITY TO REMAIN A REIT. Our legal counsel, Katten Muchin Zavis, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Katten Muchin Zavis will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Katten Muchin Zavis' legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.


         IF THE OPERATING PARTNERSHIP FAILS TO MAINTAIN ITS STATUS AS A PARTNERSHIP, ITS INCOME MAY BE SUBJECT TO TAXATION. We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your


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investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status. See "Federal Income Tax Considerations -- Tax Aspects of Investments in Partnerships."

         EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.

We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to do so.

         IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT SOME OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

EMPLOYEE BENEFIT PLAN RISKS

         AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the requirements of
Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(3) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan's governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

         THE ANNUAL STATEMENT OF VALUE THAT WE WILL BE SENDING TO STOCKHOLDERS SUBJECT TO ERISA AND TO OTHER PLAN STOCKHOLDERS IS ONLY AN ESTIMATE AND MAY NOT REFLECT THE ACTUAL VALUE OF OUR SHARES. The annual statement of value will report the value of each common share as of the close of our fiscal year. The value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 during this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

         - a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

         - stockholders could realize that value if they were to attempt to sell their common stock; or

         - an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                                 HOW WE OPERATE

         We have been operating and intend to continue operating as a REIT for federal and state income tax purposes. Our sponsor is Inland Real Estate Investment Corporation. Our sponsor was instrumental in our organization.

         We contract with Inland Retail Real Estate Advisory Services, Inc. for its services as our advisor. Our advisor has the responsibility for our day-to-day operations and the management of our assets.

         In addition to the services of our advisor, we contract with Inland Southeast Property Management Corp. for its services as our property manager. Our property manager provides the day-to-day property management services for our properties.

         Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our advisor, Inland Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, our property manager, Inland Southeast Property Management Corp. is owned principally by individuals who are affiliates of The Inland Group. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing the following and other related services:

                  property management                leasing
                  marketing                          acquisition
                  disposition                        development
                  redevelopment                      syndication
                  renovation                         construction
                  finance

         We operate our business using what is commonly known as an UPREIT structure. This means that we have formed a partnership, called the operating partnership, to own all of our assets, either directly or indirectly. We are the general partner of the operating partnership. We conduct substantially all of our business and hold most of our property interests through the operating partnership.

         The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                       [GRAPHIC DISPLAYING ORGANIZATION OF
                        THE INLAND GROUP, INC. ENTITIES]

                              CONFLICTS OF INTEREST

         We are subject to conflicts of interest arising out of our relationship with our sponsor, our advisor and their affiliates. All of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's-length negotiations. Some of the conflicts inherent in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below. Our advisor and its affiliates will try to balance our interests with their own. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock.

         THERE MAY BE CONFLICTING INVESTMENT OPPORTUNITIES AMONG AFFILIATES OF OUR ADVISOR AND THE INLAND GROUP. Affiliates of our advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. Therefore, our sponsor, our advisor and their affiliates could face conflicts of interest in determining which investment programs will acquire real properties and other assets as they become available. We, however, will have the first opportunity to acquire any assets that become available to the advisor, the property manager and their affiliates.

         Factors which may be considered in connection with evaluating the suitability of the prospective property or other asset for investment by a particular investment program include:

         - the effect of the acquisition on the diversification of each program's portfolio;

         -        the amount of funds available for investment;

         -        cash flow; and

         - the estimated income tax effects of the purchase and its subsequent disposition.

All actions that occur between us and our advisor or its affiliates which present potential conflicts with us must be approved by a majority of our independent directors.

         WE ACQUIRED SOME OF OUR PROPERTIES FROM OUR AFFILIATES AND MAY ACQUIRE OTHER PROPERTIES FROM THEM. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

         WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF OUR ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

         PROPERTY MANAGEMENT SERVICES ARE BEING PROVIDED BY A COMPANY OWNED PRINCIPALLY BY AFFILIATES

OF THE INLAND GROUP. Our property manager, which is owned principally by individuals who are our affiliates, provides property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property manager. However, our property management services agreements provide that we pay our property manager a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the advisor and the property manager believe that the property manager has sufficient personnel and other required resources to discharge all responsibilities to us.

         OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS. We believe that the compensation we pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

         While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

         Our advisor and its affiliates may do business with others who also do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

         OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our charter requires a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

         THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved.

         INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland

Group. The managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities.

         WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property manager. We may elect to exercise this right at any time after February 11, 2002. Our decision to exercise this right will be determined by a vote of a majority of our disinterested directors. Our advisor and our property manager and their stockholders will receive shares of our common stock in the acquisition. The transaction will occur, if at all, only if the board of directors obtains a fairness opinion from a recognized financial valuation service provider to the effect that the consideration to be paid is fair, from a financial point of view, to our stockholders. We will be obligated to pay any fees accrued under any contractual arrangements we have with the advisor and/or the property manager for services rendered through the closing of such acquisitions.

         WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS WITH OUR ADVISOR. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's-length negotiations. However, we believe these agreements and arrangements approximate the terms of arm's-length transactions.

         WE HAVE THE SAME LEGAL COUNSEL AS OUR ADVISOR. Katten Muchin Zavis serves as our general legal counsel, as well as counsel to our advisor. The interests of our advisor may become adverse to ours in the future. Under the legal ethics rules, Katten Muchin Zavis may be precluded from representing us due to any conflict of interest between us and our advisor. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained to assure adequate protection of our interests.

                               COMPENSATION TABLE

         The compensation arrangements between us and our advisor, The Inland Group and its affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

         We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement.

NONSUBORDINATED PAYMENTS

         The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.



    TYPE OF COMPENSATION AND RECIPIENT                      METHOD OF
COMPENSATION             ESTIMATED MAXIMUM DOLLAR AMOUNT
--------------------------------------------
----------------------------------------------
-------------------------------------
                                                             OFFERING STAGE

Selling commissions payable to the managing  We will pay a selling commission of
7% of the  Through December 31, 2000, we have
dealer and dealers designated by the         sale price for each share, subject
to          incurred $8,216,810 in selling
managing dealer referred to as soliciting    reduction for special sales under
the          commissions in connection with our
dealers.                                     circumstances as described in the
"Plan of     initial public offering, of which
                                             Distribution."
           $88,218 remains unpaid.  The managing

           dealer has reallowed all of these
                                             For each 25 shares sold, we will
offer to the  selling commissions to the soliciting
                                             managing dealer one warrant for
$.0008,        dealers. The actual amount of selling
                                             though we will not issue more than
2,000,000   commissions in connection with this
                                             of them.  Each warrant grants its
holder a     offering will depend upon the amount
                                             right to purchase one share of
common stock    of shares sold.  We will not pay
                                             at $12.00 per share during the
period          selling commissions if the minimum
                                             beginning one year after the date
on which     offering is not sold.  If only the
                                             that warrant is issued and ending
five years   minimum offering is sold and there
                                             from the effective date of this
offering.  If  are no special sales, a total of
                                             only the minimum offering is sold,
we will     $140,000 in selling commissions will
                                             not issue more than 8,000 warrants.
 The       be paid.  A total of $35,000,000 in
                                             managing dealer may give the
warrants to       selling commissions will be paid if
                                             soliciting dealers for each share
they sell,   the maximum offering is sold and
                                             subject to applicable federal and
state        there are no special sales.
                                             securities laws.

Marketing contribution and due diligence     We will pay an amount equal to 2%
of the       Through  December 31, 2000, we have
dealer expense allowance paid to the         gross offering proceeds to the
managing        incurred  $2,466,585 in marketing
managing and soliciting dealers.             dealer, all or a portion of which
may be       contributions and due diligence
                                             passed on to soliciting dealers, in
lieu of    expense allowance in connection with
                                             reimbursement of specific expenses
associated  our initial public offering, of
                                             with marketing.  We may pay an
additional      which  $25,204 remained unpaid and
                                             0.5% of the gross offering proceeds
to the     $301,667 has been reallowed by the
                                             managing dealer, which may be
passed on to     managing dealer to the soliciting
                                             the soliciting dealers, for due
diligence      dealers. The actual amount of
                                             expenses.  We will not pay the
marketing       marketing contribution and due
                                             contribution and due diligence
expense         diligence expense allowance in
                                             allowance in connection with any
special       connection with this offering will
                                             sales, except those receiving
volume           depend on the number of shares sold.
                                             discounts and those described in
"Plan of      If there are no special sales,
                                             Distribution."
           approximately the following amounts

           will be paid for the marketing

           contribution and the due diligence

           expense allowance:


           - $50,000 if we sell the minimum

             number of shares; or


           - $12,500,000 if we sell the maximum

             number of shares.

Reimbursable expenses payable to our         We will reimburse our sponsor for
actual       Through  December 31, 2000, we have
advisor, our sponsor and its affiliates      costs incurred in connection with
the          incurred  $970,837 of reimbursable
for offering expenses.                       offering on our behalf.  However,
if the       expenses to our advisor, of which
                                             aggregate of all offering expenses,
including  $3,540 remained unpaid.  In addition,
                                             selling commissions, the marketing
           as of  December 31, 2000 our sponsor
                                             contribution and due diligence
expense         had advanced approximately $2,000,000
                                             allowance, exceeds 15% of the gross
offering   for the payment of offering expenses
                                             proceeds, or if the aggregate of
all offering  in connection with our initial public
                                             expenses, excluding the selling
expenses,      offering to non-affiliated third
                                             exceeds 5.5% of the gross offering
proceeds,   parties, all of which  has been
                                             our advisor or its affiliates will
promptly    repaid.
                                             pay the excess and we will have no
liability
                                             for these expenses at any time
afterward.      Our sponsor has not advanced any

           reimbursable expenses in connection

           with this offering.  We may reimburse

           for offering expenses advanced:


           - $110,000 if we sell the minimum

             offering; or


           - $27,500,000 if we sell the maximum

             offering.


           If the offering is not successful,

           then our sponsor will be solely

           responsible for the organization and

           offering expenses to the extent it

           has not been reimbursed.

                                                           ACQUISITION STAGE

Acquisition expenses paid to our             We will pay an amount, estimated to
be up to   We may pay the following amounts for
advisor and its affiliates.                  0.5% of the total of (1) the gross
offering    the reimbursement of acquisition
                                             proceeds from the sale of
50,000,000 shares,   expenses:
                                             (2) the gross proceeds from the
sale of up to
                                             4,000,000 shares pursuant to the
distribution  - no more than $10,000 if the minimum
                                             reinvestment programs, and (3) the
gross         number of shares are sold; or
                                             proceeds from the issuance and
exercise of
                                             the 2,000,000 warrants of the
managing         - no more than $2,810,000 if the
                                             dealer. The acquisition expenses
for any         maximum number of shares are sold,
                                             particular property will not exceed
6% of the    all of the 4,000,000 shares are sold
                                             gross purchase price of the
property.            pursuant to the distribution

             reinvestment program, and all of the
                                             However, if we request additional
services,      2,000,000 soliciting dealer warrants
                                             the compensation will be provided
on separate    are issued and exercised.
                                             agreed-upon terms and the rate will
be
                                             approved by a majority of
disinterested        However, the actual amounts cannot be
                                             directors, including a majority of
the         determined at the present time.
                                             disinterested independent
directors, as fair
                                             and reasonable for us.
     TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION
              ESTIMATED MAXIMUM DOLLAR AMOUNT
--------------------------------------------
----------------------------------------------
---------------------------------------
                                                           OPERATIONAL STAGE
Property management fee paid to our          We will pay a monthly fee of 4.5%
of the       The actual amounts are dependent upon
property manager, Inland Southeast           gross income from the properties.
We will     results of operations and, therefore,
Property Management Corp.  We will pay       also pay a monthly fee for any
extra services  cannot be determined at the present
the fee for services in connection           equal to no more than 90% of that
which would  time.  For the  year ended  December
with the rental, leasing, operation          be payable to an unrelated party
providing     31, 2000, we have incurred and paid
and management of the properties.            the services.  The property manager
may        property management fees of
                                             subcontract its duties for a fee
that may be   $926,978, of which  $911,782 were
                                             less than the fee provided for in
the          retained by our property manager.  If
                                             management services agreements.
           we acquire the businesses of our

           advisor and/or our property manager,

           the property management fees will

           cease.


Compensation for other property-level        An affiliate of the advisor will
provide loan  The actual amounts are dependent upon
services.                                    servicing to us for a monthly fee.
The fee    the amount of loans serviced and,
                                             for each full year will be equal to
no more    therefore, cannot be determined at
                                             than .05% of the total principal
amount of     the present time.
                                             the loans it is servicing for  us
during that
                                             year up to the first $100 million
in total
                                             principal loan balances.  After
that, the fee
                                             will be a lesser percentage on a
sliding
                                             scale basis.  In addition, we may
pay our
                                             affiliates for providing other
property-level
                                             services to us as described in
"Management."

Reimbursable expenses to our advisor         We will reimburse some expenses of
the         The actual amounts of reimbursable
and its affiliates.  These may include       advisor.  The compensation and
reimbursements  expenses in connection with this
costs of goods and services,                 to our advisor and its affiliates
will be      offering are dependent upon results
administrative services and                  approved by a majority of our
directors and a  of operations and, therefore, cannot
non-supervisory services performed           majority of our independent
directors as fair  be determined at the present time.
directly for us by independent parties.      and reasonable for us.

    TYPE OF COMPENSATION AND RECIPIENT                   METHOD OF COMPENSATION
              ESTIMATED MAXIMUM DOLLAR AMOUNT
-----------------------------------------
---------------------------------------------
---------------------------------------
                                                             LIQUIDATION STAGE
Property disposition fee payable to our      If we sell any of our real
property, we may    The actual amounts to be received
advisor and its affiliates.                  pay a property disposition fee to
our          depend upon the sale price of our
                                             advisor and its affiliates  in an
amount       properties and, therefore, cannot be
                                             equal to the lesser of:
           determined at the present time.  If

           we acquire the advisor, the property
                                             (1) 3% of the contract sales price
of          disposition fee will cease.
                                                 the property; or

                                             (2) 50% of the customary commission
                                                 which would be paid to a third
party
                                                 broker for the sale of a
comparable
                                                 property.

                                             The amount paid, when added to the
sums paid
                                             to unaffiliated parties, will not
exceed
                                             either the customary commission or
an amount
                                             equal to 6% of the contracted for
sales
                                             price.  Payment of such fees will
be made
                                             only if the advisor provides a
substantial
                                             service in connection with the sale
of the
                                             property.  See "Management - The
Advisory
                                             Agreement."

SUBORDINATED PAYMENTS

         We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:


   TYPE OF COMPENSATION AND RECIPIENT                     METHOD OF COMPENSATION
                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------
-------------------------------------------
---------------------------------------
                                                           OPERATIONAL STAGE
Advisor asset management fee payable to      We will pay an advisor asset
management fee    Through  December 31, 2000, we have
our advisor.                                 of not more than 1% of our average
invested    accrued  $120,000 in advisor asset
                                             assets.  Average invested assets
means the     management fees, all of which remain
                                             average of the total book value of
our         unpaid.  If we acquire the advisor,
                                             assets invested in equity interest
and loans   the asset management fee will
                                             secured by real estate, before
reserves for    cease.  The amount of the fee depends
                                             depreciation or bad debts or other
similar     on value of the average invested
                                             non-cash reserves.  We will compute
the        assets at the time the fee is payable
                                             average invested assets by taking
the          and, therefore, cannot be determined
                                             average of these values at the end
of each     now.
                                             month during the quarter for which
we are
                                             calculating the fee.  The fee will
be
                                             payable quarterly in an amount
equal to 1/4
                                             of 1% of average invested assets as
of the
                                             last day of the immediately
preceding
                                             quarter. For any year in which we
qualify as
                                             a REIT, our advisor must reimburse
us for the
                                             following amounts if any:


                                             (1) the amounts by which our total
                                                 operating expenses, the sum of
the
                                                 advisor asset management fee
plus other
                                                 operating expenses, paid during
the
                                                 previous fiscal year exceed the
greater
                                                 of:

                                                 - 2% of our average invested
assets for
                                                   that fiscal year, or

                                                 - 25% of our net income for
that fiscal
                                                   year; plus

                                             (2) an amount, which will not
exceed
                                                 the advisor asset management
fee for that
                                                 year, equal to any difference
between the
                                                 total amount of distributions
to
                                                 stockholders for that year and
the 7% annual
                                                 return on the net investment of
stockholders.

                                             Items such as organization and
offering
                                             expenses, interest payments, taxes,
non-cash
                                             expenditures, the incentive
advisory fee and
                                             acquisition expenses are excluded
from the
                                             definition of total operating
expenses.

                                             See "Management -  Our Advisory
Agreement"
                                             for an explanation of circumstances
where
                                             the excess amount specified in
clause (1)
                                             may not need to be reimbursed.

                                                           LIQUIDATION STAGE
Incentive advisory fee payable to            We will pay to the advisor an
amount equal     The actual amounts to be received
our advisor.                                 to 15% of the net proceeds from the
sale of    depend upon the sale price of our
                                             a property after the stockholders
have first   properties and, therefore, cannot be
                                             received:
           determined at the present time. If

           we acquire or consolidate with the
                                             (1) a cumulative non-compounded
           business conducted by our advisor,
                                                 return equal to 7% a year on
their net     the incentive advisory fee will
                                                 investment; and
           terminate.

                                             (2) their net investment.

COMPENSATION TO OFFICERS AND DIRECTORS

         We expect to pay the following to our officers and directors:


   TYPE OF COMPENSATION AND RECIPIENT                    METHOD OF COMPENSATION
               ESTIMATED MAXIMUM DOLLAR AMOUNT
-------------------------------------------
-----------------------------------------------
---------------------------------------
Salaries                                     Only one officer receives
compensation for      We will pay an annual salary of
                                             services as an officer, and
reimbursement for   $100,000.
                                             his out-of-pocket expenses incurred
on our
                                             behalf.

Director fees                                Independent directors receive an
annual fee     We will pay the three independent
                                             of  $5,000, a fee of $500 for in
person         directors $15,000 in the aggregate,
                                             attendance at board or committee
meetings, a    plus fees for attending meetings.
                                             fee of $250 for telephonic
attendance at        The actual amounts to be received for
                                             board or  committee meetings, and
            meetings depends upon the number of
                                             reimbursement of their
out-of-pocket expenses   meetings and their attendance and,
                                             incurred. Our officers who are also
our         therefore, cannot be determined at
                                             directors do not receive director
fees.         the present time.

Stock options to independent directors       Each independent director receives
            This form of compensation is not paid

            in cash.
                                             - an initial option to purchase
3,000 shares
                                               of common stock at a price of
$9.05 per
                                               share, when they become an
independent
                                               director, subject to some
conditions; and

                                             - each year on the date of the
stockholders'
                                               annual meeting, an additional
option to
                                               purchase 500 shares of common
stock at an
                                               exercise price equal to the then
fair market
                                               value per share.  For additional
information
                                               on this option plan, see
"Management -
                                               Independent Director Stock Option
Plan."

                            ESTIMATED USE OF PROCEEDS

          The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 200,000 shares of common stock in this offering. The second scenario assumes:

         - we sell the maximum of 50,000,000 shares in this offering at $10 per share; and

         - we sell the maximum of 4,000,000 shares in our distribution reinvestment program at $9.50 per share.

         Under both scenarios we have not given effect to the following:

         - any special sales or volume discounts which could reduce selling commissions; or

         - the sale and exercise of any warrants issued to the managing dealer, which would increase our proceeds by a maximum of $24,001,600 if we sold all 2,000,000 warrants and they were exercised at a price of $12 per share.


        MAXIMUM OFFERING

     (INCLUDING SHARES SOLD
                                                         MINIMUM OFFERING
     UNDER THE DISTRIBUTION
                                                          200,000 SHARES
      REINVESTMENT PROGRAM)
                                                    --------------------------
   ---------------------------
                                                        AMOUNT        PERCENT
       AMOUNT        PERCENT
                                                    --------------   ---------
   ---------------  ----------
Gross offering proceeds.........................   $     2,000,000       100.0%
  $    538,000,000      100.00%
                                                    --------------   ---------
   ---------------  ----------
Less expenses:
     Selling commission.........................           140,000         7.0%
        35,000,000        6.51%
     Marketing contribution and due diligence
       expense allowance........................            50,000         2.5%
        12,500,000        2.32%
     Organization and offering expenses.........           110,000         5.5%
        14,000,000        2.60%
                                                    --------------   ---------
   ---------------  ----------
     Total public offering expenses.............           300,000        15.0%
        61,500,000       11.43%
Gross amount available for investment...........         1,700,000        85.0%
       476,500,000       88.57%
                                                    --------------   ---------
   ---------------  ----------
     Less:  acquisition expenses................            10,000         0.5%
         2,690,000        0.50%
     Less:  working capital reserve.............            20,000         1.0%
         5,380,000        1.00%
                                                    --------------   ---------
   ---------------  ----------
Net cash portion of gross offering proceeds

     available for the purchase of properties      $     1,670,000        83.5%
  $    468,430,000       87.07%
                                                    ==============   =========
   ===============  ==========

         We estimate that total public offering expenses will aggregate approximately 11.43% of the gross offering proceeds if the maximum offering is sold. However, these expenses may total up to 15% of the gross offering proceeds.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

         During the 10-year period ending September 30, 2000, The Inland Group and its affiliates have sponsored one other REIT, three other public real estate equity programs, one private real estate equity program and eight private placement mortgage and note programs, which altogether have raised more than $689,000,000 from over 28,000 investors. During that period, the public real estate equity programs raised $85,712,701 from 8,019 investors; the private real estate equity program raised $2,275,000 from 80 investors; and the private placement mortgage and note programs raised $22,231,000 from 500 investors. In addition, Inland Real Estate Corporation has raised $578,834,000 from over 20,000 investors. Inland Real Estate Investment Corporation has investment objectives and policies similar to ours and has invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Oakbrook, Illinois area. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

         The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

         The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending September 30, 2000, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of this prospectus. You should not construe inclusion of the succeeding tables as implying in any manner that we will have results comparable to those reflected in the tables because the yield and cash available and other factors could be substantially different for our properties. You should note that by acquiring our shares, you will not be acquiring any interests in any prior programs.


                 PRIOR PRIVATE

                  REAL ESTATE

PRIOR PUBLIC        EQUITY AND

REAL ESTATE         MORTGAGE
                                                            PRIOR REIT
 EQUITY            AND NOTE
                                                           PROGRAM AS OF
PROGRAMS AS OF      PROGRAMS AS OF
                                                           SEPTEMBER 30,
SEPTEMBER 30,      SEPTEMBER 30,
                                                              2000(3)
  2000               2000
                                                         -----------------
-----------------   ---------------
Number of programs sponsored........................                  1
         3                 8
Aggregate amount raised from investors..............    $      649,184,000  $
85,712,701     $  24,506,000
Approximate aggregate number of investors...........             20,000
     8,019               580
Number of properties purchased......................                119
        45                 7
Aggregate cost of properties(1).....................    $      974,247,000  $
67,260,290     $   1,951,930
Number of mortgages/notes...........................                  0
         7               463
Principal amount of mortgages/notes.................                  0     $
 2,302,064     $  22,231,000
Principal of properties (based on cost) that were:
Commercial--
      Retail........................................                 85.60%
         3.25%             0.00%
      Single-user retail net-lease..................                 14.40%
        12.64%             0.00%
      Nursing homes.................................                  0.00%
        11.18%             0.00%
      Offices.......................................                  0.00%
         0.00%             0.00%
      Industrial....................................                  0.00%
         0.00%             0.00%
      Health clubs..................................                  0.00%
         4.48%             0.00%
      Mini-storage..................................                  0.00%
         0.00%             0.00%
         Total commercial...........................                100.00%
        31.55%             0.00%
      Multi-family residential......................                  0.00%
         0.00%             0.00%
      Land 31.7%(2).................................                  0.00%
       100.00%           100.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)....                 17.80%
         0.00%             0.00%
      Existing......................................                 82.20%
       100.00%             0.00%
      Construction..................................                  0.00%
         0.00%             0.00%
Number of properties sold...........................                     0
           15                 5

        32.90  %

Number of properties exchanged......................                     0
            0                 0
Number of mortgages/notes repaid....................                     0
            7               383

-----------------------------
(1)      Includes purchase price and acquisition fees and expenses.

(2) Based on costs of the properties sold and costs capitalized subsequent to acquisition at September 30, 2000, not including portions of land parcels.

(3) On July 1, 2000, the prior REIT program, Inland Real Estate Corporation, became a separate, self-managed entity.

         Of the programs included in the above table, Inland Real Estate Corporation has investment objectives similar to ours. This program represents approximately 84% of the aggregate amount raised from investors, approximately 70% of the aggregate number of investors, approximately 70% of the properties purchased, and approximately 93% of the aggregate cost of the properties.

         During the three years prior to December 31, 1999, Inland Real Estate Corporation purchased 93 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REIT

         INLAND REAL ESTATE CORPORATION. On October 14, 1994, Inland Real Estate Corporation commenced an initial public offering of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, it had received subscriptions for a total of 5,000,000 shares, thereby completing the initial offering. On July 24, 1996, it commenced an offering of an additional 10,000,000 shares of common stock at $10 per share. As of July 10, 1997, it had received subscriptions for a total of 10,000,000 shares, thereby completing its second offering. On July 14, 1997, Inland Real Estate Corporation commenced a third offering of an additional 20,000,000 shares of common stock at $10 per share. As of March 19, 1998, Inland Real Estate Corporation had received subscriptions for a total of 20,000,000 shares, thereby completing the third offering. On April 7, 1998, Inland Real Estate Corporation commenced a fourth offering of an additional 25,000,000 shares at $11 per share. As of December 31, 1998, Inland Real Estate Corporation had received subscriptions for a total of 16,642,397 shares from the fourth offering, thereby completing the fourth offering. In addition, as of September 30, 2000, Inland Real Estate Corporation had distributed 5,967,506 shares of common stock through its distribution reinvestment program. As of September 30, 2000, it had repurchased 1,432,670 shares of common stock through its share repurchase program for an aggregate amount of $12,968,414. As a result, Inland Real Estate Corporation's gross offering proceeds totaled approximately $649,184,226 for all of such offerings, as of September 30, 2000. Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of September 30, 2000, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay a monthly cash distribution of $0.89 per share.

         As of September 30, 2000, Inland Real Estate Corporation has placed financing totaling approximately $456,393,000 on 111 of its 119 properties. Its 119 properties, a total investment of $974,247,000 at September 30, 2000, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through September 30, 2000, cash distributions have totaled $143,659,102, all of which were from operating cash flow.

         On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by a merger in which two wholly owned subsidiaries of Inland Real Estate Corporation were merged with and into its advisor and its property manager, respectively. Its advisor and its property manager were the surviving entities. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

         INLAND LAND APPRECIATION FUND II, L.P. -- The offering period for this fund began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of the land upon resale.

         The fund raised $50,476,170 from 5,055 investors and purchased, with the net proceeds available for investment, 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of September 30, 2000, this fund has had multiple sales transactions involving all or portions of eleven parcels which generated $27,203,000 in net sales proceeds, including notes receivable of $2,978,000. Its cost basis in the land parcels sold was $18,046,000 resulting in a gain, net of selling expenses and commissions, of $9,157,000 for financial reporting purposes.

         In the opinion of our sponsor, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 2000 totaled $13,793,106, including $13,072,106 from sales and $721,000 from operations.

         INLAND CAPITAL FUND, L.P. -- The offering period for this fund began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

         Inland Capital Fund raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of September 30, 2000, this fund has had multiple sales transactions involving the house and portions of eight parcels which generated $11,642,000 in net sales proceeds, including notes receivable of $1,083,366. Its cost basis in the land parcels sold was $6,958,000 resulting in a gain, net of selling expenses and commissions, of $4,684,000 for financial reporting purposes.

         In the opinion of Inland Real Estate Investment Corporation, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through September 30, 2000 totaled $10,831,124, all from the sale of land parcels.

         INLAND MORTGAGE INVESTORS FUND III, L.P. -- The offering period for this fund began January 9, 1989 and ended January 9, 1991. The objectives were to make or acquire loans secured by mortgages on improved income-producing properties, to provide investors with quarterly cash distributions of at least 8% per annum for the first five years of the partnership and to maximize cash distributions over the life of the partnership by participating in capital appreciation and increased cash flows of properties securing the partnership's loans.

         This fund raised $2,837,249 from 281 investors and originally funded seven mortgages totaling $2,302,064 between October 1990 and June 1992. Cash distributions to limited partners through December 31, 1998 totaled $3,601,916, including $874,292 from operations, $306,874 in supplemental capital contributions from the general partner in order to meet the 8% per annum distribution requirement and $2,420,751 as a return of capital from the repayment of mortgage loans receivable and prepayment penalties. This partnership was completed in December 2000.

PRIVATE PARTNERSHIPS

         Since inception and through September 30, 2000, including the programs described below under " -- Private Placement Real Estate Equity Program," and " -- Private Placement Mortgage and Note Programs" in this section, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 306 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

         From 1990 and through September 30, 2000, investors in The Inland Group private partnerships have received total distributions in excess of $228,590,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

         Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

         Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

         Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

         WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of the land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. This fund bought seven parcels of land in the Madison, Wisconsin with the proceeds of the offering.

         Parcel 5, which consists of 63 improved lots in the Village of Mount Horeb, Wisconsin, has had 59 lot sales since 1995 for total gross sales proceeds of $2,137,250. Four remaining lots continue to be marketed for sale. On October 1, 1997, parcel 6, located in Windsor, Wisconsin, was sold for $566,597, which amount is 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

         On March 19, 1998, the fund sold parcels 3 and 7 for a total of $2,150,000, of which $1,900,000 was returned in cash to investors. On January 5, 1999, parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 cash distribution. On April 4, 2000, $227,500 was distributed to investors from lot sale proceeds from parcel 5. To date, investors have received $1,600 for every $1,000 invested.

         As of September 30, 2000, the partnership's remaining assets consists of parcel 2 and the 4 remaining lots in parcel 5.

         Intervest Midwest Real Estate Corporation currently provides property zoning, development and disposition services to this partnership. Barry L. Lazarus, our president, chief operating officer and affiliated director, is president of Intervest. See "Management -- Our Directors and Executive Officers."

PRIVATE PLACEMENT MORTGAGE AND NOTE PROGRAMS

         During 1992 and in 1993, Inland Real Estate Investment Corporation or its affiliates sponsored eight private placement securities offerings, including seven mortgage and note programs. These are described below.

         TRIPLE SECURITY FUND, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an affiliate of our sponsor and return investors' capital within five years. In addition, the partnership aimed to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by our sponsor. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in July 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, of which $1,226,419 was from operations, $67,797 was subsidy income from Inland Real Estate Investment Corporation, pursuant to the guarantee for that program, and $3,000,000 was a return of capital resulting from a payoff by the affiliate. This partnership was completed in 1996.

         10% INCOME FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended in June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns were guaranteed by our sponsor. This fund invested in loans made to an affiliate of our sponsor, which were secured by collateral assignments of third-party mortgage loans owned by the affiliate. Noteholders received their first monthly interest distribution in July 1992. Cash distributions to noteholders through November 30, 1996 totaled $2,878,335, of which $861,051 was interest earnings, $17,284 was from working capital reserves, and $2,000,000 was a return of capital resulting from a payoff by the affiliate. This partnership was completed in 1996.

         9% INCOME JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an affiliate of Inland and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by our sponsor. The offering period for interests in this privately offered partnership began in July 1992 and ended in September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were invested in third-party junior mortgage loans owned by the affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in September 1992. Cash distributions through October 30, 1998 totaled $1,512,765, of which $512,765 was interest earnings and $1,000,000 was a return of capital. This partnership was completed in 1998.

         INLAND EMPLOYEE APPRECIATION FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. This fund only offered notes to Illinois residents who were employees of our sponsor and its affiliates. The partnership issued notes with a term of four years and providing 10% annual interest. Our sponsor guaranteed the return of capital to noteholders and the specified annual return. This fund invested in a loan made to an affiliate of our sponsor which was secured by collateral assignments of third-party investor loans owned by the affiliate. Noteholders received their first monthly interest distribution in March 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from our sponsor, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was completed in 1996.

         9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by our sponsor in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised. The partnership issued notes maturing August 1, 1999 and providing a 9% annual return. This fund invested in loans made to an affiliate of our sponsor secured by collateral assignments of third party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through September 30, 1999 totaled $6,291,146, of which $2,291,146 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in August 1999.

         9% MONTHLY CASH FUND II, L.P., was an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. Our sponsor sponsored it in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. The partnership issued notes maturing February 1, 2000 that provided a 9% annual return. The partnership invested in a loan made to an affiliate of our sponsor secured by collateral assignments of third-party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through March 31, 2000 totaled $6,417,653, of which $2,417,653 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in February 2000.

         IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an affiliate of our sponsor, in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Inland Mortgage Corporation issued notes maturing December 31, 2003, providing for interest at the rate of 8% per annum with 100% return of principal guaranteed by our sponsor. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an affiliate of our sponsor. Investors may also receive additional interest, dependent on the future sale of the property. Inland Mortgage Corporation made an initial distribution to investors of escrow interest, totaling $13,685 in November 1993. Cash distributions through September 30, 2000 totaled $3,654,050, of which $3,634,594 was interest earnings and $19,456 was subsidy income from our sponsor pursuant to the guarantee for that program.

         INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by our sponsor in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by our sponsor. The proceeds of the offering were used to make unsecured loans to limited partnerships which are affiliates of our sponsor, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. This partnership was completed in 1997.

LOAN MODIFICATIONS AND WORK-OUTS

         Between 1990 and December 31, 1997, 37 Inland-sponsored partnerships owning 24 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. The objective was to reduce or restructure the debt to levels commensurate with the levels of performance of the operating properties. Six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, transferred their original asset to a new partnership which was 100% owned by the old partnership. Our sponsor believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its affiliates, claiming contractual interference and other allegations. The lender withdrew the complaint as part of a final settlement reached in February 1993.

         Each of these new partnerships, and 1036 N. Dearborn Limited Partnership, filed for financial reorganization in federal court. These filings were extensions of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filings by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party.

         The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner, its affiliates and 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships, none of which were in default on their mortgage loans, provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender.

         The lender for the new partnership owned by the 14 W. Elm Limited Partnership cooperated in a tax-deferred exchange of the partnership's real estate asset. That partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to the amount of debt on the 14 W. Elm property. The goal of this transaction was to avoid the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long-term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. Therefore, there is no possibility of cash flow distributions to the limited partners. However, the partnership expects equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. Our sponsor believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property.

         The lender for the new partnership owned by the Oak Brook Commons Limited Partnership acquired the property through foreclosure. The general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a triple-net-lease basis by Wal-Mart Stores, Inc.

         The lender of the new partnership owned by the 6030 Sheridan Limited Partnership agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership. Subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, and the property was conveyed to the 6030 Sheridan Limited Partnership.

         Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a director and chairman and president of The Inland Group, and a director of our sponsor, served as individual general partner of all but the Oak Brook Commons Limited Partnership. Mr. G. Joseph Cosenza, a director and a vice chairman of The Inland Group, served as individual general partner for Oak Brook Commons Limited Partnership. Prior to the filing for reorganization, and as part of the reorganization strategy, Mr. Cosenza left his position as individual general partner of the Oak Brook Commons Limited Partnership. Mr. Goodwin did the same for all the others except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. Counsel recommended these actions to reduce delay in the reorganization efforts. The corporate general partner of each partnership has continued the business of each of the partnerships which the individual general partners left.

         Four of the 37 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships. These had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. In 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged to transfer to each of the 21 partnerships ownership interests in five net-lease commercial properties that had long-term leases with creditworthy tenants.
The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. Therefore, there is no possibility of cash flow distributions to the limited partners in the 21 partnerships. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. Our sponsor believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

         Tax-deferred exchanges of the partnerships' properties were accomplished as described above for the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 37 limited partnerships mentioned in the first paragraph of this section. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

         The Park Colony Limited Partnership, one of the 37 limited partnerships mentioned in the first paragraph of this section, defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the affiliate. Our sponsor believes that this debt reduction is a significant benefit to the partnership, which is now better positioned to realize its investment objectives.

         In 1990, the Inland New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an affiliate of the general partner for those partnerships purchased at a substantial discount the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the affiliate under the credit-enhancement instruments for approximately the discounted price paid by the affiliate.

         In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but they could not reach an agreement. The lender and the general partner completed a tax-deferred exchange and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

         In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The first mortgage lender acquired the Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II. The two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, after the acquisition of a replacement net-lease commercial property, the first mortgage lender whose loan was secured by the property acquired the Bensenville property.

         In addition, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for those properties which resulted in the transfer of the properties and an agreement by the partnerships to make cash settlements to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

         In January 1995, the Timberlake Limited Partnership stopped making payments on the first mortgage loan for that partnership's property. Our sponsor attempted to negotiate with the lender to modify the terms of the loan to a level appropriate to the operating performance of the Timberlake property, but they could not reach an agreement. In August 1996, Inland Real Estate Investment Corporation initiated a tax-deferred exchange whereby first the partnership acquired an interest in a net-lease commercial property and then the lender, whose loan is secured by a first mortgage against the commercial property, acquired the Timberlake property.

         In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago stopped making payments on their respective Housing and Urban Development-insured first mortgage loans. The Chateaux Versailles and Marseilles Limited Partnerships, through their general partner, were trying to negotiate with Housing and Urban Development, as mortgagee, to modify the terms of the loans to levels appropriate to the operating performance of the properties. As of June 30, 1999, an agreement had been reached and the partnerships have started making mortgage payments again.

EFFECTS OF PROPERTY EXCHANGES ON INVESTORS

         The Inland Group and its affiliates have used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships as well as the investors in those partnerships. Otherwise, the loss of deficit-producing properties to foreclosure would have resulted in the loss of investors' capital, in addition to substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, by means of the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. The Inland Group and its affiliates continue to defer tax liability, one of the primary investment objectives of these tax-shelter partnerships. However, the investors in these partnerships are not receiving any cash flow. In addition, the tax-deferred exchanges have lengthened the expected term of these partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

ADDITIONAL INFORMATION

         Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchange and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in our shares.

         Upon written request, you may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by any public program sponsored by any affiliate of The Inland Group which has reported to the Securities and Exchange Commission within the last 24 months. Copies of any exhibits to such annual reports will be provided, upon request, for a reasonable fee.

SUMMARY TABLES

         The following summary tables describe information concerning the prior programs discussed above through December 31, 1999.

         Affiliates of The Inland Group formed Inland Land Appreciation Fund II, L.P., Inland Capital Fund, L.P. and Wisconsin Capital Land Fund, L.P. as pure capital appreciation investments. No current return from rents or interest was contemplated or available because capital was invested in non-income producing vacant land parcels. Limited partners receive distributions on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price, net of costs of the sale, minus the fully loaded purchase price, or allocated capital. The method of measuring return on investment to date is on a sold parcel-by-parcel basis, as follows:


        FUND               NET SALE   LESS     FULLY LOADED     =   NET PROFITS
ON     GROSS RETURN     AVERAGE ANNUAL
                          PRICES OF           PURCHASE PRICE        PARCELS SOLD
TO    % (NET PROFIT/  RETURN ON ALLOCATED
                         PARCELS SOLD         ALLOCATED CAPITAL           DATE
       ALLOCATED      CAPITAL (GROSS RETURN
                           TO DATE            OF PARCELS SOLD
        CAPITAL)      %/AVERAGE NUMBER
                                                TO DATE)
                      OF YEARS OF CAPITAL

                          INVESTED)
---------------------    ------------ -----   -----------------
-----------------   ------------   -----------------------
Inland Land Appreciation $  20,803,616        $      14,528,644     $
6,274,972             43 %               4.32 %
   Fund II, L.P.
Inland Capital Fund, L.P.   11,636,067                6,954,889
4,681,178             67 %               8.4% %
Wisconsin Capital Land       4,041,597                1,917,263
2,124,344            111 %              15.80 %
  Fund, L.P.


                                                   CUMULATIVE DISTRIBUTIONS TO
LIMITED PARTNERS

-------------------------------------------------------------------
                                          CAPITAL         TOTAL       =
RETURN OF     +    RETURN ON    RETURN ON
                                           RAISED
INVESTMENT         INVESTMENT   INVESTMENT

                             PER YEAR
                                        ------------ -------------  ---
--------------  --   ----------- -----------
Inland Mortgage Investors Fund III, L.P. $ 2,837,249 $    3,601,917       $
2,420,751      $  1,181,166        6.25 %
Triple Security Fund, L.P.                 3,000,000      4,294,216
3,000,000         1,294,216       10.00 %
Inland Employee Appreciation Fund,
L.P.*                                        400,000        502,198
 400,000           102,198       10.00 %
Inland Condominium Financing Fund,
L.P.                                       1,031,000      1,411,617
1,031,000           380,617       10.00 %
10% Income Fund, L.P.                      2,000,000      2,878,335
2,000,000           878,335       10.00 %
9% Income Junior Mortgage Fund, L.P.*      1,000,000      1,512,708
1,000,000           512,708        9.00 %
9% Monthly Cash Fund, L.P.                 4,000,000      6,291,146
4,000,000         2,291,146        9.00 %
9% Monthly Cash Fund II, L.P.              4,000,000      6,417,653
4,000,000         2,417,653        9.00 %
IMC Note Issue #2 1993                     6,800,000      3,380,562
       0         3,380,562        8.00 %

--------------------------------------

*         returns of  capital prior to  final distribution.

          [THE BALANCE OF THIS PAGE WAS LEFT INTENTIONALLY LEFT BLANK.]

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

         The Inland Group companies make up a fully-integrated real estate and financial organization, providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. The Inland Group was started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of The Inland Group all remain actively involved in overseeing these companies. The businesses of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past 30 years, The Inland Group and its affiliates have experienced significant growth. Inland in the aggregate was ranked by CRAIN'S CHICAGO BUSINESS as the 43rd largest privately held business group headquartered in the Chicago area in April 2000. Among the affiliates of The Inland Group is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

         The Inland Group and its affiliates have over 600 employees. The senior management includes executives of The Inland Group and its affiliates. Our management personnel have substantial experience in a full range of real estate services. Our top seven senior executives have an average of over 25 years experience in the real estate industry.

         The advisor and the dealer manager are affiliates of The Inland Group. The relevant skills and experience of each of The Inland Group affiliated companies, developed over the course of over 30 years in business, primarily in the Chicago metropolitan area, is available to us in the conduct of our business.

         As of December 31, 2000, our sponsor, Inland Real Estate Investment Corporation, is the general partner of limited partnerships which own in excess of 8,200 acres of pre-development land in the Chicago area, as well as 9,550,000 square feet of commercial property in Chicago and nationwide.

         The Inland Group affiliated companies developed expertise in real estate financing as they bought and sold properties over the years. Since its incorporation in 1977, Inland Mortgage Corporation has originated more than $1.5 billion in financing, including loans to third parties and affiliated entities.

         Inland Mortgage Investment Corporation and Inland Mortgage Servicing Corporation were incorporated in 1990, delineating the functions and duties associated with financing. As of December 31, 2000, Inland Mortgage
Investment Corporation owned a $65,963,100 loan portfolio, and Inland Mortgage Servicing Corporation serviced a loan portfolio of 522 loans exceeding $1,880,000,000.


         As of December 31, 2000, The Inland Property Management Group, Inc.
and its affiliates manage approximately 14,000 multi-family units, principally located in the Chicago metropolitan area. Inland Property Management Group believes this is more than any other firm in that market. In December 1999, they were ranked by CRAIN'S CHICAGO BUSINESS as the 10th largest commercial property management firm in the six-county Chicago area based on its 9.5 million square feet of commercial properties managed at the end of 1999. The management agent was incorporated in 1998 to segregate responsibility for management of our properties from Inland Property Management

Group's growing management portfolio of commercial properties. The management agent will be responsible for collecting rent, leasing and maintaining the commercial properties it manages. These properties are primarily intended to be our properties in our primary geographical area of investment. The management agent is owned primarily by individuals who are affiliates of The Inland Group.

         Currently, Southeast Property Management Company manages 2.3 million square feet of retail property, of which approximately 2.1 million square feet are our properties and 200,000 square feet are properties belonging to affiliates.

         Inland Property Management Group and its affiliates are responsible for collecting rent and leasing and maintaining the commercial properties which they manage. As of December 31, 2000, a substantial portion of the portfolio of Inland Property Management Group and its affiliates, approximately 6.8 million square feet, consists of properties leased on a triple-net lease basis to creditworthy tenants. This means that the tenant operates and maintains the property and pays rent which is net of property taxes, insurance and operating expenses.

         Inland Real Estate Acquisitions, Inc., another company affiliated with The Inland Group, has extensive experience in acquiring real estate for investment. Over the years, it and its affiliates have acquired approximately 785 properties.

         See also "Prior Performance of our Affiliates" and Appendix A -- "Prior Performance Tables" for information concerning over $680 million raised from over 28,000 investors in connection with one other REIT, other public real estate equity programs, one private real estate equity program and eight private placement mortgage and note programs sponsored by The Inland Group affiliated companies during the 10-year period ending September 30, 2000, and the prior performance of those programs.

         The following sets forth information with respect to the directors and principal executive officers of The Inland Group:


NAME                               AGE*              POSITION AND OFFICE WITH
THE INLAND GROUP
-----------                     ----------
-----------------------------------------------------
Daniel L. Goodwin                   57         Chairman, president and director
Robert H. Baum                      57         Vice chairman, executive vice
                                                president-general counsel and
director
G. Joseph Cosenza                   57         Vice chairman and director
Robert D. Parks                     57         Director
Norbert J. Treonis                  49         Director
-----------

*As of January 1, 2001

Messrs.  Goodwin, Baum, Cosenza and Parks were the founders of Inland.

         DANIEL L. GOODWIN is a director, chairman of the board and president of Inland. He has been with The Inland Group and its affiliates since 1968 and is one of our original principals.

         Mr. Goodwin has served as director of the Avenue Bank of Oak Park, as director of the Continental Bank of Oakbrook Terrace and as chairman of the Bank Holding Company of American National Bank of DuPage. Currently, he is the chairman of the board of Inland Mortgage Investment Corporation, one of The Inland Group's affiliated companies.

         HOUSING. Mr. Goodwin has been in the housing industry for more than 28 years and has demonstrated a lifelong interest in housing-related issues. He is a licensed real estate broker and a member of the National Association of Realtors. Mr. Goodwin has developed thousands of housing units in the Midwest, New England, Florida and the Southwest. He is also the author of a nationally recognized real estate reference book for the management of residential properties.

         Mr. Goodwin has served on the board of the Illinois State Affordable Housing Trust Fund for the past six years and was recently appointed to serve once again by Governor George Ryan. He is an advisor for the Office of Housing Coordination Services of the State of Illinois, and a member of the Seniors Housing Committee of the National Multi-Housing Counsel. He was appointed chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference by former Governor Jim Edgar. He also served as a member of the Cook County Commissioner's Economic Housing Development Committee, and he was the chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was presented to Mr. Goodwin for his work in addressing affordable housing needs. The City of Hope designated him as the Man of the Year in 1980 for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Mr. Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's senior citizens. In 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with the affordable housing award, recognizing Inland as the leading corporate provider of transitional housing for the homeless people of DuPage County. Mr. Goodwin also serves as chairman of New Directions Housing Corporation, a leading provider of affordable housing in northern Illinois.

         EDUCATION. Mr. Goodwin is a product of Chicago-area schools and obtained his Bachelor's and Master's Degrees from Illinois Universities. Following graduation, he taught for five years in the Chicago Public Schools. His commitment to education has continued through his work with the BBF Family Services' Pilot Elementary School in Chicago and the development of the Inland Vocational Training Center for the Handicapped located at Little City in Palatine, Illinois. He personally established an endowment which funds a perpetual scholarship program for inner-city disadvantaged youth. In 1990, he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University, and in 1986, he was awarded an Honorary Doctorate from Northeastern Illinois University College of Education. More than 12 years ago, under Mr. Goodwin's direction, Inland instituted a program to educate the disabled about the workplace. Most of those original students are still employed at Inland today, and Inland continues as one of the largest employers of the disabled in DuPage County. Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities, and he is currently vice-chairman of the board of trustees of Benedictine University. He was elected chairman of the Northeastern Illinois University Board of Trustees in January 1996.

         ACKNOWLEDGMENTS. In 1988, he received the Outstanding Business Leader Award from the Oak Brook Jaycees and has been the general chairman of the National Football League Players Association Mackey Awards for the benefit of inner-city youth. He served as the recent chairman of the Speakers Club of the Illinois House of Representatives. In March 1994, he won the Excellence in Business Award from the DuPage Area Association of Business and Industry. Additionally, he was honored by Little Friends in 1995 for rescuing their Parent-Handicapped Infant Program when they lost their lease. He was the recipient of the 1995 March of Dimes Life Achievement Award and was recognized as the 1997 Corporate Leader of the Year by the Oak Brook Area Association of Commerce and Industry. The Ray Graham Associates for People with Disabilities honored Mr. Goodwin as the 1999 Employer of the Year. Also in 1999, the YWCA DuPage District bestowed the Corporate Recognition Award for Inland's policies and practices that demonstrated a commitment to the advancement of women in the workplace.

         ROBERT H. BAUM has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. Mr. Baum is vice chairman and executive vice president-general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for the supervision of the legal activities of The Inland Group affiliated companies. This responsibility includes the supervision of The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently services as a director of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

         G. JOSEPH COSENZA has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs The Inland Group organization's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of nine persons who engage in property acquisitions. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.

         Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his M.S. Degree from Northern Illinois University. From 1967 to 1968, he taught in the LaGrange Illinois School District and, from 1968 to 1972, he served as assistant principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

         Mr. Cosenza has also been chairman of the board of American National Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace. He is presently a director of Westbank in Westchester, Hillside and Lombard, Illinois.

         ROBERT D. PARKS has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. He has been our chairman, chief executive officer, and an affiliated director since our formation in 1998. He is a director of The Inland Group as well as chairman and president of our sponsor. Mr. Parks was president, chief executive officer, chief operating officer and a director of Inland Real Estate Corporation from October 1994 to July 2000. He is still a director of Inland Real Estate Corporation. He is a director of Inland Real Estate Advisory Services, Inc., Inland Investment Advisors, Inc., Partnership Ownership Corp., Inland Southern Acquisitions, Inc. and Inland Southeast Investment Corp. He is a director of our advisor and a director of Inland Securities Corporation.

         Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for our sponsor. He oversees and coordinates the marketing of all investments and investor relations.

         Prior to joining Inland, Mr. Parks was a school teacher in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. He is also a member of the Real Estate Investment

Association, the Financial Planning Association, the Foundation for Financial Planning, as well as a member of the National Association of Real Estate Investment Trusts, Inc.

         NORBERT J. TREONIS joined The Inland Group and its affiliates in 1975. He is currently a director of The Inland Group as well as chairman and chief executive officer of Inland Property Management Group, Inc. and chairman of the board of directors of Inland Commercial Property Management, Inc. He serves on the board of directors of all Inland subsidiaries involved in property management, acquisitions and maintenance of real estate, including, in addition to those mentioned in the preceding sentence, Mid-America Management Corp., Metropolitan Construction Services, Inc. and American Building Services, Inc. Mr. Treonis is charged with the responsibility of the overall management and leasing of all apartment units, retail, industrial and commercial properties nationwide for the Inland affiliated companies.

         On July 1, 2000, Mr. Treonis became president, chief executive officer and a member of the board of directors of Inland Real Estate Corporation, a self-administered real estate investment trust which owns and operates 119 retail properties - $1 billion in assets - in the Chicago and Minneapolis metropolitan areas and other Midwest markets.

         Mr. Treonis is a licensed real estate broker. He is a past member of the board of directors of American National Bank of DuPage, the Apartment Building Owners and Managers Associations of Illinois, the National Apartment Association and the Chicagoland Apartment Association.

OUR GENERAL MANAGEMENT

         We operate under the direction of our board of directors. Our board is responsible for the overall management and control of our affairs.

OUR DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information with respect to our directors and executive officers. The biography of Mr. Parks, who has been our chairman, chief executive officer and an affiliated director since our formation, is set forth above under "--Inland Affiliated Companies" in this section:


NAME                               AGE*              POSITION AND OFFICE WITH US
-----------                     -----------
-----------------------------------------------
Robert D. Parks                     57               Chairman, chief executive
officer and
                                                      affiliated director
Barry L. Lazarus                    54               President, chief operating
officer,
                                                      affiliated director,
treasurer and chief
                                                      financial officer
Roberta S. Matlin                   56               Vice president--
administration
Steven D. Sanders                   51               Vice president--
acquisitions
Scott W. Wilton                     40               Secretary
Daniel K. Deighan                   60               Independent director
Michael S. Rosenthal                43               Independent director
Kenneth E. Masick                   55               Independent director
-----------
*as of January 1, 2001

         BARRY L. LAZARUS has been our president, chief operating officer and an affiliated director since our formation. He has been our treasurer and chief financial officer since June, 1999. After a brief career in public accounting, Mr. Lazarus joined The Inland Group in 1973 as its original controller and was later promoted to treasurer. From 1973 to 1979, he supervised all corporate and partnership accounting and tax matters and managed corporate financial affairs. In 1979, Mr. Lazarus relocated to Phoenix, Arizona and formed The Butterfield Company, a development and contracting firm, while also serving as a consultant to investors in several commercial ventures. Between 1979 and 1987, the Butterfield Company successfully completed several projects in conjunction with national real estate firms, including The Inland Group. From 1988 until October 1990, Mr. Lazarus was vice president of finance for UDC Homes, Inc., then a New York Stock Exchange Company and the 20th largest home builder in the United States. His duties included obtaining financing for numerous development and construction projects in the southeastern and southwestern United States, as well as maintaining investor relations.

         Mr. Lazarus rejoined Inland in October 1990 and became president of Intervest Midwest Real Estate Corporation, then an affiliate of The Inland Group. Intervest, which has its principal office in Atlanta, Georgia, has been active in land acquisition, development, financing and disposition of real estate assets in the Midwest and the Southeast, for its own account and for others. Mr. Lazarus solely owns Wisconsin and Southern Land Company, Inc., of which he has been president and director since December 1993. Wisconsin and Southern Land Company, Inc., which also has its office in Atlanta, Georgia, is a holding company that acquired Intervest from The Inland Group in 1994. Intervest, pursuant to a service agreement, currently provides property zoning, development and disposition services to Wisconsin Capital Land Fund, L.P., a private placement real estate equity program sponsored by our sponsor. Intervest anticipates that it will have earned a total of $250,000 of compensation for services rendered and to be rendered to Wisconsin Capital Land Fund, since its inception. See "Prior Performance of Our Affiliates -- Private Placement Real Estate Equity Program." Mr. Lazarus continues to serve as president of Intervest.

         Mr. Lazarus is president of Inland Shelter Group, LLC, Atlanta, Georgia, which has been engaged in the development of apartment buildings in the state of Georgia. He received his B.B.A. Degree from the University of Wisconsin, is a certified public accountant and holds real estate broker licenses in the states of Wisconsin and Georgia.

         ROBERTA S. MATLIN has been our vice president of administration since our formation in 1998. Ms. Matlin joined Inland in 1984 as director of investor administration and currently serves as senior vice president of investments of our sponsor, directing its day-to-day internal operations. She was also vice president of administration of Inland Real Estate Corporation from March 1995 to July 2000. Ms. Matlin is a director of our sponsor and of our managing dealer. She is president and director of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation. She is a director of Partnership Ownership Corporation and Inland Apartment Acquisitions, Inc. Prior to joining Inland, she spent 11 years with the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin received her B.A. Degree from the University of Illinois. She is registered with the National Association of Securities Dealers, Inc. as a general securities principal and investment advisor.

         STEVEN D. SANDERS has been our vice president of acquisitions since our formation. Mr. Sanders has been an officer of Inland Real Estate Acquisition, Inc., one of our affiliates, since 1993 and its senior vice president since 1997. He was president of our property manager between May of 1998 and March of 2000. He has been involved in the real estate industry, continuously, since 1970. His real estate career began with Carlsberg Financial Corporation, in Los Angeles, California, a sponsor of national real estate limited partnerships that acquired office, industrial, multi-family, manufactured home parks and retail properties throughout the United States. As regional director of acquisitions, Mr. Sanders' responsibilities included identification, analysis, negotiations and closings of properties in the eastern United States, on behalf of Carlsberg Financial Corporation sponsored partnerships.

         In 1979 and 1980, Mr. Sanders worked for R&B Development, Los Angeles, California, as director of acquisitions for multi-family properties acquired for ultimate conversions to condominiums. In 1981, he formed Irvine Properties, Inc. which offered real estate consultation, brokerage and management services to local and national investors. In 1984, Mr. Sanders joined Univest Real Estate Corporation, Tampa, Florida, an affiliate of Inland, and spearheaded the acquisition of multi-family properties throughout the state of Florida.

         In 1988, he formed Florida Country Clubs, Inc., which acquired and operated three golf and country clubs located in Orlando, Florida. In 1991, Mr. Sanders acquired interests in additional golf and country clubs on the east and west coasts of Florida. In 1993, he rejoined Inland at its Oak Brook, Illinois headquarters with the primary responsibility of acquiring shopping centers for Inland Real Estate Corporation.

         SCOTT W. WILTON has been our secretary since August 2000. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. Mr. Wilton is involved in all aspects of our business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign in 1982 and his law degree from Loyola University of Chicago, Illinois in 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

         DANIEL K. DEIGHAN has been one of our independent directors since September, 1998. He is an appraiser, who holds the MAI designation from the American Institute of Real Estate Appraisers (the predecessor to the Appraisal Institute), and has over 25 years of appraisal experience. He has testified as an expert witness in numerous counties throughout Florida, and in some courts in New York in eminent domain and other appraisal matters. Mr. Deighan is president of Florida Property Consultants Group, which has its office in Port St. Lucie, Florida. That firm is successor to Deighan Appraisal Associates, Inc. and its predecessors, which Mr. Deighan formed in 1971. Its business is the providing of expert appraisal, consulting and eminent domain services throughout Florida.

         Since February 1996, he has been vice-president of Southern Property Consultants, Inc., a firm which specializes in real estate tax appeals.

         Deighan Appraisal Associates, Inc. was honored as the "Business of the Year" in 1990 by the Port St. Lucie Chamber of Commerce. Mr. Deighan is past vice chairman of the Martin County Industrial Development Agency and a past president of the Tri-County Tec Foundation and the Economic Council of Martin County, Florida. He received his B.A. Degree from Sienna College, Albany, New York.

         MICHAEL S. ROSENTHAL has been one of our independent directors since October, 1998. He is an attorney who has been in private practice since 1984. He has been a shareholder of the Atlanta, Georgia law firm of Wagner, Johnston & Rosenthal, P.C. since September 1996. From January 1991 through August 1996, Mr. Rosenthal was president and a shareholder of the Atlanta, Georgia law firm of Weinstein, Rosenthal & Tobin, P.C. That law firm's predecessor conducted business as a partnership under the name of Weinstein, Rosenthal & Tobin from 1986 through December 1990, and Mr. Rosenthal served as its managing partner. He represents primarily service industry clients, providing day-to-day business counseling and advice, and services in the areas of mergers and acquisitions, real estate acquisitions and financings, as well as litigation when necessary. Mr.

Rosenthal received both his B.A. Degree and his law degree from the University of Florida.

         KENNETH E. MASICK has been one of our independent directors since December, 1998. He has been a partner of Wolf & Company LLP, certified public accountants, since its formation in 1978. That firm, one of the largest in the Chicagoland area, specializes in audit, tax and consulting services to privately owned businesses. Mr. Masick currently is partner-in-charge of the firm's audit and accounting department and is responsible for the firm's quality control. His accounting experience also includes forecasts and projections, feasibility studies and due diligence activities on acquisitions.

         Mr. Masick has been in public accounting since his graduation from Southern Illinois University in 1967. He is also licensed as a General Securities Representative. Mr. Masick is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

         He also serves as president and director of Wolf Capital Corporation, a firm specializing in mergers and acquisitions, business valuations and financial consulting, and as a director of Oak Brook Investor Advisory Services, Inc., a securities broker dealer firm. All of the mentioned entities with which Mr. Masick is affiliated have their offices in Oak Brook, Illinois.

COMMITTEES OF OUR BOARD OF DIRECTORS

         AUDIT COMMITTEE. Our bylaws provide for our board to designate an audit committee consisting of at least two independent directors. Our board has designated the three current independent directors as the members of the audit committee. This committee met five times during 2000. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of our internal accounting controls.

         EXECUTIVE COMMITTEE. Our board may establish an executive committee consisting of three directors, including two independent directors. The executive committee would likely exercise all powers of the directors except for those which require actions by all of the directors or the independent directors under our charter or bylaws or under applicable law.

         EXECUTIVE COMPENSATION COMMITTEE. Our board may establish an executive compensation committee consisting of three directors, including two independent directors, to establish compensation policies and programs for our executive officers. The executive compensation committee will exercise all powers of our board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

         DEVELOPMENT COMMITTEE. In connection with our desire to engage in the development of properties, we have formed a development committee. This committee consists of our principal executive officers and an independent director, as well as officers of other companies which are affiliates of our advisor. The development committee will examine and discuss the development of various properties.

         The Development Committee consists of the following:

          Barry L. Lazarus       Our president, chief operating officer, chief
                                 financial officer and affiliated director

          G. Joseph Cosenza      Vice chairman and director of The Inland Group,
                                 Inc.
          Daniel K. Deighan      One of our independent directors
          Robert D. Parks        Our chairman, chief executive officer and
                                 affiliated director
          Brenda Gujral          President, chief operating officer
                                 and director of Inland Securities
                                 Corporation and president, chief operating
                                 officer and director of Inland Real Estate
                                 Investment Corporation
          Steve Sanders          Vice president of acquisitions


COMPENSATION OF DIRECTORS AND OFFICERS


         We pay our independent directors an annual fee of $5,000 plus $500 for each meeting of the board or a committee of the board attended in person , a fee of $250 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our three independent directors, Daniel K. Deighan, Kenneth E. Masick and Michael S. Rosenthal, were paid fees of $6,200, $6,200 and $5,700, respectively, in 2000 for their services as independent directors. Our two other directors, Robert D. Parks and Barry L. Lazarus, do not receive any fees or other remuneration for serving as directors.

EXECUTIVE COMPENSATION

         With the exception of Barry L. Lazarus, our executive officers will not receive any compensation from us for their services as such officers. Other than Mr. Lazarus, our executive officers are officers of one or more of our affiliates and are compensated by those entities, in part, for their services rendered to us.

         Mr. Lazarus will receive an annual salary of $100,000 from us, and reimbursement for his out-of-pocket expenses incurred on our behalf. His "at will" employment is based on an oral agreement. Mr. Lazarus will devote most of his time to our business; however, he will continue to devote some time to Intervest Midwest Real Estate Corporation, of which he is President. Mr. Lazarus was paid $35,000 in 2000 for his services as our President, Chief Operating Officer, Treasurer and Chief Financial Officer.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

         We have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.

         We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits, is consolidated or we are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

         The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder's meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 10% of our issued and outstanding shares. We have granted options to purchase 3,500 shares at $9.05 per share to each of our three independent directors. The option price for subsequent options will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The option price will be fixed at $9.05 per share until the earlier of the termination of our initial public offering or February 11, 2001.

         One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.


         Options granted under the independent director stock option plan are exercisable until the first to occur of :

         -        the tenth anniversary of the date of grant;

         - the removal for cause of the independent director as an independent director; or

         - three months following the date the independent director ceases to be an independent director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

         No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

         Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

         - for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

         - for the continuance of the independent director stock option plan by such successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

         - for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

OUR ADVISOR

         Our advisor is an Illinois corporation and a wholly owned subsidiary of our sponsor. The following table sets forth information regarding the executive officers and directors of our advisor. The biography of Messrs. Parks, Cosenza and Treonis is set forth above under "Inland Affiliated Companies" and the biography of Mr. Wilton is set forth under "-- Our Directors and Executive Officers."


NAME                               AGE*              POSITION AND OFFICE WITH
OUR ADVISOR
----------                      ----------
---------------------------------------------------
Robert D. Parks                     57          Director and president
G. Joseph Cosenza                   57          Director
Norbert J. Treonis                  49          Director
Patricia A. Del Rosso               47          Vice president-- asset
management
Catherine L. Lynch                  41          Treasurer
Scott W. Wilton                     40          Secretary

----------
*as of January 1, 2001

         PATRICIA A. DEL ROSSO joined The Inland Group in 1985. Ms. Del Rosso is currently a senior vice president of our sponsor in charge of the asset management department, where she is responsible for developing operating and disposition strategies for properties owned by entities related to our sponsor. She has also been assistant secretary of Inland Real Estate Corporation since March 1995. Ms. Del Rosso received her B.S. degree from George Washington University and her master's degree from Virginia Tech University. She was selected and served from 1980 to 1984 as a presidential management intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting, and also served as senior contract specialist responsible for capital improvements in 109 governmental properties. Ms. Del Rosso is a licensed real estate broker and National Association of Securities Dealers, Inc. registered securities sales representative and is a member of the Urban Land Institute.

         CATHERINE L. LYNCH joined the Inland organization in 1989 and is the treasurer of our sponsor and our managing dealer. Ms. Lynch is responsible for managing the corporate accounting department of our sponsor. Prior to joining the Inland organization, Ms. Lynch worked in the field of public accounting for KPMG LLP since 1980. She is also treasurer of Inland Real Estate Investment Corporation, our sponsor, and director and treasurer of Inland Securities Corporation. She received her B.S. degree in accounting from Illinois State University. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

OUR ADVISORY AGREEMENT

         DUTIES OF OUR ADVISOR. Under the terms of our advisory agreement, our advisor generally has responsibility for our day-to-day operations. This includes the following:

         -        administering our bookkeeping and accounting functions;

         - serving as our consultant in connection with policy decisions to be made by our board, managing our properties or causing them to be managed by another party; and

         -        rendering other services as our board deems appropriate.

Our advisor is subject to the supervision of its board and has only such functions as are delegated to it by its board.

         TERM OF THE ADVISORY AGREEMENT. The advisory agreement has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days' written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition of the advisory function.

         COMPENSATION TO ADVISOR. The advisory agreement provides for the advisor to be paid:

         -        a property disposition fee; and

         - after the stockholders have first received a 7% cumulative return and a return of their net investment:

                  -        an advisor asset management fee; and

                  - an incentive advisory fee from the net proceeds of a sale of a property.

         If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

         The advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include:

         -        employee expenses;

         - travel and other expenses of its directors, officers and employees;

         -        rent;

         -        telephone;

         - equipment expenses to the extent they relate to the office maintained by both us and the advisor; and

         - miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or our other investments or relating to its performance under the advisory agreement. The advisor is reimbursed for the cost to it and its affiliates of goods and services used for and by us and obtained from unaffiliated parties. It is also reimbursed for related administrative services. We bear our own expenses for functions the advisor is not required to perform under the advisory agreement. These generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties.

         REIMBURSEMENT BY ADVISOR. For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any:

         (1) by which our total operating expenses paid during the previous fiscal year exceed the greater of

                  - 2% of our average invested assets for that fiscal year or

                  -        25% of our net income for that fiscal year;

         (2) PLUS an amount, so long as it does not exceed the amount of the advisor asset management fee for that year, equal to any deficit between the total amount of distributions to stockholders for such fiscal year and the current return. Current return refers to a cumulative, non-compounded return, equal to 7% per annum on net investments.

The advisor is also obligated to pay organization and offering expenses in excess of specified levels. See "Compensation Table" for a description of the fees and reimbursements to which the advisor is entitled. Provided however, only so much of the excess specified in clause (1) above will be required to be reimbursed as the board, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.

         Inland Real Estate Corporation is not currently offering any of its securities and had fully invested all of its anticipated funds available for investment from its last offering of securities, which terminated as of December 31, 1998. In addition, Inland Real Estate Corporation is now a self-administered REIT as a consequence of its acquisition of its advisor and property manager. Accordingly, material conflicting investment opportunities between them and us are not currently expected.

         BUSINESS COMBINATION BETWEEN US AND THE ADVISOR. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered self-administered, because their employees perform all significant management functions. In contrast, those that are not self-administered, like us, typically engage a third-party, such as our advisor, to perform management functions on its behalf. If for any reason the independent directors determine that we should become self-administered, the advisory agreement permits the business conducted by the advisor, including all of its assets, to be acquired by or consolidated into us. A similar provision is included in the management agreement permitting acquisition of the business conducted by the property manager, including all of its assets.

         If the businesses conducted by the advisor and/or the property manager are acquired by or consolidated into us, the advisor and/or the property manager and/or their respective stockholders will receive a number of shares in exchange for terminating the agreements and the release and waiver of all fees payable under them. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of the acquisitions.

         The number of shares we will issue to the advisor and/or the property manager, as the case may be, will be determined as follows:

         - We will first send an election notice to the advisor and/or the property manager, as the case may be, of its election to proceed with such a transaction.

         - Next, the net income of the advisor and/or the property manager, as the case may be, for the six month period immediately preceding the month in which the election notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, will be annualized. The advisor or the property manager will bear the cost of the audit.

         - The annualized net income will then be multiplied by 90% and divided by our funds from operations per weighted average share. Funds from operations per weighted average share will be equal to our annualized funds from operations per weighted average share for the quarter, all based upon our quarterly report delivered to stockholders.

         Funds from operations means generally net income in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

         The resulting quotient will constitute the number of shares to be issued by us to the advisor or the property manager, or their respective shareholders, as the case may be. Delivery of the shares and the closing of the transaction must occur within 90 days of delivery of the election notice.

         Under some circumstances, this kind of transaction can be entered into and consummated without seeking specific stockholder approval. See "Conflicts of Interest." Any transaction like this will occur, if at all, only if our board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid is fair to the stockholders from a financial point of view. If the advisory agreement is terminated for any reason other than our acquisition of the business conducted by the advisor, then all obligations of the advisor and its affiliates to offer properties to us will also terminate.

         LIABILITY AND INDEMNIFICATION OF ADVISOR. Under the advisory agreement, we are also required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor's acts or omissions. For details of circumstances under which we are required to indemnify the advisor and to advance expenses to the advisor, see "Limitation of Liability and Indemnification of Directors, Offices and Our Advisor."

THE PROPERTY MANAGER AND THE MANAGEMENT AGREEMENT

         Our property manager, Inland Southeast Property Management Corp., provides property management services to us under the terms of the management agreement. Our property manager was incorporated in 1998 to segregate responsibility for management of our properties for Inland Property Management Group's growing management portfolio of commercial properties. The property manager provides services in connection with the rental, leasing, operation and management of our properties. Our property manager is a Delaware corporation, owned principally by individuals who are affiliates of The Inland Group. We have agreed to pay the property manager a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in the management agreement from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate the property manager if it provides us with services other than those specified in the management agreement. There will be a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement will be subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. The property manager may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage."

         The property manager conducts its activities from a satellite office at 1455 Semoran Blvd., #149, Casselberry, Florida 32707, with supervision and monitoring being performed from its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

         See "-- The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property manager.

         The following sets forth information with respect to the executive officers and directors of the property manager.


                                                         POSITION AND OFFICE
WITH OUR
NAME                               AGE*                        PROPERTY MANAGER
-----------                     ------------
-------------------------------------
Thomas P. McGuinness                44              President, director,
chairman
James Neubauer                      59              Vice president
Christine A. Alexander              35              Assistant vice president
Robert M. Barg                      45              Secretary and treasurer
D. Scott Carr                       33              Director
Alan F. Kremin                      53              Director

-----------
*As of January 1, 2001

         THOMAS P. MCGUINNESS joined the Inland organization in 1982 and became president of Mid-America Management Corp. in July 1990 and is also president of Inland Property Management, Inc. Mr. McGuinness is a licensed real estate broker. He is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. Mr. McGuinness is currently on the board of directors of the Apartment Building Owners and Managers Association and is a trustee of both the Service Employees' Local No. 1 Health and Welfare Fund and its pension fund.

         JAMES NEUBAUER joined Inland Property Management in 1978 as an on site manager. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became an on site property manager and, in 1984, he became the president of InlandWestern Property Management. From 1985 to 1996, Mr. Neubauer was president and senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana, Wisconsin and Peoria, Moline and Danville, Illinois. He left Inland in 1996 to pursue other opportunities and re-joined Inland in 1999 as senior vice president of Inland Southeast Property Management Corporation. He is a licensed real estate broker in Florida and holds a B.A. from the University of Maryland, a M.A.

from Ball State University and a M.B.A. from Benedictine College.

         CHRISTINE A. ALEXANDER joined Inland Property Management in July of 1984. Mrs. Alexander started as a leasing consultant and in 1994 was promoted to regional property manager. In July 1995, Mrs. Alexander became an assistant vice president of Mid-America Management Corporation. Mrs. Alexander is currently continuing her 16-year tenure as assistant vice president of Inland Southeast Property Management Corporation, located in Florida.

         ROBERT M. BARG has been the secretary and treasurer of our property manager since its formation in 1998. Mr. Barg joined the Inland organization in January 1986 and is currently treasurer of Inland Property Management Group, Inc. and secretary and treasurer of Inland Commercial Property Management, Inc., its subsidiary and one of our affiliates. He is also vice president and treasurer of Mid-America Management Corp., a company that is owned principally by individuals who are our affiliates. Prior to joining the Inland organization, Mr. Barg was an accounting manager for the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois at Chicago and a Master's Degree from Western Illinois University. Mr. Barg is a certified public accountant and is a member of the Illinois CPA Society. He holds a real estate sales license and is registered with the National Association of Securities Dealers, Inc. as a securities sales representative.

         D. SCOTT CARR has been a director of our property manager since its formation in 1998. Mr. Carr joined the Inland organization in 1987. He was vice president and secretary of Inland Commercial Property Management, Inc. from July 1994 until July 1995 when he was appointed its president. Mr. Carr has responsibility for the portfolio of commercial properties it manages, including management and leasing. Inland Commercial Property Management, Inc. is the property manager for Inland Real Estate Corporation. He is a licensed real estate broker. Mr. Carr is a certified shopping center manager, a certified property manager candidate with the Institute of Real Estate Management and a member of the International Council of Shopping Centers.

         ALAN F. KREMIN joined the Inland organization in 1982. Mr. Kremin was promoted to treasurer of Inland, Inland Commercial Property Management, Inc. and various other Inland subsidiaries in March 1991. In his current capacity as the chief financial officer of Inland, a position he has held since 1991, his responsibilities include preparation of consolidated federal and state corporate tax returns, cash budgeting for the consolidated group and serving as a director for various Inland subsidiaries, which he also serves as treasurer. Prior to his current position, Mr. Kremin was treasurer of our sponsor from 1986 to 1990, when he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the Inland Real Estate Investment Corporation-sponsored limited partnership investment programs. Prior to joining Inland, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in the field of public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

INLAND SECURITIES CORPORATION

         Inland Securities Corporation, our managing dealer, was formed in 1984. It is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, the managing dealer has provided the marketing function for distribution of the investment products sponsored by our sponsor. It does not render these services to anyone other than affiliates of The Inland Group, and it does not focus its efforts on the retail sale side of the securities business. It is a member firm of the National Association of Securities Dealers, Inc.

         The following table sets forth information with respect to the directors, officers and principal employees of Inland Securities Corporation involved in national sales and marketing activities of Inland Securities Corporation. The biography of Mr. Parks is set forth above under "--Inland Affiliated Companies" in this section and the biography of Ms. Matlin is set forth above under "--Our Directors and Executive Officers" in this section. The biography of Ms. Lynch is also set forth above under "--Our Advisor."


                                                             POSITION AND OFFICE
WITH
NAME                               AGE*                        OUR MANAGING
DEALER
-----------                     ----------
------------------------------------------------------
Brenda G. Gujral                    58         President, chief operating
officer and director
Roberta S. Matlin                   56         Vice president and director
Catherine L. Lynch                  41         Treasurer, secretary and director
Robert D. Parks                     57         Director
Brian Conlon                        42         Executive vice president
R. Martel Day                       51         Executive vice president -
national sales and
                                                marketing
Fred C. Fisher                      56         Senior vice president
John Cunningham                     42         Vice president
Tomas Giardino                      26         Vice president
Curtis Shoch                        28         Vice president
Shawn Vaughan                       29         Vice president

-----------
*As of January 1, 2001

         BRENDA G. GUJRAL is president, chief operating officer and a director of Inland Real Estate Investment Corporation, the parent company of our advisor. She is also president, chief operating officer and a director of Inland Securities Corporation.

         Mrs. Gujral has overall responsibility for the operations of Inland Real Estate Investment Corporation, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for Inland Real Estate Investment Corporation-sponsored publicly registered investment programs with the Securities and Exchange Commission, compliance with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for Inland Real Estate Investment Corporation and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior Inland Real Estate Investment Corporation-sponsored investment programs. She works with internal and outside legal counsel in structuring Inland Real Estate Investment Corporation's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

         Mrs. Gujral has been with the Inland organization for 18 years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon, to implement land use legislation for that state.

         She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts.

         BRIAN M. CONLON joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner and Certified Commercial Investment Member designations. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

         R. MARTEL DAY is senior vice president-national sales and marketing for Inland Securities Corporation. He joined Inland Securities Corporation in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president, and national marketing director. Mr. Day is currently responsible for expanding Inland Securities Corporation's selling group and working closely with broker-dealers in the selling group to maximize sales.

         Mr. Day has developed and presented numerous motivational and sales training workshops over the past 20 years. He graduated with an engineering degree from the Georgia Institute of Technology. Mr. Day holds General Securities and Registered Investment Advisor licenses from the National Association of Securities Dealers, and is an associate member of The National Association of Real Estate Investment Trusts. He is a director of Inland Investment Advisors, Inc., an Inland affiliated company.

         FRED C. FISHER is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor's degree from John Carroll University. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers.

         JOHN CUNNINGHAM is a vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by Inland Securities Corporation as a regional representative for the western region, and he was promoted to a vice president in 1999. He graduated from Governors State University with a B.S. degree in business administration, concentrating in marketing. Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the National Association of Securities Dealers.

         TOMAS GIARDINO joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities, where he was responsible for increasing the market share of nine focus firms at the broker dealer. Mr. Giardino entered the securities industry in January 1999. Prior to entering the securities industry, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his B.A. in political science from Arizona State University in May 1998. He holds a Series 7 license with the NASD.

         CURTIS SHOCH joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds, where he was responsible for launching new real estate investment alternatives in the southeastern United States. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College in Lynchburg, Virginia in 1994 with a major in marketing and an emphasis in finance. He is a Registered Representative as well as a Registered Investment Advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

         SHAWN VAUGHAN joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region. Mr. Vaughan started his career in financial services in 1994 on the retail side of the business with a highly successful financial planning firm. During this time, he was responsible for handling every aspect of the financial planning process. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.


            [THE BALANCE OF THIS PAGE WAS LEFT INTENTIONALLY BLANK.]

                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
                       DIRECTORS, OFFICERS AND OUR ADVISOR

         Our charter provides that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

         The liability of our directors, officers, employees, and agents and our advisor and its affiliates is limited to the fullest extent permitted by Maryland law. As a result, our directors, officers, employees and agents and our advisor and its affiliates will not be liable for monetary damages unless:

         - the person actually received an improper benefit or profit in money, property or services; and

         - the person is adjudged to be liable based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Except as described below, our charter authorizes and directs us to indemnify and to pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, and the advisor and its affiliates, to the fullest extent permitted by Maryland law. As long as we qualify as a REIT we will not indemnify any director, officer, employee, agent or the advisor or its affiliates unless:

         - the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

         - the person seeking indemnification was acting on our behalf or performing services for us;

         - the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

         - the indemnification or agreement to be held harmless is recoverable only out of our assets and not from the assets of the stockholders.

         As long as we qualify as a REIT, we will not indemnify any director, officer, employee, agent or the advisor or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

         - there has been a successful adjudication on the merits of each count involving alleged securities law violations;

         - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

         - a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and

                  Exchange Commission and the published position of any state securities regulatory authority in which our securities were offered and sold as to indemnification for securities law violations.

         We will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, as long as we are subject to the NASAA REIT Statement, only if all of the following conditions are satisfied:

         - the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;

         - the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

         - the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

         We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; PROVIDED, HOWEVER, that we may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our charter. We may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a director as may be determined by the board of directors and as permitted by law. As of the date of this prospectus, we have not purchased any insurance on behalf of, nor entered into any contract of indemnity with, any person.

         We have entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements require that we indemnify our directors and officers to the fullest extent permitted by law. We also may indemnify and advance expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our charter and bylaws, it provides greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board of directors or by the stockholders to eliminate the rights it provides.

         We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table provides information as of January 22, 2001 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of January 22, 2001, only Macomb County Retirement System beneficially owned more than 5% of our outstanding shares. Our board has exempted Macomb County Retirement System from the 9.8% ownership limitation. As of January 22, 2001, we had 3,480 stockholders of record and 13,421,724 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.



                                                        NUMBER OF SHARES
               BENEFICIAL OWNER                        BENEFICIALLY OWNED
        PERCENT OF CLASS
-----------------------------------------------   ----------------------------
     ----------------------
Robert D. Parks                                           23,064.9871(1)
               *
Barry L. Lazarus                                          11,049.7240
               *
Daniel K. Deighan                                          1,000     (2)
               *
Kenneth E. Masick                                          3,389.7747(2)
               *
Michael S. Rosenthal                                       1,000     (2)
               *
Roberta S. Matlin                                              -
               -
Steven D. Sanders                                              -
               -
Scott W. Wilton                                                -
               -
All  directors and  executive officers as a               39,504.9858(1)
               *
group (8 persons)
Macomb County Retirement System                        1,374,580.067
             10.24%
   10 North Main
   12th Floor, County Building
   Mt. Clemens, MI  48043

---------------------------------
*Less than 1%

(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor.

(2) Includes 1,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

                           OUR STRUCTURE AND FORMATION

         We were formed in September 1998 as a Maryland corporation. The operating partnership was formed in September 1998 as an Illinois limited partnership.

STRUCTURE

         We operate our business using what is commonly known as an UPREIT structure. This means that we have formed the operating partnership to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. We have contributed the $200,000 of proceeds we received from the advisor in exchange for 20,000 general partnership common units in the operating partnership. As a result, we are the general partner of the operating partnership. We have also contributed approximately $89,710,000 of proceeds from our initial public offering in exchange for approximately 8,971,000 additional general partnership common units. We will contribute the net proceeds of this offering to the operating partnership. We are and will be the only holder of general partnership common units in the operating partnership. The advisor holds 200 limited partnership common units valued at $2,000 for its $2,000 capital contribution. As a result, the advisor is a limited partner in the operating partnership. We conduct substantially all of our business, and hold most of our interests in the properties, directly or indirectly, through the operating partnership. A REIT may conduct some of its business and hold some of its interests in properties in "qualified REIT subsidiaries," which must be owned 100% by the REIT or through "taxable REIT subsidiaries" which may be wholly or partially owned. Although we currently do not intend to have any qualified REIT subsidiaries or taxable REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in such subsidiaries. As the general partner of the operating partnership, we will have the exclusive power to manage and conduct the business of the operating partnership, subject to exceptions set forth in the operating partnership agreement. See "Operating Partnership Agreement."

         See "Prospectus Summary -- Organizational Chart" for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure and the organizational structure of the operating partnership. The following diagram depicts our ownership structure and the organizational structure of the operating partnership. Because we do not currently have any qualified REIT subsidiaries, none are shown on the following ownership chart.

                                 OWNERSHIP CHART




         If only the minimum offering of 200,000 shares is sold, the advisor's 20,000 shares will then represent 0.15% of the issued and outstanding shares. If 54,000,000 of the shares offered by this prospectus are sold, the advisor's 20,000 shares will then represent only 0.03% of the issued and outstanding shares.


         Prior to this offering, our 8,971,000 general partnership common units represent 99.99778%, and the advisor's 200 limited partnership common units represent .00222, of the outstanding units of theoperating partnership. If only the minimum offering of 200,000 shares for gross offering proceeds of $2,000,000 is sold, we will receive 170,000 general partnership common units for contributing such proceeds to the operating partnership. Assuming no other units are issued, our 9,161,000 general partnership common units will then represent 99.99782%, and the advisor's 200 limited partnership common units will then represent .00218% of the outstanding units. If

54,000,000 of the shares offered by this prospectus are sold for gross offering proceeds of $500,500,000 as set forth on the cover page of this prospectus, we will receive 50,050,000 general partnership common units for contributing such proceeds to the operating partnership. Assuming no other units are issued, our 59,041,000 general partnership common units will then represent 99.99966%, and the advisor's 200 limited partnership common units will then represent only 0.00034%, of the outstanding units.

         We have formed entities to acquire each of the properties currently owned by us. We may form entities to acquire additional properties. They will be owned or controlled directly or indirectly by the operating partnership. In the case of the properties currently owned by us, the entities that own our properties are all directly or indirectly owned by the operating partnership. In other instances, there likely will be other investors in the entities that own our properties, in addition to the operating partnership. These investors would be the former owners of properties that we acquired from them in exchange for interests in such entities.

BENEFITS OF THE UPREIT STRUCTURE

         The benefits of our REIT status and UPREIT structure include the following:

         - ACCESS TO CAPITAL. We believe our structure will provide us with access to capital for refinancing and growth. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements. Our anticipated financial strength should enable us to obtain financing at advantageous rates and on acceptable terms;

         - GROWTH. Our structure will allow stockholders through their ownership of common stock and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of initial real properties, we give stockholders an interest in all future investments in additional properties; and

         - TAX DEFERRAL. The UPREIT structure will provide property owners who transfer their real properties to us in exchange for limited partnership units the opportunity to defer the tax consequences that would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

                             SELECTED FINANCIAL DATA

         The following table sets forth selected financial information about us, and should be read in conjunction with the "Management's Discussion and Analysis of Our Financial Condition and Results of Operation" and the financial statements and related notes included elsewhere in this prospectus.

         The following net income and distributions per share are based upon the weighted average number of shares outstanding. The weighted average distribution of $.72 per share for the year ended December 31, 1999, represented 99.97% of our funds from operations and 96.39% of funds available for distribution for that period. For the year ended December 31, 1999, $1,078,377 (or 77.2% of the $1,396,861 distributions declared for 1999) represented a return of capital. The balance of the distributions constitute ordinary income.


  For the nine
                                                             For the year
  months ended
                                                            ended December
  September 30,
                                                               31, 1999
      2000
Total assets                                                $  143,988,136
  202,688,897
Mortgages payable                                           $   93,099,852
  106,361,082
Total income                                                $    6,030,093
   15,733,118
Net income                                                  $      167,996
    1,373,126
Net income per common share, basic and diluted              $             .07
             .18
Distributions declared                                      $    1,396,861
    4,325,494
Distributions per common share                              $             .72
             .76
Funds from operations                                       $    1,397,319
    4,693,547
Funds available for distribution                            $    1,449,161
    4,679,881
Cash flows provided by operating activities                 $    2,647,680
    6,512,851
Cash flows used in investing activities                     $   34,426,975
   61,280,498
Cash flows provided by financing activities                 $   46,446,459
   51,263,594
Weighted average number of common shares                         2,522,628
    7,595,911
        outstanding, basic and diluted

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         Our investment objectives are to:

         - make regular distributions to the stockholders, which may be in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income;

         - provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and realize capital appreciation; and

         -        preserve stockholders' capital.

Some of our leases provide for scheduled rent escalations. It is our policy to acquire properties primarily for income as distinguished from primarily for possible capital gain.

DISTRIBUTIONS

         Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income. See "Federal Income Tax Considerations--Taxation-- Annual Distribution Requirements." In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see "Federal Income Tax Considerations."

         We have decided to begin paying distributions on a monthly basis. Distributions were paid at the level of $.70 per share per annum through June 1999.

         The distribution level was increased to:

         - $.73 per share per annum, effective July 1, 1999, beginning with the distribution paid on August 7, 1999;

         - $.75 per share per annum, effective November 1, 1999, beginning with the distribution paid on December 7, 1999;

         - $.76 per share per annum, effective April 1, 2000, beginning with the distribution paid on May 7, 2000;

         - $.77 per share per annum, effective August 1, 2000, beginning with the distribution paid on September 7, 2000;

         - $.78 per share per annum, effective October 1, 2000, beginning with the distribution paid on November 7, 2000; and

         - $.80 per share per annum, effective December 1, 2000, beginning with the distribution paid on January 7, 2001.


         Distributions will be at the discretion of the board of directors. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

TYPES OF INVESTMENTS

         We were formed to acquire and manage a portfolio of real estate which is diversified by geographical location and by type of retail centers. Our properties consist of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers, or improved with other commercial facilities which provide goods or services. Our real estate will be located mainly in the states east of the Mississippi River in the United States but has initially been focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We will endeavor to acquire multiple properties within the same markets to facilitate efficient property management operations. See "Real Property Investments-- General."

         Most of these properties will be subject to "net" leases. "Net" leases typically require tenants


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to pay a share, either pro rata or fixed, of all or a majority of the operating expenses. Operating expenses include real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the property, as well as base rent payments.

         We may also acquire single-user retail properties located anywhere throughout the United States if they are leased on a triple-net-lease basis by creditworthy tenants. Triple-net-leases are long-term leases with a typical term of 15 to 25 years, but generally not less than 10 years. Triple-net-leases also require the tenant to pay a base minimum annual rent with periodic increases. A creditworthy tenant is a tenant with a minimum net worth of $10 million or ten times one year's rental payments required under the lease. Alternatively, a creditworthy tenant is also a tenant for whom payments under the lease are guaranteed by an affiliate of the tenant having a minimum net worth of $10 million. We may enter into sale and leaseback transactions in which we will purchase a property and lease the property to the seller of the property.

         To provide us with a competitive advantage over potential purchasers of properties who must secure financing, we may acquire properties free and clear of permanent mortgage debt. We will do this by paying the entire purchase price of property in cash, shares, limited partnership units of the operating partnership, interest in entities that own our properties or a combination of any of these. We may incur debt of a property to acquire properties where our board of directors determines that incurring such debt is in our best interest. In addition, from time to time, we intend to acquire some properties without financing and later incur mortgage debt secured by selected or all such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See "Borrowing" under this section for a more detailed explanation of our borrowing intentions and limitations.

         We may purchase properties subject to completion of construction in accordance with terms and conditions we specify. In these cases, we will be obligated to purchase the property at the completion of construction, if construction conforms to definitive plans, specifications and costs approved by us and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We may construct or develop properties, and render services in connection with the development or construction, subject to compliance with applicable requirements under federal income tax laws. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, weather conditions, and government regulation.

         In connection with our desire to engage in the development of properties, we have employed a consultant on a part-time basis and have formed a development committee to examine and discuss our development of various properties. Although this development committee has examined a number of possible sites for development, we have not made a decision to commence the development of any of these sites.

         See "Investment Limitations" under this section and "Summary of the Organizational Documents -- Restrictions on Investments" for investment limitations.

PROPERTY ACQUISITION STANDARDS

         We have signed a property acquisition service agreement with Inland Real Estate Acquisitions, Inc. Under that agreement, Inland Real Estate Acquisitions has agreed to seek properties for us and to perform due diligence on the properties and negotiate the terms of the purchase. Through


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its experience with the acquisition of over 785 real properties by our affiliates, the advisor believes Inland Real Estate Acquisitions has the ability to identify quality real properties capable of meeting our investment objectives. When evaluating property, Inland Real Estate Acquisitions will consider a number of factors, including a real property's:

         -        geographic location and type;

         -        construction quality and condition;

         -        current and projected cash flow;

         -        potential for capital appreciation;

         -        lease rent roll, including the potential for rent increases;

         - potential for economic growth in the tax and regulatory environment of the community in which the property is located;

         - potential for expanding the physical layout of the property and/or the number of sites;

         - occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

         - prospects for liquidity through sale, financing or refinancing of the property;

         - competition from existing properties and the potential for the construction of new properties in the area; and

         - treatment under applicable federal, state and local tax and other laws and regulations.


         Inland Real Estate Acquisitions generally looks for properties in the same general geographic area as our current properties. Inland Real Estate Acquisitions also requires the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report.


         Before purchasing a property, Inland Real Estate Acquisitions examines and evaluates the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In a sale-leaseback situation, since the seller of the property generally is assuming the operating risk, the price paid for the property by us may be greater than if it was not leased back to the seller. All acquisitions from our affiliates must be approved by a majority of our directors, including a majority of the independent directors.

DESCRIPTION OF LEASES

         When spaces become vacant or existing leases expire, we anticipate entering into "net" leases. Net leases require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the properties, as well as base rent payments. We intend to include provisions which increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross


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sales above predetermined thresholds in most leases. The leases with most anchor tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller tenant leases typically have three- to five-year terms.

         Triple net leases generally have a term of 15 to 25 years and are typically not less than 10 years. In addition, the tenant of a triple-net-lease is responsible for the base rent in addition to the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

         Each net lease tenant is required to pay its share of the cost of the liability insurance covering the property in which it is a tenant. The third-party liability coverage insures, among others, us, our advisor and our property manager. Typically, each tenant is required to obtain, at its own expense, property insurance naming us as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents of the premises. All property insurance must be approved by the property manager. In general, the net lease may be assigned or subleased with our prior written consent, but the original tenant must remain liable under the lease unless the assignee meets income and net worth tests.

         In connection with sale and leaseback transactions, the tenant is responsible for paying a predetermined minimum annual rent generally based upon our cost of purchasing the land and building. In addition to the base rent, these tenants are generally responsible for the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

PROPERTY ACQUISITION

         We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be utilized if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See "-- Joint Ventures" in this section and "Federal Income Tax Considerations -- Taxation -- Ownership of a Partnership Interest" and "-- Ownership of a Qualified REIT Subsidiary."

         Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of construction of the property or any other purpose related to our business.


         We have acquired thirteen retail centers. We have acquired some of these retail centers from our affiliates who purchased the properties from unaffiliated third parties on our behalf. The prices for these properties were not the subject of arm's-length negotiations.


         Under our charter, we are prohibited from purchasing a property from an affiliate unless a majority of the directors not interested in the transaction and a majority of our independent directors approve the purchase as fair and reasonable to us and at a cost to us no greater than the cost of the asset to our affiliate. However, the cost to us may be greater than the cost to our affiliate if a substantial justification for the excess exists and such excess is reasonable. Our policy currently provides that in no event may the cost to us of the asset exceed its appraised value at the time we acquire the property. A majority of our directors, including a majority of our independent directors, approved the purchases of the properties we have purchased as being fair and reasonable to us. The properties were purchased at a cost to us that was not greater than the cost of acquisition to our


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affiliate. We cannot guarantee that the prices paid to our affiliates for the properties we have acquired or for future acquisitions of properties from our affiliates, if any, did not or would not exceed the price which would be paid by an unaffiliated buyer.

         If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, we will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. If substantial disparity exists between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a property, an affiliate of our advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

BORROWING

         We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price in cash or for shares, limited partnership units in the operating partnership, interests in our subsidiaries that own our properties or a combination of any of these. However, we may incur indebtedness to acquire properties where our board of directors determines that it is in our best interest. On properties purchased without financing, we may later incur mortgage debt by obtaining loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. We may also incur debt to finance improvements to our properties. Aggregate borrowings secured by all of our properties will not exceed 55% of their combined fair market value. Our charter provides that the aggregate amount of borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate may not exceed 300% of net assets. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess, and approved by the stockholders.


         We have incurred debt secured by our properties, a majority of which is on a non-recourse basis. This means that a lender's rights on default will generally be limited to foreclosing on the property. We may secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property partnership, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property partnership. We do not borrow funds from a program sponsored by our advisor or its affiliates which makes or invests in mortgage loans. We also seek to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year. However, if it is in our best interests, we might make use of some mortgages that provide for a so-called "balloon" payment or provide for variable interest rates. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.



         We acquired some of our properties from affiliates of our advisor that had purchased the properties from unaffiliated third parties on our behalf pending our receipt of proceeds from our initial publicoffering. In most instances, those affiliates had entered into mortgage debt financing before we acquired the properties from them and we assumed that mortgage indebtedness or acquired the properties subject to such mortgages. Because the mortgage lenders would not release the affiliate from the borrower obligations under the financing agreements, or would release the affiliate only upon


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payment of a fee that we would have had to pay, or would have had the opportunity to increase the interest rate or impose other unfavorable terms as consideration for the release, in connection with the acquisition of those properties, we will indemnify the applicable affiliates for any cost, loss or liability that they may incur as a result of those mortgages.


SALE OR DISPOSITION OF PROPERTIES

         Our board of directors will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

         We intend to hold our properties for a minimum of four years prior to selling them. See "Federal Income Tax Considerations -- Taxation -- Prohibited Transactions." We also intend to reinvest the proceeds from the sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase our real estate assets, and our net income, which our board of directors believes will enhance our chances of having our shares traded in a public trading market. Notwithstanding this policy, the board of directors, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national stock exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax laws. Because we may reinvest the proceeds from the sale, financing or refinancing of our properties, we could hold stockholders' capital indefinitely. However, upon the affirmative vote of a majority of the shares of common stock, we will be forced to liquidate our assets and dissolve.

         When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

         Our stockholders have no voting rights to implement our investment objectives and policies. Our board of directors has the responsibility for our investment objectives and policies. Our board of directors may not, however, make any material changes regarding the restrictions on investments set forth in our charter without amending the charter. Any such amendment to our charter requires the affirmative vote of a majority of our outstanding shares of common stock. See "Summary of the Organizational Documents -- Restrictions on Investments."

INVESTMENT LIMITATIONS

         We will not:

         - invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

         -        invest in commodities or commodity future contracts;

         -        issue redeemable shares of common stock;

         - issue shares on a deferred payment basis or other similar arrangement; and

         - operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of the Organizational Documents -- Restrictions on Investments" for additional investment limitations.

         We do not engage in hedging or similar activities for speculative purposes.

         We have no plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

OTHER INVESTMENTS

         Consistent with our investment limitations, we have invested, and may from time to time invest, limited amounts of money in the securities of other companies that may not be REITs or companies related to real estate to seek superior returns on those investments. In addition, we have made a loan to an unaffiliated third party in connection with a retail center we intend to purchase and may make loans for such purposes from time to time. For a description of this loan, see "Real Property Investments -- Universal Plaza, Lauderhill, Florida."

APPRAISALS

         All real property acquisitions made and to be made by us have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good-standing of the Appraisal Institute prior to the purchase of the property. Our policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

RETURN OF UNINVESTED PROCEEDS

         If at least 200,000 shares are not sold within six months from the original effective date of this prospectus, all funds received from subscribers will be promptly returned to them, together with any interest earned on the funds. Any of the proceeds of this offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of 24 months from the original effective date of this prospectus or 12 months from the termination of the offering, will be distributed to the stockholders. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. We may use these funds to:

         - fund expenses incurred to operate the properties which have been acquired;

         - reimburse the advisor for our expenses, to the extent allowable under the advisory agreement;

         -        pay the advisor its compensation under the advisory agreement;
                  and

         - pay the property manager its property management fee under the management agreement.

         See "Estimated Use of Proceeds" and "Plan of Distribution -- Escrow Conditions." We will not segregate funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

ADDITIONAL OFFERINGS AND EXCHANGE LISTING


         We anticipate that by February 11, 2004, our board of directors will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements; and/or whether to commence subsequent offerings after completion of this offering. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital and stability, and to decrease our operating costs through economies of scale. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible to list shares or include them in a national market system by February 11, 2004, our board of directors may decide to sell our assets individually, list our shares at a future date, or liquidate us within ten years of such date.


JOINT VENTURES

         We may invest in joint venture arrangements with other public real estate programs formed by our advisor or any of its affiliates if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable. In addition, the investment by each joint venture partner must be substantially on the same terms and conditions as those received by other joint venturers.

         We may also invest in general partnerships or joint venture arrangements with our affiliates as co-owners of a property. The general partnership or joint venture agreement for these investments will provide that we will be able to increase our equity participation in such entity as we receive additional proceeds of the offering. As a result, we will ultimately have 100% equity ownership of the property and the affiliated general or joint venture partner will not be entitled to any profit or other benefit on the sale of its equity participation to us. Once we own, directly or indirectly, 100% of the ownership interests in the general partnership or joint venture entity, we will determine whether the continued existence of that entity is necessary. For example, we may determine to continue the existence of the entity to minimize expenses, facilitate state tax reporting or meet lender requirements.

         In addition, we may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, we may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." You should consider the potential risk that our non-affiliated joint venture partner may be unable to agree with us



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on a matter material to the joint venture. See "Risk Factors -- Investment
Risks."

         We are unable to estimate the proportion of our assets that may be invested in joint venture interests.

CONSTRUCTION AND DEVELOPMENT ACTIVITIES

         From time to time, we may attempt to enhance investment opportunities by undertaking construction and development activities and rendering services in connection with them. Our advisor has advised us that, in its view, we may be able to reduce overall purchase costs if we were to undertake construction and development rather than merely being limited to purchasing properties subject to completion of construction by a third party. The construction and development activities would expose us to such risks as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. We nevertheless have concluded that our investment prospects would be enhanced by permitting us to engage in construction and development activities so long as such activities did not cause us to lose our status as a REIT. To comply with the applicable requirements under federal income tax law, and until the Internal Revenue Service changes its pronouncements with regard to these requirements, we intend to limit our construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating, ventilation and air conditioning systems. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

         In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use "taxable REIT subsidiaries" to carry out these functions. See "Federal Income Tax Considerations - Asset Test - 25% Asset Test" for a discussion of a "taxable REIT subsidiary."

OTHER POLICIES

         Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

         We hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See "Federal Income Tax Considerations -- Taxation -- REIT Qualification Tests."

         We will not make distributions-in-kind, except for:

         -        distributions of readily marketable securities;

         - distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or



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         -        distributions of in-kind property which meet all of the
                  following conditions:

                  - our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property;

                  - our board of directors offers each stockholder the election of receiving in-kind property distributions; and the directors distribute in-kind property only to those stockholders who accept the directors' offer.

         Although our charter and bylaws do not prohibit the following, we have no current plans to

         -        underwrite the securities of other issuers;

         -        invest in real estate mortgages; or

         - invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholders to engage in any such transactions.


         Our board of directors has determined that it would be in our best interest to invest approximately $3.5 million in publicly traded cumulative preferred stocks of other REITs and other companies with a market value in excess of $5 million. As permitted by the board's authorization, we intend to leverage such investments by purchasing the cumulative preferred stocks on margin of no greater than 40%.


         As of December 31, 2000, we had invested approximately $1,337,000 in preferred stocks.


         Although we are authorized to issue senior securities, we have no current plans to do so. See "Description of Securities -- Preferred Stock," "-- Issuance of Additional Securities and Debt Instruments," and "-- Restrictions on Issuance of Securities."


             [THE BALANCE OF THIS PAGE WAS LEFT INTENTIONALLY BLANK]

                            REAL PROPERTY INVESTMENTS

GENERAL

         We acquire and manage a diversified (by geographical location and by types of retail centers) portfolio of real estate primarily:

         - improved for use as retail establishments, principally multi-tenant shopping centers that are:

                  - leased primarily to one or more retail tenants providing for the sale of convenience goods and personal services for the day-to-day living needs of the immediate neighborhood, with gross leasable area ranging from 10,000 to 100,000 square feet, sometimes referred to as a neighborhood center; or

                  - leased primarily to retail tenants providing for the sale of wearing apparel and hardware and appliances, in addition to convenience goods and personal services, with gross leasable area ranging from 100,000 to 300,000 or more square feet, sometimes referred to as a community center, but also including single-user retail facilities; or

         - improved with other commercial facilities which provide goods or services.


         The retail centers will be located mainly in states east of the Mississippi River in the United States. We have initially focused our acquisition of properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Currently our properties are generally concentrated in the Atlanta and Orlando areas. We will endeavor to acquire multiple properties within the same markets where the acquisitions result in efficient property management operations. We may also acquire, among other real estate, single-user commercial properties located anywhere throughout the United States if they are triple-net-leased properties, including such properties acquired in sale and leaseback transactions. A triple-net-leased property is one which is leased on a basis pursuant to which a creditworthy tenant is responsible for the base rent and all costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space.


         We do not intend to invest in any primarily:

         -        single-family or multi-family residential properties;

         -        industrial properties;

         -        hotels or motels;

         -        leisure home sites;

         -        farms;

         -        ranches;

         -        timberlands;

         -        unimproved properties not intended to be developed;

         -        mining properties;

         -        office properties; or

         -        shopping centers that:

                  - provide for extensive variety in general merchandise, apparel, furniture and home furnishings, as well as a variety of services and recreational facilities which;

                           - are built around three or more full-line department stores of generally not less than 100,000 square feet each; and

                           - have gross leasable areas ranging from 600,000 to more than 1,500,000 square feet.

We may, however, invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. The aggregate purchase price of real property investments that are not retail centers or triple-net-leased properties, will not exceed 10% of the aggregate purchase price of all of the retail centers or triple-net-leased properties that we acquire or anticipate to acquire. If we sell 54,000,000 shares in this offering, we do not intend to invest more than approximately 20% of the anticipated proceeds from this offering in any one property.

         Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

         See "Investment Objectives and Policies" generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

INSURANCE COVERAGE ON PROPERTIES

         We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. In addition, we intend to insure our properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of management agreement for each property specifically provides for us to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood, if appropriate, and boiler, if appropriate, insurance. The cost of such insurance is passed through to tenants whenever possible.

PROPERTIES

         The tables set forth below describe our properties and the tenants at those properties. In evaluating each of the following properties as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at each shopping center are comparable to market rates. We believe that each shopping center is located within a vibrant economic area. We believe that each of the following properties is well-located, has acceptable roadway access, attracts high quality tenants, is well-maintained and has been professionally managed. Nonetheless, each property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire each of the following properties.

         We do not anticipate making any significant repairs and improvements to any of the following properties over the next few years except Conway Plaza. We anticipate expending not more than $350,000 for roof repairs and parking lot and landscaping improvements over the next one to two years.

         When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         We received an appraisal for each of the following properties which states that it was prepared in conformity with the Code of Professional Ethics Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

         Our directors, including the independent directors, have approved acquisitions of properties from our affiliates as being fair and reasonable.

         The following tables describe our properties and tenants at those properties.

         As of January 19, 2001, we, through separate limited partnerships or limited liability companies, have acquired fee ownership of 13 shopping centers containing an aggregate of approximately 2,140,000 gross leasable square feet located in Florida and Georgia.


                                                                        AMOUNT
OF

MORTGAGES       GROSS
                                                        APPROXIMATE     PAYABLE
AT    LEASABLE
                              YEAR BUILT/     DATE        PURCHASE
12/31/00       AREA
           PROPERTY            RENOVATED    ACQUIRED     PRICE ($)         ($)
      (SQ FT)
---------------------------- ------------ ----------- ---------------
------------- ------------
Lake Walden Square
  Plant City, FL                  1992        05/99       14,539,000
9,941,942      262,451




Merchants Square
  Zephyrhills, FL                 1993        06/99        5,740,000
3,167,437       74,849


Town Center Commons
  Kennesaw, GA                    1998        07/99        9,656,000
4,750,000       72,108


Boynton Commons
  Boynton Beach, FL               1998        07/99       30,563,000
15,125,000      210,488






Lake Olympia Square
  Ocoee, FL                       1995        09/99        9,873,000
5,772,531       87,456




Bridgewater Marketplace
  Orlando, FL                     1998        09/99        6,094,000
2,987,500       58,050
Bartow Marketplace
  Cartersville, GA                1995        09/99       24,496,000
13,475,000      375,067


Countryside Shopping Center

  Naples, FL                      1997        10/99        8,600,000
6,720,000       73,965



Casselberry Commons
  Casselberry, FL                 1973/       12/99       17,766,000
8,703,000      227,664
                                  1998

Conway Plaza
  Orlando, FL                     1985/       02/00        8,540,000
5,000,000      117,723
                                  1999

                                PERCENT OF     PERCENT OF GROSS   NUMBER OF
                                   TOTAL        LEASABLE AREA    TENANTS AS
                              GROSS LEASABLE     LEASED AS OF        OF
                                   AREA            12/31/00       12/31/00
           PROPERTY                 (%)              (%)             (%)
      MAJOR TENANTS
---------------------------- ---------------- ------------------ -------------
 -------------------------
Lake Walden Square
  Plant City, FL                  12                94              32
    Kash N' Karry Foods

    K-Mart

    Carmike Cinemas
Merchants Square
  Zephyrhills, FL                  3               100              13
    Kash N' Karry Foods

    Fashion Bug
Town Center Commons
  Kennesaw, GA                     3                93              10
    JC Penney Home Store

    Baptist Book Store
Boynton Commons
  Boynton Beach, FL               10               100              20
    Sports Authority

    Bed, Bath & Beyond

    Barnes & Noble

    Petsmart
Lake Olympia Square
  Ocoee, FL                        4                99              20
    Winn-Dixie

    Tutor Time Child Care

      Systems
Bridgewater Marketplace
  Orlando, FL                      3                98              11
    Winn-Dixie

Bartow Marketplace
  Cartersville, GA                18               100              17
    Wal-Mart

    Lowe's Home Center

Countryside Shopping Center
    Winn-Dixie
  Naples, FL                       3                97               6
    Promedco of Southwest

      Florida

Casselberry Commons
  Casselberry, FL                 11                97              36
    Ross Stores

    Publix
Conway Plaza
  Orlando, FL                      6               100              22
    Beall's

    Publix


                                                                        AMOUNT
OF

MORTGAGES       GROSS
                                                        APPROXIMATE     PAYABLE
AT    LEASABLE
                              YEAR BUILT/     DATE        PURCHASE
12/31/00       AREA
           PROPERTY            RENOVATED    ACQUIRED     PRICE ($)         ($)
      (SQ FT)
---------------------------- ------------ ----------- ---------------
------------- ------------
Pleasant Hill Square
  Duluth, GA                      1997/       05/00       34,480,000
17,120,000      282,137
                                  2000



Gateway Market Center
  St. Petersburg, FL              1997/       07/00       21,130,000
15,637,500      231,326
                                  2000

Columbia Promenade
 Kissimmee, FL                    2000        01/01        7,338,000
5,400,000*       65,870


                                PERCENT OF     PERCENT OF GROSS   NUMBER OF
                                   TOTAL        LEASABLE AREA    TENANTS AS
                              GROSS LEASABLE     LEASED AS OF        OF
                                   AREA            12/31/00       12/31/00
           PROPERTY                 (%)              (%)             (%)
      MAJOR TENANTS
---------------------------- ---------------- ------------------ -------------
 -------------------------
Pleasant Hill Square
  Duluth, GA                      13                99              20
 JC Penney

 Toys R Us

 JoAnn Fabrics
Gateway Market Center
  St. Petersburg, FL              11               100              15
 Beall's

 Publix

 TJ Maxx

 Office Depot

 Home Place of America
Columbia Promenade
 Kissimmee, FL                     3                97              14
 Publix

Major tenants include tenants leasing more than 10% of the gross leasable area of a property.


*As of 01/19/01 - Date of Acquisition

TENANTS


         The following table sets forth information regarding the largest tenants at our properties and includes any tenant leasing more than 3% of the total gross leasable area of our properties or any tenant whose annualized base rent represents 3% or more of our 2001 annualized base rent based on the properties owned as of January 19, 2001.


                                                            PERCENT OF
                    PERCENT OF
                       TOTAL              GROSS             TOTAL GROSS
                       TOTAL
                       NUMBER           LEASEABLE            LEASEABLE
ANNUALIZED          ANNUALIZED
                         OF                AREA                AREA
 BASE RENT           BASE RENT
TENANT                 STORES           (SQ. FT.)               (%)
    ($)                 (%)
--------------------------------------------------------------------------------
-------------------------------------
Barnes & Noble           2                   52,000             2.43
   862,500              4.44
Beall's                  2                   72,000             3.36
   302,174              1.55
JC Penney                2                   92,728             4.33
   898,644              4.62
Kash N' Karry            2                   94,255             4.40
   633,824              3.26
K-Mart                   1                   91,266             4.26
   383,317              1.97
Lowes Home Center        1                  130,497             6.10
   786,897              4.05
Publix                   4                  155,976             7.29
 1,193,760              6.14
Wal-Mart                 1                  204,170             9.54
 1,104,560              5.68
Winn-Dixie               3                  139,261             6.51
 1,072,200              5.51


         Winn-Dixie, an anchor tenant in three of the properties owned by us, whose gross rental income from its three stores in our properties represents 6% of our total base rental income from all of our properties, is currently under going a restructuring. We were told by management of Winn-Dixie that the stores located in our specific properties were not closing as part of the restructuring. In October 2000, Winn-Dixie announced that the process of closing stores was complete. The stores that were closed were generally of the smaller format and underperforming. The Winn-Dixie stores in our properties are of the larger, more modern format which they now prefer.


         In addition, four smaller tenants, Service Merchandise , Carmike Cinemas, Home Place of America and Hit or Miss, have filed for protection under Chapter 11 of the federal bankruptcy laws in order to reorganize their businesses. Each of these companies is a tenant in one of our properties; we do not know whether they intend to close their stores in our properties. Of these, Hit or Miss has rejected our lease. Also, the Sports Authority has closed a number of its stores in connection with a restructuring. We believe it unlikely that its store at our property will close; however, we have not been informed by management of The Sports Authority as to whether it intends to close this store as part of its restructuring. These four tenants collectively represent 4% of our total base rental income from all of our properties as of December 31, 2000. See "Management's Discussion and Analysis of Our Financial Condition and Results of Operation -- Subsequent Events."

TENANT LEASE EXPIRATION

         The following table sets forth lease expirations for the next ten years at our properties, assuming that no renewal options are exercised. This should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be released at market rates existing at the time of the expiration of those leases.

                                   APPROX.
 AVERAGE          PERCENT OF        PERCENT OF
                                    GROSS          ANNUAL
BASE RENT       TOTAL BUILDING        ANNUAL
                                   LEASABLE         BASE           TOTAL
PER SQUARE       GROSS LEASABLE       BASE RENT
                     NUMBER          AREA          RENT OF        ANNUAL
FOOT UNDER      AREA REPRESENTED     REPRESENTED
      YEAR             OF        OF EXPIRING      EXPIRING         BASE
EXPIRING          BY EXPIRING       BY EXPIRING
     ENDING          LEASES         LEASES         LEASES          RENT
 LEASES             LEASES            LEASES
   DECEMBER 31      EXPIRING      (SQ. FT.)          ($)            ($)
   ($)                (%)               (%)
----------------- ------------  --------------  ------------- ---------------
---------------  ------------------- ---------------
     2001              29             81,246        863,295      19,445,777
   10.63             3.80              4.44
     2002              21             49,169        770,844      18,696,326
   15.68             2.30              4.12
     2003              35            162,452      1,406,558      18,179,398
    8.66             7.59              7.74
     2004              39             89,319      1,396,268      16,927,256
   15.63             4.17              8.25
     2005              34            105,313      1,489,268      15,636,403
   14.14             4.92              9.52
     2006              11             38,000        543,589      14,280,079
   14.30             1.78              3.81
     2007               6            102,524      1,166,192      13,769,013
   11.37             4.79              8.47
     2008              11            172,292      2,019,445      12,671,645
   11.72             8.05             15.94
     2009               7             47,522        595,780      10,698,049
   12.54             2.22              5.57
     2010               7             71,440        912,253       9,816,151
   12.77             3.34              9.29

         For purposes of the above table, the "total annual base rent" column represents annualized base rent of each tenant as of January 1 of each year. We have not made any assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.

TENANT LEASE RENEWAL OPTIONS

         The following tables provide information regarding the renewal option terms for the tenants that occupy more than 10% of the total gross leasable area of each of the respective properties.

         ** 1 COLUMBIA PROMENADE, KISSIMMEE, FLORIDA


         ** 2 One tenant, Publix (a supermarket), leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay annual rent on a monthly basis as follows:


                         APPROXIMATE        % OF TOTAL
                        GROSS LEASABLE         GROSS          BASE RENT PER
                         AREA LEASED         LEASABLE        SQUARE FOOT PER
                 LEASE TERM
       LESSEE             (SQ. FT.)            AREA             ANNUM ($)
     BEGINNING                 TO
-------------------- -------------------- --------------- ---------------------
-------------------------------------------
Publix                      44,270              67                9.00
      10/05/00              08/31/20
Options                                                           9.00
      09/01/20              08/31/50


The options are for six successive five-year terms at the same base rent per square foot per annum.

         GATEWAY MARKET CENTER, ST. PETERSBURG, FLORIDA

         Five tenants, Beall's (a discount department clothing store), Publix (a grocery store), Home Place of America (a housewares store), Office Depot (an office supply store) and TJ Maxx (a discount clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                         APPROXIMATE
                        GROSS LEASABLE        % OF TOTAL          BASE RENT PER
                         AREA LEASED        GROSS LEASABLE         SQUARE FOOT
       LEASE TERM
       LESSEE             (SQ. FT.)              AREA             PER ANNUM ($)
       BEGINNING               TO
-------------------- -------------------- -------------------
------------------- -------------------- -------------------
Beall's                     60,000                26                   4.04
         04/99                01/21
  Option 1                                                             9.75
         02/21                01/26
  Option 2                                                             9.75
         02/26                01/31

Publix                      37,888                16                   8.50
         08/99                10/19
  Option 1                                                             8.50
         11/19                10/24
  Option 2                                                             8.50
         11/24                10/29
  Option 3                                                             8.50
         11/29                10/34
  Option 4                                                             8.50
         11/34                10/39
  Option 5                                                             8.50
         11/39                10/44
  Option 6                                                             8.50
         11/44                10/49

Home Place of
  America                   35,000                15                   9.50
         08/00                07/05
                                                                      10.00
         08/05                07/10
                                                                      10.50
         08/10                07/15
  Option 1                                                            11.00
         08/15                07/20
  Option 2                                                            11.50
         08/20                07/25
  Option 3                                                            12.00
         08/25                07/30
  Option 4                                                            12.50
         08/30                07/35

Office Depot                30,000

  Option 1
  Option 2
  Option 3

                                                                      10.25
         12/99                11/09
                                                                      11.00
         12/09                11/14
                                                                      11.75
         12/14                11/19
                                                                      12.50
         12/19                11/24
                                                                      13.25
         12/24                11/29

TJ Maxx                     30,000                13                   8.00
         10/98                10/03
                                                                       8.50
         11/03                10/08
  Option 1                                                             9.00
         11/08                10/13
  Option 2                                                             9.50
         11/13                10/18
  Option 3                                                            10.00
         11/18                10/23

         PLEASANT HILL SQUARE, DULUTH, GEORGIA

         Three tenants, JCPenney Home Store (a home furnishings store), Toys "R" Us (a retailer of toys) and JoAnn Fabrics & Crafts (a retailer of fabrics and craft supplies), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                          APPROXIMATE
                         GROSS LEASABLE        % OF TOTAL         BASE RENT PER
                          AREA LEASED        GROSS LEASABLE        SQUARE FOOT
       LEASE TERM
         LESSEE            (SQ. FT.)              AREA            PER ANNUM ($)
        BEGINNING               TO
---------------------- ------------------  -------------------
-------------------- -------------------  -------------------
JC Penney Home              50,000                18                   9.00
         08/97                08/02
  Store                                                                9.90
         09/02                08/07

  Option 1                                                            10.89
         09/07                08/12
  Option 2                                                            11.98
         09/12                08/17
  Option 3                                                            13.18
         09/17                08/22

Toys R Us                   48,134                17                   9.00
         09/97                01/08

  Option 1                                                            10.00
         02/08                01/13
  Option 2                                                            10.50
         02/13                01/18
  Option 3                                                            11.00
         02/18                01/23

JoAnn Fabrics &             45,970                16                  11.00
         05/00                04/06
Crafts                                                                11.50
         05/06                04/10
  Option 1                                                            12.00
         05/10                04/15
  Option 2                                                            12.50
         05/15                04/20
  Option 3                                                            13.00
         05/20                04/25
  Option 4                                                            13.50
         05/25                04/30

         CONWAY PLAZA, ORLANDO, FLORIDA

         Two tenants, Publix (a supermarket) and Beall's Outlet Store (a discount department clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                         APPROXIMATE
                        GROSS LEASABLE        % OF TOTAL          BASE RENT PER
                         AREA LEASED        GROSS LEASABLE         SQUARE FOOT
       LEASE TERM
       LESSEE             (SQ. FT.)              AREA             PER ANNUM ($)
       BEGINNING          LEASE TERM TO
-------------------- -------------------- -------------------
------------------- -------------------- -------------------
Publix                      37,888                32                   7.75
         10/99                10/19
  Options                                                              7.75
         11/19                10/49

Beall's Outlet
 Store                      12,000                10                   5.00
         03/97                04/01
  Options                                                          5.25 to 7.00
         05/01                04/25



         The Publix lease has six successive five-year renewal options at the same base rent per square foot per annum.

         The Beall's Outlet Store lease has eight successive three-year renewal options. The base rent per square foot increases by $.25 per square foot for each option.

         CASSELBERRY COMMONS, CASSELBERRY, FLORIDA

         Two tenants, Publix (a supermarket) and Ross Stores, Inc. (a discount department clothing store), each lease more than 10% of the gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                         APPROXIMATE
                        GROSS LEASABLE        % OF TOTAL          BASE RENT PER
                         AREA LEASED        GROSS LEASABLE         SQUARE FOOT
       LEASE TERM          LEASE TERM
       LESSEE             (SQ. FT.)              AREA             PER ANNUM ($)
       BEGINNING               TO
-------------------- -------------------- -------------------
------------------- -------------------- -------------------
Ross Stores                 42,862                19                   3.75
         05/83                05/90
                                                                       4.69
         05/90                05/00
                                                                       3.75
         05/00                02/03
  Options                                                              3.75
         02/03                02/18

Publix                      35,930                16                   5.00
         02/73                01/12
  Options                                                              5.00
         01/12                01/32



         The Ross Stores lease contains three successive five-year renewal options at the same base rent per square foot per annum.

         The Publix lease contains four successive five-year renewal options at the same base rent per square foot per annum.

         COUNTRYSIDE SHOPPING CENTER, NAPLES, FLORIDA

         Two tenants, Winn-Dixie (a supermarket) and Promedco of Southwest Florida, Inc. (a medical and health care center), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                         APPROXIMATE
                        GROSS LEASABLE        % OF TOTAL          BASE RENT PER
                         AREA LEASED        GROSS LEASABLE         SQUARE FOOT
       LEASE TERM          LEASE TERM
         LESSEE           (SQ. FT.)              AREA             PER ANNUM ($)
       BEGINNING               TO
-------------------- -------------------- -------------------
------------------- -------------------- -------------------
Winn-Dixie                  51,261                69                   8.00
         05/97                04/17
  Options                                                              8.00
         05/17                04/42

Promedco of                 10,725                15                  18.00
         08/97                07/02
  Southwest
  Florida

                                                                      19.00
         08/02                07/04
                                                                      20.00
         08/04                07/07
Option 1                                                              20.50
         08/07                07/12
Option 2                                                              21.00
         08/12                07/17

         The Winn-Dixie lease contains five successive five-year renewal options at the same base rent per square foot per annum.

         BARTOW MARKETPLACE, CARTERSVILLE, GEORGIA

         Two tenants, Wal-Mart (a discount department store) and Lowe's Home Centers (a home furnishing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require them to pay base annual rent on a monthly basis as follows:

                         APPROXIMATE
                        GROSS LEASABLE        % OF TOTAL          BASE RENT PER
                         AREA LEASED        GROSS LEASABLE         SQUARE FOOT
       LEASE TERM
       LESSEE             (SQ. FT.)              AREA             PER ANNUM ($)
       BEGINNING          LEASE TERM TO
-------------------- -------------------- -------------------
------------------- -------------------- -------------------
Wal-Mart                   204,170                54                   5.41
         10/95                10/15
  Options                                                              5.41
         11/15                10/35

Lowe's Home                130,497                35                   6.03
         10/95                10/15
  Centers
  Option 1                                                             6.63
         11/15                10/20
  Option 2                                                             7.30
         11/20                10/25
  Option 3                                                             8.03
         11/25                10/30
  Option 4                                                             8.83
         11/30                10/35
  Option 5                                                             9.71
         11/35                10/40
  Option 6                                                            10.68
         11/40                10/45

         The Wal-Mart lease contains four successive five-year renewal options at the same base rent per square foot per annum.

         BRIDGEWATER MARKETPLACE, ORLANDO, FLORIDA

         One tenant, Winn-Dixie (a supermarket), leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                         APPROXIMATE
                        GROSS LEASABLE        % OF TOTAL          BASE RENT PER
                         AREA LEASED        GROSS LEASABLE         SQUARE FOOT
       LEASE TERM
       LESSEE             (SQ. FT.)              AREA             PER ANNUM ($)
       BEGINNING          LEASE TERM TO
-------------------- -------------------- -------------------
------------------- -------------------- -------------------
Winn-Dixie                  44,000                76                   8.30
         12/98                12/18
  Options                                                              8.30
         01/19                12/43


         The Winn-Dixie lease contains five successive five-year renewal options at the same base rent per square foot per annum.

         LAKE OLYMPIA SQUARE, OCOEE, FLORIDA

         Two tenants, Winn-Dixie (a supermarket) and Tutor Time Child Care Systems (a childcare facility), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                          APPROXIMATE
                        GROSS LEASABLE         % OF TOTAL         BASE RENT PER
                          AREA LEASED        GROSS LEASABLE        SQUARE FOOT
       LEASE TERM
       LESSEE              (SQ. FT.)              AREA            PER ANNUM ($)
        BEGINNING          LEASE TERM TO
--------------------  ------------------- --------------------
-------------------- -------------------  -------------------
Winn-Dixie                  44,000                51                   6.75
         06/95                06/15
  Options                                                              6.75
         07/15                06/40

Tutor Time                  10,000                12                  12.00
         01/97                01/07
  Child Care
  Systems
  Options                                                             12.00+
         02/07                01/17

         The Winn-Dixie lease contains five successive five-year renewal options at the same base rent per square foot per annum.

         The Tutor Time Child Care Systems lease contains two successive five-year renewal options with the base rent per square foot per annum increasing according to increases in the Consumer Price Index.

         BOYNTON COMMONS, BOYNTON BEACH, FLORIDA

         Four tenants, The Sports Authority (a sporting goods store), Bed, Bath & Beyond (a home furnishings store), Barnes & Noble (a display and retail sale and/or rental of books, magazines and other media store) and Petsmart (a pet and pet accessory retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                            APPROXIMATE                            BASE RENT
                               GROSS           % OF TOTAL          PER SQUARE
                             LEASABLE             GROSS             FOOT PER
                            AREA LEASED         LEASABLE              ANNUM
      LEASE TERM           LEASE TERM
        LESSEE               (SQ. FT.)            AREA                 ($)
       BEGINNING               TO
----------------------- ------------------- -----------------  -----------------
   ----------------     ----------------
The Sports                  42,972                20                   8.00
         03/98                03/13
  Authority
  Option 1                                                            10.00
         04/13                03/18
  Option 2                                                            11.00
         04/18                03/23
  Option 3                                                            12.00
         04/23                03/28

Bed, Bath &                 37,559                18                  10.50
         05/98                04/08
  Beyond
                                                                      11.50
         05/08                01/14
  Option 1                                                            12.50
         02/14                01/19
  Option 2                                                            13.50
         02/19                01/24
  Option 3                                                            14.50
         02/24                01/29

Barnes & Noble              27,000                13                  15.00
         10/97                12/02
                                                                      16.25
         01/03                12/07
                                                                      17.50
         01/08                02/13
  Option 1                                                            19.00
         03/13                02/18
  Option 2                                                            21.00
         03/18                02/23
  Option 3                                                            23.00
         03/23                02/28

 Petsmart                   22,486                11                  10.75
         06/98                02/04
                                                                      11.00
         03/04                02/09
                                                                      11.50
         03/09                01/14
  Option 1                                                            12.25
         02/14                01/19
  Option 2                                                            13.00
         02/19                01/24
  Option 3                                                            13.75
         02/24                01/29
  Option 4                                                            14.50
         02/29                01/34
  Option 5                                                            15.25
         02/34                01/39

         TOWN CENTER COMMONS, KENNESAW, GEORGIA

         Two tenants, JC Penney Home Store (a home furnishings store) and Baptist Book Store (a religious retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                             APPROXIMATE                            BASE RENT
                                GROSS           % OF TOTAL          PER SQUARE
                              LEASABLE            GROSS              FOOT PER
                             AREA LEASED         LEASABLE              ANNUM
      LEASE TERM          LEASE TERM
         LESSEE               (SQ. FT.)            AREA                 ($)
       BEGINNING              TO
----------------------- ------------------- ----------------
-------------------  -------------------  ----------------
JC Penney Home              42,728                59                  10.50
         11/98                10/03
  Store
                                                                      11.50
         11/03                10/08
  Option 1                                                            12.75
         11/08                10/13

  Option 2                                                            14.00
         11/13                10/18
  Option 3                                                            15.25
         11/18                10/23

Baptist Book Store           7,800                11                  16.00
         01/99                07/03
                                                                      17.25
         08/03                09/08
  Option 1                                                            18.57
         10/08                09/13
  Option 2                                                            20.03
         10/13                09/18



         MERCHANTS SQUARE SHOPPING CENTER, ZEPHYRHILLS, FLORIDA

         Two tenants, Kash N' Karry (a supermarket) and Fashion Bug (a clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                            APPROXIMATE                              BASE RENT
                               GROSS           % OF TOTAL            PER SQUARE
                             LEASABLE             GROSS               FOOT PER
                            AREA LEASED         LEASABLE                ANNUM
       LEASE TERM          LEASE TERM
        LESSEE               (SQ. FT.)            AREA                   ($)
        BEGINNING              TO
----------------------- ------------------- -----------------
-------------------- -------------------  ----------------
Kash N' Karry               47,955                64                   6.70
         05/93                05/13
  Options                                                              6.70
         05/13                05/43

Fashion Bug                  9,040                12                   8.00
         04/93                01/04
  Option 1                                                             8.50
         02/04                01/09
  Option 2                                                             9.00
         02/09                01/14
  Option 3                                                             9.50
         02/14                01/19

         The Kash N' Karry lease contains six successive five-year renewal options at the same base rent per square foot per annum.

         LAKE WALDEN SQUARE, PLANT CITY, FLORIDA

         Three tenants, Kash N' Karry (a supermarket), K-Mart (a discount department store) and Carmike Cinemas (a movie theater), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                            APPROXIMATE                              BASE RENT
                               GROSS           % OF TOTAL           PER SQUARE
                             LEASABLE             GROSS              FOOT PER
                            AREA LEASED         LEASABLE               ANNUM
       LEASE TERM        LEASE TERM
        LESSEE               (SQ. FT.)            AREA                  ($)
        BEGINNING            TO
----------------------- ------------------- -----------------
-------------------- -------------------  ----------------
Kash N' Karry               46,300                18                   6.75
         03/92                03/12
  Options                                                              6.75
         04/12                03/42

K-Mart                      91,266                36                   4.20
         03/92                03/17
  Options                                                              4.20
         04/17                05/67

Carmike Cinemas             25,899                10                   8.31
         03/92                03/07
  Option 1                                                             9.31
         04/07                03/12
  Option 2                                                             9.81
         04/12                03/17
  Option 3                                                            10.31
         04/17                03/22

         The Kash N' Karry lease contains six successive five-year renewal options at the same base rent per square foot per annum.

         The K-Mart lease contains ten successive five-year renewal options at the same base rent per square foot per annum.

TAXES AND OCCUPANCY RATES

         The following table provides information regarding our tax basis, real estate taxes and occupancy rates at each of our properties.

                                 APPROXIMATE
                        OCCUPANCY
                               DEPRECIABLE TAX          1999 REAL
2000 REAL               PERCENTAGE
                                  BASIS($)           ESTATE TAXES($)
ESTATE TAXES($)          12/31/1999(%)
--------------------------- --------------------- ----------------------
----------------------- ------------------------
Lake Walden                      11,575,000              168,656
 163,777                    94
Merchants Square                  4,762,000              126,955
 124,621                   100
Town Center                       6,375,000               72,179
  89,094                   100
Boynton Commons                  21,940,000              464,046
 598,092                    95
Lake Olympia                      7,271,000              130,372
 134,459                   100
Bridgewater                       5,240,000               70,269
  78,882                    92
Bartow                           18,308,000               22,300
  22,374                   100
Countryside                       7,485,000               67,968
  70,162                    98
Casselberry                      11,169,000              222,091
 265,013                    97
Conway Plaza                      6,394,000               77,772
 132,567                   n/a
Pleasant Hill                    29,631,000              266,331
 328,103                   n/a
Gateway                          15,000,000              168,116
 368,913                   n/a
Columbia Promenade                5,400,000                  n/a
     n/a                   n/a

         N/A indicates that the property was not owned by us as of 12/31/99. All properties were acquired in 1999 or 2000; therefore, prior occupancy rates are not available.

BASE RENT

         The following table provides information regarding the annual base rent at each of our properties for the years 1999 and 2000. For purposes of this table, the annual base rent columns represent annualized base rent as of January 1 of the respective period.

                                                                     2000
                                                                   EFFECTIVE
                                                2000 ANNUAL         ANNUAL
  1999 ANNUAL       1999 EFFECTIVE
                                                 BASE RENT           BASE
   BASE RENT         ANNUAL BASE
                              SQUARE FEET           ($)            RENT ($)
    ($) (1)            RENT ($)
-------------------------- ----------------- -----------------  ---------------
------------------ ------------------
Lake Walden                     262,451          1,697,621             6.47
    1,653,453             6.30


Merchants Square                 74,849            588,632             7.86
      587,406             7.85
Town Center                      72,108            873,564            12.11
      942,464            13.07
Boynton Commons                 210,488          2,768,053            13.15
    2,322,651            11.03
Lake Olympia                     85,776            875,887            10.21
      853,280             9.95
Bridgewater                      58,050            563,050             9.70
      489,925             8.44
Bartow                          375,067          2,361,427             6.30
    2,349,211             6.26
Countryside                      73,965            772,485            10.44
      790,007            10.68
Casselberry                     227,664          1,706,989             7.50
    1,608,930             7.07
Conway Plaza                    119,123            868,208             7.29
      n/a
Pleasant Hill                   282,137          3,390,643            12.02
      n/a
Gateway                         231,326          2,033,010             8.79
      n/a
Columbia                         65,870             n/a
      n/a
Promenade

         N/A indicates that the property was not owned by us during the year.

ACWORTH AVENUE RETAIL SHOPPING CENTER, ACWORTH, GEORGIA


         On December 28, 2000, we purchased approximately 2.72 acres of unimproved land situated in front of a new Home Depot store in Acworth, Georgia. We purchased this property with the intention of developing a 16,130 square feet shopping center to be known as Acworth Avenue Retail Shopping Center. The property is located on the south side of U.S. Highway 41, between Acworth Due West Road and Mars Hill Road, in Acworth, Cobb County, Georgia.


         We purchased that land from an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $855,000. Our estimated cost of the completed project is $2,450,000 or approximately $152 per square foot of leasable space. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.


         We purchased this property with our own funds.


         We anticipate that Acworth Avenue Retail Shopping Center will be completed in late 2001. The center will be a one-story, multi-tenant, retail building. No leases have been executed at this time. The center will be anchored by a Home Depot store which will not be owned by us.


         In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, anchor tenants and estimated price per square foot upon completion. We believe that this property is well located with acceptable roadway access. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

POTENTIAL PROPERTY ACQUISITIONS

         We are currently considering acquiring five potential properties. Our decision to acquire each of these properties will generally depend upon:

         - no material adverse change occurring in the respective property, the respective tenants or in the respective local economic conditions; and

         - our receipt of sufficient net proceeds from this offering to make these acquisitions.

         Other properties may be identified in the future that we may acquire before or instead of either of these properties. We cannot guarantee that we will complete either acquisition. A description of each property being considered follows:

* 2 moved from here; text not shown


* 3 moved from here; text not shown

* 4 moved from here; text not shown

         UNIVERSAL PLAZA, LAUDERHILL, FLORIDA

         This property, which originally consisted of 18.48 acres, is currently being reconfigured and redeveloped by an unaffiliated third party. Approximately
13.68 acres of the original property was sold by the seller to Target Corporation for the construction of a new 184,000 square foot Super Target Store. The balance of the acreage, approximately 4.8 acres, is being redeveloped as a shopping center to be known as Universal Plaza, containing 49,749 gross leasable square feet. The site is located on the southwest corner of University Drive and Commercial Boulevard.


         Upon completion of the redevelopment, we may purchase Universal Plaza from the unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $9,000,000, including the amount of the loan to the developer. This amount may increase or decrease as a result of our agreement, as contained in the purchase contract, to adjust the purchase price based upon lease rates achieved if and when stores, which were vacant at the time the purchase contract was signed, become leased and the new tenants begin paying rent. Any adjustment is intended to maintain a minimum capitalization rate of approximately 10%. This amount may also increase by additional costs which have not yet been finally determined. We expect any of such other additional costs to be insignificant. Our acquisition cost is expected to be approximately $180 per square foot of leaseable space.


         On December 21, 2000, we funded a loan to the developer in the principal amount of $1,100,000 secured by a second mortgage on the Universal Plaza property. The note bears an interest rate of 10% per annum and matures August 31, 2002. The developer deposited $192,500 to an escrow account for the payment of interest. If the note is not paid within one year of funding, the payment of a fee of $50,000 is required . We obtained personal guaranties from the seller/developer with regards to the obligations of this loan.

         In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, price per square foot, projected tenant mix and the fact that overall rental rates for the spaces currently signed at the shopping center are comparable to market rates. We believe that the shopping center is well-located within a vibrant economic area. We believe that this property has acceptable roadway access and will attract high-quality tenants. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected to changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

         As of November 1, 2000, leases have been signed for approximately 35% of the center. Currently, one tenant, Eckerds (a retail drug store), will lease more than 10% of the total gross leaseable area of the property. The lease with this tenant requires the tenants to pay base annual rent on a monthly basis as follows:

                    APPROXIMATE
                  GROSS LEASEABLE                              BASE RENT PER
                    AREA LEASED            % OF TOTAL         SQUARE FOOT PER
                 LEASE TERM
    LESSEE             (SQ. FT.)       GROSS LEASABLE AREA        ANNUM ($)
       BEGINNING              TO
---------------- -------------------- ---------------------
--------------------- -------------------------------------------
Eckerds                 13,050                 26                   14.40
    Upon Completion         20 yrs.

         The Eckerds lease also includes four successive five year options.

         For federal income tax purposes, the depreciable basis in this property will be approximately $6,700,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         As of November 1, 2000, a total of 17,191 square feet was leased to four tenants at this property. The following table provides information with respect to those leases.

                             APPROXIMATE
                                GROSS
        CURRENT           BASE RENT PER
                           LEASEABLE AREA                            RENEWAL
      ANNUAL RENT          SQUARE FOOT
         LESSEE               (SQ. FT.)         LEASE ENDS           OPTIONS
          ($)             PER ANNUM ($)
------------------------ ------------------- ----------------
------------------- -------------------- -------------------
SIGNED LEASES

Eckerds                        13,050            20 yrs.             4/5 yr.
        187,920               14.40
Hair Cuttery                    1,110             5 yrs.             1/5 yr.
         25,530               23.00
Willy's Ice Cream                885              5 yrs.             1/5 yr.
         20,355               23.00
Moe's Bagels                    2,146             03/05              2/5 yr.
         48,955               22.81

PENDING LEASES
Ace Formal Wear                 1,500             5 yrs.             1/5 yr.
         23,736               15.82
Radio Shack                     2,520             5 yrs.             2/5 yr.
         50,400               20.00
Domino's Pizza                  1,100             5 yrs.             2/5 yr.
         25,300               23.00
Cheeburger                      1,600             5 yrs.             2/5 yr.
         36,800               23.00
Batteries Plus                  1,950             5 yrs.             1/5 yr.
         44,850               23.00
Vacant                         23,888

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         At the closing of our purchase of this property, an escrow will be established which will be available to disburse to us on a monthly basis an amount equal to the rent, common area maintenance charges, real estate taxes and insurance relating to the space that is vacant at the time of closing, including space for which a tenant has executed a lease and as of the closing has not yet moved in or commenced paying rent. The amount to be deposited in the escrow will be 24 months of estimated rent and cost reimbursements for the vacant, unleased space at the time of closing and a lesser amount for space that is leased but not yet occupied.

         We received a limited appraisal dated August 10, 2000 which is an update of a complete appraisal dated December 6, 1999, which states that it was prepared in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraiser reported a prospective market value of the leased fee interest upon completion and upon stabilized operations for Universal Plaza, as of September 2001 to be $10,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

LOWE'S, WARNER ROBBINS, GEORGIA


         We anticipate purchasing an existing freestanding retail property known as Lowe's located on approximately 24 acres and containing 131,575 gross leasable square feet. The property is located on Watson Boulevard and Carl Wilson Parkway, in Warner Robbins, Georgia.


         We anticipate purchasing Lowe's from an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $9,450,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $71 per square foot of leasable space.


         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.


         The Lowe's building was completed in 1997. It is a one-story, single-tenant, retail building. As of December 31, 2000, this property was 100% leased by Lowe's (a home improvement retail store).


         In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, price per square foot, occupancy and the fact that overall rental rate at the shopping center is comparable to market rates. We believe that this property is well-located, has acceptable roadway access, is well-maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.


         We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, we are responsible for any roof, structure and parking lot repairs. Beginning in the eleventh lease year, the tenant would be obligated to pay for parking lot replacements pursuant to the provisions of their lease.


         One tenant, Lowe's, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                         APPROXIMATE                                   BASE RENT
                     GROSS LEASABLE AREA      % OF TOTAL GROSS         PER
SQUARE
                            LEASED                LEASABLE              FOOT PER
                   LEASE TERM
LESSEE                    (SQ. FT.)                 AREA               ANNUM ($)
           BEGINNING            TO
------------------ ------------------------ ---------------------
--------------------  -----------------  ---------------
Lowe's                     131,575                   100
6.92            02/97             03/17
  Option (1)
7.61            04/17             03/22
  Option (2)
7.61            04/22             03/27
  Option (3)
8.37            04/27             03/32
  Option (4)
8.37            04/32             03/37
  Option (5)
9.21            04/37             03/42

  Option (6)
9.21            04/42             03/47


         Real estate taxes for 2000 were $76,255.


         As of December 31, 2000, all of the 131,575 square feet of this property was leased to Lowe's. The following table provides information relating to that lease:


                       APPROXIMATE
                      GROSS LEASABLE
      CURRENT           BASE RENT PER
                       AREA LEASED                                 RENEWAL
       ANNUAL            SQUARE FOOT
LESSEE                  (SQ. FT.)            LEASE ENDS            OPTIONS
      RENT ($)          PER ANNUM ($)
------------------ --------------------  -------------------  -----------------
-------------------- --------------------
Lowe's                   131,575                03/17               6/5 yr.
       910,000               6.92


         In general, Lowe's pays all real estate taxes, insurance and common area maintenance costs.


K-MART, MACON, GEORGIA


         We anticipate purchasing an existing freestanding retail property known as K-Mart (Macon) located on approximately 18 acres and containing 102,098 gross leasable square feet. The property is located at 1901 Eisenhower Parkway, in Macon, Georgia.


         We anticipate purchasing the K-Mart (Macon) from an unaffiliated third party. Our total acquisition cost, including expenses, will be approximately $9,050,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $88 per square foot of leasable space.


         We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.


         This K-Mart location was completed in 1999. It is a one-story, single-tenant, retail building. As of December 31, 2000, this property was 100% leased by K-Mart (a discount department store).


         In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, price per square foot, occupancy and the fact that overall rental rate at the shopping center is comparable to market rates. We believe that this property is well-located, has acceptable roadway access, is well-maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.


         We do not anticipate making any significant repairs and improvements to this property over the next few years. The tenant is responsible for any roof, structure and parking lot repairs.


         One tenant, K-Mart, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                         APPROXIMATE                                   BASE RENT
                        GROSS LEASABLE           % OF TOTAL            PER
SQUARE
                         AREA LEASED           GROSS LEASABLE           FOOT PER
                   LEASE TERM
LESSEE                    (SQ. FT.)                 AREA               ANNUM ($)
           BEGINNING            TO
------------------ ------------------------ ---------------------
--------------------  -----------------  ---------------


K-Mart                     102,098                   100                  8.89
              10/99            01/24


         There are 10 successive five-year lease options. There are no increases in the rent during the option periods.


         Real estate taxes for 2000 were $77,197.


         As of December 31, 2000, all of the 102,098 square feet of this property was leased to K-Mart. The following table provides information relating to that lease:


                       APPROXIMATE
                      GROSS LEASABLE
      CURRENT           BASE RENT PER
                       AREA LEASED                                 RENEWAL
       ANNUAL            SQUARE FOOT
LESSEE                  (SQ. FT.)            LEASE ENDS            OPTIONS
      RENT ($)          PER ANNUM ($)
------------------ --------------------  -------------------  -----------------
-------------------- --------------------
K-Mart                   102,098               01/24               10/5 yr.
       907,350                8.89


         In general, K-Mart pays all real estate taxes, insurance and common area maintenance costs.


SAND LAKE CORNERS SHOPPING CENTER, ORLANDO, FLORIDA


         We anticipate purchasing an existing shopping center known as Sand Lake Corners located on approximately 66 acres and containing 189,741 gross leasable square feet. The center is located on the southeast corner of Sand Lake Road and John Young Parkway, in Orlando, Florida.


         We anticipate purchasing Sand Lake Corners from an unaffiliated third party. Our total acquisition cost, including expenses, is estimated to be approximately $22,325,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $118 per square foot of leasable space.


         We intend to purchase this property with our own funds and the proceeds of a new first mortgage loan in the amount of approximately $12,200,000. A lender has not been identified for this acquisition. The acquisition cost noted above includes estimated loan fees of $100,000.


         In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.


     We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.


         Sand Lake Corners was a two-phase development. Phase I was completed in 1998/1999, and Phase II was completed in 1999/2000. Sand Lake Corners is comprised of one one-story, multi-tenant, retail building and one single outlot building. As of January 1, 2001, this property was approximately 95% leased. A Wal-Mart building, a Lowe's building and nine outlot parcels located at the property, are not included in this transaction.


         Three tenants, Beall's (a discount department clothing store), Petsmart (a pet and pet accessory retail store) and Staples (an office products retail store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:



                         APPROXIMATE                               BASE RENT
                       GROSS LEASABLE        % OF TOTAL           PER SQUARE
               LEASE TERM
                         AREA LEASED       GROSS LEASABLE          FOOT PER
      LESSEE              (SQ. FT.)             AREA               ANNUM (%)
     BEGINNING                  TO
------------------ --------------------  -------------------  -----------------
-------------------- --------------------
Beall's                    66,700                35                   6.21
        04/99               04/14
                                                                      6.48
        05/14               04/19
                                                                      6.75
        05/19               04/24
                                                                      7.02
        05/24               04/29
                                                                      7.29
        05/29               04/34
                                                                      7.56
        05/34               04/39
Petsmart                   26,040                14                  10.75
        05/99               05/04
                                                                     11.25
        06/04               05/09
                                                                     11.75
        06/09               05/14
                                                                     12.25
        06/14               05/19
                                                                     12.75
        06/19               05/24
                                                                     13.25
        06/24               05/29
                                                                     13.75
        06/29               05/34
Staples                    23,884                13                  12.10
        05/99               05/05
                                                                     12.85
        06/05               05/10
                                                                     13.60
        06/10               05/15
                                                                     14.35
        06/15               05/20
                                                                     15.10
        06/20               05/25
                                                                     15.85
        06/25               05/30


         For federal income tax purposes, the depreciable basis in this property will be approximately 16,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 were $187,727.


         ** 3 As of January 1, 2001, a total 177,881 square feet was leased to 26 tenants at this property. The following table sets forth certain information with respect to those leases:


                          APPROXIMATE
                         GROSS LEASABLE
                      BASE RENT PER
                          AREA LEASED          LEASE          RENEWAL
CURRENT ANNUAL          SQUARE FOOT PER
       LESSEE              (SQ. FT.)            ENDS          OPTIONS
RENT ($)                ANNUM ($)
-----------------  ------------------    --------------   --------------
----------------------  ------------------------
Cato                         4,000             01/04             -
 50,000                   12.50
Desi Bazaar                  1,400             03/04             -
 22,400                   16.00
Dollar Tree                  4,000             06/04          1/5 YR.
 64,000                   16.00

Payless
 Shoesource                  3,147             06/04          1/5 YR.
 50,352                   16.00
Friedman's
  Jewelry                    1,600             06/04          1/5 YR.
 28,800                   18.00
Bronze Lady                  1,816             07/04          3/2 YR.
 31,780                   17.50
Funwear                      4,854             07/04          1/5 YR.
 77,664                   16.00
Metro Orlando
  Dental                     2,800             07/04          1/5 YR.
 61,236                   21.87
Shoe Dept.                   5,000             07/04          1/5 YR.
 80,000                   16.00
Power Store                  1,190             07/04             -
 21,420                   18.00
Hair Cuttery                 1,000             08/04          1/ 5 YR.
 18,000                   18.00
Szechwan
Chinese                      2,100             08/04          1/5 YR.
 37,800                   18.00
Casual Outfit                2,450             09/04          1/5 YR.
 39,200                   16.00
Perfect Nails                1,150             10/04             -
 18,975                   18.07
Bike Line                    2,400             11/04             -
 36,000                   15.00
Floorin Gallery              1,750             06/05             -
 31,500                   18.00
Hair Salon                   1,190             06/05             -
 20,230                   17.00
Landmark
   Financial                 1,610             08/05             -
 27,370                   17.00
Theme Party
  Mobility                   1,400             08/05             -
 22,400                   16.00
Superior
  Staffing                   1,400             09/05          1/7 YR.
 25,200                   18.00
Nature's Way                 2,800             10/05          1/5 YR.
 44,800                   16.00
Quiznos                      1,400             02/09             -
 25,200                   18.00
Family Book
   Store                     4,200             06/09             -
 63,000                   15.00
Boater's World               8,000             06/09          1/5 YR.
104,000                   13.00
Beall's                      66,700            04/14          5/5 YR.
414,000                    6.21
Petsmart                     26,040            05/14          4/5 YR.
279,930                   10.75
Staples                      23,884            05/15          3/5 YR.
288,996                   12.10
Vacant                       10,460


         In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.


                PERCENT OF
                                 APPROX.
                   TOTAL
                                  GROSS
ANNUAL BASE       BUILDING        PERCENT OF
                                 LEASABLE
RENT PER           GROSS         ANNUAL BASE
     YEAR                        AREA OF         ANNUAL
SQUARE FOOT     LEASABLE AREA        RENT
    ENDING         NUMBER        EXPIRING     BASE RENT OF
  UNDER         REPRESENTED      REPRESENTED
   DECEMBER      OF LEASES        LEASES        EXPIRING       TOTAL ANNUAL
EXPIRING        BY EXPIRING      BY EXPIRING
      31,         EXPIRING      (SQ. FT.)      LEASES ($)     BASE RENT ($)
LEASES ($)       LEASES (%)       LEASES (%)
--------------- ------------  -------------- --------------- ----------------
---------------  ---------------  ---------------
     2001            -              -               -           1,979,881
    -                -                -
     2002            -              -               -           1,980,789
    -                -                -
     2003            -              -               -           2,000,838
    -                -                -
     2004            14           34,907         601,376        2,000,818
  17.23            18.40            29.94
     2005            7            14,150         227,629        1,420,462
  16.09            7.47             16.02
     2006            -              -               -           1,211,768
    -                -                -
     2007            -              -               -           1,215,968
    -                -                -
     2008            -              -               -           1,215,968
    -                -                -
     2009            3            13,600         201,902        1,215,968
  14.85            7.18             16.60
     2010            -              -               -           1,027,086
    -                -                -


         ** 4 For purposes of the above table, the "total annualized base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.


WEST OAKS TOWNE CENTER, OCOEE, FLORIDA


         We anticipate purchasing an existing shopping center known as West Oaks Towne Center located on approximately 8 acres and containing 60,528 gross leasable square feet. The center is located at the intersection of Colonial Drive (Highway 50) and Clarke Road in Ocoee, Florida.


         We anticipate purchasing West Oaks Towne Center from an unaffiliated third party. Our total acquisition cost, including expenses, is estimated to be approximately $9,600,000. This amount may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is approximately $158 per square foot of leasable space.


         We anticipate this property with our own funds and the proceeds of a new first mortgage loan in the amount of approximately $5,250,000. The acquisition costs noted above includes loan fees of approximately $50,000.


         In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.


         We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.


         West Oaks Towne Center was completed in 2000. It is comprised of a one-story, multi-tenant, retail building and 9,962 square feet of outlot shops. As of January 1, 2001, this property was approximately 100% leased.


                            APPROXIMATE        % OF TOTAL         BASE RENT
                           GROSS LEASABLE         GROSS           PER SQUARE
                LEASE TERM
                             AREA LEASED        LEASABLE           FOOT PER
         LESSEE               (SQ. FT.)           AREA             ANNUM (%)
      BEGINNING               TO
------------------------ ------------------- ---------------
------------------- -------------------  -------------------
Michaels's Stores              23,753              39                12.00
        09/00                02/10
  Option 1                                                           13.00
        03/10                02/15
  Option 2                                                           13.50
        03/15                02/20
  Option 3                                                           14.00
        03/20                02/25
  Option 4                                                           14.50
        03/25                02/30

Petsmart                       19,136              32                13.90
        11/00                02/05
                                                                     14.90
        03/05                02/10
                                                                     15.90
        03/10                02/15
  Option 1                                                           16.90
        03/15                02/20
  Option 2                                                           17.90
        03/20                02/25
  Option 3                                                           18.90
        03/25                02/30
  Option 4                                                           19.90
        03/30                02/35


         For federal income tax purposes, the depreciable basis in this property will be approximately $7,200,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2000 were $52,692.


         As of January 22, 2001, a total of 60,528 square feet was leased to seven tenants at this property. The following table sets forth certain information with respect to those leases:


                             APPROXIMATE
                           GROSS LEASABLE
                       BASE RENT PER
                             AREA LEASED        LEASE         RENEWAL
CURRENT ANNUAL          SQUARE FOOT PER
         LESSEE               (SQ. FT.)          ENDS         OPTIONS
RENT ($)                ANNUM ($)
------------------------ ------------------- ------------  --------------
----------------------  ------------------------
The Futon Place                 2,677           10/05
 61,571                   23.00
Best Nails                      1,050           11/05
 30,450                   29.00
Michael's Stores               23,753           02/10
285,036                   12.00
Family Christian
   Stores                       5,000           10/10
 94,500                   18.90

Vitamin Shoppe                  3,512           11/10
 93,770                   26.70
Johnny Rivers
BBQ                             5,400           02/11
141,329                   26.17
Petsmart                       19,136           11/15
265,990                   13.90


         In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.



                PERCENT OF
                                 APPROX.
                   TOTAL
                                  GROSS
ANNUAL BASE       BUILDING        PERCENT OF
                                 LEASABLE
RENT PER           GROSS         ANNUAL BASE
     YEAR                        AREA OF         ANNUAL
SQUARE FOOT     LEASABLE AREA        RENT
    ENDING         NUMBER        EXPIRING     BASE RENT OF     TOTAL ANNUAL
  UNDER         REPRESENTED      REPRESENTED
   DECEMBER      OF LEASES        LEASES        EXPIRING      BASE RENT ($)
EXPIRING        BY EXPIRING      BY EXPIRING
      31,         EXPIRING      (SQ. FT.)      LEASES ($)
LEASES ($)       LEASES (%)       LEASES (%)
--------------- ------------  -------------- --------------- ----------------
---------------  ---------------  ---------------
     2001            -              -               -            972,646
    -                -                -
     2002            -              -               -            972,646
    -                -                -
     2003            -              -               -            972,646
    -                -                -
     2004            -              -               -            985,246
    -                -                -
     2005            2            3,727          94,121          990,248
  25.25            6.16             9.50
     2006            -              -               -            927,095
    -                -                -
     2007            -              -               -            932,420
    -                -                -
     2008            -              -               -            939,856
    -                -                -
     2009            -              -               -            942,335
    -                                 -
     2010            3            32,665         498,289         944,858
  15.25            53.97            52.74


         For purposes of the above table, the "total annualized base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This should not be deemed indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will be re-leased at market rates existing at the time of the expiration of those leases.



             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                 CAPITALIZATION

         The following table sets forth our historical capitalization as of September 30, 2000 and our pro forma capitalization as of that date as adjusted to give effect to the sale of 200,000 shares of common stock and the application of the estimated net proceeds therefrom as described in "Estimated Use of Proceeds." We were originally capitalized in September 1998 through the cash contribution of $200,000 by the advisor, for which the advisor received 20,000 shares. As of September 30, 2000, we have sold 10,245,307 shares in our initial public offering resulting in gross proceeds of $102,035,147. An additional 184,015 shares have been sold pursuant to our distribution reinvestment program as of September 30, 2000, for which we have received additional net proceeds of $1,748,142. As of September 30, 2000, we had repurchased 39,523 shares through our share repurchase program resulting in disbursements totaling $357,683. Additionally, the advisor made a cash contribution of $2,000 to the operating partnership, for which the advisor received 200 limited partnership common units. The table does not include the 200 shares of common stock reserved for issuance on conversion of the advisor's 200 limited partnership common units. Additionally, the table does not include shares of common stock issuable upon the exercise of options which may be, but have not been, granted under our independent director stock option plan or shares issuable upon the exercise of warrants which may be outstanding if the minimum offering is sold. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Our Financial Condition -- Liquidity and -- Capital Resources."


                                                                    SEPTEMBER
30, 2000

--------------------------------------------
                                                           HISTORICAL
  PRO FORMA
                                                      --------------------
--------------------
Debt:
         Mortgage notes payable                       $        106,361,082    $
      118,561,082
         Minority interest in partnership                            2,000
            2,000
Stockholders' equity:
         Preferred Stock, $.01 par value,                                0
                0
         10,000,000 authorized, none outstanding
         Common Stock, $.01 par value,                             104,098
          137,382
         100,000,000 authorized, 10,409,799
         shares issued and outstanding historical;
         13,738,199 shares issued and outstanding
         pro forma
         Paid in Capital                                        89,759,025
      118,350,741
         Accumulated distributions in excess of net
         income                                                 (4,181,232)
       (4,181,232)
         Accumulated other comprehensive income                        212
              212
                                                      --------------------
--------------------
Total stockholders' equity                            $         85,682,103
      114,307,103
                                                      --------------------
--------------------

Total capitalization                                  $        192,045,185    $
      232,870,185
                                                      ====================
====================


                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         Some statements contained in this "Management's Discussion and Analysis of Our Financial Condition and Results of Operation" and elsewhere in this prospectus constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things:

         -        limitations on the area in which we may acquire properties;

         -        risks associated with borrowings secured by our properties;

         -        competition for tenants and customers;

         -        federal, state or local regulations;

         -        adverse changes in general economic or local conditions;

         - competition for property acquisitions with third parties that have greater financial resources than ours;

         -        inability of lessees to meet financial obligations;

         -        uninsured losses;

         -        risks of failing to maintain our qualification as a REIT; and

         - potential conflicts of interest between ourselves and our affiliates, including the advisor.

You should read the following discussion along with our financial statements and the related notes included in this prospectus.

OVERVIEW

         We were incorporated on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers located in states east of the Mississippi River. We initially focused on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We may also acquire single-user retail properties in locations throughout the United States, some of which may be sale and leaseback transactions, leased on a triple-net-lease basis to creditworthy tenants.

LIQUIDITY AND CAPITAL RESOURCES

         On February 11, 1999, we commenced our initial public offering of 50,000,000 shares at a price of $10 per share and of 4,000,000 shares at a price of $9.50 per share which may be distributed pursuant to our distribution reinvestment program. As of September 30, 2000 and December 31, 1999, we had received, subscriptions for a total of 10,265,307 and 5,390,632 shares, respectively, from the public, which includes 20,000 shares issued to the advisor. In addition, we have distributed 184,015 and 43,207 shares, respectively, pursuant to our distribution reinvestment program as of September 30, 2000 and December 31, 1999. As of September 30, 2000, we have repurchased 39,523 shares and have sold 409,290 soliciting dealer warrants. As a result of such sales and repurchases, we have received a net total of $103,625,606 of gross offering proceeds as of September 30, 2000. The advisor has guaranteed payment of all public offering expenses (excluding selling commissions and other fees payable to the managing dealer) in excess of 5.5% of the gross offering proceeds or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the gross offering proceeds. As of September 30, 2000, organizational and offering costs totaled $13,762,482 compared to $8,057,059 as of December 31, 1999. These organizational and offering costs did not exceed 15% of the gross offering proceeds from our initial public offering, and we anticipate that these costs will not exceed these limitations upon completion of our initial public offering. Any excess amounts at the completion of the initial public offering will be reimbursed by the advisor.
If we do not sell the minimum offering in this offering, neither our sponsor nor our advisor will be reimbursed for any offering expenses.

         We will provide the following programs to facilitate investment in the shares and to provide limited liquidity for stockholders until such time as a market for the shares develops:

         The distribution reinvestment program will allow stockholders who purchase shares pursuant to this offering to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share.

         The share repurchase program will provide existing stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

         -        During the offering period at $9.05 per share;

         - During the 12 months following the end of the offering period at $9.25 per share;

         -        During the next 12 months at $9.50 per share;

         -        During the next 12 months at $9.75 per share; and

         -        Thereafter, at the greater of:

                  -        $10 per share; or

                  - a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

         Shares purchased by us will not be available for resale. As of September 30, 2000, 39,523 shares had been repurchased at the cost of $357,683.

         The net proceeds of the offering will enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares, limited partnership units, interests in entities that own our properties, or a combination of these means, and to encumber all or some properties. Following acquisition, the proceeds from such loans will be used to acquire additional properties to increase cash flow and provide further diversity. If the offering is not fully sold, our ability to diversify our investments may be diminished. Our advisor expects that the cash to be generated from operations of the properties identified for acquisition, which we intend to acquire if sufficient proceeds are raised in the offering, will be adequate to pay our operating expenses and provide distributions to stockholders.

         Our management will monitor the various qualification tests we must meet to maintain our status as a REIT. We test large ownership of the shares upon purchase to determine that no more than

50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Our management also determines, on a quarterly basis, whether the gross income, asset and distribution tests described in the section entitled "Federal Income Tax Considerations -- Taxation -- REIT Qualification Tests" are met. On an ongoing basis, as we and the advisor perform due diligence on potential purchases of properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes.

         CAPITAL RESOURCES


         As of September 30, 2000, we had acquired eleven properties and identified two properties to acquire.


         The number of properties we will acquire will depend upon the amount of the net proceeds of the offering. The advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

         The properties owned by us were generating sufficient cash flow to cover our operating expenses plus pay a monthly distribution on weighted average shares. Distributions are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors our board of directors may deem relevant.

         CASH FLOWS FROM OPERATING ACTIVITIES

         Net cash provided by operating activities generated $6,512,851 and $1,257,373 for the nine months ended September 30, 2000, and 1999, respectively. This is due primarily to the operations of the nine properties acquired during 1999 and three additional properties acquired during the nine months ended September 30, 2000. Included in additional rental income for the three and nine months ended September 30, 2000 was $57,588 received from a tenant who canceled the remainder of its lease which had one year remaining. Also, included in other income for the three and nine months ended September 30, 2000 is a $64,000 net settlement from a developer who mutually canceled a sales agreement with us for a shopping center project near Atlanta, Georgia.

         CASH FLOWS FROM INVESTING ACTIVITIES


         Cash flows used in investing activities were used primarily for the purchase of three and nine properties in the nine month periods ended September 30, 2000 and 1999, respectively. We purchased investment securities in the third quarter of 2000 in the amount of $660,066, of which $155,165 was on margin.


         CASH FLOWS FROM FINANCING ACTIVITIES

         For the nine months ended September 30, 2000 and 1999, we generated $51,263,594 and $29,138,575, respectively, of cash flows from financing activities. This was due primarily to proceeds raised of $49,683,499 and $31,941,910 from the sale of our shares for the nine months ended September 30, 2000 and 1999, respectively. Our cash flow from financing activities was partially offset by the cash used to pay costs associated with selling our shares for the nine months ended September 30, 2000 and 1999. For the nine months ended September 30, 2000 and 1999, we paid offering costs totaling $6,795,332 and $2,797,095, respectively. We also obtained debt totaling $35,657,500. In addition, for the nine months ended September 30, 2000, we also paid distributions of $4,030,862 and loan fees of $497,258. For the nine months ended September 30, 1999, we also paid distributions of $367,472 and loan fees of $131,350.

RESULTS OF OPERATIONS

         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999.

         Since inception, we have incurred a total of $13,762,482 and $5,650,869 for costs incurred with our initial public offering, of which $1,773,995 and $2,853,774 remained unpaid through September 30, 2000 and 1999, respectively.

         Rental income, additional rental income, property operating expenses, mortgage interest and depreciation are all a result of the operations from the nine properties acquired during 1999 and three additional properties acquired in 2000.

         Winn-Dixie, an anchor tenant in three of our properties owned, whose gross rental income from its three stores in our properties represents 6% of our total gross rental income from all of our properties as of September 30, 2000, is currently undergoing a restructuring. We have been assured by management of Winn-Dixie that the stores located in our specific properties are not closing as part of the restructuring.

         Sports Authority, a tenant in one of our properties has also undergone a restructuring, closing some of its unprofitable stores. However, it is our understanding that there are no current plans to close the store which occupies space in our property. Store closings do not relieve tenants of their obligations under existing leases.

         Two tenants, Service Merchandise and Carmike Cinema, each occupy one space in our properties and have recently filed for bankruptcy protection under federal law. These tenants have the right under bankruptcy laws to terminate their leases with us, but these tenants have neither assumed nor rejected their leases with us. The Service Merchandise store is based on a smaller, newer format which Service Merchandise has indicated it intends to continue to operate and has been paying rent on a current basis. At closing, a master lease was established with the seller of this property escrowing funds to assure rent and reimbursements for two years, as well as payment of estimated tenant improvements and leasing commissions. The space leased by Carmike Cinema has no other local competition. Representatives of Carmike have approached us to discuss a possible reduction in rental rates; however there is no current indication that they intend to cease operating at this location.

         In 2000, we purchased two properties in Florida with environmental concerns. Based on research we have done, the potential availability of state funds for cleanup purposes and private insurance coverage we purchased, we believe we are adequately protected against losses related to these matters.

         FOR THE YEAR ENDED DECEMBER 31, 1999

         Through December 31, 1999, we had incurred a total of $8,057,059 for costs incurred with our initial public offering, of which $2,863,904 remained unpaid.

         Rental income, additional rental income, property operating expenses, mortgage interest and depreciation are all a result of the operations from the nine properties acquired during the second, third and fourth quarters of 1999.

FUNDS FROM OPERATIONS

         One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under GAAP. Due to unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP excluding gains, or losses, from debt restructuring and sales of properties plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because our management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "net income" as an indicator of our performance nor to "cash flows from operating activities" as determined by GAAP as a measure of our capacity to pay distributions. FFO and funds available for distribution are calculated as follows:

                                          NINE MONTHS ENDED SEPTEMBER 30,
                                           ----------------------------
                                               2000            1999
                                           ------------    ------------
Net income                                 $  1,373,126    $     69,967
Depreciation                                  3,320,421         479,183
                                           ------------    ------------
Funds from operations (1)                     4,693,547         549,150
Principal amortization of debt                 (176,391)        (50,042)
Straight-line rent receivable (2)              (340,799)        (35,809)
Income received under master lease
         Agreements and other escrows(4)   $    393,491    $     62,042
Acquisition costs and expenses (3)              110,033          25,281
                                           ------------    ------------
Funds available for distribution           $  4,679,881    $    550,622
                                           ============    ============

(1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as a indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

(2) Some of our tenant leases contain provisions providing for stepped rent increases. GAAP requires us to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.

(3) Acquisition costs and expenses include some costs and expenses relating to the acquisition of properties. These costs are estimated to be up to .5% of the gross offering proceeds and are paid from the proceeds of the offering.

(4) As part of several purchases, we receive payments under master lease agreements on some of the space which was vacant at the time of the purchase for periods ranging from one to two years from the date of the purchase or until the spaces are leased. In addition, we received payments from other escrow arrangements. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.

         The following table lists the approximate physical occupancy levels for our properties as of the end of each quarter during 2000 and 1999. N/A indicates that we did not own the property at the end of the quarter.

                                                               2000
                       1999
                                                              ------
                      -----
                                               at        at        at         at
       at        at        at         at
                                              03/3      06/3      09/3
12/3      03/3      06/3      09/3       12/3
                                               1         0         0         1
       1         0         0          1
PROPERTIES:                                   (%)       (%)       (%)        (%)
      (%)       (%)       (%)        (%)
-----------                                   ---       ---       ---        ---
      ---       ---       ---        ---
Lake Walden Square
         Plant City, FL                       94        84        95
      N/A       93        93         94
Merchants Square
         Zephyrhills, FL                      100       100       100
      N/A       100       100        100
Town Center Commons
         Kennesaw, GA                         93        93*       93*
      NA        N/A       100        100
Boynton Commons
         Boynton Beach, FL                    97*       96*       96*
      N/A       N/A       95*        95*

Lake Olympia Square
         Ocoee, FL                            100       85        85
      N/A       N/A       96         100
Bridgewater Marketplace
         Orlando, FL                          97*       98*       98*
      N/A       N/A       97*        92*
Bartow Marketplace
         Cartersville, GA                     100       100       100
      N/A       NA        100        100
Countryside
         Naples, FL                           98        98        97
      N/A       N/A       N/A        98
Casselberry Commons
         Casselberry, FL                      97*       95*       95*
      N/A       N/A       N/A        97*
Conway Plaza
         Orlando, FL                          97*       97*       97*
      N/A       N/A       N/A        N/A
Pleasant Hill
         Duluth, GA                           N/A       92*       94
      N/A       N/A       N/A        N/A
Gateway Marketplace
         St. Petersburg, FL                   N/A       N/A       98
      N/A       N/A       N/A        N/A

* As part of the purchase of some of the properties, we received payments under master lease agreements of some of the space which was vacant at the time of purchase, which results in economic occupancy ranging from 99% to 100% at September 30, 2000 for each of these shopping centers. The master lease agreements are for periods ranging from one to two years from the purchase date or until the spaces are leased. The percentage in the above table do not include unleased space covered by master lease agreements.

NEW ACCOUNTING LITERATURE

         On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB 101). The staff determined that a lessor should defer recognition of contingent rental income such as percentage/excess rent until the specified breakpoint that triggers the contingent rental income is achieved. We record percentage rental revenue in accordance with the SAB 101.

         FASB Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for fiscal years beginning after June 15, 2000, establishes accounting and reporting standards requiring that every derivative instrument, including derivative instruments imbedded in other contracts, be reported in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that the changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. Currently, the pronouncement has no impact on us, as we have not utilized derivative instruments or entered into any hedging activities.

SUBSEQUENT EVENTS


         We have paid distributions of $626,099, $707,975, $734,321 and $848,108 to our stockholders in October, November, December and January, 2000, respectively.


         On July 18, 2000, we purchased Gateway Market Center in St. Petersburg, Florida for $20,850,000. A portion of the purchase was financed with debt totaling $15,370,500. Our debt subsequently increased by $2,100,000 as a result of arrangements that we made with the seller of that retail center prior to closing. One of our new tenants at Gateway Market Center, Home Place of

America, took possession of its space and, as a result of this event, pursuant to a provision in our contract with the seller, a payment of $2,800,000 to the seller became due. On October 26, 2000, we satisfied this obligation by paying $700,000 from our own cash, and borrowing the additional funds from our lender. These additional funds were secured by two notes, one in the amount of $1,400,000 due in August of 2005, and the other in the amount of $700,000 due in August of 2001.


         On December 21, 2000, we funded a loan to the owner of the Universal Plaza, Lauderhill, Florida property in the principal amount of $1,100,000. The loan is secured by a second mortgage on the Universal Plaza property. The note bears interest at a rate of 10% per annum and matures August 31, 2002. The owner deposited $192,500 to an escrow account for the payment of interest. If the note is not paid within one year of funding, the payment of a fee of $50,000 is required. We obtained personal guarantees from the owner with regards to payment on this loan.



         On December 28, 2000, we purchased approximately 2.72 acres of unimproved land situated in front of a new Home Depot store in Acworth, Georgia. We purchased this property with the intention of developing a 16,130 square feet shopping center to be known as Acworth Avenue Retail Shopping Center. We purchased that land from an unaffiliated third party with our own funds. Our total acquisition cost, including expenses, was approximately $855,000. Our estimated cost of the completed project is $2,450,000 or approximately $152 per square foot of leasable space.



         On January 19, 2001, we purchased Columbia Promenade in Kissimmee, Florida from an unaffiliated third party. Our purchase price was approximately $7,300,000. We made the purchase with our own funds and with the proceeds of a new mortgage from Allstate Life Insurance Company in the aggregate amount of $5,400,000. This sum will secure two promissory notes. The first, in the principal amount of $3,600,000 is due in five years; the second, in the principal mount of $1,800,000, is due in one year.



         One of our tenants at Pleasant Hill, Hit or Miss, recently filed for bankruptcy protection. The Hit or Miss lease was executed recently by both the tenant and our seller, but as of the bankruptcy filing, Hit or Miss had not moved into the space. Hit or Miss has rejected our lease; we are currently working to release their space.



         One of our tenants at Gateway Market Center, Home Place of America, recently filed for bankruptcy protection. We have not been informed that the Home Place of America lease will be rejected.


INFLATION

         Inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions, for any retail centers we acquire. Our rental income and operating expenses for any properties to be owned and operated on a triple-net lease basis are not likely to be directly affected by future inflation, since rents are or will be fixed under those leases and property expenses are the responsibility of the tenants. The capital appreciation of properties leased on triple-net lease basis is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of properties leased on a triple-net-lease basis.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. We may enter into derivative financial instruments such as interest rate swaps, caps and Treasury locks in order to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes.

         Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                                                        2000              2001
        2002          2003           2004
                                                        ----              ----
        ----          ----           ----
Fixed rate debt                                         $61,180          257,199
      278,462      303,957          353,316
Average interest rate on maturing debt                        -                -
            -            -                -

Variable rate debt                                            -       11,232,500
            -            -       13,475,000
Average interest rate on maturing debt                    8.43%            8.43%
            -            -            8.12%

         The fair value of our debt approximates its carrying amount.

         Approximately $49,815,000, or 47% of our mortgages payable at September 30, 2000, have variable interest rates averaging 8.19%. An increase in the variable interest rate on some mortgages payable constitutes a market risk.

         See "Real Property Investments" for a more detailed description of our properties.


             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                            DESCRIPTION OF SECURITIES

         We were incorporated under the laws of the State of Maryland. Your rights are governed by Maryland law, our charter and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our charter and bylaws for a full description. Copies of our charter and bylaws are filed as part of the registration statement of which this prospectus is a part.

AUTHORIZED STOCK


         Our charter provides that we may issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of January 22, 2001, we had 13,421,724 shares of common stock outstanding and no preferred stock outstanding.


         As permitted by Maryland law, our charter contains a provision permitting our board of directors, without any action by the stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock.

         We believe that the power of the board of directors to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional common stock or preferred stock will generally be available for issuance without further action by our stockholders.

COMMON STOCK

         All of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the ownership and transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized by our board of directors and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

         Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

         Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of our securities. However, because our common stock is not currently listed on a national securities exchange, Maryland law provides that holders of our common stock have appraisal rights in connection with some transactions. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

         Under Maryland law and our charter, we cannot make some material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:


         -        share exchanges in which we are the acquiror;

         -        mergers with or into a 90 percent or more owned subsidiary;

         -        mergers in which we do not:

                  (1) reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

                  (2)      amend our charter; or

                  (3) issue in the merger more than 20 percent of the number of shares of stock outstanding immediately before the merger; and

         - transfers of less than substantially all of our assets (as defined in our charter).

Our charter provides that the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Our charter also provides that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause.

         We will act as our own registrar and transfer agent for our common stock.

PREFERRED STOCK

         Shares of preferred stock may be issued in the future in one or more series as authorized by our board of directors. Prior to the issuance of shares of any series, the board of directors is required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption for each series. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Our board of directors has no present plans to issue any preferred stock.

WARRANTS

         We have agreed in some instances to offer the managing dealer one warrant to purchase one share of our common stock for every 25 shares of common stock sold by the managing dealer. Our offer is subject to the issuance of a maximum of 2,000,000 warrants. The managing dealer has agreed to pay us $0.0008 for each warrant or an aggregate of $1,600 if all 2,000,000 warrants are issued. We will issue these warrants on a quarterly basis commencing on the later to occur of:

                           (1) 60 days after the date on which the common stock is first sold pursuant to this offering; or

                           (2) the date as of which the minimum offering of 200,000 shares of common stock is sold and the escrowed proceeds are released to us.

The managing dealer may retain the warrants or transfer them to the soliciting dealers who sold the common stock, except where prohibited by either federal or state securities laws.

         The holder of a warrant will be entitled to purchase one share of our common stock from us at a price of $12 during the time period beginning one year after the date on which that warrant is issued and ending five years from the effective date of this offering. We set the exercise price of the warrants at 120% of the offering price per share because that is the minimum exercise price at which some states permit us to issue warrants in connection with the sale of shares to residents of those states. If the offering price of the shares pursuant to this prospectus is increased at any time prior to the exercise of any warrant, then the exercise price of each unexercised warrant issued in connection with this offering will be adjusted to be equal to 120% of the then current offering price per share of the shares offered or sold pursuant to this prospectus. We do not presently anticipate an increase in the offering price of the shares. Subject to some limitations, the warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. In addition, no warrant will be exercisable until one year from the date it is issued.

         A warrant may not be exercised unless the shares to be issued upon its exercise have been registered or are exempt from registration in the state of residence of the holder of the warrant or a prospectus required under the laws of the state cannot be delivered to the buyer on our behalf. In addition, holders of warrants may not exercise them to the extent the exercise would jeopardize our status as a REIT under the Internal Revenue Code.


         We have issued, and may continue to issue, similar warrants to the managing dealer in connection with our initial public offering of common stock. As of December 31, 2000, we have issued 507,235.024 warrants to the managing dealer.


         The terms of all of the warrants, including the exercise price and the number and type of securities issuable upon their exercise, may be adjusted in the event of stock dividends, subdivisions, combinations and reclassification of our common stock or the issuance to our stockholders of rights, options or warrants entitling them to purchase our common stock or securities convertible into our common stock. The terms of the warrants also may be adjusted if we engage in merger or consolidation transactions or if all or substantially all of our assets are sold. The warrants are not transferable or assignable except in limited circumstances. Exercise of these warrants will be under the terms and conditions detailed in this prospectus and in the warrant purchase agreement, which is an exhibit to our registration statement for this offering.

         Holders of the warrants do not have the rights of stockholders, do not have voting rights and are not entitled to receive distributions.

         At nominal cost, holders of the warrants have the opportunity to profit from a rise in the price of our common stock without assuming the risk of ownership. Exercise of these warrants will dilute the percentage ownership interest of our other stockholders. Moreover, the holders of the warrants might exercise them at a time when we would be able to obtain needed capital by a new offering of our securities on terms more favorable than those provided by the warrants.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

         Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

RESTRICTIONS ON ISSUANCE OF SECURITIES

         Our charter provides that we will not issue:

         -        common stock which is redeemable at the option of the holder;

         - debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

         - options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

         -        stock on a deferred payment basis or similar arrangement.

         The charter also provides that we will not issue non-voting or assessable common stock or warrants, options or similar evidences of a right to buy stock unless they are issued to all holders of stock ratably, as part of a financing arrangement or as part of a stock option plan to our directors, officers or employees.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

         In order to qualify as a REIT under the Internal Revenue Code, among other things, our charter provides that, subject to exceptions described below, no person may beneficially own, or be deemed to beneficially own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8%, in number of shares or value, of our outstanding common or preferred stock. Our charter further provides that the following will be null and void:

         - any direct or indirect beneficial ownership of our common stock or preferred stock in excess of the 9.8% ownership limit regardless of when and how the common stock or preferred stock is acquired; and

         - any transfer of our common stock or preferred stock that would:

                  (1) result in any person beneficially owning, directly or indirectly, our common stock or preferred stock in excess of the 9.8% ownership limit;

                  (2) result in our common stock and preferred stock being beneficially owned by fewer than 100 persons;

                  (3) result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code; or

                  (4) result in us failing to qualify as a REIT, including by causing us to directly or constructively own 10% or more of the ownership interests in a tenant of our or the operating partnership's real property.

Any intended transferee described above will not acquire any rights in our common stock or preferred stock attempted to be transferred in violation of the above-described restrictions.

         Subject to the exceptions described below, to the extent that any person beneficially owns our common or preferred stock in excess of the 9.8% ownership limit or an attempted transfer of stock would result in a null and void transfer described above, the common stock or preferred stock so beneficially owned or attempted to be transferred in violation of the restrictions in our charter would be designated as excess shares and automatically transferred under the provisions of our charter to us as trustee of a trust for the exclusive benefit of a person or persons to whom the common stock or preferred stock could be transferred without causing a violation of our charter. Our charter requires the holder of the certificates representing the excess shares to surrender the certificates to us for registration in the name of the trust.

         These shares would continue as issued and outstanding common stock or preferred stock. While these shares are held by the trust, they would not have any voting rights, they would not be considered for purposes of any stockholder vote or determining a quorum for such a vote, and they would not be entitled to any dividends or other periodic distributions. As a result, the owner of these shares would be required to repay to us any dividends or other distributions received on them.

         The owner of any excess shares would have the right to direct the trust to transfer the shares to any person or persons to whom the shares can be transferred without causing another violation of our charter. In addition, these shares would be deemed to have been offered for sale to us or our designees for a 90-day period. The 90-day period begins on the later of the date the owner of the shares notifies us of their purported acquisition or the date our board of directors determines in good faith that a transfer which results in a violation of our charter described above occurred if no notice is provided. In the event the shares are purchased from the trust, the owner of the shares is limited to receiving payment of a price not in excess of the owner's cost. In the event the shares were received by the owner as a gift or in another transaction for no consideration, the owner is limited to receiving a price not in excess of (1) the market price on the date of the gift, in the case of a purchase by a beneficiary, or (2) the lesser of the market price on the date of the gift or the market price on the date of our purchase of the shares, in the case of a purchase by us. The method for determining the market price is set forth in our charter.

         Any person who beneficially acquires or attempts to acquire our common or preferred stock in violation of the restrictions just discussed, or any person who beneficially owned or constructively owned shares of common or preferred stock that were transferred to a trust described above, will be required to give us immediate written notice of that event and to provide to us any other information as we may request in order to determine the effect, if any, of the transfer on our status as a REIT.

         Our charter requires all persons who directly or indirectly beneficially own more than 5%, or any lower percentages as required pursuant to regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after January 1 of each year, to provide to us a written statement or affidavit stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are




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held. In addition, each beneficial owner must provide to us any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit.

         Our board of directors may exempt a person from the 9.8% ownership limit upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel as to the lack of an adverse impact on our continued qualification as a REIT, and upon any other conditions as the board of directors may direct. However, our board of directors may not grant an exemption from the 9.8% ownership limit to any proposed transferee whose beneficial ownership of our common and preferred stock in excess of the ownership limit would result in the termination of our status as a REIT.


         Our board of directors waived this 9.8% ownership limit in the case of Macomb County Retirement System which beneficially owned more than 9.8% of our issued and outstanding shares when it purchased its shares. As of January 22, 2001, Macomb County Retirement System owned 10.24% of our issued and outstanding shares.


         All certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.

PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

         The following paragraphs summarize material provisions of Maryland law and of our charter and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is part.


         BUSINESS COMBINATIONS. Under Maryland law, some business combinations (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:


         - 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

         - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland business combination statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

         These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our charter exempts any business combinations involving us and The Inland Group or any of its affiliates. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between any affiliate of The Inland Group and us. As a result, any affiliate of The Inland Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

         CONTROL SHARE ACQUISITION. With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares (1) owned by the acquiring person, (2) owned by officers, and (3) owned by employees who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

         -        one-tenth or more but less than one-third;

         -        one-third or more but less than a majority; or

         -        a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

         Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by The Inland Group or any affiliate of The Inland Group of our shares of stock. We cannot assure that such provision will not be amended or eliminated at any time in the future.

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


                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER OUTSTANDING SECURITIES


         Upon the completion of the offering and the consummation of the formation transactions, we expect to have outstanding 67,421,724 shares of common stock. This includes:


         -        the 20,000 shares issued to our advisor;


         - the 13,180,374 shares sold as of January 22, 2001 in our initial public offering;



         - the 281,825 shares sold as of January 22, 2001 pursuant to our distribution reinvestment program; and



         - the 60,475 shares repurchased as of January 22, 2001 pursuant to our share repurchase program and assumes that:

         - we sell all 50,000,000 shares of common stock offered on a best efforts basis in this offering;

         - we sell all 4,000,000 shares to be issued pursuant to our distribution reinvestment program; and

         - there is no exercise of options or warrants which are expected to be outstanding and exercisable.

In addition, we have reserved:

         - 2,000,000 shares for issuance upon exercise of up to 2,000,000 warrants; and

         - 75,000 shares for issuance upon exercise of options which may be granted pursuant to our independent director stock option plan.

Subject to the provisions of our charter, we could issue an undetermined number of shares of common or preferred stock:

         -        directly for equity interests in real properties;

         - upon exchange of any units of limited partnership interest in the operating partnership; or

         - upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

All of the common stock we are offering by this prospectus will be freely tradable in the public market, if any, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, the common stock will be subject to




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the restrictions explained under "Description Of Securities -- Restrictions on
Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

         The common stock owned by our affiliates and the common stock issuable upon exchange of limited partnership units will be subject to Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

         In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in a specific manner and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

         We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management -- Independent Director Stock Option Plan." We have issued in the aggregate options to purchase 10,500 shares of our common stock to our independent directors, at the exercise price of $9.05 per share. An additional 64,500 shares will be available for future option grants under the independent director stock option plan. See "Management -- Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on Form S-8.

WARRANTS


         We will issue up to 2,000,000 warrants in connection with the offering, which will allow the holders to purchase up to 2,000,000 shares of our common stock upon the terms specified in the warrants. As of December 31, 2000, we have issued 507,235.0124 warrants to the managing dealer. See "Description of Securities -- Warrants" for a description of the warrants.


EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES


         Prior to the date of this prospectus, there has been no public market for our common stock. We cannot assure that a public market for our common stock will develop. We cannot predict that future sales of common stock, including sales pursuant to Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the exchange of limited partnership units or other interests, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See "Risk Factors
-- Investment Risks." For a description of restrictions on transfer of common stock, see "Description of Securities -- Restrictions on Ownership and Transfer." Also, see the following two paragraphs regarding conversion, redemption and registration rights pertaining to limited partnership units.


CONVERSION AND REDEMPTION RIGHTS

         Limited partners in the operating partnership will have the ability to convert their limited partnership units into shares of our common stock. Limited partners will also have the ability to redeem their limited partnership units for cash or our common stock at our option. See "Operating Partnership Agreement -- Limited Partner Conversion Rights" and "-- Limited Partner Redemption Rights."

         See also "Operating Partnership Agreement -- Extraordinary Transactions" for a discussion of conversion rights triggered by mergers and other major transactions.

         Similar conversion and redemption rights may be given to holders of other classes of units in the operating partnership and to holders of interests in other companies we control, if any.

         Any common stock issued to a limited partner upon conversion or redemption of limited partnership units may be sold only pursuant to an effective registration under the Securities Act or pursuant to any available exemption from such registration.

REGISTRATION RIGHTS

         In the future we may grant "demand" and/or "piggyback" registration rights to (1) stockholders receiving our common stock directly for their equity interests in our assets, (2) limited partners receiving units of limited partnership interest in the operating partnership for their interests in properties, and (3) persons receiving interests in any real property partnership for their interests in real properties. These rights will be for registration under the Securities Act of any of our common stock acquired by them directly or upon exchange of their units or interests in the applicable partnership. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties.


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


                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS


         Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder. Our organizational documents consist of our charter and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our charter and bylaws at our first board of directors meeting. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is part. See "Where You Can Find More Information."


         Our charter in its present form was filed with the State Department of Assessments and Taxation of Maryland and became effective on February 3, 1999. The bylaws in their present form became operative when our board of directors approved them on January 25, 1999. Neither our charter nor bylaws have an expiration date. As a result, they will remain effective in their current form throughout our existence, unless they are amended or we are dissolved.

CHARTER AND BYLAW PROVISIONS

         The stockholders' rights and related matters are governed by our charter and bylaws and Maryland law. Some provisions of the charter and bylaws, summarized below, may make it more difficult to change the composition of our board of directors and could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

STOCKHOLDERS' MEETINGS

         Our bylaws provide that an annual meeting of the stockholders will be held on the first Tuesday in May of each year or on a day in May that the board of directors may determine. However, the meeting will not be held less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary or some other officer must call a special meeting when the stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be in person or by mail and must state the purpose(s) of the meeting and the matters to be acted upon. We have entered into an agreement with Inland Real Estate Investment Corporation, our sponsor, which provides that it will pay for the reasonably estimated cost to prepare and mail a notice of any special meeting of stockholders requested by the stockholders. This will make it unnecessary for our stockholders or us to pay for such cost. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting and the matters to be acted upon. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares will constitute a quorum. The majority vote of the stockholders will be binding on all our stockholders.

BOARD OF DIRECTORS

         Our charter and bylaws provide that we may not have less than three nor more than eleven directors. A majority of the directors must be independent directors. Independent directors are directors who are not and have not been affiliated with us, our sponsor or our advisor within the two years prior to their becoming our independent directors. A vacancy on the board of directors caused by the death, resignation or incapacity of a director within the limits described above may be filled by the vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum. Upon a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors must nominate a replacement. A vacancy on the board of directors caused by an increase in the number of directors may be filled by a majority of the entire board of directors. When a vacancy occurs as a result of the removal of a director by stockholders, the vacancy must be filled by a majority vote of the stockholders. Any director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares.


         A director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets we are acquiring. At least one of the independent directors must have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

         Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

         Directors are elected when they receive a majority of the votes of holders of shares of stock present in person or by proxy at a stockholders' meeting, provided there was a quorum when the meeting commenced. A quorum is obtained when the stockholders holding a majority of the aggregate number of shares entitled to be voted are present. Any or all directors may be removed, with or without cause, by the affirmative vote of the holders of not less than a majority of the outstanding shares. All other questions must be decided by the affirmative vote of the holders of a majority of shares of stock present in person or by proxy at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all stockholders (which may be impracticable for a publicly held corporation).

         The approval of our board of directors and of holders of at least a majority of the outstanding voting shares of equity stock is necessary for us to do any of the following:

         -        amend our charter;

         - transfer all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution;

         -        engage in mergers, consolidations or share exchanges; or

         -        dissolve or liquidate.

Our charter provides that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See "Description of Securities -- Common Stock" for an explanation of instances where stockholder approval is not required.

         Neither the advisor, the sponsor, the directors, nor any affiliate may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, the sponsor, the directors or any affiliate or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the advisor, the sponsor, the directors and any affiliate may not vote or consent, the shares of our common stock owned by them will not be included.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

         Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder's request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder's voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

         If our advisor or directors neglect or refuse to produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our charter, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys' fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial or other purpose is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder's interest in us.

         In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

         Our charter may be amended, after approval by the board of directors, by the affirmative vote of holders of a majority of the then outstanding voting shares of stock. Our bylaws may be amended in a manner not inconsistent with the charter by a majority vote of the directors.

DISSOLUTION OR TERMINATION

         As a Maryland corporation, we may be dissolved under Maryland law, after approval by the board of directors, at any time with the approval of a majority of the outstanding shares of stock. However, we anticipate that by February 11, 2004, the board of directors will determine whether to:

         - apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements; and/or

         - commence subsequent offerings after completion of the offering.

If listing our shares of common stock is not feasible by that time, our board of directors may decide to:

         -        sell our assets individually;

         -        list our shares of common stock at a future date; or

         -        liquidate us by 10 years of such date.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

         Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

         -        pursuant to our notice of the meeting;

         -        by or at the direction of our board of directors; or

         - by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws.

Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations for election to the board of directors may be made only:

         -        pursuant to our notice of the meeting;

         -        by or at the direction of the board of directors; or

         - provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in the bylaws.


         A stockholder's notice for an annual meeting must be delivered to our principal executive offices:



         - not less than 45 days before the date on which we first mailed our notice of meeting and accompanying proxy materials for the prior year's annual meeting; or



         - in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, with respect to nominees for any new positions created by such increase, not later than the close of business on the tenth day following the day on which such public announcement is first made.


A stockholder's notice for a special meeting must be delivered to our principal executive offices:

         - not earlier than the ninetieth day prior to the special meeting; and

         -        not later than the close of business on the later of:

                  -        the sixtieth day prior to the special meeting; or

                  - the tenth day following the first public announcement of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.

RESTRICTIONS ON CONVERSION TRANSACTIONS AND ROLL-UPS

         Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity, a roll-up entity, must be approved by the holders of a majority of the shares. Approval of a majority of shares for a transaction resulting in a roll-up entity is only required, however, until the board of directors determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. The holders of a majority of the shares do not need to approve any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the stockholders.

         A roll-up entity is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market -- Nasdaq National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

         -        stockholders' voting rights;

         -        our term and existence;

         -        sponsor or advisor compensation; or

         -        our investment objectives.

         In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. The appraisal will be included in a prospectus used to offer the securities of a roll-up entity. It will also be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity's shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets must be appraised in a consistent manner and the appraisal will:

         -        be based on an evaluation of all relevant information;

         - indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

         - assume an orderly liquidation of the assets over a 12-month period.





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The terms of the engagement of the appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, will be included in a report to the stockholders in the event of a proposed roll-up.

         We may not participate in any proposed roll-up which would:

         - result in the stockholders having rights which are more restrictive to stockholders than those provided in our charter, including any restriction on the frequency of meetings;

         - result in the stockholders having less comprehensive voting rights than are provided in our charter;

         - result in the stockholders having greater liability than provided in our charter;

         - result in the stockholders having fewer rights to receive reports than those provided in our charter;

         - result in the stockholders having access to records that are more limited than those provided for in our charter;

         - include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

         - limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor;

         - result in investors in the roll-up having less comprehensive rights of access to the records of the roll-up than those provided in our charter; or

         - place any of the costs of the transaction on us if the roll-up is not approved by the stockholders.

However, with the prior approval of a majority of the stockholders, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

         Stockholders who vote "no" on the proposed roll-up will have the choice of:

         -        accepting the securities of the roll-up entity offered; or

         -        one of either:

                  (a) remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

                  (b) receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions in our charter, our bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

         The limitations and restrictions set forth below under "-- Limitation on Total Operating Expenses," "-- Transactions with Affiliates," and "-- Restrictions on Borrowing" in this section will be effective until our board of directors determines that it is no longer in our or our stockholders' best interests that we continue to operate as a REIT, or until such time as we fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES


         Our charter provides that, subject to the conditions described in the following paragraph, our annual total operating expenses in any fiscal year shall not exceed the greater of 2% of our average invested assets or 25% of our net income. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in the minutes of meetings of our board of directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average invested assets or more than 25% of net income, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. We must make the reimbursement within 60 days after the end of the fiscal year.


TRANSACTIONS WITH AFFILIATES

         Our charter imposes restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

                  (1) SALES AND LEASES TO US. We will not purchase property from our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves it as fair and reasonable to us. The price to us can be no greater than the cost of the asset to our sponsor, advisor, director or their affiliate. If the price to us is greater than such cost, there must be substantial, reasonable justification for the excess cost. In no event will the cost of the property to us exceed its appraised value at the time we acquired it.

                  (2) SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY AFFILIATE. Our sponsor, advisor, director or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of the disinterested directors, including a majority of disinterested independent directors, approves it as fair and reasonable to us.

                  (3) LOANS. We will not make loans to our sponsor, advisor, director or any of their affiliates except as provided in clauses (4) and (6) under "-- Restrictions on Investments" below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, director or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

                  (4) INVESTMENTS. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Neither can we invest in equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.

                  (5) OTHER TRANSACTIONS. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of disinterested directors, including a majority of disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

RESTRICTIONS ON BORROWING

         We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least 90% of our REIT taxable income, or otherwise as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. We anticipate that, in general, aggregate borrowings secured by all our properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time. However, as of September 30, 2000, the aggregate borrowings on our properties was 55.8%, thereby exceeding 55% of their combined fair market value. Our charter provides that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

         -        approved by a majority of our independent directors,

         - disclosed to stockholders in our next quarterly report , along with justification for such excess, and

         -        subject to approval of the stockholders.

See "Investment Objectives and Policies-- Borrowing."

RESTRICTIONS ON INVESTMENTS

         The investment policies set forth in our charter have been approved by a majority of independent directors. Our charter prohibits investments in:

         (1)      any foreign currency or bullion;

         (2)      short sales; and

         (3) any security in any entity holding investments or engaging in activities prohibited by our charter.

         In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to continue to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our charter:

         (1) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties acquired for the purpose of producing rental or other operating income, properties under construction and properties under contract for development or in planning for development within one year.

         (2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

         (3)      We will not invest in contracts for the sale of real estate.

         (4) We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. Mortgage indebtedness on any property will not exceed the property's appraised value. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor, directors or their affiliates, we must obtain the appraisal from an independent expert. We will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not invest in real estate contracts of sale otherwise known as land sale contracts.

         (5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property.

         (6) We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the advisor, the sponsor, any director or their affiliates.

         (7) We will not invest in equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, we may purchase our own securities when traded on a national securities exchange or market if a majority of our directors, including a majority of our independent directors, determines the purchase to be in our best interests.

         (8) We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

         (9) To the extent we invest in properties, a majority of the directors, including a majority of the independent directors, will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. If any property is acquired from our sponsor, our advisor, any director, or any of their affiliates, the provisions on transactions with affiliates will apply.

         (10) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in this debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limitation.

         (11) We will not engage in trading, as compared with investment, activities.

         (12) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

         (13) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses
                  (1) through (12). Temporary investments of cash may be in such entities.

         Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                         OPERATING PARTNERSHIP AGREEMENT

         The following is a summary of the agreement of limited partnership of Inland Retail Real Estate Limited Partnership. This summary and the descriptions of its provisions elsewhere in this prospectus, are qualified by the operating partnership agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See "Where You Can Find Additional Information."

         Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership common units rather than for cash or common stock. By this, the seller is able to defer some or all of the potential taxable gain on the transfer. From the seller's point of view, there are also differences between the ownership of common stock and units. Some of the differences may be material to investors because they impact the form of business organization, distribution rights, voting rights, transferability of equity interests received and federal income taxation.

DESCRIPTION OF PARTNERSHIP UNITS

         Partnership interests in the operating partnership are divided into "units." Initially, the operating partnership will have two classes of units: general partnership common units and limited partnership common units. General partnership common units represent an interest as a general partner in the operating partnership and we will hold them as general partner. Limited partnership common units represent an interest as a limited partner in the operating partnership. The general partner may issue additional units and classes of units with rights different from and superior to those of general partnership common units or limited partnership common units without the consent of the limited partners. Holders of limited partnership common units do not have any preemptive rights with respect to the issuance of additional units.

         For each limited partnership common unit received, investors generally will be required to contribute money or a property with a net equity value equal to the market price of one share of common stock on the date of contribution. The net equity value is subject to adjustment in the event of stock splits or other changes in our capital structure. Market price means the average of the closing price per share for the five consecutive trading days ending on that date. Holders of limited partnership common units will not be obligated to make additional capital contributions to the operating partnership. Furthermore, they will not have the right to make additional capital contributions to the operating partnership or the right to purchase additional units without our consent as general partner. For further information on capital contributions, see "-- Capital Contributions" in this section. Limited partners who do not participate in the management of the operating partnership generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions by virtue of their status as limited partners. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities.

         Limited partners do not have the right to participate in the management of the operating partnership. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See "-- Management of the operating partnership" in this section for a more detailed discussion of this subject.


         In general, each limited partnership common unit will share equally in distributions from the operating partnership when as general partner we may declare distributions in our sole discretion. They will also share equally in the assets of the operating partnership legally available for distribution upon its liquidation after payment of all liabilities and establishment of reserves and after payment of the preferred return owed to holders of limited partnership preferred units, if any. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See "Federal Income Tax Considerations -- Income Taxation of the Partnerships and Their Partners" for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. We cannot assure that cash distributions to a limited partnership common unit holder will equal the amount of income allocated to him or her in any period. Neither can we assure that any distribution will be sufficient to pay the taxes imposed on the income allocated to the holder. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partnership common unit holders. See "-- Issuance of Additional Units" and " --Distributions" in this section; and also see "Federal Income Tax Considerations -- Income Taxation of the Partnerships and Their Partners" for a more detailed explanation of these matters.


         Holders of limited partnership common units generally may not transfer their interests without the consent of the general partner. See "-- Transferability of Interests" in this section for a discussion of additional restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to restrictions, convert limited partnership common units into shares of common stock or require the operating partnership to redeem the units for cash. See "-- Limited Partner Conversion Rights" and "-- Limited Partner Redemption Rights" in this section for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon their exercise. These conversion rights are accelerated in the case of some extraordinary transactions. See "-- Extraordinary Transactions" in this section for an explanation of the conversion rights under those circumstances. For a description of registration rights which may in the future be granted to holders of limited partnership common units, see "Shares Eligible for Future Sale -- Registration Rights."

MANAGEMENT OF THE OPERATING PARTNERSHIP

         The operating partnership is organized as an Illinois limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and we anticipate that we will conduct substantially all of our business through it. However, some development, leasing and property management services will be conducted through affiliates of The Inland Group in order to preserve our REIT status and minimize our liabilities. Generally, pursuant to the operating partnership agreement, we, as general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, including acquisitions, dispositions and refinancings, and to cause changes in its line of business and distribution policies. We may, without the consent of the limited partners:

         - file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership's debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

         - cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

         The limited partners in their capacities as limited partners of the operating partnership will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law.

         As general partner of the operating partnership, we may amend the operating partnership agreement without the consent of the limited partners. However, any amendment that:

         - alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under "-- Distributions" in this section,

         - alters or changes their redemption rights or conversion rights,

         - imposes on limited partners any obligation to make additional capital contributions, or

         - alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions or the indemnification provisions of the operating partnership agreement, will require the unanimous written consent of the affected limited partners holding more than 50% of the voting power in the operating partnership. Nevertheless, the limited partners have no right to remove us as the general partner.


INDEMNIFICATION

         To the extent permitted by law, the operating partnership agreement provides for our indemnification as general partner. It also provides for the indemnification of directors, officers and other persons as we may designate against damages and other liabilities under the same conditions and subject to the same restrictions applicable to the indemnification of officers, directors, employees and stockholders under our charter. See "Limitation of Liability and Indemnification of Directors, Officers and Our Advisor."

TRANSFERABILITY OF INTERESTS

         Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the unanimous consent of the limited partners. We may, however, assign less than all of our general partnership interest. Subject to limited exceptions, holders of limited partnership common units may withdraw from the partnership and may transfer or encumber all or any part of their units only with the written consent of the general partner and upon satisfaction of the other conditions set forth in the partnership agreement. In addition, limited partnership common units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer units may be restricted under such laws.

EXTRAORDINARY TRANSACTIONS

         The operating partnership agreement generally provides that either we or the operating partnership may engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another person, or the sale of all or substantially all of the assets of any entity, or any liquidation, or any reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unit holder notice of a proposed business combination at least 30 days prior to the record date for the stockholder vote on the combination, if any, and at least 90 days before the effective date of the combination itself. Generally, a limited partner may not exercise his or her conversion rights until he or she has held the units for at least one year. However, in the case of a proposed combination, each holder of a limited partnership common unit in the operating partnership shall have the right to exercise his or her conversion right prior to the stockholder vote on the transaction, even if he or she has held the units for less than one year. See "-Limited Partner Conversion Rights" in this section for a description of such rights. Upon the limited partner's exercise of the conversion right in the case of a business combination, we have the right to pay the limited partnership common unit holder in cash rather than in shares only if the issuance of shares to such holder would:

         -        violate the ownership limit;

         -        result in our being "closely held" within the meaning of
                  section 856(h) of the Internal Revenue Code;

         - cause us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our or the operating partnership's real property within the meaning of section 856(d)(2)(B) of the Internal Revenue Code;

         - cause us to no longer qualify or create a material risk that we may no longer qualify as a REIT in the opinion of our counsel; or

         - cause the acquisition of shares by such limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act of 1933.

Holders of limited partnership common units who timely convert their units prior to the record date for the stockholder vote on a business combination, if any, shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership common units who convert their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to convert without regard to whether they have held the units for more than a year shall terminate upon the first to occur of the disapproval of the business combination by our board of directors, its disapproval by the stockholders, its abandonment by any of the parties to it, or its effective date.

ISSUANCE OF ADDITIONAL UNITS

         As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership common units and limited partnership common units.

CAPITAL CONTRIBUTIONS

         The operating partnership agreement provides that if the operating partnership requires additional funds at any time or from time to time in excess of funds available to it from borrowings or prior capital contributions, we as general partner have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we will contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of the cash or other property received in exchange for the issuance of a share, we will receive one general partnership common unit. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than a share, we shall receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock. If we so contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

DISTRIBUTIONS

         The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the common units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the common units. We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. Liquidating distributions will generally be made in the same manner and amounts as operating distributions. The operating partnership agreement also provides that as general partner we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

OPERATIONS

         The operating partnership agreement requires that the operating partnership be operated in a manner that will:

         -        satisfy the requirements for classification as a REIT;

         - avoid any federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

         - ensure that the operating partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due or reimburse us for payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf of, or for the benefit of, the operating partnership.

LIMITED PARTNER CONVERSION RIGHTS


         Pursuant to the terms of the operating partnership agreement and subject to the conditions in the operating partnership agreement, each holder of a limited partnership common unit will have the right to have all or any portion of his or her units converted into that number of shares which has an aggregate market price as of the date of conversion equal to the net equity value of the property or properties as of the date of contribution of the property or properties he or she contributed. However, at our option, we may satisfy the conversion right by delivering cash in an amount equal to the aggregate market price on the date of conversion. We will make the decision to exercise our right to deliver cash in lieu of conversion shares on a case by case basis at our sole and absolute discretion. The limited partnership common units exchanged for cash or common stock will augment our ownership percentage in the operating partnership. See "-- Extraordinary Transactions" in this section for a description of conversion rights in connection with mergers and other major transactions. However, no limited partner may convert any limited partnership common units for shares during the first year following the issuance of such units (except in connection with a business combination) and no limited partner may convert any limited partnership common units at any time if the limited partner's actual or constructive ownership of our common stock would:


         -        violate the 9.8% ownership limit;

         -        result in our being "closely held" within the meaning of
                  Section 856(h) of the Internal Revenue Code;

         - cause us to directly or constructively own 10% or more of the ownership interests in one of our tenants or of the operating partnership's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

         - in the opinion of our counsel, cause us to no longer qualify, or create a material risk that we would no longer qualify, as a REIT; or

         - cause the acquisition of common stock by the limited partner to be integrated with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act of 1933.

In addition, as general partner we will not have the right to satisfy the conversion right by paying the limited partner seeking conversion, in lieu of the conversion shares, the amount of cash equal to the market price on the date of conversion of the conversion shares if, in the opinion of our counsel, we would therefore no longer qualify, or if there is a material risk that we would no longer qualify, as a REIT. See "Description of Securities -- Restrictions on Ownership and Transfer." Any common stock issued to the limited partners upon exchange of their respective limited partnership common units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. See "Shares Eligible for Future Sale -- Conversion and Redemption Rights" and "-- Registration Rights."

         As general partner, we will have the right to grant similar conversion rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

         Exercise of conversion rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to convert its units into common stock to the extent that the amount realized exceeds the limited partner's adjusted basis in the units converted. See "Federal Income Tax Considerations -- Income Taxation of the Partnerships and their Partners" and "-- Tax Consequences of Exercise of Conversion Right."

LIMITED PARTNER REDEMPTION RIGHTS

         Under the terms of the operating partnership agreement and subject to the conditions in the operating partnership agreement, each holder of a limited partnership common unit will have the right to have all or any portion of his or her limited partnership common units redeemed. The cash redemption price for each limited partnership common unit will equal the net equity value on the date of contribution of the property or properties contributed by the holder divided by the total number of units received by the holder for the property or properties. However, at our option, we may satisfy the redemption right with respect to all or any portion of the common stock offered for redemption:

         -        on behalf of the operating partnership; or

         - by delivering common stock having an aggregate market price as of the date the holder exercises the redemption right equal to the amount of the redemption price for all units being redeemed by the holder in lieu of cash equal to the value of the common stock.

The holder may not exercise this redemption right during the first year following the receipt of the limited partnership common units, except in connection with a business combination, or if in the opinion of our counsel, we would, as a result of the exercise, no longer qualify, or if in the opinion of our counsel there is a material risk that we would no longer qualify, as a REIT.

         We may not exchange any common stock for units if the limited partner's actual or constructive ownership of our common stock would:

         -        violate the 9.8% ownership limit;

         -        result in our being "closely held" within the meaning of
                  Section 856(h) of the Internal Revenue Code;

         - cause us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our or of the operating partnership's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

         - in the opinion of our counsel, cause us to no longer qualify, or create a material risk that we would no longer would qualify, as a REIT; or

         - cause the acquisition of common stock by the limited partner to be integrated with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act of 1933.

See "Description of Securities-- Restrictions on Ownership and Transfer."

         Any common stock issued to the limited partners upon redemption of their units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from such registration. See "Shares Eligible for Future Sale -- Conversion and Redemption Rights" and "-- Registration Rights." The interest represented by the limited partnership common units exchanged for cash or common stock will augment our ownership percentage interest in the operating partnership. The cash necessary to redeem limited partnership common units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the redemption right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or could come from borrowings. However, as explained above, we always have the option to satisfy the redemption right by the issuance of common stock, and we intend to reserve common stock for that purpose. We will make the decision to exercise our right to satisfy the redemption right by paying to the holder the redemption price or common stock having an aggregate market price on the date the holder exercises the redemption right equal to the redemption price for all units being redeemed on a case by case basis in our sole and absolute discretion.

         As general partner we will have the right to grant similar redemption rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

         Exercise of redemption rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to have its limited partnership common units redeemed to the extent that the amount realized exceeds the limited partner's adjusted basis in the limited partnership common units redeemed. See "Federal Income Tax Considerations -- Income Taxation of Partnerships and their Partners and" -- Tax Consequences of Exercise of Redemption Right."

TAX MATTERS

         Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership and, as such, will have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. For a description of the allocation of the income and loss of the operating partnership for federal income tax purposes and other tax consequences stemming from our investment in the operating partnership, see "Federal Income Tax Considerations -- Income Taxation of the Partnerships and their Partners."

DUTIES AND CONFLICTS

         Except as otherwise set forth under "Conflicts of Interest" and "Management," any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

TERM

         The operating partnership will continue in full force and effect until December 31, 2040 or until sooner dissolved and terminated upon (1) our dissolution, bankruptcy, insolvency or termination, (2) the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (3) by operation of law.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]


                        FEDERAL INCOME TAX CONSIDERATIONS

         Beginning with the calendar year ended December 31, 1999, we elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and receive the beneficial federal income tax treatment described below, and we intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws to maintain REIT status, the federal income tax consequences to maintaining REIT status and all material federal income tax consequences to you. Katten Muchin Zavis has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "--Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares which may be particular to your tax situation.

         In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the "double taxation" that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

         Katten Muchin Zavis is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 1999, and our current and proposed method of operation (as described in this prospectus) will enable us to continue to satisfy the applicable requirements under federal income tax laws. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations made to Katten Muchin Zavis by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Katten Muchin Zavis has not reviewed these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Katten Muchin Zavis' legal judgment and is not binding on the Internal Revenue Service or the courts.

TAXATION

         GENERAL. We use the term REIT Taxable Income which means the taxable income as computed for a corporation which is not a REIT:

         - without the deductions allowed by Internal Revenue Code Sections 241 and 247, and 249 and 250 (relating generally to the deduction for dividends received);

         -        excluding amounts equal to:

                  -        the net income from foreclosure property; and

                  -        the net income derived from prohibited transactions;

         -        deducting amounts equal to:

                  -        any net loss derived from prohibited transactions;
                           and

                  - the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;

         - disregarding the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income; and

         - without regard to any change of annual accounting period pursuant to Internal Revenue Code Section 443(b).

         In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income or capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

         Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on some items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a 100% federal income tax based on the amount of income which caused us to fail these tests, as described below. We will also be subject to a 100% federal income tax on the net income from any "prohibited transaction," as described below. In addition, if we fail to distribute annually at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed. We may also be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on any nonqualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan.

         If we acquire any asset from a corporation that is subject to full corporate-level federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation's basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to federal income tax at the highest regular corporate federal income tax rate.

         REIT QUALIFICATION TESTS. The Internal Revenue Code defines a REIT as a corporation, trust or association:

         -        that is managed by one or more trustees or directors;

         - the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

         - that would be taxable as a domestic corporation but for its status as a REIT;

         - that is neither a financial institution nor an insurance company;

         - the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

         - generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or some entities; and

         - that meets the gross income, asset and annual distribution requirements, described in greater detail below.

         The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

         Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a qualified REIT subsidiary and in a taxable REIT subsidiary. The qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and that it is not a taxable REIT subsidiary. For purposes of the asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described under "Asset Tests - 25% Asset Test" below. With respect to the operating partnership, a partnership is not subject to federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement. In addition, for purposes of the asset and income tests, we will be deemed to own and earn (based on our capital interest) an undivided interest in each asset and a share of each item of gross income, of the operating partnership.

         We, in satisfying the general tests described above, must meet, among others, the following requirements:

         - SHARE OWNERSHIP TESTS. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our charter contains provisions restricting the transfer of our stock, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors and the warrants issuable to the dealer manager and soliciting dealers. Pursuant to the applicable requirements under federal income tax laws, we will maintain records which disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Internal Revenue Code and our charter to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and other information. See "Description of Securities -- Restrictions on ownership and transfer."

         - ASSET TESTS. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

                  - 75% ASSET TEST. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and
         (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC or FASIT directly.

                  We currently own and intend to continue to own interests in real properties, and our purchase contracts apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Internal Revenue Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute "real estate assets" and should allow us to meet the 75% Asset Test.

                  - 25% ASSET TEST. The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a "security" for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership's assets.

                  Two modifications apply to the 25% Asset Test for "qualified REIT subsidiaries" or "taxable REIT subsidiaries." As discussed above, the stock of a "qualified REIT subsidiary" is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries.

                  Additionally, a REIT may own the stock of a "taxable REIT subsidiary." A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as such. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT's ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use taxable REIT subsidiaries to carry out these functions.

         - GROSS INCOME TESTS. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

                  - THE 75% GROSS INCOME TEST. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

         Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

                           - Rent from a particular tenant will not qualify if
                  we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant (unless the tenant is a taxable REIT subsidiary leasing a property at least 90% leased to tenants other than taxable REIT subsidiaries).

                           - The portion of rent attributable to personal
                  property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

                           - Generally rent will not qualify if it is based in
                  whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

                           - Rental income will not qualify if we furnish or
                  render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

                  With respect to the last rule, tenants will receive some services in connection with their leases of the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of space, and, therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Katten Muchin Zavis, are not usually or customarily rendered in connection with the rental of space.

                  - THE 95% GROSS INCOME TEST. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

                  Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

                  If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect,
         (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax on the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test multiplied by a fraction meant to reflect our profitability.

         - ANNUAL DISTRIBUTION REQUIREMENTS. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period.

         If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute annually at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

         We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

         FAILURE TO QUALIFY. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

         PROHIBITED TRANSACTIONS. As discussed above, we will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

         -        is a real estate asset under the 75% Asset Test;



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         -        has been held for at least four years;

         - has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

         - in some cases, was held for production of rental income for at least four years;

         - when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

         - in some cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. As a general matter, any condominium conversions we might have must satisfy these restrictions to avoid being "prohibited transactions," which will limit the annual number of transactions.

TAX ASPECTS OF INVESTMENTS IN PARTNERSHIPS

         GENERAL. We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for federal income tax purposes. The following is a summary of the federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

         A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT Taxable Income and federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

         Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, we believe that the operating partnership will be treated as a partnership for federal income tax purposes. Additionally, we believe that the operating partnership (and any partnership invested in by the operating partnership) will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code, which is taxed as a corporation for federal income tax



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purposes. We believe that the interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the "safe harbors" for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations.

         If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for federal income tax purposes, the character of our assets and items of gross income would change, and, as a result, we would most likely be unable to satisfy the applicable requirements under federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax. The partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.


         Final anti-abuse Treasury regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the Internal Revenue Service, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. Some limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions and, thus, cannot be recast by the Internal Revenue Service. However, the redemption rights associated with the limited partnership common units of the operating partnership will not conform in all respects with the redemption rights in the foregoing example. Moreover, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure that the Internal Revenue Service will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.


         INCOME TAXATION OF THE PARTNERSHIPS AND THEIR PARTNERS. In general, no gain or loss will be recognized by either the operating partnership or by the contributing partner on the transfer of a property in exchange for units in the partnership. Gain (but not loss) may be recognized by the transferring partner if the partner receives consideration other than units, if liabilities of the partner are assumed in connection with the transfer of the property, if the transfer is treated as a disguised sale, and in other circumstances.

         A partner's adjusted basis in operating partnership units (the calculation of which is discussed below) is important for a number of reasons. The amount of losses and deductions allocated to a partner cannot exceed the partner's adjusted basis. Any excess loss deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted basis of property distributed to the partner from the partnership, and the gain or loss recognized by a partner on the sale or other disposition of units are all calculated based on the partner's adjusted basis in the units.



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         The initial basis of units in the operating partnership is equal to:
(1) the sum of the adjusted basis of any property contributed to the partnership and the amount of any money contributed (or deemed contributed); (2) less the amount of money distributed (or deemed distributed) to the partner by the operating partnership in connection with the contribution. For purposes of these rules, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner; the assumption of a partner's liability by the partnership is treated as a deemed cash distribution to the partner. Basis in units acquired through other means is calculated under other rules. In addition, other rules such as the disguised sale rules, may affect the basis of the partner's units.

         A partner's initial basis in partnership units will be adjusted as follows. Basis is increased to reflect: (1) the partner's distributive share of the taxable income of the operating partnership, and (2) the amount of any additional capital contributions made by the partner. Basis is reduced to reflect: (1) the amount of cash distributed (or deemed distributed) to the partner, (2) the adjusted basis of any partnership property distributed to the partner, and (3) the partner's distributive share of the losses, deductions and nondeductible expenditures of the partnership that are not properly chargeable to a capital account. Finally, the basis of a unit is adjusted to reflect the partner's share of the partnership's liabilities. This allocation is made solely for tax purposes under federal income tax regulations. Allocations of partnership liabilities for basis purposes do not affect the limited liability of limited partners in the operating partnership.

         Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations may be disregarded for federal income tax purposes under Section 704(b) of the Internal Revenue Code and the Treasury regulations. If any allocation is not recognized for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of
Section 704(b) of the Internal Revenue Code and the Treasury regulations.

         The net profits of the operating partnership will be allocated among the partners in the following order and priority. First, net profits are allocated to the holders of limited partnership preferred units, if any, until the amount of net profits allocated to each holder for the current and all prior taxable years equals the preferred return distributed to the holder for the current and all prior taxable years. Second, net profits are allocated to the holders of general partnership common units and limited partnership common units (and to holders of limited partnership preferred units, if any, that are entitled to share in the profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return) until the amount of net profits allocated to each holder for the current and all prior taxable years equals the cumulative amount distributed to the holder for the current and all prior taxable years (other than distributions attributable to a preferred return). Third, net profits are allocated to the holders of the limited partnership preferred units, if any, until the amount of net profits equals the amount of any accrued but unpaid preferred return for the current and all prior taxable years for which net profits have not been previously allocated. Fourth, any remaining amounts of net profits are allocated to the holders of general partnership common units and limited partnership common units (and to holders of limited partnership preferred units, if any, that are entitled to share in the profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return) in proportion to the number of units owned by each holder.

         Any net loss of the operating partnership generally will be allocated among the partners in accordance with their relative positive capital account balances. Losses in excess of such positive capital account balances will be allocated to us as the general partner.

         In some cases special allocations of net profits or net losses will be required to comply with the federal income tax principles governing partnership tax allocations.

         Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership subsequent to our formation, such property will generally have an initial tax basis equal to its fair market value and, accordingly, Section 704(c) will not apply. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the Internal Revenue Service may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences.

         For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor's basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor's basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

         Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates who hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal 20% capital gains rate, to the extent that such assets have been depreciated.

         Some expenses incurred in the conduct of the operating partnership's activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

         TAX CONSEQUENCES OF DISPOSITION OF UNITS. If a unit in the operating partnership is sold or disposed of in a transaction treated as a sale for federal income tax purposes, the unit holder will generally recognize gain or loss based on the difference between the amount realized for tax purposes and the holder's adjusted basis in the unit. The amount realized will be equal to the sum of the cash and the fair market value of other property received plus the amount of any liabilities of the operating partnership allocated to the unit holder. It is possible that the amount of gain recognized, or the tax imposed on the disposition, could exceed the amount of cash and/or value of any property received. In


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general, gain recognized on the sale of a unit will be treated as capital gain. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income.

         TAX CONSEQUENCES OF EXERCISE OF CONVERSION RIGHTS. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership common units the right to convert their units into shares of common stock, subject to our right to acquire the units for cash rather than for shares. The conversion of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.

         TAX CONSEQUENCES OF EXERCISE OF REDEMPTION RIGHTS. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership common units the right to demand that their units be redeemed by the operating partnership. Upon exercise of this right, we will have the option of acquiring the units either for shares or for cash in lieu of having the operating partnership redeem the units. Exercise of the redemption right is a taxable transaction in which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by the operating partnership (or by us if we exercise our right to acquire the units for cash or shares). If we acquire the units for cash or shares, our adjusted basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring additional units.

         A redemption of units by the operating partnership using funds contributed by us may be recharacterized by the Internal Revenue Service as a sale of such units to us with the tax consequences to us. Further, under some circumstances, if the operating partnership redeems the units for cash, the original transfer of a property to the operating partnership may be recharacterized as a disguised sale of the property by the unit holders that were its original owners. The unit holder would not be entitled to recognize loss on the transaction unless there was a complete redemption of all the holder's units and the holder did not receive any property other than cash, unrealized receivables or inventory. Recharacterization as a disguised sale could have a number of additional tax consequences. First, items of income, gain, loss and deduction might have to be reallocated among the partners, including us. Second, the operating partnership's adjusted basis in the properties would have to be recalculated, which could have the effect of increasing or decreasing the operating partnership's depreciation deductions. Third, the transaction could be subject to the installment sale and original issue discount rules which could affect the amount and timing of our deductions. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

         TERMINATION OF THE OPERATING PARTNERSHIP. The operating partnership will be considered as having terminated for federal income tax purposes if either: (1) no part of any business of the partnership continues to be carried on, or (2) within a 12 month period there is a sale or exchange of units representing 50% or more of the total ownership in the operating partnership. The operating



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partnership would be considered as having terminated solely for tax purposes and the termination would not result in an actual liquidation or dissolution of the operating partnership for state law purposes. It is unlikely that the operating partnership would terminate as a result of a sale of 50% or more of the operating partnership's total ownership. Provisions in the operating partnership agreement specifically prohibit transfers of units (and any exercise of redemption or conversion rights) that would cause such a termination.

         The termination of the operating partnership for federal income tax purposes would cause its taxable year to close. This may cause a "bunching" of income if the operating partnership's taxable year is different from that of its partners; however, both we and the operating partnership intend to use the calendar taxable year. Additional tax consequences may result from a deemed termination. A deemed termination may also cause the operating partnership to reset its periods for depreciation and amortization, and to remake other tax elections, all of which could result in further tax consequences. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

FEDERAL INCOME TAXATION OF STOCKHOLDERS

         TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder's tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

         Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax bases of their shares of stock by the after-tax amount of such gain.

         In general, the sale of common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be



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treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

         We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or
(b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their nonforeign status to us. See "-- Taxation of Foreign Stockholders" in this section.

         TAXATION OF TAX-EXEMPT STOCKHOLDERS. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

         Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

         Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

         TAXATION OF FOREIGN STOCKHOLDERS. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

         In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business may also be subject to the 30% "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

         Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax at a 30% rate or such lesser rate as may be provided for in an applicable tax treaty. We would collect the tax by withholding from the foreign stockholder's distributions. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

         Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). We would collect the tax by withholding from the foreign stockholder's distributions, generally at a 35% rate. In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

         We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

         Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.

         In October 1997, Treasury regulations were issued that alter the information reporting and withholding rules applicable to distributions paid to a foreign stockholder. These Treasury regulations generally apply to distributions paid after December 31, 1999. Among other things, the 1997 Treasury regulations provide presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The 1997 Treasury regulations generally require a foreign stockholder to provide us with federal Form W-8 referred to as a Certificate of Foreign Status, Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively

Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

         Unless the common shares constitute a "U.S. real property interest" under Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on such gain.

         The common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

         If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding at a rate of 31% unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under the 1997 Treasury regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a "controlled foreign corporation" for federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (ii) information reporting will not apply if the foreign stockholder certifies its status as a foreign stockholder and further certifies that it has not been, and at the time the certificate is furnished reasonably expects to be, present in the United States for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisers concerning these rules.

OTHER TAX CONSIDERATIONS

         DISTRIBUTION REINVESTMENT PROGRAM. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See "-- Taxation of Stockholders" in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

         STATE AND LOCAL TAXES. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

         LEGISLATIVE PROPOSALS. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares.




             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan, stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and
Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

         A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH BENEFIT PLAN. BENEFIT PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

         In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

         - will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

         - will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

         - will result in UBTI to the benefit plan (see "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Tax-Exempt Stockholders");

         -        will be sufficiently liquid; and

         - is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

         The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against some related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

         In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code prohibit a wide range of transactions involving the assets of the benefit plan and persons who have specified relationships to the benefit plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Internal Revenue Code).

         Benefit plan fiduciaries may not enter into a prohibited transaction involving "plan assets" and a "party in interest" (or related party) with respect to a plan investor, unless an exemption applies. A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (I.E., the "look-through rule") which invests in shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of benefit plan assets is a benefit plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the benefit plan. Thus, the action of an employee of ours in dealing with our assets could cause a benefit plan which invests in the shares to be a participant in a prohibited transaction. While "plan assets" are not defined in ERISA or the Internal Revenue Code, the United States Department of Labor, or the DOL, has issued regulations that provide guidance on the circumstances under which a benefit plan's investment in shares will be subject to the "look-through rule" and thus turn our assets into benefit plan assets. The DOL regulations provide an exception to the "look-through rule" for a benefit plan which invests in a "publicly-offered security." This exception would apply to the shares, if they are part of a class of securities that is "widely-held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the benefit plan pursuant to an effective registration statement under the Securities Act of 1933, provided the class of securities of which the security is a part are registered under the Securities Exchange Act of 1934 within 120 days or such longer period as is allowed by the Securities and Exchange Commission after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act of 1933 and we represent that the class of securities of which the shares are a part have been registered under the Securities Exchange Act within the applicable time limits.

         The DOL regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. We represent that the shares are held by over 100 independent investors and, therefore, should be considered "widely-held."

         The DOL regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, some restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." We believe that the ownership limits imposed under our charter on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, will not cause the shares to not be "freely-transferable."

         The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the shares are not "freely-transferable," or not "widely-held." However, we believe that the shares are "publicly offered securities" for purposes of the DOL regulations and that:

         - our assets will not be deemed to be "plan assets" of any benefit plan that invests in the shares; and

         - any person who exercises authority or control with respect to our assets should not be treated as a benefit plan fiduciary of any benefit plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

         In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

         - investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standard of ERISA;

         - the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the benefit plan purchasing the shares;

         - the investing benefit plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

         - the person who is prohibited from transacting with the investing benefit plan may, but only with the aid of its affiliates and the investing benefit plan, cause the REIT to engage in such transactions with such person.

         In any event, a fiduciary or other person investing "plan assets" of any benefit plan should not purchase shares if we or any of our affiliates either:

         - have investment discretion with respect to the investment of such assets;

         - have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such benefit plan; or

         - unless an exemption is available, or an employer maintaining or contributing to such benefit plan. Any such purchase might result in a non-exempt prohibited transaction under ERISA or
                  Section 4975 of the Internal Revenue Code.

         See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we will provide stockholders subject to ERISA.

                              PLAN OF DISTRIBUTION

GENERAL

         Of the up to 56,000,000 shares of our common stock offered by this prospectus, we are offering:

         - up to 50,000,000 shares at a purchase price of $10.00 per share through Inland Securities Corporation, the managing dealer, to the public on a best-efforts basis. Our managing dealer is one of our affiliates. A "best-efforts" basis means that neither the managing dealer nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

         - up to 4,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment program which will provide you with an opportunity to purchase additional shares of our common stock at a reduced rate by reinvesting your distributions.

         - up to 2,000,000 shares issuable upon the exercise of an equal number of warrants. The warrants may be issued to soliciting dealers as a part of their compensation for selling our common stock to the public.


         This offering will commence as of the date of this prospectus. If the minimum offering of 200,000 shares is not sold by August 1, 2001, we will cancel this offering and your investment will be returned to you. If the minimum offering of 200,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before February 1, 2002, unless we elect to extend it to a date no later than February 1, 2003, in states that permit an extension. We reserve the right to terminate this offering at any time.


ESCROW CONDITIONS

         If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 200,000 shares of common stock for $2,000,000 within six months from the date of this prospectus. Until the minimum offering is sold, our sponsor will advance expenses and commissions to the managing dealer who may reallow them to the soliciting dealers. If subscriptions for at least the minimum offering have not been received, accepted, and paid for within six months from the date of this prospectus, the escrow agent will promptly refund your investment, together with your pro rata share of any interest earned. If a refund is made, our sponsor will pay any escrow fees.


         The escrow agreement between us, the managing dealer and the escrow agent provides that escrowed funds will be invested by the escrow agent in an interest-bearing account with the power of investment in short-term securities issued or guaranteed by the U.S. Government which can be readily sold, or other investments permitted under Rule 15c2-4 the Securities Exchange Act of 1934. Additionally, as soon as we have received subscription proceeds for at least 200,000 shares of our common stock, we may invest the proceeds in other short-term investments which can be readily sold, with appropriate safety of principal. After the minimum offering amount is sold, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within 10 days after we receive them.


         The interest, if any, earned on subscription proceeds relating to the minimum offering prior to their release to us from escrow will be distributed to you on a pro rata basis within 30 days after the end of the quarter during which you were admitted as a stockholder. Our sponsor will also advance distributions during this escrow period. After your initial admission as a stockholder in connection with the sale of at least 200,000 shares, you will not be entitled to interest earned on our funds or to receive interest on your investment.

         The escrow agreement provides that the escrow agent will be appointed as an investment manager by a named fiduciary of any ERISA plan that is providing money to the escrow. The escrow agreement among us, the managing dealer and the escrow agent also provides (1) that until all the conditions precedent for transferring the monies held in escrow are met, the escrow property may be considered plan assets under ERISA and the escrow holder shall act as a fiduciary to any benefit plan with respect to those assets, and (2) that the property will be returned to the benefit plan if the conditions precedent are not met in a reasonable period of time.

SUBSCRIPTION PROCESS

         We are offering up to 50,000,000 shares of our common stock to the public through the managing dealer and the soliciting dealers. The agreement between our managing dealer and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to find out whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

         The managing dealer or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the managing dealer and the soliciting dealers, as well as to provide them paper copies. As a result, if the managing dealer or a soliciting dealer chooses to, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

         Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription. Your subscription will be accepted or rejected within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

         The subscription agreement requires you to make the following factual representations:

         - Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

         - You received a copy of this prospectus not less than five business days prior to signing the subscription agreement;

         - You meet the minimum income, net worth and any other applicable suitability standards established for you;

         -        You are purchasing our common stock for your own account; and

         -        You acknowledge that our common stock cannot be readily sold.

         Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

         By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

DETERMINATION OF YOUR SUITABILITY AS AN INVESTOR


          We, our managing dealer, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:


         - you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

         -        you have an apparent understanding of:

                  - the fundamental risks and possible financial hazards of this type of investment;

                  -        the fact that the shares cannot be readily sold;

                  - the role of our advisor in directing or managing your investment in our company; and

                  -        the tax consequences of your investment; and

         - you have the financial capability to invest in our common stock.

         By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the managing dealer and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

         Except for the special sales described later in this section, we will pay the managing dealer cash selling commissions of 7% on all of the up to 50,000,000 shares of common stock sold on a best-efforts basis. A portion of these selling commissions may, at the discretion of the managing dealer, be retained or given to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay an additional 2% of the gross proceeds from this offering to the managing dealer as a marketing contribution in lieu of reimbursement of expenses associated with marketing, and we may reimburse the managing dealer for its BONA FIDE due diligence expenses and for those of the soliciting dealers. The maximum reimbursement, however, will not exceed 0.5% of the gross proceeds from the up to 50,000,000 shares sold. The managing dealer may, at its discretion, retain or give all or any portion of the marketing contribution and due diligence expense allowance to soliciting dealers. Generally, the managing dealer will not give any portion of the marketing contribution to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the managing dealer on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers.


         We will offer to sell to the managing dealer one warrant, at a price of $.0008 per warrant for each 25 shares of common stock sold during this offering, subject to federal and state securities laws and up to a maximum of 2,000,000 warrants. The managing dealer may retain the warrants or give them to the soliciting dealer who sold the common stock. The holder of a warrant will be entitled to purchase one share of our common stock at a price of $12.00 per share during the period beginning one year from the date upon which the warrant is issued and ending five years after the date of this prospectus. The warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering, except to some persons including officers or partners of the managing dealer, soliciting dealers and/or their officers or partners. The value attributable to the warrants is approximately $0.90 per warrant or an aggregate of approximately $1,800,000 for all the warrants, assuming the best efforts offering of 50,000,000 common shares is fully subscribed and the maximum of 2,000,000 warrants are issued.


         We will not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

         - the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the managing dealer or their respective officers and employees and some of their affiliates;

         - the purchase of common stock under the distribution reinvestment program; and

         - the issuance of the warrants to the managing dealer and soliciting dealers or the common stock issuable upon exercise of the warrants.

         No selling commissions will be paid in connection with the following special sales:

         - the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;

         - the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

         - the common stock credited to an investor as a result of a volume discount.

         It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

VOLUME DISCOUNTS


         Investors making an initial purchase of at least $250,010 worth of common stock (25,001 shares) through the same soliciting dealer may receive a reduction of the customary 7% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:



                                           AMOUNT OF PURCHASER'S INVESTMENT
                    MAXIMUM
      AMOUNT OF SELLING
-----------------------------------------------------              COMMISSION
       VOLUME DISCOUNT                      FROM                         TO
                   PER SHARE
-----------------------------    --------------------------
-----------------------    ------------------------------
             1%                                $    250,010                $
500,000                  6%
             2%                                $    500,010                $
1,000,000                  5%
             3%                                $  1,000,010                $
2,500,000                  4%
             4%                                $  2,500,010                $
5,000,000                  3%
             5%                                $  5,000,010
$10,000,000                  2%
             6%                                $ 10,000,010
more than                  1%

$10,000,000


         Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.


         Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. You may combine subscriptions made in this offer with other subscriptions in this offering or with subscriptions from our initial public offering for the purpose of computing amounts invested. Purchases by spouses may also be combined and purchases by you may be combined with other purchases of common stock to be held as a joint tenant or as tenant-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.


         If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.


         Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.


         In the event the dollar amount of commissions paid for combined purchases exceeds the maximum commissions for combined purchases, taking the volume discount into effect, the managing dealer will be obligated to return to us, and soliciting dealers will be obligated to return to the managing dealer, any excess commissions received. The managing dealer and we may adjust any future commissions due for any such excess commissions that are not returned.

DEFERRED COMMISSION OPTION

         DETERMINATION OF THE NUMBER OF SHARES TO BE ISSUED AND THE AMOUNT OF THE DEFERRED SELLING COMMISSIONS. You may agree with the participating soliciting dealer and the managing dealer to have selling commissions due with respect to the purchase of your shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement, and based on a $10 per share deemed value for each share issued, if you elect the deferred commission option, you will pay a 1% selling commission upon subscription, rather than a 7% selling commission, and we will deduct an amount equal to up to a 1% selling commission per year thereafter for up to the next six years from cash distributions otherwise payable to you. For example, if you elect the deferred commission option, you will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.10 per share will be payable as selling commissions due upon subscription (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, we will issue 10,638.298 shares ($100,000 divided by $9.40), and you would pay maximum selling commissions of $1,000 upon subscription ($0.10 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected). For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the managing dealer (initially contemplated to be monthly as of when distributions are paid), we will deduct $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) on an annual basis from cash distributions otherwise payable to you. This amount will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000, $1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The managing dealer will pay the selling commissions paid upon subscription and in each of the following up to six years, which selling commissions may be reallowed to the soliciting dealer by the managing dealer, and the deferred commission obligations would be satisfied.

         As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, we will not make deductions for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution -- Volume Discounts."

         TAXES. If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to you with respect to your shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

         SUBSCRIPTION AGREEMENT. If you wish to elect the deferred commission option, you must make the election by checking the appropriate box on the subscription agreement/signature page. In addition, the broker-dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option.

         AUTHORIZATION TO WITHHOLD CASH DISTRIBUTIONS. If you elect the deferred commission option you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

         ACCELERATION OF DEFERRED COMMISSION OBLIGATION. If our shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system. However, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that we may withhold and the maximum number of years for which we may offer selling commissions will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the managing dealer (and participating soliciting dealers if the deferred selling commissions are reallowed to them by the managing dealer) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

         In addition, if you elect the deferred commission option and subsequently elect to participate in our share repurchase program or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the mentioned period of up to six years, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

         - in the case of an election to sell the shares under our share repurchase program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share repurchase program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share repurchase program; or

         - if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

         - pay to us the unpaid portion of the remaining deferred commission obligation or

         - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to six years.

         LEGEND. All certificates representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

         MARKETING CONTRIBUTION AND DUE DILIGENCE EXPENSE ALLOWANCE. The marketing contribution of 2% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

INDEMNIFICATION

         We will indemnify the managing dealer and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

         - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

         - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

         - a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our advisor against such liabilities.

         In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Exchange Act of 1934 is against public policy and, therefore, unenforceable. The managing dealer and each of the soliciting dealers may be deemed to be an "underwriter" as that term is defined in the Securities Exchange Act of 1934.


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


                                 WHO MAY INVEST

         In order to purchase shares, you must:

         -        Meet the financial suitability standards, and

         -        Purchase at least the minimum number of shares.

SUITABILITY STANDARDS

         Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment.

         We have established financial suitability standards for investors who purchase shares of our common stock. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED "ERISA CONSIDERATIONS."

         GENERAL STANDARDS FOR ALL INVESTORS

         -        Minimum net worth of at least $150,000, OR

         - Minimum annual gross income of $45,000 and a minimum net worth of $45,000.

         STANDARDS FOR MAINE RESIDENTS

         -        Minimum net worth of $200,000, OR

         - Minimum annual gross income of $50,000 and a minimum net worth of $50,000.


         STANDARDS FOR MASSACHUSETTS, MISSOURI, OREGON OR TENNESSEE RESIDENTS


         -        Minimum net worth of $225,000, OR

         - Minimum annual gross income of $60,000 and a minimum net worth of $60,000.

         STANDARDS FOR OHIO AND PENNSYLVANIA RESIDENTS

         - In addition to meeting the general standards for all investors, your investment may not exceed 10% of your liquid net worth.

         In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED "ERISA CONSIDERATIONS."

         In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

MINIMUM PURCHASE

         Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock for a total purchase price of $1,000. For investors living in Iowa, the minimum investment for IRAs will be 300 shares of common stock for a total purchase price of $3,000, and for investors living in Minnesota, the minimum investment for IRAs and qualified plan accounts will be 200 shares of common stock for a total purchase price of $2,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

         - a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

         - a pension, profit-sharing, retirement, IRA or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

         - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

         - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

         - an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

         The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

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


                                HOW TO SUBSCRIBE

         Investors who meet the suitability standards described above may purchase shares of common stock. See "Who May Invest" and "Plan of Distribution -- Determination of Investor Suitability," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

         - Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

         - Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.


         - Deliver a check for the full purchase price of the shares being subscribed for, payable to " LBNA/Escrow Agent for IRRET," along with the completed subscription agreement to the soliciting dealer. The name of the soliciting dealer appears on the subscription agreement.


         - By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

         In addition, if a subscriber elects the deferred commission option, he or she must do so by completing and signing the subscription agreement/signature page of the form of subscription agreement. The soliciting dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option. This is more fully explained under "Plan of Distribution -- Deferred Commission Option."

         A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days, and generally within 24 hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

         An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

         You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by an individual, not an entity, who is the sole owner of the shares. This option, however, is not available to residents of the States of Louisiana, New York, North Carolina and Texas. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

                                SALES LITERATURE

         In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material, prepared by our advisor, may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities
Dealers designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

         The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

         This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

             DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

         Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of voting common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our charter.

         As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national stock exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

         Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program.
Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

         A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national securities exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will:

         - issue certificates showing ownership of shares purchased through the distribution reinvestment program during the prior fiscal year, ownership of these shares will be in book-entry form prior to the issuance of certificates; and

         - provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year.

The individualized statement to participants will include receipts and purchases relating to each participant's participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

         Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

         As explained under "Description of Securities -- Restrictions on Ownership and Transfer," the certificates representing shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

         The share repurchase program may, subject to restrictions, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

         - During the offering period at $9.05 per share. This is a reduction of $0.95 from the $10 offering price per share, reflecting the elimination of selling commissions and the marketing contribution and due diligence expense allowance;

         - During the 12 months following the end of the offering period at $9.25 per share;

         -        During the next 12 months at $9.50 per share;

         -        During the next 12 months at $9.75 per share; and

         - Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

         A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program.

         We will make repurchases under the share repurchase program, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to one half of one percent, 0.5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

         The board of directors, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board of directors to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

         We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests will be honored on a first-come, first-served basis.

         Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

         Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

         If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

         See "Plan of Distribution -- Deferred Commission Option" in this prospectus for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share repurchase program while there is an unpaid portion of the remaining deferred commission obligation.

                             REPORTS TO STOCKHOLDERS

         Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

         The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

         -        audited financial statements;

         - the ratio of the costs of raising capital during the period to the capital raised;

         - the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;

         - our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income;

         - a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

         - separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

         In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 45 days after the close of each quarterly fiscal period.

         At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution.

         Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

         - the location and a description of the general character of the property acquired during the quarter;

         - the present or proposed use of the property and its suitability and adequacy for that use;

         -        the terms of any material leases affecting the property;

         - the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

         - a statement that title insurance has been or will be obtained on the property acquired.

         In addition, we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

         - on specified terms, I.E., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

         - involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

         After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

         The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

         See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we provide to stockholders subject to ERISA.

                                   LITIGATION

         We are not subject to any material pending legal proceedings.

                     RELATIONSHIPS AND RELATED TRANSACTIONS


         We have entered into agreements to pay our advisor and its affiliates fees or other compensation for providing services to us. During the year ended December 31, 2000, we paid the fees or other compensation to our advisor or its affiliates as more fully described in "Compensation Table."


                                  LEGAL MATTERS

         Katten Muchin Zavis, Chicago, Illinois, will pass upon the legality of the common stock and legal matters in connection with our status as a REIT for federal income tax purposes. Katten Muchin Zavis does not purport to represent our stockholders or potential investors, who should consult their own counsel. Katten Muchin Zavis also provides legal services to our advisor and its affiliates.

         Katten Muchin Zavis has reviewed the statements in the section in the prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled "ERISA Considerations."

                                     EXPERTS


         The Consolidated Financial Statements of Inland Retail Real Estate Trust, Inc. as of and for the year ended December 31, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Conway Plaza for the year ended December 31, 1999, the Historical Summary of Gross Income and Direct Operating Expenses of Pleasant Hill Square for the year ended December 31, 1999, and the Historical Summary of Gross Income and Direct Operating Expenses of Gateway Market Center for the year ended December 31, 1999 have been included herein and in the Registration Statement on Form S-11 in reliance upon the reports of KPMG LLP, independent certified public accountants, included elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have previously filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. In addition, we are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

         We have also filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

         You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC and which may be inspected and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, Washington D.C. 20549 upon payment of the fee prescribed by the SEC and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxies and other information regarding registrants that file electronically with the SEC.

                          INDEX TO FINANCIAL STATEMENTS



                               PAGE
INLAND RETAIL REAL ESTATE TRUST, INC.:

Consolidated Financial Statements (unaudited) at and for the nine months ended September 30, 2000
                                F- 1

Notes to Consolidated Financial Statements (unaudited) at September 30, 2000
                                F- 7

Independent Auditors Report
                                F-18

Consolidated Financial Statements at and for the year ended December 31, 1999
                                F-19

Notes to Consolidated Financial Statements at and for the year ended December
31, 1999                           F-25

Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2000
                                F-37

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2000
                                F-39

Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2000
                                F-41

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2000
                                F-43

Pro Forma Consolidated Statement of Operations (unaudited) for the year ended
  December 31, 1999
                                F-45

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1999
                                F-47

CONWAY PLAZA:

Independent Auditors' Report
                                F-54

Historical Summary of Gross Income and Direct Operating Expenses for the year ended
  December 31, 1999
                                F-55

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999
                                F-56

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended
  September 30, 2000
                                F-58

Notes to the Historical Summary of Gross Income and Direct Operating Expenses
(unaudited) for the
  nine months ended September 30, 2000
                                F-59

PLEASANT HILL SQUARE:

Independent Auditors' Report
                                F-60

Historical Summary of Gross Income and Direct Operating Expenses for the year ended
  December 31, 1999
                                F-61

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999
                                F-62

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 2000
                                F-64

Notes to the Historical Summary of Gross Income and Direct Operating Expenses
(unaudited)
  for the nine months ended September 30, 2000
                                F-65


GATEWAY MARKET CENTER:

Independent Auditors' Report
                                F-66

Historical Summary of Gross Income and Direct Operating Expenses for the year ended
  December 31, 1999
                                F-67

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999
                                F-68

Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 2000
                                F-70

Notes to the Historical Summary of Gross Income and Direct Operating Expenses
  (unaudited) for the nine months ended September 30, 2000
                                F-71

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                           CONSOLIDATED BALANCE SHEETS

                    SEPTEMBER 30, 2000 AND DECEMBER 31, 1999
                                   (UNAUDITED)


                                     ASSETS




    SEPTEMBER 30,              DECEMBER 31,

        2000                      1999

    ------------              -------------
INVESTMENT PROPERTIES:
     Land
  $   46,628,263              $  33,260,261
     Building and site improvements
     144,109,972                 93,978,854

   --------------              ------------

     190,738,235                127,239,115
     Less accumulated depreciation
       4,549,743                  1,229,323

   --------------              ------------
Net investment in properties
     186,188,492                126,009,792

Cash and cash equivalents
      11,365,111                 14,869,164
Restricted cash
         905,805                  1,246,889
Investment in securities (Note 1)
         660,066                       -
Accounts and rents receivable, (net of allowance of $112,722 and $0 as of September 30, 2000 and December 31, 1999, respectively)(Note 6)
       2,060,671                  1,331,213
Real estate tax and insurance escrow deposits
         451,892                    227,123
Loan fees (net of accumulated amortization of
     $130,122 and $20,432 as of September 30, 2000
     and December 31, 1999, respectively)
         552,001                    164,433
Leasing fees (net of accumulated amortization of $13,357 and $3,346 as of September 30, 2000 and December 31, 1999, respectively)
          48,165                     34,106
Deferred acquisition costs
         302,891                     91,880
Other assets
         153,803                     13,536

    -------------              ------------
Total assets
   $ 202,688,897              $ 143,988,136

    -------------              ------------




        See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                           CONSOLIDATED BALANCE SHEETS
                                   (CONTINUED)

                    SEPTEMBER 30, 2000 AND DECEMBER 31, 1999
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY



   SEPTEMBER 30,              DECEMBER 31,

        2000                      1999

   ------------              --------------
LIABILITIES:
     Accounts payable
  $     186,796              $      74,094
     Accrued offering costs due to Affiliates
      1,712,315                  1,309,642
     Accrued offering costs due to non-affiliates
         61,680                  1,554,262
     Accrued interest payable
        590,568                    419,003
     Real estate tax payable
      1,379,417                         --
     Distributions payable (Note 12)
        626,099                    331,467
     Security Deposits
        313,583                    232,370
     Mortgages payable (Note 7)
    106,361,082                 93,099,852
     Acquisition note payable (Note 8)
      2,800,000                         --
     Unearned income
        125,478                      9,585
     Other liabilities
      1,221,700                  1,359,209
     Due to Affiliates (Note 3)
      1,626,076                    582,787

     -----------              ------------
     Total liabilities
    117,004,794                 98,972,271

   -------------              ------------

Minority interest in partnership
          2,000                      2,000

STOCKHOLDERS' EQUITY:
     Preferred Stock, $.01 par value, 10,000,000 shares authorized, none outstanding
             --                         --
     Common Stock, $.01 par value, 100,000,000 shares authorized,
       10,409,799 and 5,433,839 issued and outstanding at September 30,
       2000 and December 31, 1999, respectively
        104,098                     54,338
     Additional paid-in capital (net of costs of Offering of $13,762,482 and $8,057,059 at September 30, 2000 and December 31, 1999, respectively,

       of which $9,602,538 and $5,193,155 was paid or
       accrued to Affiliates, respectively)
     89,759,026                 46,188,392
     Accumulated distributions in excess of
       net income
     (4,181,233)                (1,228,865)
     Accumulated comprehensive income
            212                       -

   -------------              ------------
Total stockholders' equity
     85,682,103                 45,013,865

   -------------              ------------
Commitments and contingencies (Notes 6, 7 and   11)
Total liabilities and stockholders' equity
  $ 202,688,897              $ 143,988,136

  --------------             -------------


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30,2000 AND 1999
                                   (UNAUDITED)




                                                 THREE MONTHS           THREE
MONTHS           NINE MONTHS           NINE MONTHS
                                                     ENDED                 ENDED
                 ENDED                 ENDED
                                              SEPTEMBER 30, 2000     SEPTEMBER
30, 1999    SEPTEMBER 30, 2000    SEPTEMBER 30, 1999
                                               ------------------
------------------    ------------------    ------------------
INCOME:
Rental income                                    $ 4,652,567          $
1,441,695           $ 11,911,261        $  1,821,483
Additional rental income                           1,163,080
278,656              3,144,168             505,354
Interest and dividend income                         210,165
63,166                557,988              98,758
Other income                                         180,608
100                119,701                 100
                                                  ----------
----------           -----------           ---------
                                                   6,206,420
1,783,617             15,733,118           2,425,695
                                                  ----------
----------           -----------           ---------
EXPENSES:
Professional services to Affiliates                     -
1,913                   -                 12,155
Professional services to non-affiliates               16,785
19,100                149,540              48,133
General and administrative expenses
  to Affiliates                                       74,485
12,319                183,503              52,505
General and administrative expenses
  to non-affiliates                                   56,296
12,097                129,716              51,801
Advisor asset management fee                          30,000                   -
                  90,000                -
Property operating expenses to
  Affiliates                                         266,314
83,464                670,916              92,822
Property operating expenses to
  non-affiliates                                   1,177,749
361,367              3,582,982             624,859
Mortgage interest to Affiliates                         -
583                   -                  2,028
Mortgage interest to non-affiliates                2,335,420
810,089              5,991,581             965,335
Acquisition costs expense                             75,441
13,838                110,033              25,281
Depreciation                                       1,300,453
391,364              3,320,421             479,183
Amortization                                          60,952
1,427                131,300               1,626
                                                  ----------
----------           -----------           ---------
                                                   5,393,895
1,707,561             14,359,992           2,355,728
                                                  ----------
----------           -----------           ---------
Net income before comprehensive
  income                                             812,525
76,056              1,373,126              69,967
                                                  ----------
----------           -----------           ---------
Unrealized holding gain on
  investment securities                                  212                  -
                     212                -
                                                  ----------
----------           -----------           ---------


Comprehensive income                              $  812,737             $
76,056            $ 1,373,338         $    69,967
                                                  ==========
==========           ===========         ===========
Net income before comprehensive income
  per common share, basic and diluted             $     .09              $
 .03             $     .18           $     .05
Weighted average number of common shares
  outstanding, basic and diluted                  9,168,728
2,292,809            7,595,911            1,289,409


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)



                                       ACCUMULATED
                                                                          COMMON
      ADDITIONAL PAID-IN         DISTRIBUTIONS IN
                                                   NUMBER OF SHARES       STOCK
          CAPITAL             EXCESS OF NET INCOME
                                                   -----------------
----------    ------------------       --------------------
Balance at December 31, 1999                             5,433,839       $
54,338       $ 46,188,392           $  (1,228,865)

Net income                                                      --
--                 --                1,373,126
Comprehensive income                                            --
--                 --                      --
Distributions declared ($.76 per weighted
  average number of common shares outstanding)                  --
--                 --               (4,325,494)
Proceeds from offering Including DRP (net of
  current period and cumulative offering costs
  of $5,705,423, and $13,762,482)                        5,015,483
50,155         43,927,922                       --
Treasury Stock                                             (39,523)
(395)          (357,288)                      --
                                                           --------
----------        -----------             -----------

Balance at September 30, 2000                            10,409,799      $
104,098       $ 89,759,026             $ (4,181,233)
                                                         ==========
=========       ============            =============




                                                             ACCUMULATED
COMPREHENSIVE
                                                                    INCOME
            TOTAL

--------------------------   -------------
Balance at December 31, 1999                                   $         --
        $  45,013,865

Net income                                                                --
            1,373,126
Comprehensive income                                                     212
                  212
Distributions declared ($.76 per weighted
  average number of common shares outstanding)                            --
           (4,325,494)
Proceeds from offering Including DRP (net of
  current period and cumulative offering costs
  of $5,705,423, and $13,762,482)                                         --
           43,978,077
Treasury Stock                                                            --
             (357,683)
                                                                -------------
         -------------

Balance at September 30, 2000                                   $         212
        $  85,682,103
                                                                =============
         =============



          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)




  2000                      1999

----------               -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income
$  1,373,338             $    69,967
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation
  3,320,421                 479,183
    Amortization
    119,701                   1,626
    Interest escrow
     53,085                      -
    Rental income under master lease agreements
    340,406                      -
    Straight-line rental income
   (340,799)                (35,809)
    Changes in assets and liabilities:
      Accounts and rents receivable
   (388,659)               (343,013)
      Other assets
   (140,267)               (123,964)
      Real estate tax and insurance escrows
   (224,769)               (513,669)
      Accrued interest payable
    171,565                 339,809
      Deferred acquisition costs
   (211,011)                     -
      Real estate tax payable
  1,379,417                 373,085
      Accounts payable
    112,702                  37,177
      Unearned income
    115,893                 152,067
      Other liabilities
   (292,674)                113,140
      Security deposits
     81,213                 165,150
      Due to affiliates
  1,043,289                 542,624

 -----------             ----------
Net cash provided by operating activities
  6,512,851               1,257,373

 -----------             ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in restricted cash
    341,084                      -
  Purchase of investments in securities, net
    of margin account
   (504,901)                     -
  Purchase of investment properties
(60,989,852)            (27,208,723)
  Additions to investment properties
   (107,759)                     -
  Condemnation proceeds
      5,000                      -
  Leasing fees
    (24,070)                (12,190)

------------            ------------
Net cash used in investing activities
(61,280,498)            (27,220,913)

------------            ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from offering
 49,683,499              31,941,910
  Repurchase of shares
   (357,683)                     -
  Payment of offering costs
 (6,795,332)             (2,797,095)
  Proceeds from debt financing
 35,657,500                      -
  Principal payments of debt
(22,396,270)                (50,042)
  Loan fees
   (497,258)               (131,350)
  Distributions paid
 (4,030,862)               (367,472)

------------            ------------
Net cash provided by financing activities
 51,263,594              28,595,951

------------            -----------

          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                                   (UNAUDITED)





   2000                     1999

 ----------               -------
Net increase (decrease) in cash and cash equivalents
  (3,504,053)                 2,632,411

Cash and cash equivalents at January 1
  14,869,164                    202,000

 -------------              -----------

Cash and cash equivalents at September 30
$  11,365,111              $   2,834,411

 =============              ============


Supplemental schedule of noncash investing and financing activities:


Purchase of investment properties
$ (63,789,852)             $(100,873,692)
Assumption of mortgage debt
           -                 73,664,969

Acquisition note payable
   2,800,000                          -

 -----------                -----------

$ (60,989,852)             $ (27,208,723)

 ===========                ============

Distributions payable
$     626,099              $     175,621

 ===========                ============

Cash paid for interest
$   5,714,190              $     819,383

 ===========                ============




        See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") FOR INTERIM FINANCIAL INFORMATION AND WITH THE INSTRUCTIONS TO FORM 10-Q AND ARTICLE 10 OF REGULATION S-X. ACCORDINGLY, THEY DO NOT INCLUDE ALL OF THE INFORMATION AND FOOTNOTES REQUIRED BY GAAP FOR COMPLETE FINANCIAL STATEMENTS. READERS OF THIS QUARTERLY REPORT SHOULD REFER TO THE AUDITED FINANCIAL STATEMENTS OF INLAND RETAIL REAL ESTATE TRUST, INC. (THE "COMPANY") FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, WHICH ARE INCLUDED IN THE COMPANY'S 1999 ANNUAL REPORT, AS CERTAIN FOOTNOTE DISCLOSURES CONTAINED IN SUCH AUDITED FINANCIAL STATEMENTS HAVE BEEN OMITTED FROM THIS REPORT.

(1)  ORGANIZATION AND BASIS OF ACCOUNTING
Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. It is anticipated that the Company will initially focus on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an affiliate of the Company, is the advisor to the Company. On February 11, 1999, the Company commenced an initial public offering ("Offering"), on a best efforts basis of 50,000,000 shares of common stock ("Shares") at $10 per Share and 4,000,000 Shares at $9.50 per Share which may be distributed pursuant to the Company's Distribution Reinvestment Program ("DRP"). As of September 30, 2000, the Company had received subscriptions for a total of 10,265,307 Shares. In addition, the Company has issued 184,015 Shares pursuant to the Company's DRP. As of September 30, 2000, the Company has repurchased a total of 39,523 Shares through the Company's Share Repurchase Program.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under Section 856 through 860 of the Internal Revenue Code of 1986. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 95% (90% for taxable years beginning after December 31, 2000) of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

In the opinion of management, the financial statements contain all the adjustments necessary, which are of a normal recurring nature, to present fairly the financial position and results of operations for the period presented herein. Results of interim periods are not necessarily indicative of results to be expected for the year.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Statement of Financial Accounting Standards No. 121 requires the Company to record an impairment loss on its property held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from operations and sale of the property. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. As of September 30, 2000, the Company does not believe any such impairment of its properties exists.

Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 30 years for buildings and 15 years for the site improvements. Tenant improvements are amortized on a straight-line basis over the life of the related leases.

Loan fees are amortized on a straight-line basis over the life of the related loans.

Offering costs are offset against the Stockholders' equity accounts and consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

The Company believes that the interest rates associated with the mortgages payable approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable approximate their fair value.

The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to affiliates and non-affiliates, accrued interest payable to non-affiliates, accrued real estate taxes, distributions payable and due to affiliates approximate fair value because of the relatively short maturity of these instruments.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB
101). The staff determined that a lessor should defer recognition of contingent rental income such as percentage/excess rent until the specified

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


breakpoint that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available for sale. Investment in securities at September 30, 2000 consist principally of preferred stock investments in various real estate investment trusts and are classified as available-for-sale securities. Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recognized when earned. No sales of investment securities available-for-sale were made during 2000. Additionally, The Company has purchased its securities through a margin account. As of September 30, 2000, the Company has recorded a payable of $155,166 for securities purchased on margin.

FASB Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 2000, establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be reported in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that the changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. Currently, the pronouncement has no impact on the Company, as the Company has not utilized derivative instruments or entered into any hedging activities.

(2)  BASIS OF PRESENTATION

The accompanying Consolidated Balance Sheet includes the accounts of the Company, as well as the accounts of the operating partnership, in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partner common units in the operating partnership for which it paid $2,000 and which is reflected as a minority interest in the accompanying Consolidated Balance Sheet. The effect of all significant intercompany transactions have been eliminated.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


(3)  TRANSACTIONS WITH AFFILIATES

The Company had incurred $13,762,482 and $5,650,869 of offering costs as of September 30, 2000 and 1999, respectively, of which $9,602,538 and $3,235,221 was paid or accrued to affiliates a majority of which was reallowed to third party soliciting dealers. Pursuant to the terms of the Offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the Offering ("Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of Gross Offering Proceeds. As of September 30, 2000, offering costs did not exceed the 5.5% and 15% limitations, and the Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the Advisor.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the Offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance from the Company in connection with the Offering. Such costs are offset against the Stockholders' equity accounts. As of September 30, 2000 such costs totaled $8,789,678 of which $1,712,315 was unpaid at September 30, 2000.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates and general and administrative expenses to Affiliates and acquisition costs. The Company incurred $242,231 of these costs for the nine months ended September 30, 2000, all of which remained unpaid.

The Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus other operating expenses paid during the previous calendar year exceed 2% of the Company's average invested assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that stockholders have not received an annual distribution equal to or greater than the 7% Current Return. For the nine months ended September 30, 2000, the Company accrued $90,000 of such fees, all of which remain unpaid. For the nine months ended September 30, 1999, no such fees were accrued or paid.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

The property manager, an entity owned principally by individuals who are affiliates of the Advisor, is entitled to receive property management fees for management and leasing services. The Company incurred and paid property management fees of $670,916 and $92,822 for the nine months ended September 30, 2000 and 1999, respectively.


(4)  STOCK OPTION PLAN AND SOLICITING DEALER WARRANTS

The Company adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 Shares following their becoming a Director and for the grant of additional options to acquire 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 2000 if the Independent Director is a member of the board of directors on such date. The options granted for the initial 3,000 Shares are exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $9.05 per Share. The subsequent options will be exercisable at the fair market value of a Share on the last business day preceding the annual meeting of Stockholders, and shall be $9.05 per Share until the earlier of the termination of the Offering or February 11, 2001. As of September 30, 2000, options to acquire 10,500 Shares had been issued.

In addition to sales commissions, the dealer manager of the Offering (an affiliate of the Advisor) has the right to purchase one soliciting dealer warrant for $.0008 for each 25 Shares sold by such soliciting dealer during the Offering, subject to state and federal securities laws and subject to the issuance of a maximum of 2,000,000 soliciting dealer warrants to purchase an equivalent number of Shares. The dealer manager intends to reallow such warrants to the soliciting dealers who sold such Shares. The holder of a soliciting dealer warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing one year from the date of the first issuance of any of the soliciting dealer warrants and ending five years after February 11, 1999. As of September 30, 2000, 409,290 soliciting dealer warrants had been issued. These warrants had no value and none had been exercised.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)
(5) INVESTMENT PROPERTIES:

An affiliate of the Company initially purchased seven of the investment properties on behalf of the Company. The Company subsequently purchased each of those properties from this affiliate at their costs upon receipt of proceeds from the Offering.




                    Gross amount at which Carried
                                                                 Initial Costs
                            at September 30, 2000

                       --------------------------
                                                                      (A)


----------------------

Buildings    Adjustments                        Buildings
                                                                           And
         to                               And
                                    Encumbrance         Land
Improvements   Basis (B)        Land            Improvements
                                    -----------      ----------
------------   ----------     ----------        ------------
Multi-Tenant Retail
-------------------
Lake Walden Square                       9,969,700      3,006,662
11,549,586       39,621        3,006,662        11,589,207
  Plant City, FL
Merchants Square                         3,167,437        992,225
4,749,818       12,811          992,225         4,762,629
  Zephyrhills, FL
Town Center Commons                      4,750,000      3,293,792
6,350,835       22,909        3,293,792         6,373,744
  Kennesaw, GA
Boynton Commons                         15,125,000      8,698,355
21,803,370      (84,651)       8,698,355        21,718,719
  Boynton Beach, FL
Lake Olympia Square (C)                  5,805,945      2,567,471
7,306,483      (99,450)       2,562,471         7,212,033
  Ocoee, FL
Bridgewater Marketplace                  2,987,500        783,492
5,221,618      (16,085)         783,492         5,205,533
  Orlando, FL
Bartow Marketplace                      13,475,000      6,098,178
18,308,271        4,072        6,098,178        18,312,343
  Cartersville, GA
Countryside                              6,720,000      1,117,428
7,478,173        7,071        1,117,428         7,485,244
  Naples, FL
Casselberry Commons                      8,703,000      6,702,658
11,191,912      (83,040)       6,702,658        11,108,872
  Naples, FL

Conway Plaza                             5,000,000      2,215,325
6,332,434        7,857        2,215,325         6,340,291
  Orlando, FL
Pleasant Hill                           17,120,000      4,805,830
29,526,305     (113,755)       4,805,830        29,412,550
  Duluth, GA
Gateway Marketplace                     13,537,500      6,351,847
14,576,809          -          6,351,847        14,576,809
   St. Petersburg, FL
                                       -----------     ----------
-----------      --------      ----------       -----------
Subtotals                              106,361,082     46,633,263
144,395,614     (302,640)      46,628,263       144,097,974

Furniture and Equipment



Total




                                                                        Date
                                                                        Con-

                                                       Accumulated      stru-
Date
                                         Total         Depreciation     cted
Acquired
                                         -----         ------------     ----
--------
Multi-Tenant Retail
-------------------
Lake Walden Square                       14,595,869          656,373    1992
05/99
  Plant City, FL

Merchants Square                          5,754,854          255,521    1993
06/99
  Zephyrhills, FL

Town Center Commons                       9,667,536          273,116    1998
07/99
  Kennesaw, GA

Boynton Commons                          30,417,074          923,295    1998
07/99
  Boynton Beach, FL

Lake Olympia Square (C)                   9,774,504          293,738    1995
09/99
  Ocoee, FL

Bridgewater Marketplace                   5,989,025          199,713    1998
09/99
  Orlando, FL

Bartow Marketplace                       24,410,521          644,187    1995
09/99
  Cartersville, GA

Countryside                               8,602,672          260,259    1997
10/99
  Naples, FL

Casselberry Commons                      17,811,530          330,230    1973/
12/99
  Naples, FL                                                            1998

Conway Plaza                              8,555,616          172,716    1985/
02/00
  Orlando, FL                                                           1999
Pleasant Hill                            34,218,380          450,025    1997/
05/00
  Duluth, GA                                                            2000
Gateway Marketplace                      20,928,656           86,331    1997/
07/00
   St. Petersburg, FL                                                   2000
                                        -----------        ---------

Subtotals                               190,726,237        4,545,504



Furniture and Equipment                      11,998            4,239

                                        -----------        ---------

Total                                   190,738,235        4,549,743





                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


(A) The initial cost to the Company represents the original purchase price of the property from an affiliate of the Advisor, or an unaffiliated third party, including amounts incurred subsequent to acquisition, most of which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties net of payments received under master lease agreements. (Note 6)

(C) When Lake Olympia Square was purchased by an affiliate of our Advisor, $234,145 was escrowed at the closing. At the time of purchase by the Company, $89,400 of these funds remained available to be used on a monthly basis to pay the principal portion of the debt service through July 2000. Accordingly, the net effect of this structure is that the Company had paid only the interest portion of the debt service through July 2000. The cumulative amount received by the Company was $89,400 as of September 30, 2000, which is reflected as an adjustment to the basis of the property.


(6) LEASES

Master Leases
In connection with certain acquisitions, the Company receives payments under master lease agreements on some of the space which was vacant at the time of the purchase, for periods ranging from one to two years after the date of the purchase or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the basis of the property. The cumulative amount of such payments was $340,406 as of September 30, 2000.

Operating Leases
Certain tenant leases contain provisions providing for stepped rent increases and rent abatements. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying consolidated financial statements include an increase of $340,799 for the nine months ended September 30, 2000, of rental income for the period of occupancy for which stepped rent increases apply and $475,916 in the related accounts and rents receivable as of September 30, 2000. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


(7) MORTGAGES PAYABLE

Mortgages payable consist of the following at September 30, 2000:


                                          Current
                    Balance at
                                          Interest        Maturity
Monthly               September
Property as Collateral                      Rate             Date
Payments               30, 2000
----------------------                    --------        ---------
--------        -      --------
Lake Walden Square                      7.63%          11/2007              $
72,584 (a)             $  9,969,698
Merchants Square                        7.25%          11/2008
     (b)                3,167,437
Town Center Commons                     7.00%          04/2006
     (b)                4,750,000
Boynton Commons                         7.21%          03/2006
     (b)               15,125,000
Lake Olympia Square                     8.25%          04/2007
50,978 (a)                5,805,947
Bridgewater Marketplace                 8.37%          09/2006
     (c)                2,987,500
Bartow Marketplace                      8.12%          09/2004
     (c)               13,475,000
Countryside                             8.37%          03/2001
     (c)                6,720,000
Casselberry Commons                     7.64%          04/2006
     (b)                8,703,000
Conway Plaza                            8.27%          06/2005
     (c)                5,000,000
Pleasant Hill Square                    8.02%          06/2005
     (c)               17,120,000
Gateway Marketplace                     8.53%          08/2001
     (c)                4,512,500
Gateway Marketplace                     7.94%          06/2005
     (b)                9,025,000

                    -------------


                     $106,361,082

                    =============


(a) Payments include principal and interest at a fixed rate.

(b) Payments include interest only at a fixed rate.

(c) Payments include interest only. Payments on these mortgages adjust monthly and are calculated based on a floating rate over LIBOR.

  All of these mortgages are serviced by an affiliate of the Advisor on behalf of the Company. The affiliate receives servicing fees at a market rate for such services.

  In certain circumstances the Company may secure recourse financing or provide a guaranty to lenders if it believes this will result in more favorable terms offered the Company.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


(8) ACQUISITION NOTE PAYABLE

When Gateway Marketplace was purchased, the Company issued a $2,800,000 note payable to the seller to be paid off when a tenant representing 35,000 square feet takes possession and begins regularly scheduled rents. This note was paid off on October 26, 2000, when these events occurred.

(9) SEGMENT REPORTING

The Company owns and seeks to acquire multi-tenant shopping centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. All of the Company's shopping centers are located within Florida and Georgia. The Company's shopping centers are typically anchored by grocery and drug stores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

The property revenues and net property operations of the reportable segments are summarized in the following tables as of September 30, 2000 and 1999, and for the nine month periods then ended, along with a reconciliation to net income.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

Property asset information is as of September 30, 2000 and December 31, 1999.



 2000                    1999

------------            --------

Total property revenues                                                     $
15,055,429              2,326,837
Total property operating
 expenses
4,253,898                717,681
Mortgage interest
5,991,581                967,363

------------           ------------

Net property operations
4,809,950                641,793

------------           ------------

Interest and dividend income
  557,988                 98,758
Other income
  119,701                    100
Less non property expenses:
  Professional services
  149,540                 60,288
  General and administrative
  313,219                104,306
  Advisor asset management fee
   90,000                    --
  Acquisition costs expensed
  110,033                 25,281
  Depreciation and amortization
3,451,721                480,809

------------           ------------

Net income
$1,373,126                 69,967

Total Assets
  Investment properties
$186,188,492            126,009,792
  Non-segment assets
16,500,405             17,978,344

------------           ------------

$202,688,897            143,988,136

============            ============



(10)  EARNINGS PER SHARE

Basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by reflecting the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

As of September 30, 2000, warrants to purchase 409,290 shares of common stock at a price of $12.00 per share were outstanding, but were not included in the computation of diluted EPS because the exercise price of such warrants was greater than the average market price of common shares. The weighted average number of common shares outstanding were 7,595,911 and 1,289,409 for the nine month period ended September 30, 2000 and 1999, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


(11) COMMITMENT AND CONTINGENCIES

On behalf of the Company, the advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

The Company is not subject to any material pending legal proceeding.


(12)  SUBSEQUENT EVENTS

The Company paid distributions of $626,099 and $707,975 to its stockholders in October and November, 2000, respectively.

On October 26, 2000, the Company paid off the $2,800,000 acquisition note payable issued in connection with its acquisition of Gateway Market Place in St. Petersburg, FL, with $2,100,000 of additional funds from the existing mortgage payable and $700,000 of its own cash.

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors
Inland Retail Real Estate Trust, Inc.:

We have audited the consolidated financial statements of Inland Retail Real Estate Trust, Inc. (the Company) as listed in the accompanying index. In connection with the audit of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Retail Real Estate Trust, Inc. as of December 31, 1999 and the results of their operations and their cash flows for the year ended December 31, 1999, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                                        KPMG LLP


Chicago, Illinois
February 15, 2000, except as
to Note 10 which is as of
March 23, 2000

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)


                           Consolidated Balance Sheet

                                December 31, 1999


                                     ASSETS



            1999

         ---------------
Investment Properties (Note 4):
  Land
  $           33,260,261
  Tenant improvement
                 201,418
  Building and site improvements
              93,765,247

         ---------------


             127,226,926
  Less accumulated depreciation
               1,226,910

         ---------------

Net investment properties
             126,000,016

Cash and cash equivalents
              14,869,164
Restricted cash (Note 1)
               1,246,889
Accounts and rents receivable (Note 6)
               1,331,213
Real estate tax and insurance escrows
                 227,123
Furniture and equipment (net of accumulated depreciation of $2,413)
                   9,776
Loan fees (net of accumulated amortization of $20,432)
                 164,433
Leasing fees (net of accumulated amortization of $3,346)
                  34,106
Other assets
                 105,416

         ---------------

Total assets
  $          143,988,136

              ==========



          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)


                           Consolidated Balance Sheet
                                   (continued)

                                December 31, 1999


                      LIABILITIES AND STOCKHOLDERS' EQUITY



       1999

  ---------------
Liabilities:
  Accounts payable                                                             $
          74,094
  Accrued offering costs due to affiliates (Note 3)
       1,309,642
  Accrued offering costs due to non-affiliates (Note 3)
       1,554,262
  Accrued interest payable to non-affiliates
         419,003
  Distributions payable (Note 11)
         331,467
  Security Deposits
         232,370
  Mortgages payable (Note 7)
      93,099,852
  Unearned income
           9,585
  Other liabilities
       1,359,209
  Due to affiliates (Note 3)
         582,787

   -------------

    Total liabilities
      98,972,271

   -------------

  Minority interest in partnership
           2,000



Stockholders' Equity:
  Preferred Stock, $.01 par value, 10,000,000 shares authorized, none outstanding
            -
  Common stock, $.01 par value, 100,000,000 Shares authorized;
    5,433,839 issued and outstanding at December 31, 1999
          54,338
  Additional paid-in capital (net of costs of offering of $8,057,059 at December 31, 1999, of which $5,193,155 was paid to affiliates)
      46,188,392
  Accumulated distributions in excess of net income
      (1,228,865)

   --------------

    Total stockholders' equity
      45,013,865

   -------------

Commitments and contingencies (Notes 5, 6 and 10)

Total liabilities and stockholders' equity                                     $
     143,988,136

   ==============




          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)


                      Consolidated Statement of Operations

                      For the year ended December 31, 1999



     1999

-----------------
Income:
  Rental income (Notes 1 and 6)
$       4,339,614
  Additional rental income
       1,452,868
  Interest income
         237,261
  Other income
             350

 ---------------


       6,030,093

 ---------------
Expenses:
  Professional services to affiliates
          22,878
  Professional services to non-affiliates
          53,966
  General and administrative expenses to affiliates
         144,638
  General and administrative expenses to non-affiliates
          63,987
  Property operating expenses to affiliates
         203,235
  Property operating expenses to non-affiliates
       1,668,823
  Mortgage interest to non-affiliates
       2,365,854
  Mortgage interest to affiliates
           2,028
  Depreciation
       1,229,323
  Amortization
          23,778
  Acquisition cost expenses to non-affiliates
          27,788
  Acquisition cost expenses to affiliates
          55,799

 ---------------


       5,862,097

 ---------------
Net income
$         167,996

      ==========

Net income per common share, basic and diluted
$             .07

      ==========

Weighted average number of common shares outstanding, basic   and diluted
       2,522,628

      ==========



          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)


                 Consolidated Statement of Stockholders' Equity

                      For the year ended December 31, 1999



          ACCUMULATED
                                                    COMMON       ADDITIONAL
PAID-IN      DISTRIBUTIONS IN
                                                    STOCK              CAPITAL
      EXCESS OF NET INCOME            TOTAL
                                                   -------
-------------------   ---------------------     ---------------
Balance at January 1, 1999                         $  200       $       199,800
     $             --          $      200,000

Net income                                             --                    --
               167,996                167,996
Distributions declared ($.72 per weighted
average number of common   shares outstanding)         --                    --
             (1,396,861)            (1,396,861)
Proceeds from offering including DRP   (net of
offering costs of $8,057,059)                       54,138            45,988,592
                     --              46,042,730
                                                ----------           -----------
            -----------             ----------

Balance at December 31, 1999                     $  54,338          $ 46,188,392
           $ (1,228,865)           $ 45,013,865
                                                 =========           ===========
          =============            ============


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      Consolidated Statement of Cash Flows

                      For the year ended December 31, 1999



                                                                            1999

-------------------
Cash flows from operating activities:
  Net income                                                       $
167,996
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation
1,229,323
    Amortization
23,778
    Interest escrow
41,178
    Rental income under master lease
172,109
    Straight line rental income
(135,116)
    Changes in assets and liabilities:
      Accounts and rents receivable
(1,196,097)
      Other assets
(105,416)
      Real estate tax and insurance escrows
(227,123)
      Accrued interest payable to non-affiliates
419,003
      Accounts payable
74,094
      Unearned income
9,585
      Other liabilities
1,359,209
      Security deposits
232,370
      Due to affiliates
582,787

--------------
Net cash provided by operating activities
2,647,680

--------------
Cash flows from investing activities:
  Restricted cash
(1,246,889)
  Purchase of investment properties
(32,910,559)
  Furniture and equipment
(12,189)
  Additions to investment properties
(219,886)
  Leasing fees
(37,452)

---------------
Net cash used in investing activities
(34,426,975)

--------------
Cash flows from financing activities:
  Proceeds from offering
54,099,789
  Payment of offering costs
(5,193,155)
  Principal payments of debt
(1,209,916)
  Loan fees
(184,865)
  Distributions paid
(1,065,394)

---------------
Net cash provided by financing activities
46,446,459
Net increase in cash and cash equivalents
14,667,164
Cash and cash equivalents at January 1, 1999
202,000

--------------

Cash and cash equivalents at end of year                           $
14,869,164

==========


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      Consolidated Statement of Cash Flows
                                   (continued)

                      For the year ended December 31, 1999


Supplemental schedule of noncash investing and financing activities:



                                                                            1999

---------------
Purchase of investment properties                                    $
127,220,327
Assumption of mortgage debt
94,309,768

----------------

                                                                     $
32,910,559

===========


Distributions payable                                                $
331,467

===========

Cash paid for interest                                               $
1,948,879

===========





        See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements

                      For the year ended December 31, 1999

(1) Organization and Basis of Accounting

Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. It is anticipated that the Company will initially focus on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an affiliate of the Company, is the advisor to the Company. On February 11, 1999, the Company commenced an initial public offering ("Offering"), on a best efforts basis of 50,000,000 shares of common stock ("Shares") at $10 per Share and 4,000,000 Shares at $9.50 per Share which may be distributed pursuant to the Company's Distribution Reinvestment Program ("DRP"). As of December 31, 1999, the Company had received subscriptions for a total of 5,390,632 Shares. In addition the Company has distributed 43,207 Shares pursuant to the Company's DRP.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under section 856 through 860 of the Internal Revenue Code of 1986. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to Federal income tax to the extent it distributes at least 95% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income.

The preparation of consolidated financial statements in conformity with Generally Accepted Accounting Principle ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Statement of Financial Accounting Standards No. 121 requires the Company to record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from operations and sale of properties. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the properties estimated fair value. As of December 31, 1999, the Company does not believe any such impairment of its properties exists.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates market.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                      For the year ended December 31, 1999


Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 30 years and 15 years for the site improvements. Furniture and equipment is depreciated over five years. Tenant improvements are amortized on a straight-line basis Over the life of the related leases.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loans.

Offering costs are offset against the stockholders' equity accounts and consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheet.

The Company believes that the interest rates associated with the mortgages payable approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable approximate their fair value.

The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to affiliates and non-affiliates, accrued interest payable to non-affiliates, accrued real estate taxes, distributions payable and due to affiliates approximate fair value because of the relatively short maturity of these instruments.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 "Revenue Recognition in Financial Statements." The staff determined that a lessor should defer recognition of contingent rental income (i.e., percentage/excess rent) until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                      For the year ended December 31, 1999


(2) Basis of Presentation

The accompanying Consolidated Balance Sheet includes the accounts of the Company, as well as the accounts of the operating partnership in which the Company has an approximately 99% controlling general partner interest and all wholly owned subsidiaries. The Advisor owns the remaining approximately 1% limited partner common units in the operating partnership for which it paid $2,000 and which is reflected as a minority interest in the accompanying Consolidated Balance Sheet. The effect of all significant intercompany transactions have been eliminated.

(3) Transactions with Affiliates

As of December 31, 1999, the Company had incurred $8,057,059 of offering costs, of which $5,193,155 was paid to affiliates. Pursuant to the terms of the Offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the Offering ("Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of Gross Offering Proceeds. As of December 31, 1999, offering costs did not exceed the 5.5% and 15% limitations and the Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the Advisor.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the Offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance from the Company in connection with the Offering. Such costs are offset against the Stockholders' equity accounts. During the year, such costs totaled $4,786,547, of which $896,544 was unpaid at December 31, 1999.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the administration of the Company. Such costs are included in professional services to affiliates and general and administrative expenses to affiliates. The Company incurred $683,055 of these costs, of which $549,089 remained unpaid.

The Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                      For the year ended December 31, 1999

The Advisor may receive an annual advisor asset management fee of not more than 1% of the Company's average invested assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company
(i) to the extent that the advisor asset management fee plus other operating expenses paid during the previous calendar year exceed 2% of the Company's average invested assets for the calendar year or 25% of the Company's net income for that calendar year; and (ii) to the extent that stockholders have not received an annual distribution equal to or greater than the 7% current return. For the year ended December 31, 1999, the Company has neither paid nor accrued such fees because the Advisor indicated that it would forego such fees.

The property manager, an entity owned principally by individuals who are affiliates of the Advisor, is entitled to receive property management fees for management and leasing services. The Company incurred and paid property management fees of $225,665 for the year ended December 31, 1999, of which $203,235 were retained by that property manager. The balance was paid to an unaffiliated property manager.

(4) Stock Option Plan and Soliciting Dealer Warrants

The Company adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 Shares following their becoming a Director and for the grant of additional options to acquire 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 2000 if the Independent Director is a member of the board of directors on such date. The options for the initial 3,000 Shares to be granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $9.05 per Share. The subsequent options will be exercisable at the fair market value of a Share on the last business day preceding the annual meeting of stockholders, and shall be $9.05 per Share until the earlier of the termination of the Offering or February 11, 2001. As of December 31, 1999, no options had been issued.

In addition to sales commissions, the dealer manager of the Offering ("an affiliate of the Advisor") has the right to purchase one soliciting dealer warrant for $.0008 for each 25 Shares sold by such soliciting dealer during the Offering, subject to state and federal securities laws and subject to the issuance of a maximum of 2,000,000 soliciting dealers warrants to purchase an equivalent number of Shares. The dealer manager intends to reallow such warrants to the soliciting dealers who sold such shares. The holder of a soliciting dealer warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing one year from the date of the first issuance of any of the soliciting dealer warrants and ending five years after February 11, 1999. As of December 31, 1999, these warrants had no value and none had been exercised.

(5) Investment Properties

An affiliate of the Company initially purchased seven of the investment properties on behalf of the Company. The Company subsequently purchased each property from this affiliate at their cost upon receipt of proceeds from the offering.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                      For the year ended December 31, 1999

Pro Forma Information (unaudited)

The Company acquired its investment properties at various times. The following table sets forth certain summary unaudited pro forma operating data as if the acquisitions had been consummated as of the beginning of the previous respective period.


                                                                For the year
                                                                   ended
                                                             December 31, 1999
                                                             -----------------
          Rental income                                  $       11,802,456
          Additional rental income                                3,396,268
          Total revenues                                         15,198,724
          Property operating expenses                             4,399,898
          Total depreciation                                      3,472,981
          Total expenses                                         16,013,522
          Net loss                                                  814,798

The unaudited pro forma operating data are presented for comparative purposes only and are not necessarily indicative of what the actual results of operations would have been for each of the periods presented, nor does such data purport to represent the results to be achieved in future periods.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                      For the year ended December 31, 1999


(6)  Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company receives payments under master lease agreements on some of the space which was vacant at the time of the purchase, for periods ranging from one to two years after the date of the purchase or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The cumulative amount of such payments was $172,109 as of December 31, 1999.

Operating Leases

Minimum lease payments to be received in the future under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:


                                                      Minimum Lease
                                                        Payments
                                                        --------
               2000                                 $       12,333,117
               2001                                         11,594,784
               2002                                         11,077,930
               2003                                         10,380,568
               2004                                          9,162,195
               Thereafter                                   86,706,242
                                                      ----------------

               Total                                $      141,254,836
                                                      ================

Remaining lease terms range from one year to fifty-five years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the property. Such amounts are included in additional rental income.

Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying consolidated financial statements include $135,116 for the period ended December 31, 1999, of rental income for the period of occupancy for which stepped rent increases apply and $135,116 in the related accounts and rents receivable as of December 31, 1999. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                      For the year ended December 31, 1999

(7)  Mortgages Payable

Mortgages payable consist of the following at December 31, 1999:



  Balance at
Property as                            Interest    Maturity        Monthly
 December 31,
Collateral                               Rate        Date          Payment
     1999
----------                               ----        ----          -------
     ----
Mortgages payable to non-affiliates:

Lake Walden Square                      7.63%       11/2007      $72,584 (a)
   $ 10,049,869
Merchants Square                        7.25%       11/2008          (b)
      3,167,437
Town Center Commons                     7.15%       04/2000          (c)
      2,508,000
                                        7.00%       04/2006          (b)
      4,750,000
Boynton Commons*                        8.23%       03/2000          (c)
      7,797,580
                                        7.21%       03/2006          (b)
     15,125,000
Lake Olympia Square                     8.25%       04/2007      50,978 (a)
      5,902,166
Bridgewater Marketplace                 7.15%       09/2000          (c)
      1,792,500
                                        7.15%       09/2006          (c)
      2,987,500
Bartow Marketplace                      6.90%       09/2000          (c)
      4,900,000
                                        6.90%       09/2004          (c)
     13,475,000
Countryside Shopping Center             7.15%       03/2001          (c)
      6,720,000
Casselberry Commons*                    8.30%       04/2000          (c)
      5,221,800
                                        7.64%       04/2006          (b)
      8,703,000


   $ 93,099,852

   ============

(a) Payments include principal and interest.

(b) Payments include interest only at a fixed rate.

(c) Payments include interest only. Payments on these mortgages adjust monthly and are calculated based on a floating rate over LIBOR.

     * Certain of the mortgage payables are subject to guarantees, in which an Affiliate of the Advisor has guaranteed payment on these notes to the lender.

          These mortgages are serviced by an Affiliate of the Advisor on behalf of the Company. The Affiliate receives servicing fees at a market rate for such services.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                      For the year ended December 31, 1999


As of December 31, 1999, the required future principal payments on the Company's mortgages payable over the next five years are as follows:


                 2000                                    $       22,457,441
                 2001                                    $        6,977,199
                 2002                                    $          278,462
                 2003                                    $          303,957
                 2004                                    $       13,828,316


The Company intends to retire its debt as it becomes due, however, in certain individual cases some debt obligations may be restructured or partially retired. These restructured or partial paydowns may occur if the Company's lenders provide favorable terms.

(8) Segment Reporting

The Company owns and seeks to acquire multi-tenant shopping centers in the southeastern states, primarily Florida, Georgia, North Carolina, and South Carolina. All of the Company's shopping centers are currently located within Florida and Georgia. The Company's shopping centers are typically anchored by grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                      For the year ended December 31, 1999

The property revenues and net property operations are summarized in the following tables as of and for the year ended December 31, 1999, along with reconciliation to net income.


                                                    1999
Total property revenues                        $        5,792,482
Total property operating expenses                       1,872,058
Mortgage interest                                       2,367,882
                                                  ---------------

Net property operations                                 1,552,542
                                                  ---------------

Interest income                                           237,261
Other income                                                  350
Less non property expenses:
  Professional services                                    76,844
  General and administrative                              292,212
  Depreciation and amortization                         1,253,101
                                                  ---------------

Net income                                     $          167,996
                                                  ===============
Total Assets:
  Shopping Centers                             $      129,618,034
  Non-segment assets                                   14,370,102
                                                  ---------------

                                               $      143,988,136
                                                  ===============

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                      For the year ended December 31, 1999


(9) Earnings per Share

Basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by reflecting the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

As of December 31, 1999, warrants to purchase 214,223 shares of common stock at a price of $12.00 per share were outstanding, but were not included in the computation of diluted EPS because the warrants exercise price was greater than the average market prices of common shares.

The weighted average number of common shares outstanding were 2,522,628 for the year ended December 31, 1999.

(10) Commitments & Contingencies

The Company is not subject to any material pending legal proceedings.

(11) Subsequent Events

As of March 23, 2000, subscriptions for a total of 6,558,294 Shares were received for total gross Offering proceeds of $65,570,938 and additional 79,684 Shares were issued pursuant to the DRP for $756,998 of additional gross proceeds. Such 6,637,978 Shares and $66,327,936 of gross Offering proceeds do not include 20,000 shares purchased by the Advisor for $200,000.

In January 2000, the Company paid a distribution of $331,467 to its Stockholders. The Company paid a distribution of $361,625 and $370,972 to its Stockholders in February and March 2000, respectively.

On February 9, 2000, the Company purchased a shopping center known as Conway Plaza from an unaffiliated third party for $8,540,363, by paying the entire purchase price in cash. The property is expected to be financed in the future. The Company's wholly owned Florida limited liability company, Inland Southeast Conway, L.L.C., owns the entire fee simple interest in Conway Plaza. The property is located in Orlando, Florida. Two tenants, Publix (a supermarket) and Beall's Outlet store (a discount department clothing store), each lease more than 10% of the total gross leasable area of the property.

On February 29, 2000, the Company decided to increase monthly distributions from a rate of $.75 per share per annum to a rate of $.76 per share per annum. The increase becomes effective April 1, 2000, and will be paid beginning May 7, 2000.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                                  Schedule III
                    Real Estate and Accumulated Depreciation

                                December 31, 1999


                                               Initial Cost
                                                   (A)
                                                   ---


Adjustments
                                                       Buildings and        to
                             Encumbrance      Land      Improvements    Basis
(C)
                             -----------      ----      ------------
---------
MULTI-TENANT RETAIL
  Lake Walden Square
    Plant City, FL            10,049,869    3,006,662    11,549,586
26,378
  Merchants Square
    Zephyrhills, FL            3,167,437      992,225     4,749,818
12,619
  Town Center Commons
    Kennesaw, GA               7,258,000    3,293,792     6,350,835
24,718
  Boynton Commons
    Boynton Beach, FL         22,922,580    8,698,355    21,803,370
(44,855)
  Lake Olympia Square (C)
    Ocoee, FL                  5,902,166    2,567,471     7,306,483
(35,992)
  Bridgewater Marketplace
    Orlando, FL                4,780,000      783,492     5,221,618
(566)
  Bartow Marketplace
    Cartersville, GA          18,375,000    6,098,178    18,308,271
236
  Countryside
    Naples, FL                 6,720,000    1,117,428     7,478,173
6,893
  Casselberry Commons
    Casselberry, FL           13,924,800    6,702,658    11,191,912
17,168
                              ----------    ---------    ----------
------

Totals                        93,099,852   33,260,261    93,960,066
6,599
                             ==========   ===========   ==========
=========


                                         Gross amount at which carried
                                              at end of period (B)
                                              --------------------

    Date

Accumulated    Con-
                                          Buildings and     Total
Depreciation    stru     Date
                                 Land      Improvements      (D)          (E)
    cted     Acq
                                 ----      ------------      ---          ---
    ----     ---
MULTI-TENANT RETAIL
  Lake Walden Square
    Plant City, FL             3,006,662    11,575,964   14,582,626      303,471
    1992     05/99
  Merchants Square
    Zephyrhills, FL              992,225     4,762,437    5,754,662      110,827
    1993     06/99
  Town Center Commons
    Kennesaw, GA               3,293,792     6,375,553    9,669,345      122,074
    1998     07/99
  Boynton Commons
    Boynton Beach, FL          8,698,355    21,758,515   30,456,870      328,364
    1998     07/99
  Lake Olympia Square (C)
    Ocoee, FL                  2,567,471     7,270,491    9,837,962       90,823
    1995     09/99
  Bridgewater Marketplace
    Orlando, FL                  783,492     5,221,052    6,004,544       61,300
    1998     09/99
  Bartow Marketplace
    Cartersville, GA           6,098,178    18,308,507   24,406,685      162,734
    1995     09/99
  Countryside
    Naples, FL                 1,117,428     7,485,066    8,602,494       47,317
    1997     10/99
  Casselberry Commons
    Casselberry, FL            6,702,658    11,209,080   17,911,738          -
 1973/1998   12/99
                               ---------    ----------   ----------   ----------

Totals                        33,260,261    93,966,665  127,226,926    1,226,910
                             ===========   ==========     =========   =========

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                            Schedule III (continued)
                    Real Estate and Accumulated Depreciation

                                December 31, 1999


Notes:

(A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B) The aggregate cost of real estate owned at December 31, 1999 for federal income tax purposes was approximately $127,253,000 (unaudited).

(C) Adjustments to basis include additions to investment properties net of payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.

(D)  Reconciliation of real estate owned:


                                                           1999
     Balance at beginning of year                    $         -
     Purchases of property                              127,220,327
     Additions                                              219,886
     Payments received under master leases
     and other obligations                                 (213,287)
                                                           ---------

     Balance at end of year                          $  127,226,926
                                                       =============

(E)  Reconciliation of accumulated depreciation:

     Balance at beginning of year                    $         -
     Depreciation expense                                 1,226,910
                                                          ---------

     Balance at end of year                          $    1,226,910
                                                       ============

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                               September 30, 2000
                                   (unaudited)


The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties indicated in Note B had occurred on September 30, 2000.

This unaudited Pro Form Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2000, nor does it purport to represent our future financial position. No pro forma adjustments were made for Columbia Promenade or West Oaks Town Center as the property's construction was not completed until October 2000. No pro forma adjustments were made for Universal Plaza as construction had not begun as of September 30, 2000. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                               September 30, 2000
                                   (unaudited)



 Pro Forma
                                                                   (A)
Adjustments
                                                               Historical
    (B)             Pro Forma
                                                               ----------
    ---             ---------
Assets
------

Net investment properties                                  $     186,188,492
   40,725,000        226,913,492
Cash                                                              11,365,111
        -             11,365,111
Investment in securities                                             660,066
        -                660,066
Restricted cash                                                      905,805
        -                905,805
Accounts and rents receivable                                      2,060,671
        -              2,060,671
Real Estate Tax and Insurance escrows (E)                            451,892
        -                451,892
Furniture and Equipment                                                -
        -                  -
Loan fees, net                                                       552,001
      100,000            652,001
Leasing fees, net                                                     48,165
        -                 48,165
Deferred acquisition costs                                           302,891
        -                302,891
Other assets                                                         153,803
        -                153,803
                                                              --------------
-------------      -------------

Total assets                                               $     202,688,897
   40,825,000        243,513,897
                                                              ==============
=============      =============

Liabilities and Stockholders' Equity

Accounts payable                                                     186,796
        -                186,796
Accrued offering costs                                             1,773,995
        -              1,773,995
Accrued interest payable                                             590,568
        -                590,568
Real estate taxes payable                                          1,379,417
        -              1,379,417
Distribution payable                                                 626,099
        -                626,099
Security deposits                                                    313,583
        -                313,583
Mortgages payable (D)                                            106,361,082
   12,200,000        118,561,082
Acquisition note payable                                           2,800,000
        -              2,800,000
Unearned income                                                      125,478
        -                125,478
Other liabilities                                                  1,221,700
        -              1,221,700
Due to Affiliates                                                  1,626,076
        -              1,626,076
                                                              --------------
-------------      -------------

Total liabilities                                                117,004,794
   12,200,000        129,204,794

Minority interest in partnership (C)                                   2,000
        -                  2,000

Common Stock                                                         104,098
       33,284            137,382
Additional paid-in capital (net of Offering costs)                89,759,025
   28,591,716        118,350,741
Accumulated distributions in excess of net income                 (4,181,232)
          -           (4,181,232)
Accumulated other comprehensive income                                   212
          -                  212
                                                              --------------
-------------      -------------

Total stockholders' equity                                        85,682,103
   28,625,000        114,307,103
                                                              --------------
-------------      -------------

Total liabilities and stockholders' equity                 $     202,688,897
   40,825,000        243,513,897
                                                              ==============
=============      =============

         See accompanying notes to pro forma consolidated balance sheet.

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                               September 30, 2000
                                   (unaudited)


(A) The historical column represents our Consolidated Balance Sheet as of September 30, 2000. As of September 30, 2000, the Company had sold 10,245,307 Shares to the public resulting in gross proceeds of $102,035,237 and an additional 184,015 Shares pursuant to the DRP for $1,748,143 of additional gross proceeds. In addition, we have received the Advisor's capital contribution of $200,000 for which it was issued 20,000 Shares. As of September 30, 2000, the Company has repurchased a total of 39,533 Shares through the Company's Share Repurchase Program for a total of $357,774.

(B) The pro forma adjustments reflect the acquisition of the following property:



             Sand Lake
                                                          Lowe's             K
Mart            Corners             Total
                                                          ------
------            -------             -----
Assets
------

Net investment in properties                      $          9,450,000
9,050,000        22,225,000         40,725,000
Cash                                                            -
  -                 -                  -
Restricted cash                                                 -
  -                 -                  -
Loan fees, net                                                  -
  -                100,000            100,000
Other assets                                                    -
  -                 -                  -

-------------------------------------------------------------------------

Total assets                                      $          9,450,000
9,050,000        22,325,000         40,825,000

=========================================================================

Liabilities and Stockholders' Equity
------------------------------------

Accrued real estate taxes                                       -
  -                 -                  -
Security deposits                                               -
  -                 -                  -
Mortgages payable                                               -
  -             12,200,000         12,200,000
Other liabilities                                               -
  -                 -                  -

-------------------------------------------------------------------------

Total liabilities                                               -
  -             12,200,000         12,200,000

Common Stock                                                    10,988
  10,523            11,773             33,284
Additional paid in capital (net of
  Offering costs)                                            9,439,012
9,039,477        10,113,227         28,591,716

-------------------------------------------------------------------------

Total stockholders equity                                    9,450,000
9,050,000        10,125,000         28,625,000

-------------------------------------------------------------------------

Total liabilities and stockholders'
  equity                                          $          9,450,000
9,050,000        22,325,000         40,825,000

=========================================================================

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                               September 30, 2000
                                   (unaudited)


(C) The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partnership common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest.

(D) Represents a first mortgage loan to be originated in conjunction with the acquisition of the property.

(E) Additional offering proceeds of $33,284,000, net of additional offering costs of $4,659,000 are reflected as received as of September 30, 2000, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(F) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2000
                                   (unaudited)


The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 1999.


This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2000, nor does it purport to represent our future financial position. The pro forma adjustment for Sand Lake Corners is based on a completion date of June 1999. No pro forma adjustments were made for Columbia Promenade or West Oaks Town Center as the property's construction was not completed until October 2000. No pro forma adjustments were made for Universal Plaza as construction had not begun as of September 30, 2000. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2000
                                   (unaudited)



      Pro Forma
                                                                     Historical
     Adjustments
                                                                        (A)
         (B)           Pro Forma

---------------------------------------------------
Rental income                                                  $
11,911,261        4,618,011        16,529,272
Percentage rental income                                                    -
           57,900            57,900
Additional rental income
3,144,168          576,784         3,720,952
Interest income
557,988            -               557,988
Other income
119,701            -               119,701

---------------------------------------------------

Total income
15,733,118        5,252,695        20,985,813

==================================================

Professional services
149,540            -               149,540
General and administrative expenses
313,219            -               313,219
Advisor asset management fee (C)
90,000          301,732           391,732
Property operating expenses
3,582,982          692,544         4,275,526
Management fee (G)
670,916          237,355           908,271
Interest expense (H)
5,991,581        1,741,458         7,733,039
Acquisition costs expensed
110,033            -               110,033
Depreciation (D)
3,320,421        1,416,014         4,736,435
Amortization
131,300           79,506           210,806

--------------------------------------------------

Total expenses
14,359,992        4,468,609        18,828,601

--------------------------------------------------

Net income before comprehensive income
1,373,126          784,086         2,157,212

Unrealized holding gain on investment securities
212            -                   212

--------------------------------------------------

Net income applicable to common shareholders (F)
1,373,338          784,086         2,157,424

==================================================

Weighted average number of shares of common stock
outstanding (E)
7,595,911                         10,924,311

=================                  ===============

Basic and diluted net income per weighted average shares
of common stock outstanding (E)
 .18                                .20

=================                  ===============


    See accompanying notes to pro forma consolidated statement of operations.

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2000
                                   (unaudited)


(A) Historical information represents the historical statement of operations of the Company for the nine months ended September 30, 2000 as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for acquisitions are as though they were acquired January 1, 1999.



                                                              Pleasant
Gateway
                                              Conway            Hill
Market
                                              Plaza            Square
Center           Lowe's

--------------------------------------------------------------------
Rental income                                      51,435       1,011,548
   956,517          682,497
Percentage rental income                            -                -
      -                -
Additional rental income                            6,690         174,251
   179,843             -

--------------------------------------------------------------------

Total income                                       58,125       1,185,799
 1,136,360          682,497

--------------------------------------------------------------------

Advisor asset management fee                       10,600          85,854
    52,560           35,438
Property operating expenses                        19,674         200,289
   200,881             -
Management fee                                      3,615          53,360
    51,134           30,712
Interest expense                                    -             500,098
   555,110             -
Depreciation                                       21,500         360,120
   270,800          177,188
Amortization                                        -              11,502
    53,004             -

--------------------------------------------------------------------

Total expenses                                     55,389       1,211,223
 1,183,489          243,338

--------------------------------------------------------------------

Net income (loss)                                   2,736         (25,424)
   (47,129)         439,159

===================================================================



                                                              Sand Lake
Total
                                              K Mart           Corners
Pro Forma

---------------------------------------------------
Rental income                                     669,536       1,246,478
 4,618,011
Percentage Rental                                  57,900            -
    57,900
Additional rental income                            -             216,000
   576,784

---------------------------------------------------

Total income                                      727,436       1,462,478
 5,252,695

---------------------------------------------------

Advisor asset management fee                       33,937          83,343
   301,732
Property operating expenses                         -             271,700
   692,544
Management fee                                     32,734          65,800
   237,355
Interest expense                                    -             686,250
 1,741,458
Depreciation                                      169,688         416,718
 1,416,014
Amortization                                        -              15,000
    79,506

---------------------------------------------------

Total expenses                                    236,359       1,538,811
 4,468,609

---------------------------------------------------

Net income (loss)                                 491,077         (76,333)
    784,086

===================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2000
                                   (unaudited)


(C) The advisor asset management fee will be subordinated to the shareholders' receipt of a stated return. The advisor asset management fee has been calculated as .5% of the cost of acquisition of the properties, based on the Company's projection of the amount to be subordinated.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(E) The pro forma weighted average shares of common stock outstanding for the nine months ended September 30, 2000 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) The net income (loss) allocable to the minority interest is immaterial, and therefore, has been excluded.

(G)  Management fees are calculated as 4.5% of gross revenues.

(H) As part of the acquisition of certain of these properties, the Company originated debt. The pro forma adjustments relating to interest expense were based on the following terms:

     Pleasant Hill Square

     The Company purchased this property with the proceeds of a new first mortgage in the amount of approximately $17,120,000. The note bears an annual interest rate of 140 basis points over LIBOR (which equates to a current interest rate of 8.02%).

     Gateway Market Center

     The Company purchased this property with the proceeds of a new mortgage, which secures two promissory notes in the aggregate principal amount of $15,637,000. One promissory note is in the principal amount of $10,425,000, requires monthly payments of interest only at a fixed rate of 7.94% and is due August 2005. The other note is in the principal amount of $5,212,000, requires monthly payments of interest only at a floating rate per annum of 190 basis points over a 30-day LIBOR rate (which equates to a current interest rate of 8.53%), and is due August 2001. At the time of the purchase, the lender funded $9,025,000 and $4,512,000 respectively of these two notes. The balances of $1,400,000 and $700,000, respectively, will be funded at the time of the purchase of the Home Place of America building.


     Sand Lake Corners

     The Company intends to purchase this property with the proceeds of a new first mortgage in the amount of $12,200,000. The pro forma adjustment assumes an interest only rate of 7.5% for five years.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 1999
                                   (unaudited)


The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 1999.


This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1999, nor does it purport to represent our future financial position. The pro forma adjustment for Sand Lake Corners is based on a completion date of June 1999. No pro forma adjustments were made for Columbia Promenade or West Oaks Town Center as the property's construction was not completed until October 2000. No pro forma adjustments were made for Universal Plaza as construction had not begun as of September 30, 2000. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 1999
                                   (unaudited)



Pro Forma
                                                                Historical
Adjustments
                                                                    (A)
 (B)          Pro Forma
                                                                ----------
-----------     -----------
Rental income                                                   $4,339,614
13,835,764      18,175,378
Percentage rental income                                               -
 162,727         162,727
Additional rental income                                         1,452,868
2,663,937       4,116,805
Interest income                                                    237,261
     -           237,261
Other income                                                           350
     -               350
                                                                ----------
-----------     -----------

Total income                                                     6,030,093
16,662,428      22,692,521
                                                                ==========
===========     ===========

Professional services                                               76,844
     -            76,844
General and administrative expenses                                208,625
     -           208,625
Advisor asset management fee (C)                                       -
1,157,025       1,157,025
Property operating expenses                                      1,646,393
3,197,692       4,844,085
Management fee (G)                                                 225,665
 753,238         978,903
Interest expense (H)                                             2,367,882
7,908,092      10,275,974
Acquisition costs expensed                                          83,587
     -            83,587
Depreciation (D)                                                 1,229,323
4,809,011       6,038,334
Amortization                                                        23,778
  20,000          43,778
                                                                ----------
-----------     -----------

Total expenses                                                   5,862,097
17,845,058      23,707,155
                                                                ==========
===========     ===========

Net income (loss) applicable to common shareholders (F)            167,996
(1,182,630)     (1,014,634)
                                                                ==========
===========     ===========

Weighted average number of shares of common stock
outstanding (E)                                                  2,522,628
              10,749,700
                                                                ==========
             ===========

Basic and diluted net income (loss) per weighted average
shares of common stock outstanding (E)                                 .07
                    (.09)
                                                                ==========
             ===========


   See accompanying notes to pro forma consolidated statement of operations.

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 1999
                                   (unaudited)

(A) Historical information represents the historical statement of operations of the Company for the year ended December 31, 1999 as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for acquisitions are as though they were acquired January 1, 1999.

                                   Lake        Merchants       Town
Lake           Boynton
                                  Walden        Square        Center
Olympia         Commons
                                ----------    ----------    ----------
----------     ----------
Rental income                   $  571,000       245,000       359,529
567,413      1,387,674
Percentage rental income               -             -             -
 -              -
Additional rental income           183,000       122,555        91,961
149,668        364,195
                                ----------    ----------    ----------
----------     ----------

Total income                       754,000       367,555       451,490
717,081      1,751,869
                                ==========    ==========    ==========
==========     ==========


Advisor asset management fee        72,900        28,700        48,300
49,100        152,200
Property operating expenses        186,165        90,189        84,921
161,885        517,421
Management fee                      33,930        16,540        20,317
32,269         82,266
Interest expense                   286,988       133,720       266,000
326,312        922,360
Depreciation                       149,186        80,173       121,687
182,114        459,802
                                ----------    ----------    ----------
----------     ----------

Total expenses                     729,169       349,322       541,225
751,680      2,134,049
                                ----------    ----------    ----------
----------     ----------

Net income (loss)                   24,831        18,233       (89,735)
(34,599)      (382,180)
                                ==========    ==========    ==========
==========     ==========

                                                           Countryside
                               Bridgewater     Bartow        Shopping
Casselberry       Conway
                               Marketplace   Marketplace      Center
Commons          Plaza
                               -----------   -----------   -----------
-----------     ----------

Rental income                      279,320     1,747,468       648,397
1,790,825        483,054
Percentage rental income               -          63,717           -
 -              -
Additional rental income            74,564        82,535       127,579
571,837         98,614
                                ----------    ----------    ----------
----------     ----------

Total income                       353,884     1,893,720       775,976
2,362,662        581,668

Advisor asset management fee        30,000       122,000        43,000
89,500         42,500
Property operating expenses         86,821        41,168       198,943
650,051        172,708
Management fee                      15,925        85,217        34,919
106,319         26,175
Interest expense                   222,748       946,772       399,280
1,098,318            -
Depreciation                       122,089       488,010       227,448
405,687        258,083
                                ----------    ----------    ----------
----------     ----------

Total expenses                     477,583     1,683,167       903,590
2,349,875        499,466
                                ----------    ----------    ----------
----------     ----------


Net income (loss)                 (123,699)      210,553      (127,614)
12,787         82,202
                                ==========    ==========    ==========
==========     ==========

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 1999
                                   (unaudited)


                                   Pleasant       Gateway
                                     Hill          Market
                                    Square         Center         Lowe's
K Mart
                                  ----------     ----------     ----------
----------
Rental income                      2,345,409        777,273        909,996
892,715
Percentage rental income                 -           21,812            -
 77,198
Additional rental income             430,874        241,003            -
    -
                                  ----------     ----------     ----------
----------

Total income                       2,776,283      1,040,088        909,996
969,913
                                  ==========     ==========     ==========
==========

Advisor asset management fee         171,200        104,000         47,250
 45,250
Property operating expenses          495,461        306,611            -
    -
Management fee                       124,932         46,803         40,950
 43,646
Interest expense                   1,289,136      1,101,458            -
    -
Depreciation                       1,074,420        500,000        236,250
226,259
                                  ----------     ----------     ----------
----------

Total expenses                     3,155,149      2,058,872        324,450
315,146
                                  ----------     ----------     ----------
----------

Net income (loss)                   (378,866)    (1,018,784)       585,546
654,767
                                  ==========     ==========     ==========
==========



                                   Sand Lake          Total
                                    Corners         Pro Forma
                                  -----------     -----------
Rental income                         830,691      13,835,764
Percentage rental income                  -           162,727
Additional rental income              125,552       2,663,937
                                  -----------     -----------

Total income                          956,243      16,662,428
                                  ===========     ===========

Advisor asset management fee          111,125       1,157,025
Property operating expenses           205,348       3,197,692
Management fee                         43,000         753,238
Interest expense                      915,000       7,908,092
Depreciation                          277,812       4,809,011
Amortization                           20,000          20,000
                                  -----------     -----------

Total expenses                      1,572,315      17,845,058
                                  -----------     -----------

Net income (loss)                    (616,072)     (1,182,630)
                                  ===========     ===========

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 1999
                                   (unaudited)

Acquisition of Conway Plaza, Orlando, Florida

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1999 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                           Conway Plaza

--------------------------------------------------------------------------------
-------------------
                                                              *As            Pro
Forma
                                                            Reported
Adjustments        Total

--------------------------------------------------------------------------------
-------------------
       Rental income                                           $ 483,054
       -         483,054
       Additional rental income                                   98,614
       -          98,614

--------------------------------------------------------------------------------
-------------------

       Total income                                              581,668
       -         581,668

--------------------------------------------------------------------------------
-------------------

       Advisor asset management fee                                    -
  42,500          42,500
       Property operating expenses                               172,708
       -         172,708
       Management fees                                            25,929
     246          26,175
       Depreciation                                                    -
 258,083         258,083

--------------------------------------------------------------------------------
-------------------

       Total expenses                                            198,637
 300,829         499,466

--------------------------------------------------------------------------------
-------------------

       Net income (loss)                                       $ 383,031
(300,829)          82,202

================================================================================
===================


Acquisition of Pleasant Hill Square, Duluth, Georgia

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1999 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                       Pleasant Hill Square

--------------------------------------------------------------------------------
-------------------
                                                              *As            Pro
Forma
                                                            Reported
Adjustments        Total

--------------------------------------------------------------------------------
-------------------
       Rental income                                         $ 2,345,409
       -       2,345,409
       Additional rental income                                  430,874
       -         430,874

--------------------------------------------------------------------------------
-------------------

       Total income                                            2,776,283
       -       2,776,283

--------------------------------------------------------------------------------
-------------------

       Advisor asset management fee                                    -
 171,200         171,200
       Property operating expenses                               495,461
       -         495,461
       Management fees                                            72,079
  52,853         124,932
       Interest expense                                                -
1,289,136       1,289,136
       Depreciation                                                    -
1,074,420       1,074,420

--------------------------------------------------------------------------------
-------------------

       Total expenses                                            567,540
2,587,609       3,155,149

--------------------------------------------------------------------------------
-------------------

       Net income (loss)                                     $ 2,208,743
(2,587,609)       (378,866)

================================================================================
===================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 1999
                                   (unaudited)

Acquisition of Gateway Market Center, St. Petersburg, Florida

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1999 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                     Gateway Market Center

--------------------------------------------------------------------------------
-------------------
                                                              *As            Pro
Forma
                                                            Reported
Adjustments        Total

--------------------------------------------------------------------------------
-------------------
       Rental income                                           $ 777,273
  -             777,273
       Percentage rental income                                   21,812
  -              21,812
       Additional rental income                                  241,003
  -             241,003

--------------------------------------------------------------------------------
-------------------

       Total income                                            1,040,088
  -           1,040,088

--------------------------------------------------------------------------------
-------------------

       Advisor asset management fee                               -
104,000         104,000
       Property operating expenses                               306,611
  -             306,611
       Management fees                                            51,157
 (4,354)         46,803
       Interest expense                                           -
1,101,458       1,101,458
       Depreciation                                               -
500,000         500,000

--------------------------------------------------------------------------------
-------------------

       Total expenses                                            357,768
1,701,104       2,058,872

--------------------------------------------------------------------------------
-------------------

       Net income (loss)                                       $ 682,320
(1,701,104)     (1,018,784)
       ================================================
==================================================


Several tenants, including two anchor tenants, executed leases during 1999 for new or additional space. In addition, one additional anchor tenant executed a new lease with anticipated occupancy to occur in 2000. As a result, subsequent years base rent and recovery income may differ from the amounts reflected above.

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 1999
                                   (unaudited)

(C) The advisor asset management fee will be subordinated to the shareholders' receipt of a stated return. The advisor asset management fee has been calculated as .5% of the cost of acquisition of the properties, based on the Company's projection of the amount to be subordinated.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(E) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 1999 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) The net income (loss) allocable to the minority interest is immaterial, and therefore, has been excluded.

(G)  Management fees are calculated as 4.5% of gross revenues.

(H) As part of the acquisition of certain of these properties, the Company originated new debt or assumed existing debt. The pro forma adjustments relating to interest expense were based on the following terms:

Lake Walden

Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Walden Square of approximately $10,100,000 in connection with the acquisition. The assumed debt, which originated October 30, 1997, has an annual interest rate of 7.63% and requires monthly principal and interest payments.

In addition, as part of the acquisition, the Company assumed a second mortgage debt of approximately $800,000 due to affiliate with an interest rate of 10.9%.

Merchants Square

Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Merchants Square Shopping Center of approximately $4,300,000 in connection with the acquisition. The assumed debt, which originated October 9, 1998, has an annual interest rate of 7.25% and requires monthly principal and interest payments.

Town Center

Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debts related to Town Center totaling approximately $7,600,000 in connection with the acquisition. The assumed debts, which originated April 13, 1999, have annual interest rates ranging from 7% to 175 basis points over LIBOR (currently 7.0%).

Boynton Commons

As part of the acquisition, the Company assumed the outstanding mortgage debts related to Boynton Commons Shopping Center of approximately $22,900,000. The assumed debts, which were modified March 19, 1999, have annual interest rates of 175 basis points over LIBOR (currently 8.37%) and 7.21%, respectively.

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 1999
                                   (unaudited)

Lake Olympia

Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Olympia totaling approximately $5,933,000 in connection with the acquisition. The assumed debt, which originated June 24, 1998, has an annual interest rate of 8.25% and requires monthly principal and interest payments.

Bridgewater Marketplace

As part of the acquisition, the Company assumed an outstanding mortgage debt of approximately $4,450,000. The debt was modified on September 7, 1999, no prepayment penalties were incurred. The principal balance was increased to approximately $4,780,000 and has an annual interest rate of 175 basis points over LIBOR (currently 8.37%).

Bartow Marketplace

The Company purchased this property with the proceeds of a new first mortgage loan in the amount of $18,375,000. The loan is evidenced by two promissory notes. The notes bear an annual interest rate of 150 basis points over LIBOR (currently 8.12%).

Countryside Shopping Center

Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Countryside Shopping Center of approximately $6,720,000 in connection with the acquisition. The assumed debt, which originated March 31, 1998, has an annual interest rate of 175 basis points over LIBOR (currently 8.37%).

Casselberry Commons

As part of the acquisition, the Company assumed two outstanding debts secured by one mortgage related to Casselberry Commons of approximately $13,924,000 from an affiliate of our Advisor. The assumed debts, which originated April 29, 1999, have annual interest rates of 7.64% and 250 basis points over LIBOR (currently 9.12%), respectively.

Pleasant Hill Square

The Company purchased this property with the proceeds of a new first mortgage in the amount of approximately $17,120,000. The note bears an annual interest rate of 140 basis points over LIBOR (currently 8.02%).

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 1999
                                   (unaudited)


Gateway Market Center

The Company purchased this property with the proceeds of a new mortgage, which secures two promissory notes in the aggregate principal amount of $15,637,000. One promissory note is in the principal amount of $10,425,000, requires monthly payments of interest only at a fixed rate of 7.94% and is due August 2005. The other note is in the principal amount of $5,212,000, requires monthly payments of interest only at a floating rate per annum of 190 basis points over a 30-day LIBOR rate (which equates to a current interest rate of 8.53%), and is due August 2001. At the time of the purchase, the lender funded $9,025,000 and $4,512,000 respectively of these two notes. The balances of $1,400,000 and $700,000, respectively, will be funded at the time of the purchase of the Home Place of America building.


Sand Lake Corners



The Company intends to purchase this property with the proceeds of a new first mortgage in the amount of $12,200,000. The pro forma adjustment assumes an interest only rate of 7.5% for five years.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Conway Plaza for the year ended December 31, 1999. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Conway Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Conway Plaza for the year ended December 31, 1999, in conformity with generally accepted accounting principles.


                                        KPMG LLP


Chicago, Illinois
February 1, 2000

                                  Conway Plaza
        Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1999

Gross income:
  Base and percentage rental income                             $483,054
  Operating expense and real estate tax recoveries                96,237
  Other Income                                                     2,377
                                                                --------

  Total Gross Income                                             581,668
                                                                --------

Direct operating expenses:
  Operating expenses                                              67,609
  Real estate taxes                                               77,772
  Management fees                                                 25,929
  Insurance                                                       23,006
  Utilities                                                        4,321
                                                                --------

  Total direct operating expenses                                198,637
                                                                --------

Excess of gross income over direct operating expenses           $383,031
                                                                ========

See accompanying notes to historical summary of gross income and direct operating expenses.

                                  Conway Plaza
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the Year ended December 31, 1999


1.   Business

     Conway Plaza (Conway) is located in Orlando, Florida. It consists of approximately 119,000 square feet of gross leasable area and was 90% occupied at December 31, 1999. Inland Retail Real Estate Trust, Inc. has signed a sale and purchase agreement for the purchase of Conway from an unaffiliated third party with an anticipated closing date of February 2000.

2.   Basis of Presentation

     The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K/A of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Conway's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Conway to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.   Gross Income

     Conway leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Conway is reimbursed for common area costs, real estate taxes, and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates. Certain of the leases contain additional rental income based on a stated percentage of gross sales over the tenant's annual break point. Percentage rental income of $17,626 is included in Base and Percentage Rental Income.

     Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $17,337 for the year ended December 31, 1999.

     Beginning January 1, 1999, Conway's anchor tenant, occupying approximately 32% of the gross leasable area, underwent significant renovations. During the construction, the tenant ceased operations and payment of base rent and recoveries. As a result of the construction, another significant tenant, occupying approximately 10% of the gross leasable area, ceased base rent payments, as stipulated in their lease. Construction concluded during November 1999. As a result, future base rent and recovery income may differ from the amounts reflected in the Historical Summary.

                                  Conway Plaza
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the Year ended December 31, 1999


Minimum rents to be received from tenants under operating leases in effect or executed at December 31, 1999, are as follows:

                         Year                         Amount
                         ----                       -----------
                         2000                       $   810,059
                         2001                           670,901
                         2002                           557,366
                         2003                           531,109
                         2004                           515,924
                         Thereafter                   4,695,117
                                                    -----------

                                                    $ 7,780,476
                                                    ===========


4.   Direct Operating Expenses

     Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Conway. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

     Conway is managed pursuant to the terms of a management agreement for an annual fee of 4% of base rent collection (as defined). Subsequent to the sale of Conway (note 1), Inland Retail Real Estate Trust, Inc. will execute a management agreement with an affiliate in which an annual management fee would be charged. A new management agreement may cause future operating expenses to differ from the amounts reflected in the Historical Summary.

                                  Conway Plaza
        Historical Summary of Gross Income and Direct Operating Expenses
                      Nine months ended September 30, 2000
                                   (unaudited)

Gross income:
  Base and percentage rental income                             $629,224
  Operating expense and real estate tax recoveries               128,361
  Other income                                                    21,328
                                                                --------

  Total Gross Income                                             778,903
                                                                --------

Direct operating expenses:
  Operating expenses                                             107,747
  Real estate taxes                                               55,445
  Management fees                                                 31,924
  Insurance                                                       15,750
  Utilities                                                        8,243
                                                                --------

  Total direct operating expenses                                219,109
                                                                --------

Excess of gross income over direct operating expenses           $559,804
                                                                ========

See accompanying notes to historical summary of gross income and direct operating expenses.

                                  Conway Plaza
    Notes to Historical Summary of Gross Income and Direct Operating expenses
                      Nine months ended September 30, 2000
                                   (unaudited)


1.   Basis of Presentation

     The Historical Summary of Gross Income and Direct Operating Expenses for the period ended September 30, 2000 has been prepared from operating statements provided by the owners of the property during that period and requires management of Conway Plaza to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

     In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Pleasant Hill Shopping Center for the year ended December 31, 1999. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Pleasant Hill's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Pleasant Hill Shopping Center for the year ended December 31, 1999, in conformity with generally accepted accounting principles.


                                        KPMG LLP


Chicago, Illinois
April 15, 2000

                          Pleasant Hill Shopping Center
        Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1999

Gross income:
  Base rental income                                            $2,345,409
  Operating expense and real estate tax recoveries                 430,874
                                                                ----------

  Total Gross Income                                             2,776,283
                                                                ----------

Direct operating expenses:
  Operating expenses                                               217,693
  Management fees                                                   72,079
  Real estate taxes                                                266,331
  Insurance                                                         11,437
                                                                ----------

  Total direct operating expenses                                  567,540
                                                                ----------

Excess of gross income over direct operating expenses           $2,208,743
                                                                ==========

See accompanying notes to historical summary of gross income and direct operating expenses.

                          Pleasant Hill Shopping Center
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the Year ended December 31, 1999


1.   Business

     Pleasant Hill Shopping Center (Pleasant Hill) is located in Duluth, Georgia. It consists of approximately 221,400 square feet of gross leasable area and was 97% leased and occupied at December 31, 1999. Pleasant Hill has 20 tenant spaces and seven anchor tenants occupying 80% of the total leasable area. Inland Retail Real Estate Trust, Inc. has signed a sale and purchase agreement for the purchase of Pleasant Hill from an unaffiliated third party with an anticipated closing date of May 2000.

2.   Basis of Presentation

     The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post Effective Amendment No. 4 to Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Pleasant Hill's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Pleasant Hill to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.   Gross Income

     Pleasant Hill leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Pleasant Hill is reimbursed for common area costs, real estate taxes, trash removal, water & sewer and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates.

     Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $65,758 for the year ended December 31, 1999.

                          Pleasant Hill Shopping Center
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the Year ended December 31, 1999


Minimum rents to be received from tenants under operating leases in effect or executed at December 31, 1999, are as follows:

                         Year                       Amount
                         ------------------------------------
                         2000                     $ 2,566,188
                         2001                       2,529,609
                         2002                       2,484,992
                         2003                       2,373,780
                         2004                       2,384,905
                         Thereafter                10,748,781
                                                  -----------

                                                  $23,088,255
                                                  ===========


4.   Direct Operating Expenses

     Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Pleasant Hill. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

     Pleasant Hill is managed pursuant to the terms of a management agreement for an annual fee of 4% to 6% of gross revenues (as defined). Subsequent to the sale of Pleasant Hill (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                          Pleasant Hill Shopping Center
        Historical Summary of Gross Income and Direct Operating Expenses
                      Nine months ended September 30, 2000
                                   (unaudited)

Gross income:
  Base and percentage rental income                             $2,227,529
  Operating expense and real estate tax recoveries                 366,172
                                                                ----------

  Total Gross Income                                             2,593,701
                                                                ----------

Direct operating expenses:
  Operating expenses                                               106,425
  Management fees                                                  109,996
  Real estate taxes                                                282,785
  Insurance                                                         21,540
                                                                ----------

  Total direct operating expenses                                  520,746
                                                                ----------

Excess of gross income over direct operating expenses           $2,072,955
                                                                ==========

See accompanying notes to historical summary of gross income and direct operating expenses.

                          Pleasant Hill Shopping Center
    Notes to Historical Summary of Gross Income and Direct Operating expenses
                      Nine months ended September 30, 2000
                                   (unaudited)

1.   Basis of Presentation

     The Historical Summary of Gross Income and Direct Operating Expenses for the period ended September 30, 2000 has been prepared from operating statements provided by the owners of the property during that period and requires management of Pleasant Hill Shopping Center to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

     In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Gateway Market Center for the year ended December 31, 1999. This Historical summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Gateway Market Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Gateway Market Center for the year ended December 31, 1999, in conformity with generally accepted accounting principles.


Chicago, Illinois
June 26, 2000

                              Gateway Market Center
        Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1999

Gross income:
  Base rental income                                            $  777,273
  Operating expense and real estate tax recoveries                 241,003
  Other income                                                      21,812
                                                                ----------

Total gross income                                               1,040,088
                                                                ----------

Direct operating expenses:
  Operating expenses                                               138,495
  Management fees                                                   51,157
  Real estate taxes                                                168,116
                                                                ----------

Total direct operating expenses                                    357,768
                                                                ----------

Excess of gross income over direct operating expenses           $  682,320
                                                                ==========

See accompanying notes to historical summary of gross income and direct operating expense.

                              Gateway Market Center
        Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1999


1.   Business

     Gateway Market Center (Gateway) is located in St. Petersburg, Florida. It consists of approximately 231,500 square feet of gross leasable area and was 99% leased and 82% leased and occupied at December 31, 1999. Gateway has four anchor tenants, which occupy 68% of the gross leasable area. Inland Retail Real Estate Trust, Inc. has signed a sale and purchase agreement for the purchase of Gateway from an unaffiliated third party with an anticipated closing in July 2000.


2.   Basis of Presentation

     The Historical Summary of Gross Income and Direct Operating Expense (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Current Report on Form 8-K of Inland Retail Real Estate Trust, Inc. and is not intended to be complete presentation of Gateway's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Gateway to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.


3.   Gross Income

     Gateway leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Gateway is reimbursed for common area costs, real estate taxes, trash removal, water & sewer and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates. Certain of the leases contain additional rental income based on a stated percentage of gross sales over the tenant's break point. Such amounts totaled approximately $22,000 for the year ended December 31, 1999.

     Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $14,300 for the year ended December 31, 1999.

     Several tenants, including two anchor tenants, executed leases during 1999 for new or additional space. In addition, one additional anchor tenant executed a new lease with anticipated occupancy to occur in 2000. As a result, subsequent years base rent and recovery income may differ from the amounts reflected in the Historical Summary.

                              Gateway Market Center
        Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended December 31, 1999


Minimum rents to be received from tenants under operating leases in effect at December 31, 1999 are as follows:

                         Year                        Amount
                         ------------------------------------
                         2000                     $ 1,824,667
                         2001                       1,998,020
                         2002                       1,958,682
                         2003                       1,962,449
                         2004                       1,933,352
                         Thereafter                18,014,650
                                                  -----------

                                                  $27,691,820
                                                  ===========


4.   Direct Operating Expenses

     Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Gateway. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

     Gateway was management pursuant to the terms of a management agreement for an annual fee of 5% of gross revenues (as defined). Subsequent to the sale of Gateway (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                              Gateway Market Center
        Historical Summary of Gross Income and Direct Operating Expenses
                      Nine months ended September 30, 2000
                                   (unaudited)

Gross income:
  Base and percentage rental income                             $1,370,463
  Operating expense and real estate tax recoveries                 259,886
                                                                ----------

  Total Gross Income                                             1,630,349
                                                                ----------

Direct operating expenses:
  Operating expenses                                               135,694
  Management fees                                                   72,217
  Real estate taxes                                                142,937
                                                                ----------

  Total direct operating expenses                                  273,098
                                                                ----------

Excess of gross income over direct operating expenses           $1,357,251
                                                                ==========

See accompanying notes to historical summary of gross income and direct operating expenses.

                              Gateway Market Center
    Notes to Historical Summary of Gross Income and Direct Operating expenses
                      Nine months ended September 30, 2000
                                   (unaudited)


1.   Basis of Presentation

     The Historical Summary of Gross Income and Direct Operating Expenses for the period ended September 30, 2000 has been prepared from operating statements provided by the owners of the property during that period and requires management of Gateway Market Center to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

     In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES



         The following prior performance tables contain information concerning public real estate programs sponsored by affiliates of our advisor. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of partnerships. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the partnerships. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the partnerships to which these tables relate. The tables consist of:



Table I                  Experience in Raising and Investing Funds
Table II                 Compensation to Inland Real Estate
                         Investment Corporation and Affiliates
Table III                Operating Results of Prior Programs
Table IV                 Results of Completed Programs
Table V                  Sales or Disposals of Properties
Table VI                 Acquisition of Properties by Programs*

* Our prospective investors may obtain copies of Table VI by contacting Inland Retail Real Estate Advisory Services, Inc., our advisor.

         Table VI is included in Post Effective Amendment No. 7 to Form S-11 Registration Statement under the Securities Act of 1933 filed by us November 2, 2000 with the Securities and Exchange Commission. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the Securities and Exchange Commission.

         Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

         Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P., the partnerships presented in the tables are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

         (1)      Capital appreciation; and
         (2)      Cash distributions for limited partners.

Our investment objectives are to:

         - provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax- deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements;

         - provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and

         -        preserve stockholders' capital.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

         Table I presents information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation in raising and investing funds in prior programs. The offerings presented closed in the three years prior to December 31, 1999. The table focuses on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
                                 (000's omitted)


     Inland Real

       Estate

     Corporation

 -------------------

      1 Program

 -------------------
Dollar amount offered (B)
           $ 647,000
Dollar amount raised
             571,937         100.00%
Less offering expenses:
  Syndication fees (C)
              52,219          9.13
  Other fees (D)
               6,597          1.15
  Organizational fees
                  37          0.00
Reserves (E)
               5,719          1.00

Available for investment
           $ 943,478          88.71%

 ------------------- ---------------
Acquisition costs:
  Cash down payments (F)
           $ 939,751
  Other cash expenditures capitalized
               5,055

    Total acquisition costs
           $ 944,806

 -------------------

Percent leverage (G)
                              46.65%
Date offerings commenced
                              (H)
Length of offering
                              (H)
Months to invest 90% of amount available for investment,
                              (H)
measured from   beginning of offering

                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
                                 (000's omitted)

                                NOTES TO TABLE I

(A) The table reflects experience for Inland Real Estate Corporation, a REIT which closed in 1998. The figures are cumulative and are as of December 31, 1999. The dollar amount raised represents the cash proceeds collected by the program. The table reflects payments made or to be made from investor capital contributions upon receipt.

(B) The "dollar amount offered" does not reflect shares offered for distribution to stockholders participating in Inland Real Estate Corporation's distribution reinvestment program.

(C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs.

(E) Generally, a working capital reserve is established to fund anticipated future cash flow deficits, among other things.

(F) Cash down payments include amounts paid at closing and projected amounts to be paid from working capital reserves at mortgage balloon dates. Actual amounts paid at the balloon dates will depend upon the operating results of the partnerships.

(G) Represents mortgage financing at December 31, 1999 divided by the total acquisition costs including such mortgage financing.

(H) On October 14, 1994, the program commenced an initial public offering, on a best effort basis, of 5,000,000 shares of common stock at $10.00 per share. On July 24, 1996, the program commenced an offering of an additional 10,000,000 Shares at $10.00 per share, on a best efforts basis. On July 14, 1997, the program commenced an offering of an additional 20,000,000 shares at $10.00 per share, on a best efforts basis. On April 7, 1998, the program commenced an offering of an additional 27,000,000 shares at $11.00 per share, on a best efforts basis. In order to maximize flexibility in evaluating strategic alternatives, the program's board of directors decided to terminate the April 7, 1998 offering on December 31, 1998. As of December 31, 1998, the program had received subscriptions for a total of 16,642,397 shares in this offering. As of December 31, 1999, substantially all proceeds available for investment from the offerings were invested in real properties.

                                    TABLE II

          COMPENSATION TO INLAND REAL ESTATE INVESTMENT CORPORATION AND
                                 AFFILIATES (A)

         Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three most recent years in connection with the prior partnerships and programs.

         Some partnerships acquired their properties from affiliates of our advisor that had purchased such properties from unaffiliated third parties.

                                    TABLE II

          COMPENSATION TO INLAND REAL ESTATE INVESTMENT CORPORATION AND
                                 AFFILIATES (A)
                                 (000'S OMITTED)


     Public           Inland Real

    Programs             Estate

                      Corporation


   6 Programs          1 Program
Date offering commenced
                -             10/14/94
Dollar amount raised                                                           $
          172,241          $   571,937

-------------------------------------------

Amounts paid or payable to general partner or affiliates from proceeds of offerings:
  Selling commissions and underwriting fees                                    $
            5,885(B)            49,869(C)
  Other offering expenses (D)
            2,310                2,350
  Acquisition cost and expense
           10,088(E)               925

-------------------------------------------

Dollar amount of cash available (deficiency) from operations before deducting
  (adding) payments to (from) general partner or affiliates (F)                $
          118,854

----------------------

Amounts paid to (received from) general partner or affiliates related to operations:
  Property management fees (G)                                                 $
              732                8,769
  Partnership subsidies received
                0                    0
  Accounting services
              203                  210
  Data processing service
              155                  280
  Legal services
              235                   29
  Mortgage servicing fees
                0                  245
  Mortgage interest expense
                0                  196
  Acquisition costs expensed
                0                  811
  Other administrative services
              703                  546
  Property upgrades
            1,352                    0
  Property operating expenses
                0                    0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (H):
  Cash                                                                         $
           34,526                    0
  Equity in notes and undistributed sales proceeds
           12,802                    0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings (I):

  Sales commissions                                                            $
              267                    0
  Mortgage brokerage fee
                0                    0
  Participation in cash distributions
              425                    0

                                    TABLE II

          COMPENSATION TO INLAND REAL ESTATE INVESTMENT CORPORATION AND
                                 AFFILIATES (A)
                                 (000'S OMITTED)

                                NOTES TO TABLE II

(A) The figures in table II relating to proceeds of the offerings are cumulative and as of December 31, 1999. The figures relating to cash available from operations are for the three years ending December 31, 1999. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to Inland Real Estate Investment Corporation or affiliates from proceeds of the offerings represent payments made or to be made to Inland Real Estate Investment Corporation and affiliates from investor capital contributions.

(B) The total amount of selling commissions paid to an affiliate includes approximately $2,712,000, which was in turn paid to third party soliciting dealers.

(C) The total amount of selling commissions paid to an affiliate includes approximately $42,500,000, which was in turn paid to third party soliciting dealers.

(D) Other offering expenses consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation as incentive compensation for its regional marketing representatives. It also includes amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the units and other marketing and organization expenses.

(E) Represents initial cash down payments and future principal payments and prepaid items and fees paid to Inland Real Estate Investment Corporation and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.

                                                                       Public
                                                                      Programs

                                                                     6 Programs
Acquisition fees                                              $
9,975
Reimbursement (at cost) for upgrades and
113
  acquisition due diligence
Partnership down payments
38,745
Inland down payments
(38,745)

Acquisition cost and expense                                  $
10,088

---------------------

(F)      See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., Inland Real Estate Investment Corporation receives an annual asset management fee equal to one-quarter of 1% of the original cost to the partnership of undeveloped land, limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership.

(H) See Table V and its corresponding notes regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to Inland Real Estate Investment Corporation and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See table V and its corresponding notes.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents operating results for programs, the offerings of which closed during each of the five years ended prior to December 31, 1999. The operating results consist of:

         -        The components of taxable income (loss);

         -        Taxable income or loss from operations and property sales;

         - Cash available and source, before and after cash distributions to investors; and

         -        Tax and distribution data per $1,000 invested.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
             (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000
                                    INVESTED)


Inland Real Estate Corporation

                                                             1999           1998
        1997        1996         1995
Gross revenues                                         $       123,788
73,302      29,422       6,328         1,180
Profit on sale of properties                                         0
   0           0           0             0

Less:
  Operating expenses                                            40,303
21,017       8,863       1,873           327
  Interest expense                                              25,654
13,422       5,655         597           164
  Program expenses                                               7,298
3,114       1,576         449            22
  Depreciation & amortization                                   20,361
11,663       4,681         957           170

Net income (loss)-GAAP basis                           $        30,172
24,086       8,647       2,452           497
                                                       ---------------
-------------- ----------- ----------- -------------

Taxable income (loss) (A):

Total from operations                                                0
   0           0           0             0
From gain on sale                                                    0
   0           0           0             0
                                                       ---------------
-------------- ----------- ----------- -------------

Cash available (deficiency) from operations                     54,479
39,999      15,218       5,180           978
(B)
Cash available from sales (C)                                        0
   0           0           0             0
Cash (deficiency) from Financings                              145,814
166,352      43,926      25,670             0
Total cash available before distributions and                  203,293
206,351      59,144      30,850           978
special items

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
             (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000
                                    INVESTED)


Inland Real Estate Corporation
                                                                   1999
1998        1997        1996        1995
                                                               -------------
----------- ----------- -----------  ---------
Less distributions to investors:
  From operations                                                    48,773
 33,454      11,899       3,286        607
  From sales and refinancings                                             0
      0           0           0          0
  From return of capital                                                  0
      0           0           0          0
From supplemental capital contribution (return on                         0
      0           0           0          0
capital)

Less distributions to general partner:
  From operations                                                         0
      0           0           0          0
  From sales and refinancings                                             0
      0           0           0          0
Cash available after distributions before special items             154,520
172,897      47,245      27,564        371

Special items:
  Advances (repayments) from (to) general partner                         0
      0           0           0          0
  or affiliates
  Repurchase of shares (D)                                           (3,723)
(1,317)       (421)        (30)       (27)
  Use of partnership reserves                                             0
      0           0           0          0
  Use of cash available for offering purposes                             0
      0           0           0          0
Cash available after distributions and special items         $      150,797
171,580      46,824      27,534        344
                                                             --------------
------------ ----------- ----------- ----------

Tax data per $1,000 invested (A):

  Federal income tax results:
  Ordinary income (loss):                                                 0
    From operations                                                       0
      0           0           0          0
    From recapture                                                        0
      0           0           0          0
    Capital gain                                                          0
      0           0           0          0

Distribution date per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                                                     89
     88          86          82         78
    Return of capital                                                      0
      0           0           0          0
    Supplemental capital contributions (return on                          0
      0           0           0          0
capital)
  Source (on cash basis):
    Sales                                                                  0
      0           0           0          0
    Refinancings                                                           0
      0           0           0          0
    Operations (E)                                                        89
     88          86          82         78
    Return of capital                                                      0
      0           0           0          0

    Supplemental capital contributions (return on                          0
      0           0           0          0
capital)

Percent of properties remaining unsold (F)                            100.00%
                                                               -------------

                       OPERATING RESULTS OF PRIOR PROGRAMS
                                (000'S INCLUDED)

                               NOTES TO TABLE III

(A) Inland Real Estate Corporation qualified as a REIT under the Internal Revenue Code for federal income tax purposes commencing with the tax year ending December 31, 1995. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland Real Estate Corporation fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if it qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the partnerships from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to Inland Real Estate Investment Corporation and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                                                       Inland
Real Estate Corporation

                                                                      1999
  1998         1997         1996        1995
Net cash provided by operating activities per the               $      59,201
   42,775        15,924       5,530         978
  Form 10-K annual report or 10-Q quarterly
  report
Principal payments on long-term debt                                      (88)
      (74)          (67)      -           -
Payments for deferred loan fees                                        (1,634)
   (2,702)         (639)       (350)      -

                                                                $      57,479
   39,999        15,218       5,180         978

----------------------------------------------------------------

(C) See table V and its corresponding notes regarding sales and disposals of properties.

(D) The program established a share repurchase program which provides liquidity to investors. These funds were used by the program to repurchase shares pursuant to the terms of the related prospectus.

                       OPERATING RESULTS OF PRIOR PROGRAMS
                                (000'S INCLUDED)

                               NOTES TO TABLE III


(E) Distributions by the Inland Real Estate Corporation to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                                                          1999           1998
       1997         1996        1995
                                                      -------------
--------------- ------------- ----------- -----------
% of Distribution representing:
  Ordinary income                                             73.67
76.22         74.19       83.50       94.24
  Return of Capital                                           26.33
23.78         25.81       16.50        5.76

                                                             100.00
100.00        100.00      100.00      100.00

(F) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any).

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)


         Table IV is a summary of operating and disposition results of prior public partnerships sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 1999 have sold their properties and either hold notes with respect to such sales or have liquidated. One public partnership, Inland Real Estate Growth Fund, L.P., has disposed of all its properties during the five years ended prior to December 31, 1999.


           Inland Real Estate
Program Name
            Growth Fund, L.P.
--------------------------------------------------------------------------------
------ -----------------------------
Dollar amount raised
                              9,465
Number of properties purchased
                                  2
Date of closing of offering
                           08/21/87
Date property sold
                            Various

Tax and distribution data per $1,000 invested (A): Federal income tax results:
    Ordinary income (loss):
      Operations
                            (1,245)
      Recapture
                                  0
      Capital Gain
                              1,537

    Deferred Gain:
      Capital
                                  0
      Ordinary
                                  0

    Cash distributions to investors (cash basis):
      Sales
                              1,093
      Operations
                                196

(A) Data per $1,000 invested is presented as of December 31, 1999. See table V and its corresponding notes regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES


         Table V presents information on the results of the sale or disposals of public partnership properties during the three years ended prior to December 31, 1999. Since January 1, 1997, partnerships sponsored by affiliates of our advisor had 37 sales transactions. The table provides information that can be used to evaluate property performance over the holding period. The table provides information such as:

         - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

         -        Cash invested in properties;

         -        Cash flow (deficiency) generated by the property;

         -        Taxable gain (ordinary and total); and

         -        Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                                             Cash      Selling
                                                           Received, Commissions
              Secured
                                                            net of     paid or
               Notes
                                           Date   Date of   Closing   payable to
Mortgage at   Received
                                         Acquired   Sale   Costs(B)     Inland
Time of Sale at Sale (C)
------------------------------------------------- -------- --------- -----------
------------ -----------
Monthly Income Fund I-
  Yorkville Living Center, Lot #11      01/29/88  09/12/97        40           0
           0           0
Land I 2.081 Acres of Parcel #13        11/07/89  09/18/97        26           0
           0           0
Land I 81.216 Acres of Parcel #1        01/19/89    Var 97        31           0
  (3,580)(G)    2,170(F)
Land I 5.468 Acres of Parcel #15        01/03/90    Var 97       491           0
           0           0
Land II 12.6506 Acres of Parcel #7      04/22/91    Var 97     1,133           0
           0           0
Land II 2.61 Acres of Parcel #23        10/30/92    Var 97       477           0
           0           0
Capital Fund 8.6806 Ac. of Parcel #2    11/09/93    Var 97       686           0
           0           0
Capital Fund 2.305 Ac. of Parcel #4     03/30/94    Var 97       642           0
           0           0
Land I Lots of Parcel #15               01/03/90    Var 98       645           0
           0       1,968
Land I Lots of Parcel #21               03/08/90    Var 98       650           0
       (450)       2,449
Land I 30 Acres of Parcel #16           01/29/90    Var 98        61           0
           0       1,362
Land II Parcel #15                      09/04/91    Var 98       (6)           0
           0       2,750
Land II Lots Parcel #23                 10/30/92    Var 98     2,142           0
           0           0
Land II Lots Parcel #7                  04/22/91    Var 98     1,402           0
           0           0
Capital Fund Easement Parcel #5         04/01/94    Var 98        63           0
           0           0
Capital Fund Lots Parcel #2             11/09/93    Var 98       143           0
           0           0
Capital Fund Lots Parcel #6             05/11/94    Var 98       109           0
           0       1,125
Capital Fund Lots Parcel #13            10/06/94    Var 98     1,290           0
           0           0
Capital Fund Lots Parcel #4             03/30/94    Var 98       681           0
           0           0
Capital Fund Lots Parcel #18            11/02/95    Var 98     1,410           0
           0           0
Growth Fund I - Scottsdale Sierra       12/31/85  05/06/98     7,255           0
       (375)           0
Monthly Income Fund II-Eurofresh Plaza  12/31/90  11/30/99     2,540           0
           0           0
Land I 10.391 Acres of Parcel #16       01/29/90  12/15/99     1,494           0
           0           0
Land I 27.51 Acres of Parcel #17        01/29/90  01/29/99       484           0
           0           0
Land I 96.29 Acres of Parcel #23        05/08/90  08/26/99       589           0
           0         750
Land II 19.6296 Acres of Parcel #7      04/22/91    Var 99     1,866           0
           0           0
Land II 20.138 Acres of Parcel #20      01/31/92  06/30/99     1,265           0
           0           0
Land II 1 Acre of Parcel #21            05/26/92  03/16/99        49           0
           0           0

                                                      Original    Partnership
                                        Net Selling    Mortgage      Capital
                                           Price      Financing    Invested (D)
 Total
----------------------------------------------------  ----------  --------------
--------
Monthly Income Fund I-
  Yorkville Living Center, Lot #11                40           0              25
      25
Land I 2.081 Acres of Parcel #13                  26           0               6
       6
Land I 81.216 Acres of Parcel #1               5,781           0           5,668
   5,668
Land I 5.468 Acres of Parcel #15                 491           0             173
     173
Land II 12.6506 Acres of Parcel #7             1,027           0             746
     746
Land II 2.61 Acres of Parcel #23                 477           0             352
     352
Capital Fund 8.6806 Ac. of Parcel #2             686           0             255
     255
Capital Fund 2.305 Ac. of Parcel #4              642           0              70
      70
Land I Lots of Parcel #15                      2,613           0           2,366
   2,366
Land I Lots of Parcel #21                      3,549           0           2,358
   2,358
Land I 30 Acres of Parcel #16                  1,423           0             816
     816
Land II Parcel #15                             2,744           0           1,043
   1,043
Land II Lots Parcel #23                        2,142           0           1,455
   1,455
Land II Lots Parcel #7                         1,402           0             997
     997
Capital Fund Easement Parcel #5                   63           0               7
       7
Capital Fund Lots Parcel #2                      143           0              58
      58
Capital Fund Lots Parcel #6                    1,234           0           1,215
   1,215
Capital Fund Lots Parcel #13                   1,290           0           1,147
   1,147
Capital Fund Lots Parcel #4                      681           0             121
     121
Capital Fund Lots Parcel #18                   1,410           0           1,062
   1,062
Growth Fund I - Scottsdale Sierra              7,630       3,283           3,755
   7,038
Monthly Income Fund II-Eurofresh Plaza         2,540           0           2,186
   2,186
Land I 10.391 Acres of Parcel #16              1,494           0             291
     291
Land I 27.51 Acres of Parcel #17                 484           0             321
     321
Land I 96.29 Acres of Parcel #23               1,339           0           1,309
   1,309
Land II 19.6296 Acres of Parcel #7             1,866           0           1,390
   1,390
Land II 20.138 Acres of Parcel #20             1,265           0           1,250
   1,250
Land II 1 Acre of Parcel #21                      49           0              19
      19

                                                             Cash      Selling
                                                           Received, Commissions
              Secured
                                                            net of     paid or
               Notes
                                           Date   Date of   Closing   payable to
Mortgage at   Received
                                         Acquired   Sale   Costs(B)     Inland
Time of Sale at Sale (C)
------------------------------------------------- -------- --------- -----------
------------ -----------
Land II 2.4 Acres of Parcel #22         10/30/92  07/27/99       295           0
           0           0
Land II 5.8752 Acres of Parcel #23      10/30/92    Var 99     1,096           0
           0           0
Land II 2.108 Acres of Parcel #26       03/10/93    Var 99       629           0
           0         228
Capital Fund 13.503 Acres of Parcel #2  11/09/93    Var 99       871           0
           0           0
Capital Fund Parcel #3                  03/04/94  02/04/99     2,594           0
           0           0
Capital Fund 1.0331 Acres of Parcel #4  03/30/94  08/19/99       348           0
           0           0
Capital Fund 188.9 Acres of Parcel #5   04/01/94  10/07/99       733           0
           0           0
Capital Fund 2.977 Acres of Parcel #10  09/16/94  11/03/99        87           0
           0           0
Capital Fund 10.643 Acres of Parcel #14 10/26/94  06/21/99       175           0
           0           0

                                                      Original    Partnership
                                        Net Selling    Mortgage      Capital
                                           Price      Financing    Invested (D)
 Total
----------------------------------------------------  ----------  --------------
--------
Land II 2.4 Acres of Parcel #22                  295           0              26
      26
Land II 5.8752 Acres of Parcel #23             1,096           0             821
     821
Land II 2.108 Acres of Parcel #26                857           0             626
     626
Capital Fund 13.503 Acres of Parcel #2           871           0             433
     433
Capital Fund Parcel #3                         2,594           0           1,362
   1,362
Capital Fund 1.0331 Acres of Parcel #4           348           0              70
      70
Capital Fund 188.9 Acres of Parcel #5            773           0             613
     613
Capital Fund 2.977 Acres of Parcel #10            87           0              39
      39
Capital Fund 10.643 Acres of Parcel #14          175           0            8686
   8,686

                                                   TABLE V (CONTINUED)

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                                       Excess
Amount of
                                                       (deficiency) of
subsidies      Total         Ordinary  Capital Gain
                                                       property operating
included in    Taxable Gain  Income
                                                       cash receipts over
operating      from Sale     from Sale
                                                       cash expenditures (E)
cash receipts
------------------------------------------------------ ---------------------
-------------  ------------  --------- ------------
Monthly Income Fund I-Yorkville Living Center, Lot #11                  (23)
         0            15          0           15
Land I 2.081 Acres of Parcel #13                                           0
         0            20          0           20
Land I 81.216 Acres of Parcel #1                                           0
         0         (193)          0        (193)
Land I 5.468 Acres of Parcel #15                                           0
         0           309          0          309
Land II 12.6506 Acres of Parcel #7                                         0
         0           387          0          387
Land II 2.61 Acres of Parcel #23                                           0
         0           125          0          125
Capital Fund 8.6806 Ac. of Parcel #2                                       0
         0           431          0          431
Capital Fund 2.305 Ac. of Parcel #4                                        0
         0           572          0          572
Land I Lots of Parcel #15                                                  0
         0            71          0           71
Land I Lots of Parcel #21                                                  0
         0           742          0          742
Land I 30 Acres of Parcel #16                                              0
         0         1,058          0        1,058
Land II Parcel #15                                                         0
         0         1,701          0        1,701
Land II Lots Parcel #23                                                    0
         0           521          0          521
Land II Lots Parcel #7                                                     0
         0           297          0          297
Capital Fund Easement Parcel #5                                            0
         0            57          0           57
Capital Fund Lots Parcel #2                                                0
         0            78          0           78
Capital Fund Lots Parcel #6                                                0
         0            11          0           11
Capital Fund Lots Parcel #13                                               0
         0           144          0          144
Capital Fund Lots Parcel #4                                                0
         0           561          0          561
Capital Fund Lots Parcel #18                                               0
         0           348          0          348
Growth Fund I - Scottsdale Sierra                                        822
         0         4,356          0        4,356
Monthly Income Fund II-Eurofresh Plaza                                 1,291
         0           514          0          514

Land I 10.391 Acres of Parcel #16                                          0
         0         1,202          0        1,202
Land I 27.51 Acres of Parcel #17                                           0
         0           163          0          163
Land I 96.29 Acres of Parcel #23                                           0
         0         (102)          0        (102)
Land II 19.6296 Acres of Parcel #7                                         0
         0           352          0          352
Land II 20.138 Acres of Parcel #20                                         0
         0            15          0           15
Land II 1 Acre of Parcel #21                                               0
         0            31          0           31
Land II 2.4 Acres of Parcel #22                                            0
         0           270          0          270
Land II 5.8752 Acres of Parcel #23                                         0
         0           202          0          202
Land II 2.108 Acres of Parcel #26                                          0
         0           174          0          174
Capital Fund 13.503 Acres of Parcel #2                                     0
         0           420          0          420
Capital Fund Parcel #3                                                     0
         0         1,232          0        1,232
Capital Fund 1.0331 Acres of Parcel #4                                     0
         0           278          0          278
Capital Fund 188.9 Acres of Parcel #5                                      0
         0           160          0          160
Capital Fund 2.977 Acres of Parcel #10                                     0
         0            48          0           48
Capital Fund 10.643 Acres of Parcel #14                                    0
         0            89          0           89

                        SALES OR DISPOSALS OF PROPERTIES
                                 (000'S OMITTED)

                                NOTES TO TABLE V

(A) The table includes all sales of properties by the partnerships during the three years ended December 31, 1999. All sales have been made to parties unaffiliated with the partnership.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.

(D) Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

(E) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(F) As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the Monthly Income Fund I received mortgage loans receivable totaling $2,170,089, of which $575,000 accrued interest at 9% per annum and had a maturity date of July 1, 1998 and was paid in full. The remaining $1,595,089 accrues interest at 9% per annum and has a maturity date of December 30, 2000.

(G) As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the buyer assumed the current mortgage note held by the Monthly Income Fund I which had a balance of $3,325,515 at that time.

                                   APPENDIX B
                         DISTRIBUTION REINVESTMENT PLAN

                                                                   APPENDIX B

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                        DISTRIBUTION REINVESTMENT PROGRAM

         Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Second Amendment and Restatement of Charter, as amended (the "Charter"), has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms are defined in Section X of this appendix, unless otherwise defined herein.

                  i. As agent for the Stockholders who purchase Shares from the Company pursuant to the Company's public offering of its Shares (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

                  ii. PROCEDURE FOR PARTICIPATION. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

                  iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Charter.

         It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

         The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

         If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

         It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

                  iv. SHARE CERTIFICATES. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

                  v. REPORTS. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

                  vi. TERMINATION BY PARTICIPANT. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

                  vii. AMENDMENT OR TERMINATION OF DRP BY THE COMPANY. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

                  viii. LIABILITY OF THE COMPANY. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

                  ix. GOVERNING LAW. This DRP shall be governed by the laws of the State of Maryland. However, causes of action for violations of federal or state securities laws shall not be governed by this Section IX.

                  x. DEFINED TERMS.

                  "ACT" means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

                  "AFFILIATE" means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

                  "DEALER MANAGER" means Inland Securities Corporation, one of the TIGI Affiliated Companies.

                  "DIRECTORS" means the members of the Board of Directors of the Company, including the Independent Directors.

                  "INDEPENDENT DIRECTORS" means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor, or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company, the Sponsor, the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material PER SE if it exceeds 5% of the prospective Independent
         Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

                  "MARKET PRICE" means on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq"), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same-day or next-day settlement.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "OWNERSHIP LIMIT" means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

                  "SHARES" means the shares of voting common stock, par value $.01 per share, of the Company, and "SHARE" means one of those Shares.

                  "SOLICITING DEALERS" means the dealer members of the NASD, designated by the Dealer Manager.

                  "STOCKHOLDERS" means the holders of Shares.

                                   APPENDIX C
                             SUBSCRIPTION AGREEMENT

         PLEASE MAIL THE BLUE COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IRRET" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. Please use ballpoint pen or type the information.

   -----------------------------------------------------------------------------
                                     INLAND RETAIL REAL ESTATE TRUST, INC.
                                     -- INSTRUCTIONS TO SUBSCRIBERS

       INSTRUCTIONS                 Any person desiring to subscribe for our
                                    common shares should carefully read and
                                    review the prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription
                                    Agreement/Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the information.

   -----------------------------------------------------------------------------
        INVESTMENT
             A Item 1(a)--Enter the number of shares to be purchased and the dollars and cents amount of the purchase. Minimum purchase 300 shares ($3,000). Qualified Plans 100 Shares ($1,000). (Iowa requires 300 Shares ($3,000)
                                    for IRA accounts; Minnesota requires 200
                                    Shares ($2,000) for IRA and qualified
                                    accounts).

                                    Check the box to indicate whether this is an initial or an additional investment. The "Additional Investment" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount.

                                    Item 1(b)--Deferred Commission Option:
                                    Please check the box if you have agreed with your soliciting dealer to elect the deferred commission option, as described in the prospectus, as supplemented to date. By electing the deferred commission option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years, following the year of subscription, you will have a sales commission of $0.10 per share deducted from and paid out of cash distributions otherwise distributable to you. Election of the deferred commission option will authorize us to withhold such amounts from cash distributions otherwise payable to you and to pay them as described in the "Plan of Distribution-Deferred Commission Option" section of the prospectus, as supplemented to date.

   -----------------------------------------------------------------------------
             B Item 2--Check if you desire to participate in our distribution reinvestment program.
   -----------------------------------------------------------------------------

        REGISTRATION
        INFORMATION
             C Item 3--Enter the exact name in which the shares are to be held. For co-owners enter the names of all owners. For investments by qualified plans, include the exact name of the plan. For investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO the name of the investor on the second line. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN, PLEASE USE THE SAME EXACT PLAN NAME AS PREVIOUSLY USED.

                                    Item 4--Enter mailing
                                    address, state of residence and telephone number of owner. For qualified investments, please enter mailing address of custodian or trustee.
                                    Item 5--Enter birth date(s) or date
                                    of incorporation.
                                    Item 6--Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to us as soon as it is available.
                                    Item 7--Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.
                                    Item 8--Enter the Social Security number or
                                    Taxpayer I.D. number. The owner is
                                    certifying that this number is correct. For qualified investments please enter both the investor's social security number (for identification purposes) and the custodian or trustee's Taxpayer I.D. number (for tax purposes).

   -----------------------------------------------------------------------------
             D                      Item 9--Enter the residence address if
                                    different than the mailing address. For
                                    qualified investments, please enter the
                                    residence address of the investor.
   -----------------------------------------------------------------------------
             E                      Item 10--Check the appropriate box to
                                    indicate the type of entity which is
                                    subscribing. If this is an additional
                                    purchase, this should be completed exactly
                                    the same as previous investment. If the
                                    subscriber is a pension or profit sharing
                                    plan, indicate whether it is taxable or
                                    exempt from taxation under Section 501A of
                                    the Internal Revenue Code. If you check the
                                    Individual Ownership box and you wish to
                                    designate a Transfer on Death beneficiary,
                                    you may check the "TOD" box and you must
                                    fill out the Transfer on Death Form in order
                                    to effect the designation.
   -----------------------------------------------------------------------------
         SIGNATURE                  Item 11--The Subscription Agreement/
             F                      Signature Page MUST BE EXECUTED by the
                                    owner(s), and if applicable, the  trustee or
                                    custodian.
   -----------------------------------------------------------------------------
         ALTERNATE                  Item 12--If owners desire direct deposit of
        ADDRESS FOR                 his/her/their cash distributions to an
       DISTRIBUTIONS                account or address other than as set forth
        (OPTIONAL)                  in the Subscription Agreement/Signature
             G                      Page, please complete. PLEASE MAKE SURE
                                    ACCOUNT HAS BEEN OPENED AND ACCOUNT NUMBER
                                    IS PROVIDED, AS WELL AS INFORMING RECIPIENT
                                    THAT DISTRIBUTION WILL BE FORTHCOMING AND
                                    IS AN ASSET TRANSFER.

   -----------------------------------------------------------------------------
       BROKER/DEALER                Item 13--Enter the name of the broker/dealer
         REGISTERED                 and the name of the registered
      REPRESENTATIVE                representative, along with the
             H                      street address, city, state, zip code,
                                    telephone number, fax and e-mail of the
                                    registered representative. By
                                    executing the Subscription
                                    Agreement/Signature Page, the registered representative substantiates compliance with the conduct rules of the NASD, by certifying that the registered representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such registered representative, that an investment in us is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the registered representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in us during its term. The registered representative
                                    (authorized signature) should sign where provided.

                                    Check the box to indicate whether this
                                    subscription was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.

                                    Check the box to indicate whether the
                                    broker-dealer agrees to the deferred
                                    commission option if the subscriber has
                                    elected the deferred commission option; and the broker-dealer must sign, where provided, to acknowledge that agreement.

   -----------------------------------------------------------------------------

       SUBMISSION                   The properly completed and executed Blue and
           OF                       White copies of the Subscription Agreement/
      SUBSCRIPTION                  Signature Page together with a CHECK MADE
                                    PAYABLE TO "LBNA/ESCROW AGENT FOR IRRET" should be returned to the owner's registered representative or the offices of Inland
                                    Securities Corporation, 2901 Butterfield
                                    Road, Oak Brook, Illinois 60523.

   -----------------------------------------------------------------------------

   NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from us, you must notify us in writing of that person's name, address and Social Security number.

   ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN OUR SHARES.

   CALIFORNIA INVESTORS
   All Certificates representing shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

   Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

   -----------------------------------------------------------------------------

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                      SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

 PLEASE READ THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE IN ITS ENTIRETY BEFORE
         SIGNING. SUBSCRIBER MUST READ THE INSTRUCTIONS TO SUBSCRIBERS.

   -----------------------------------------------------------------------------


   A     (l)a INVESTMENT  MAKE CHECK PAYABLE TO LBNA/ESCROW AGENT FOR IRRET
              This subscription is in the amount of $____________ for the purchase of ____________ common shares of Inland Retail Real Estate Trust, Inc. (IRRET) at $10 per share. Minimum Initial
              Investment: 300 shares (100 shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 shares for IRA accounts; Minnesota requires 200 shares for IRA and qualified plan accounts).


              THIS IS AN: ___ INITIAL INVESTMENT  ___ ADDITIONAL INVESTMENT

         (1)b ___ CHECK THE BOX TO ELECT THE DEFERRED COMMISSION OPTION. (This election must be agreed to by the broker/dealer listed below)
            ----- --------------------------------------------------------------
   B     (2) DISTRIBUTION REINVESTMENT PROGRAM:  ___ YES    Subscriber elects to
             participate in the distribution reinvestment program described in the prospectus. Distributions will be made by check unless box is marked.
         ----------------------------------------------------------------------
   C     (3) REGISTERED _______________________  __ __ - __ __ __ __ - __ __ __
             OWNER                                                           --
   -----
             ___ Mr.____ Mrs.____ Ms.
   -----
             CO-OWNER ________________________       (AREA CODE) HOME TELEPHONE
   -----
             ___ Mr.____ Mrs.____ Ms.
   -----
         (4) MAILING ADDRESS ________________    __ __ - __ __ __ __ - __ __ __
   -----
             CITY, STATE & ZIP CODE
   -----
                      ___________________________    (AREA CODE) HOME TELEPHONE
   -----

   -----
             STATE OF RESIDENCE ______  (5) BIRTH DATE ___ ___ ___ ___ ___ ___

                                        MONTH DAY  YEAR        MONTH DAY  YEAR

         (6)  PLEASE INDICATE
              CITIZENSHIP STATUS

         ___  U.S. Citizen
         ___  Resident Aliens
         ___  Non-Resident Alien

         (7)  ___ Employee or Affiliate


   -----


   -----
         (8)  SOCIAL SECURITY                        CORPORATE OR CUSTODIAL
               __ __ __ __ __ __ __ __ __ __         TAX IDENTIFICATION NUMBER
   -----
              CO-OWNER SOCIAL SECURITY #__ __ __ __ __ __ __ __ __ __
               __ __ __ __ __ __ __ __ __ __
   ----- -------------------------------------
         (9) RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE OR FOR INVESTOR OF QUALIFIED PLAN
         ----------------------------------------------------------------------
   D
         ----------------------------------------------------------------------
              Street              City                 State        Zip Code
         ----------------------------------------------------------------------
         (10)  CHECK ONE
         A ___ Individual Ownership
           ___ TOD (Fill out TOD Form
   E           to effect designation)
         B ___ Joint Tenants with Right
               of Survivorship
         C ___ Community Property
         D ___ Tenants in Common
         E ___ Tenants by the Entirety
         F ___ Corporate Ownership
         G ___ Partnership Ownership
         H ___ IRA
         I ___ Qualified Plan (Keogh)
         J ___ Simplified Employee Pension/Trust (S.E.P.)

         K ___ Uniform Gifts to Minors Act
               State of ___________________ a Custodian
               for _________________________________
         L ___ Pension or Profit Sharing Plan ___ Taxable  ___ Exempt
               under Section501A
         M ___ Trust/Date Trust Established _____________________
               Name of Trustee or other Administrator
               _________________________________________
         N ___ Estate
         O ___ Other (Specify) _______________________________
                               ___ Taxable     ___ Non-Taxable
   ----- -----------------------------------------------------------------------
         (11) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
         The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber's behalf) the following: (Texas residents must separately initial each of the representations below)

         (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement (not required for Minnesota residents), of the PROSPECTUS OF IRRET RELATING TO THE SHARES, WHEREIN THE TERMS AND CONDITIONS OF THE OFFERING OF THE SHARES ARE DESCRIBED, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares must give written notice and provide certain information to IRRET;
         (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in IRRET) I (we) have gross income due in the current year of at least $45,000;
   F or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE SUITABILITY STANDARDS MUST BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR THE PURCHASE OF THE SHARES;
         (c) represents that the subscribers are purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);

         (d) acknowledges that the shares are not liquid; (not required for Minnesota or Maine residents);

         (e) if an affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale.


         -----------------------------------------------------------------------
         PRINT NAME OF CUSTODIAN OR TRUSTEE (IF APPLICABLE)
         _____________________________________________
         _____________________________________________
         AUTHORIZED SIGNATURE (CUSTODIAN OR TRUSTEE)
         X ____________________________________________
         SIGNATURE-REGISTERED OWNER
         X ____________________________________________
         SIGNATURE -CO-OWNER
         -----------------------------------------------------------------------
         A SALE OF THE SHARES MAY NOT BE COMPLETED BY THE SOLICITING DELAERS UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.
   ----- -----------------------------------------------------------------------

         (12) DIRECTLY DEPOSIT CASH DISTRIBUTIONS (OPTIONAL) TO:
          ___ ___ ___ ___ ___ ___ ___ ___ Account Number - MUST BE FILLED IN

   G     Name of Bank,            _____________________________________________
         Brokerage Firm
         or Individual            _____________________________________________

         Mailing Address          _____________________________________________
         City, State & Zip Code

         x ___________________________________________________
         Signature - Registered Owner

         x ___________________________________________________
         Signature - Co-Owner

   ----- ----------------------------------------------------------------------
         (13) BROKER/DEALER DATA - COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HOME OFFICE)
   ----- ------------------------------ ---------------------------------------



         Name of Registered
         Representative
   H     ___Mr.  ___Mrs.  ___Ms.        _____________________________
         Mailing Address                _____________________________________

         City, State & Zip Code         _____________________________________

         Broker/Dealer Name             _____________________________________

         Home Office Mailing Address
                                        _____________________________________
         City, State & Zip Code         _____________________________________

                __ __ __ - __ __ __ - __ __ __ __
                Registered representative's telephone

  Have you changed broker/dealers?    ____ Yes       ____ No
  Registered representative's e-mail:
  -------------------------------------------------
  Registered representative's fax:
  -------------------------------------------------

  x ________________________________________________
    Signature - Registered Representative

         __REGISTERED INVESTMENT ADVISOR (RIA) (check here). This investment is made through the RIA in its capacity as an RIA and not in its capacity as a registered representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed registered representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

         __DEFERRED COMMISSION OPTIONS: Check the box if broker/dealer has agreed to this option. Broker/Dealer Signature ______________

   ----- ----------------------------------------------------------------------
                      INLAND RETAIL REAL ESTATE TRUST, INC.

              SUBSCRIPTION AGREEMENT/SIGNATURE PAGE - REVERSE SIDE

           Certain states have imposed special financial suitability standards for subscribers who purchase shares.

           If the subscriber is a resident of Maine, the subscriber must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

           If the subscriber is a resident of Massachusetts, Missouri, Oregon or Tennessee, the subscriber must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

           In addition, if the subscriber is a resident of Ohio or Pennsylvania, the investment may not exceed 10% of the subscriber's liquid net worth.

           WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, "INLAND" REFERS TO THE INLAND GROUP, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

           By executing this Subscription Agreement, the subscriber is not waiving any rights under the federal securities laws.~

OFFICE USE ONLY
Subscriber Check Date
Subscriber Check #
Check Amount $



BROKER/DEALER
NUMBER





 ___ ___ ___  ___ ___ ___ ___ ___ ___ ___ ___ ___ __

OWNER ACCOUNT
NUMBER                ___ ___ ___ ___ ___
CO-OWNER
ACCOUNT NUMBER        ___ ___ ___ ___ ___ ___

                                   APPENDIX D
                          TRANSFER ON DEATH DESIGNATION

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                         TRANSFER ON DEATH FORM (T.O.D.)
 USE THIS FORM TO DESIGNATE A T.O.D. BENEFICIARY(IES). PLEASE MAIL THIS FORM TO:
          THIS FORM IS NOT VALID FOR IRA ACCOUNTS. INLAND SECURITIES CORPORATION
                                                           2901 BUTTERFIELD ROAD
                                                       OAK BROOK, ILLINOIS 60523
                                                         ATTN: INVESTOR SERVICES
--------------------------------------------------------------------------------
A. INVESTOR INFORMATION
--------------------------------------------------------------------------------
1.    Name of registered owner, exactly as    3.  Daytime phone number:
      name appears on stock certificate or
      subscription agreement:
                                                     _ _ _-- _ _ _-- _ _ _
      ------------------------------------
2.    Social Security number of registered    4.    State of Residence:
      owner:
     - - - -- - - -- - - - -

--------------------------------------------------------------------------------
B. TRANSFER ON DEATH DESIGNATION
--------------------------------------------------------------------------------
PLEASE REVIEW THE REVERSE SIDE FOR ADDITIONAL TRANSFER ON DEATH INFORMATION.
I authorize Inland Retail Real Estate Trust, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

1.    Name of Primary Beneficiary:           1.    Name of Primary Beneficiary:

      --------------------------------             ----------------------------

2.    Social Security Number:                2.    Social Security Number:

            --     --                                     --    --
      --------------------------------             ----------------------------

OR Tax Identification Number:                OR Tax Identification Number:

                 --                                          --
      --------------------------------             ----------------------------

3.    Percentage:     %                    3.    Percentage:      %
                  ----                                        ----
--------------------------------------------------------------------------------
C. SIGNATURE
--------------------------------------------------------------------------------
By signing below, I authorize Inland Retail Real Estate Trust, Inc. to register all of my shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I hereby revoke any beneficiary designation(s) made previously with respect to my Inland shares. I have reviewed the information on the reverse side of this agreement. I agree on behalf of myself and my heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Retail Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my shares in accordance with this T.O.D. designation.

I further understand that Inland Retail Real Estate Trust, Inc.
cannot provide any legal advice and I agree to consult with my attorney, if necessary, to make certain that the T.O.D. designation is consistent with my estate and tax planning. Sign exactly as the name appears on the stock certificate or subscription agreement. THIS AUTHORIZATION FORM IS SUBJECT TO THE ACCEPTANCE OF INLAND RETAIL REAL ESTATE TRUST, INC.

x
--------------------------------------------------

                                  SignatureDate
--------------------------------------------------------------------------------
TRANSFER ON DEATH INFORMATION
--------------------------------------------------------------------------------
         A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Inland Retail Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.

         Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.

         A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name.

         Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.

         If the beneficiary(ies) does (do) not survive the registered owner, the shares will be treated as belonging to the decedent's estate.

         A minor may not be named as a beneficiary.

         A T.O.D. designation will not be accepted from residents of Louisiana, New York, North Carolina or Texas.

         A T.O.D. designation and all rights related thereto shall be governed by the laws of the state of Illinois.

         A T.O.D. designation may be voided at any time by Inland Retail Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.

                             UP TO 56,000,000 SHARES


                      INLAND RETAIL REAL ESTATE TRUST, INC.

                                  COMMON STOCK



                         -------------------------------
                               P R O S P E C T U S
                         -------------------------------




                                FEBRUARY 1, 2001


                          INLAND SECURITIES CORPORATION

         You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Retail Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.


         UNTIL MARCH 13, 2001 (40 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses (other than selling commissions) incurred by the Company while issuing and distributing the securities registered pursuant to this Registration Statement. All amounts other than the SEC registration fee and NASD filing fee are estimates.

      Securities and Exchange Commission Registration Fee
$   148,368.42
      NASD Filing Fee
$    30,500.00
      Printing and Mailing Expenses
$   243,996.00
      Blue Sky Fees and Expenses
$   125,311.00
      Legal Fees and Expenses
$   127,066.00
      Accounting Fees and Expenses
$    11,800.00
      Advertising and Sales Literature
$   357,695.00
      Due Diligence
$   105,850.00
      Miscellaneous
$   260,576.00

--------------
        Total
$ 1,411,162.42*

* through June 30, 2001

ITEM 32.  SALES TO SPECIAL PARTIES.

         Due to lower administrative costs, and in connection with the performance of services, our employees, Directors and associates, associates of our affiliates, Inland Real Estate Advisory Services, Inc. (the "Advisor"), affiliates of the Advisor, our affiliate Inland Securities Corporation (the "Dealer Manager") or their respective officers and employees and certain of their affiliates, will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance or for $9.05 per Share. Also, (i) Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, and (ii) investors who have contracts for investment advisory and related brokerage services that include a fixed or "wrap" fee feature, may make an initial purchase of Shares net of sales commissions or for $9.30 per Share; however, any subsequent purchases of Shares by any such persons are limited to a maximum discount of 5%. Independent Directors initially will be granted options to purchase Shares under the Company's Independent Director Stock Option Plan at an exercise price of $9.05 per Share. Stockholders will be allowed to purchase Shares pursuant to our Distribution Reinvestment Plan (the "DRP") for 95% of the Market Price or initially for $9.50 per Share. Subscribers to Shares which receive volume discounts will pay reduced selling commissions. See "Compensation Table-Nonsubordinated Payments-For and in Connection With the Offering," "Management-Independent Director Stock Option Plan," and "Plan of Distribution-Volume Discounts" and "-Other Discounts."

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

         As of January 22, 2001, the Company has sold the following securities for the following aggregate offering prices: In September 1998, Inland Retail Real Estate Advisory Services, Inc., the Advisor, purchased from the Company 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000 in connection with the Company's organization. The Advisor also made a capital contribution to Inland Retail Real Estate Limited Partnership (the "Operating Partnership") in the amount of $2,000 in exchange for 200 LP Common Units of the Operating Partnership. The 200 LP Common Units received by the Advisor may be exchanged, at the option of the Advisor, for 200 Shares. No sales commissions or other consideration was paid in connection with such sales, which were consummated without registration under the Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

         Options to purchase an aggregate of 12,000 Shares at an exercise price of $9.05 per Share have been granted to the Independent Directors pursuant to the Independent Director Stock Option Plan (options to purchase 3,000 Shares as to each of the three Independent Directors plus options for 500 Shares each on the date of the first annual meeting; options for 500 Shares each on the date of the second annual meeting. Such options were granted without registration under the Securities Act of 1933 (the "Act") in reliance upon the exemption from registration in section 4(2) of the Act as transactions not involving any public offering. None of such options have been exercised. Therefore, no Shares have been issued in connection with such options.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XV of the Company's Second Articles of Amendment and Restatement of Charter (the "Articles") provides as follows:

SECTION 3.     INDEMNIFICATION

         (a) Subject to paragraphs (b), (c) and (d) of this Section 3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

         (b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and
(iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

         (c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

         (d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and
(iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

         (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

         The Company's Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnified Party's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

         To the extent that the indemnification may apply to liabilities arising under the Securities Act of 1933, as amended (the "Act"), the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

         We entered into separate indemnification agreements with each of our Directors and some of our executive officers. The indemnification agreements require, among other things, that we indemnify the Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under our Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, as a contract, it cannot be unilaterally modified by the Board of Directors or by the stockholders to eliminate the rights it provides.

ITEM 35.     TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

         Inapplicable.

ITEM 36  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS.

         The following financial statements were previously filed as part of the registration statement in the prospectus and are incorporated herein by reference.

    1.   INLAND RETAIL REAL ESTATE TRUST, INC.:

         (a) Consolidated Financial Statements (unaudited) at and for the nine months ended September 30, 2000

         (b) Notes to Consolidated Financial Statements (unaudited) at September 30, 2000

         (c)   Independent Auditors Report

         (d) Consolidated Financial Statement at and for the year ended December 31, 1999

         (e) Notes to Consolidated Financial Statements at and for the year ended December 31, 1999

         (f) Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2000

         (g) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2000

         (h) Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2000

         (i) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2000

         (j) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1999

         (k) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 1999


    2.   CONWAY PLAZA:

         (a)   Independent Auditors' Report

         (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

         (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

         (d) Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 2000

         (e) Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 2000

    3.   PLEASANT HILL SQUARE:

         (a)   Independent Auditors' Report

         (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

         (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

         (d) Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 2000

         (e) Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 2000

    4.   GATEWAY MARKET CENTER:

         (a)   Independent Auditors' Report

         (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

         (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1999

         (d) Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 2000

         (e) Notes to the Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the nine months ended September 30, 2000

The following were previously filed as part of Post Effective Amendment No. 1 as part of the registration statement.

    1.   INLAND RETAIL REAL ESTATE TRUST, INC.:

         (a)   Independent Auditors Report

         (b) Consolidated Financial Statements at and for the years ended December 31, 2000 and 1999

         (c) Notes to Consolidated Financial Statements at and for the years ended December 31, 2000 and 1999

         (d)   Pro Forma Consolidated Balance Sheet (unaudited) at December 31,
               2000

         (e) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2000

         (f) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2000

         (g) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2000

    2.   COLUMBIA PROMENADE:

         (a)   Independent Auditors' Report

         (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from October 5, 2000 (commencement of operations) to December 31, 2000

         (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from October 5, 2000 (commencement of operations) to December 31, 2000

    3.   WEST OAKS TOWNE CENTER:

         (a)   Independent Auditors' Report

         (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from October 1, 2000 (commencement of operations) to December 31, 2000

         (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from October 1, 2000 (commencement of operations) to December 31, 2000

The following financial statements are included as part of Post-Effective Amendment No. 2 and are included herein by reference.

    1.   INLAND RETAIL REAL ESTATE TRUST, INC.:

         (a) Consolidated Financial Statements (unaudited) at and for the three months ended March 31, 2001

         (b) Notes to Consolidated Financial Statements at and for the three months ended March 31, 2001

         (c)   Pro Forma Consolidated Balance Sheet (unaudited) at March 31,
               2001

         (d) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2001

         (e) Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended March 31, 2001

         (f) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended March 31, 2001

         (g) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2000

         (h) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2000

    2.   SAND LAKE:

         (a)   Independent Auditors' Report

         (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2000

         (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2000

       All schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

(b)    EXHIBITS.



     EXHIBIT
       NO.                                    DESCRIPTION
     -------                                  -----------
       1.1            Dealer Manager Agreement by and between Inland Retail Real
                       Estate Trust, Inc. and Inland Securities Corporation.
(Included
                       as Exhibit 1.1 to Amendment No. 1 to the Company's
Registration
                       Statement on Form S-11 filed on January 31, 2001 (File
No.
                       333-50822) and incorporated herein by reference.)

       1.2            Form of Soliciting Dealers Agreement by and between Inland
                       Securities Corporation and the Soliciting Dealers.
(Included as
                       Exhibit 1.2 to Amendment No. 1 to the Company's
Registration
                       Statement on Form S-11 filed on January 31, 2001 (File
No.
                       333-50822) and incorporated herein by reference.)

       1.3            Warrant Purchase Agreement by and between Inland Retail
Real
                       Estate Trust, Inc. and Inland Securities Corporation.
(Included
                       as Exhibit 1.3 to Amendment No. 1 to the Company's
Registration
                       Statement on Form S-11 filed on January 31, 2001 (File
No.
                       333-50822) and incorporated herein by reference.)

       3.1            Third Articles of Amendment and Restatement of Charter of
                       Inland Retail Real Estate Trust, Inc. (Included as
Exhibit 3.1
                       to Post-Effective Amendment No. 1 to the Company's
Registration
                       Statement on Form S-11 filed on May 1, 2001 (File No.
                       333-50822) and incorporated herein by reference.)



  EXHIBIT
    NO.                                    DESCRIPTION
  -------                                  -----------
3.2             Amended and Restated Bylaws of Inland Retail Real Estate Trust,
                 Inc. (Included as Exhibit 3.2 to Post-Effective Amendment No. 1
                 to the Company's Registration Statement on Form S-11 filed on
                 May 1, 2001 (File No. 333-50822) and incorporated herein by reference.)

4.1             Agreement of Limited Partnership of Inland Retail Real Estate
                 Limited Partnership. (Included as Exhibit 4.1 to the Company's
                 Registration Statement on Form S-11 filed November 28, 2000
                 (File No. 333-50822) and incorporated herein by reference.)

4.1(a)          First Amendment to Agreement of Limited Partnership of Inland
                 Retail Real Estate Limited Partnership. (Included as Exhibit
                 4.1(a) to the Company's Registration Statement on Form S-11
                 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference.)

4.2             Specimen Certificate for the Shares. (Included as Exhibit 4.2
                 to the Company's Registration Statement on Form S-11 filed
                 September 28, 1998 (File No. 333-64391) and incorporated herein by reference.)

5               Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the
                 legality of the Shares being registered. (Included as Exhibit 5 to the Company's Registration Statement on Form S-11 filed on
                 January 31, 2001 (File No. 333-50822) and incorporated herein by reference.)

8               Opinion of Katten Muchin Zavis as to tax matters. (Included as
                 Exhibit 8 to the Company's Registration Statement on Form S-11
                 filed on January 31, 2001 (File No. 333-50822) and incorporated herein by reference.)

10.1            Escrow Agreement by and among Inland Retail Real Estate Trust,
                 Inc., Inland Securities Corporation and LaSalle National Bank,
                 N.A. (Included as Exhibit 10.1 to the Company's Registration
                 Statement on Form S-11 filed on January 31, 2001 (File No.
                 333-50822) and incorporated herein by reference.)

10.2            First Amended and Restated Advisory Agreement by and between
                 Inland Retail Real Estate Trust, Inc. and Inland Retail Real
                 Estate Advisory Services, Inc. (Included as Exhibit 10.2 to the
                 Company's Registration Statement on Form S-11 filed November
                 28, 2000 (File No. 333-50822) and incorporated herein by reference.)

10.2(a)         First Amendment to First Amended and Restated Advisory
                 Agreement.

10.3            Master Management Agreement, including the form of Management
                 Agreement for each Property by and between Inland Retail Real
                 Estate Trust, Inc. and Inland Southeast Property Management
                 Corp. (Included as Exhibit 10.3 to the Company's Registration
                 Statement on Form S-11 filed November 28, 2000 (File No.
                 333-50822) and incorporated herein by reference.)

10.3(a)         First Amendment to Master Management Agreement. (Included as
                 Exhibit 10.3(a) to the Company's Registration Statement on Form
                 S-11 filed November 28, 2000 (File No. 333- 50822) and
                 incorporated herein by reference.)

10.4            First Amended and Restated Property Acquisition Service
                 Agreement by and among Inland Retail Real Estate Trust, Inc.,
                 Inland Retail Real Estate Advisory Services, Inc., Inland Real
                 Estate Corporation, Inland Real Estate Advisory Services, Inc., and Inland Real Estate Acquisitions, Inc. (Included as Exhibit
                 10.4 to the Company's Registration Statement on Form S-11 filed
                 November 28, 2000 (File No. 333-50822) and incorporated herein by reference.)



  EXHIBIT
    NO.                                    DESCRIPTION
  -------                                  -----------
10.5            Independent Director Stock Option Plan (included as Exhibit
                 10.5 to Amendment No. 1 to the Company's Registration Statement
                 on Form S-11 filed January 7, 1999 (File No. 333-64391) and incorporated herein by reference).

10.5(a)         Form of Option Agreement for initial grant of options (included as an Exhibit to Amendment No. 4 to the Company's Registration
                 Statement filed on May 3, 2000 (File No. 333-64391) and
                 incorporated herein by reference).

10.5(b)         Form of Option Agreement for subsequent grant of options
                 (included as Exhibit 10.5(b) to Amendment No. 6 to the
                 Company's Registration Statement filed on August 2, 2000 (File
                 No. 333-64391) and incorporated herein by reference).

10.6            Form of Indemnification Agreement by and between Inland Retail
                 Real Estate Trust, Inc. and its Directors and executive officers (included as Exhibit 10.6 to Amendment No. 3 to the
                 Company's Registration Statement on Form S-11 filed February 9,
                 1999 (File No. 333- 64391) and incorporated herein by reference).

10.7            Agreement dated March, 1999 between Inland Retail Real Estate
                 Trust, Inc. and Inland Real Estate Investment Corporation relating to payment of the reasonably estimated cost to prepare and mail a notice to stockholders of any special meeting of stockholders requested by the stockholders. (Included as Exhibit 10.7 to the Company's Registration Statement on Form
                 S-11 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference.)

21              Subsidiaries of the Registrant (Included as Exhibit 21 to the
                 Company's Registration Statement on Form S-11 filed on January
                 31, 2001 (File No. 333-50822) and incorporated herein by
                 reference.).

23.1            Consent of KPMG LLP.

23.2            Consent of Ballard Spahr Andrews & Ingersoll, LLP. (Included in
                 Ballard Spahr Andrews & Ingersoll, LLP opinion, Exhibit 5.)

23.3            Consent of Katten Muchin Zavis. (Included in Katten Muchin
                 Zavis opinion, Exhibit 8.)

24              Power of Attorney (included as Exhibit 24 to the Company's
                 Registration Statement on Form S-11 filed on January 31, 2001
                 (File No. 333-50822) and incorporated herein by reference.).


ITEM 37. UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i). To include any prospectus required by section 10(a)(3) of the Act;

                (ii). To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii). To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant undertakes to send to each Stockholder at least on annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

C. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Commission.

E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

          The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

F. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI
                    ACQUISITION OF PROPERTIES BY PROGRAMS (A)
                (000's omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by real estate limited partnerships and a real estate investment trust sponsored by Inland Real Estate Investment Corporation ("IREIC") in the three years ended December 31, 2000. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by prior partnerships and a real estate investment trust sponsored by IREIC.

                                                     TABLE VI- (CONTINUED)
                                          ACQUISITIONS OF PROPERTIES BY PROGRAMS
(A)
                                  (000'S OMITTED, EXCEPT FOR NUMBER OF SQUARE
FEET OR ACRES)



                                                 NUMBER OF SQUARE
        PURCHASE PRICE PLUS    MORTGAGE FINANCING
PROPERTY                                               FEET          DATE OF
PURCHASE      ACQUISITION FEE      AT DATE OF PURCHASE
--------------------------------------------------------------------------------
---------------------------------------------------

Inland Real Estate Corporation:
Woodfield Plaza, Schaumburg, IL                       177,418
01/02/98               19,775                  -
Shops at Cooper's Grove, Country Club Hills, IL        72,518
01/08/98                5,819                  -
Dominicks-West Chicago, West Chicago, IL               77,000
01/22/98                6,306                  -
Maple Plaza, Downers Grove, IL                         31,298
01/30/98                3,186                  -
Orland Park Retail, Orland Park, IL                     8,500
02/02/98                1,257                  -
Lake Park Plaza, Michigan City, IN                    229,639
02/10/98               12,131                  -
Homewood Plaza, Homewood, IL                           19,000
02/23/98                1,933                  -
Wisner/Milwaukee Plaza, Chicago, IL                    14,677
02/23/98                1,912                  -
Elmhurst City Centre, Elmhurst, IL                     39,116
02/24/98                4,932                  -
Shoppes at Mill Creek, Palos Park, IL                 102,433
03/05/98               11,307              9,500
Oak Forest Commons, Oak Forest, IL                    108,360
03/05/98               11,826                  -
Prairie Square, Sun Prairie, WI                        35,755
03/06/98                3,121                  -
Downers Grove Market, Downers Grove, IL               104,449
03/25/98               17,841                  -
St. James Crossing, Westmont, IL                       46,769
03/31/98                7,498                  -
Chestnut Court, Darien, IL                            170,047
03/31/98               15,995                  -
Bergen Plaza, Oakdale, MN                             270,610
04/16/98               17,047                  -
High Point Centre, Madison, WI                         86,476
04/24/98               10,262                  -
Western-Howard Plaza, Chicago, IL                      12,748
04/30/98                1,963                  -
Wauconda Shopping Center, Wauconda, IL                 31,357
05/05/98                2,522                  -
Berwyn Plaza, Berwyn, IL                               18,138
05/15/98                1,848                  -
Woodland Heights, Streamwood, IL                      120,850
06/05/98                9,628                  -
Walgreens-Woodstock, Woodstock, IL                     15,856
06/23/98                1,170                  -
Schaumburg Plaza, Schaumburg, IL                       61,485
06/30/98                7,011              3,924
Winnetka Commons, New Hope, MN                         42,381
07/01/98                4,455                  -
Eastgate Shopping Center, Lombard, IL                 132,519
07/07/98                6,822                  -
Fairview Heights Plaza, Fairview Heights, IL          167,491
08/24/98               11,265                  -


                                                                          OTHER
CASH
                                                       CASH DOWN
EXPENDITURES         TOTAL ACQUISITION
PROPERTY                                                PAYMENT
CAPITALIZED(A)              COST(B)
--------------------------------------------------------------------------------
-------------------------------------

Inland Real Estate Corporation:
Woodfield Plaza, Schaumburg, IL                          19,772
(95)                    19,677
Shops at Cooper's Grove, Country Club Hills, IL           5,819
(33)                     5,786
Dominicks-West Chicago, West Chicago, IL                  6,306
-                      6,306
Maple Plaza, Downers Grove, IL                            3,186
-                      3,186
Orland Park Retail, Orland Park, IL                       1,257
(20)                     1,237
Lake Park Plaza, Michigan City, IN                       12,131
865                     12,996
Homewood Plaza, Homewood, IL                              1,933
-                      1,933
Wisner/Milwaukee Plaza, Chicago, IL                       1,912
-                      1,912
Elmhurst City Centre, Elmhurst, IL                        4,932
(404)                     4,528
Shoppes at Mill Creek, Palos Park, IL                     1,807
16                     11,323
Oak Forest Commons, Oak Forest, IL                       11,826
(6)                    11,820
Prairie Square, Sun Prairie, WI                           3,121
(22)                     3,099
Downers Grove Market, Downers Grove, IL                  17,841
(29)                    17,812
St. James Crossing, Westmont, IL                          7,498
(56)                     7,442
Chestnut Court, Darien, IL                               15,995
125                     16,120
Bergen Plaza, Oakdale, MN                                17,047
27                     17,074
High Point Centre, Madison, WI                           10,262
(14)                    10,248
Western-Howard Plaza, Chicago, IL                         1,963
-                      1,963
Wauconda Shopping Center, Wauconda, IL                    2,522
-                      2,522
Berwyn Plaza, Berwyn, IL                                  1,848
-                      1,848
Woodland Heights, Streamwood, IL                          9,628
(99)                     9,529
Walgreens-Woodstock, Woodstock, IL                        1,170
-                      1,170
Schaumburg Plaza, Schaumburg, IL                          3,087
(37)                     6,974
Winnetka Commons, New Hope, MN                            4,455
-                      4,455
Eastgate Shopping Center, Lombard, IL                     6,822
(23)                     6,799
Fairview Heights Plaza, Fairview Heights, IL             11,265
-                     11,265




                                                NUMBER OF SQUARE
       PURCHASE PRICE PLUS    MORTGAGE FINANCING
PROPERTY                                              FEET          DATE OF
PURCHASE      ACQUISITION FEE      AT DATE OF PURCHASE
--------------------------------------------------------------------------------
---------------------------------------------------

Orland Greens, Orland Park, IL                        45,031
09/17/98                5,123                     -
Bakers Shoes, Chicago, IL                             20,000
09/25/98                  987                     -
Two Rivers Plaza, Bolingbrook, IL                     57,900
10/01/98                6,811                     -
Woodfield Commons, Schaumburg, IL                    207,106
10/08/98               26,683                     -
Edinburgh Festival Center, Brooklyn Park, MN          91,613
10/14/98                8,839                 6,070
Joliet Commons, Joliet, IL                           159,184
10/30/98               19,769                14,588
Springboro Plaza, Springboro, OH                     154,034
11/12/98                9,308                     -
Riverplace Centre, Noblesville, IN                    74,414
11/12/98                6,078                     -
Rose Plaza, Elmwood Park IL                           24,204
11/16/98                2,758                     -
Marketplace at Six Corners, Chicago, IL              117,000
11/30/98               19,022                     -
Carmax-Schaumburg, Schaumburg, IL                     93,333
12/02/98               20,602                     -
Carmax-Tinley Park, Tinley Park, IL                   94,518
12/02/98               18,901                     -
Staples Office Supply, Freeport, IL                   24,049
12/02/98                2,694                     -
Park Center Plaza, Tinley Park, IL                   193,179
12/04/98               14,973                     -
Hollywood Video-Hammond, Hammond, IN                   7,488
12/18/98                1,351                     -
Plymouth Collection, Plymouth, MN                     40,815
01/06/99                6,626                     -
Circuit City, Traverse City, MI                       21,337
01/20/99                2,900                     -
Loehmann's Plaza, Brookfield, WI                     107,952
02/01/99               13,565                     -
Baytowne Square, Champaign, IL                       118,842
02/08/99               12,655                     -
Woodland Commons, Buffalo Grove, IL                  170,033
02/08/99               20,037                10,735
Cub Foods, Plymouth, MN                               67,510
03/09/99                5,465                     -
Cub Foods, Indianapolis, IN                           67,541
03/09/99                5,735                     -
Gateway Square, Hinsdale, IL                          40,150
03/17/99                6,940                     -
Eagle Ridge Center, Lindenhurst, IL                   56,142
04/13/99                6,007                     -
Dominick's, Hammond, IN                               71,313
05/10/99                8,847                     -
Randall Square, Geneva, IL                           217,566
05/21/99               30,123                     -
Eagle Foods, Buffalo Grove, IL                        56,795
06/03/99                7,347                     -
Oak Forest Commons Ph. III, Oak Forest, IL             7,400
06/15/99                1,105                     -
Oak Lawn Town Center, Oak Lawn, IL                    12,506
06/29/99                2,400                     -
West River Crossing, Joliet, IL                       32,452
08/03/99                5,613                     -
Hickory Creek Marketplace, Frankfort, IL              35,251
08/04/99                6,217                     -
United Audio Center, Schaumburg, IL                    9,988
09/13/99                2,483                     -
Bally's Total Fitness, St. Paul, MN                   43,000
09/10/99                6,291                     -


                                                                          OTHER
CASH
                                                       CASH DOWN
EXPENDITURES         TOTAL ACQUISITION
PROPERTY                                                PAYMENT
CAPITALIZED(A)              COST(B)
--------------------------------------------------------------------------------
-------------------------------------

Orland Greens, Orland Park, IL                           5,123
-                       5,123
Bakers Shoes, Chicago, IL                                  987
-                         987
Two Rivers Plaza, Bolingbrook, IL                        6,811
-                       6,811
Woodfield Commons, Schaumburg, IL                       26,683
(92)                     26,591
Edinburgh Festival Center, Brooklyn Park, MN             2,769
(8)                      8,831
Joliet Commons, Joliet, IL                               5,181
(15)                     19,754
Springboro Plaza, Springboro, OH                         9,308
-                       9,308
Riverplace Centre, Noblesville, IN                       6,078
-                       6,078
Rose Plaza, Elmwood Park IL                              2,758
-                       2,758
Marketplace at Six Corners, Chicago, IL                 19,022
-                      19,022
Carmax-Schaumburg, Schaumburg, IL                       20,602
-                      20,602
Carmax-Tinley Park, Tinley Park, IL                     18,901
-                      18,901
Staples Office Supply, Freeport, IL                      2,694
-                       2,694
Park Center Plaza, Tinley Park, IL                      14,973
-                      14,973
Hollywood Video-Hammond, Hammond, IN                     1,351
-                       1,351
Plymouth Collection, Plymouth, MN                        6,626
1                       6,627
Circuit City, Traverse City, MI                          2,900
2                       2,902
Loehmann's Plaza, Brookfield, WI                        13,565
(11)                     13,554
Baytowne Square, Champaign, IL                          12,655
(47)                     12,608
Woodland Commons, Buffalo Grove, IL                      9,302
989                      21,026
Cub Foods, Plymouth, MN                                  5,465
3                       5,468
Cub Foods, Indianapolis, IN                              5,735
8                       5,743
Gateway Square, Hinsdale, IL                             6,940
64                       7,004
Eagle Ridge Center, Lindenhurst, IL                      6,007
5                       6,012
Dominick's, Hammond, IN                                  8,847
4                       8,851
Randall Square, Geneva, IL                              30,123
3                      30,126
Eagle Foods, Buffalo Grove, IL                           7,347
4                       7,351
Oak Forest Commons Ph. III, Oak Forest, IL               1,105
7                       1,112
Oak Lawn Town Center, Oak Lawn, IL                       2,400
18                       2,418
West River Crossing, Joliet, IL                          5,613
(52)                      5,561
Hickory Creek Marketplace, Frankfort, IL                 6,217
(88)                      6,129
United Audio Center, Schaumburg, IL                      2,483
5                       2,488
Bally's Total Fitness, St. Paul, MN                      6,291
(381)                      5,910




                                            NUMBER OF SQUARE
   PURCHASE PRICE PLUS     MORTGAGE FINANCING
PROPERTY                                          FEET          DATE OF PURCHASE
     ACQUISITION FEE       AT DATE OF PURCHASE
--------------------------------------------------------------------------------
------------------------------------------------

Burnsville Crossing, Burnsville, MN              91,915             09/10/99
           6,703                      -
Byerly's Burnsville, Burnsville, MN              76,556             09/10/99
           5,832                      -
Cliff Lake Center, Eagan, MN                     74,215             09/10/99
           5,553                  5,134
Park Place Plaza, St. Louis Park, MN             89,064             09/10/99
          12,816                      -
Maple Grove Retail, Maple Grove, MN              79,130             09/10/99
           7,916                      -
Riverdale Commons, Coon Rapids, MN              168,275             09/10/99
          19,506                      -
Quarry Retail, Minneapolis, MN                  290,622             09/10/99
          31,341                      -
Shingle Creek, Brooklyn Center, MN               40,131             09/10/99
           3,470                      -
Rose Naper Plaza West, Naperville, IL            14,335             09/16/99
           2,764                      -
Pine Tree Plaza, Janesville, WI                 187,292             10/18/99
          18,490                      -
Schaumburg Promenade, Schaumburg, IL             91,825             12/17/99
          19,300                      -
Rose Plaza East, Naperville, IL                  11,658             01/13/00
           2,205                      -
Chatham Ridge, Chicago, IL                      175,774             02/01/00
          19,545                  9,738
Joliet Commons Phase II, Joliet, IL              40,395             02/08/00
           4,809                      -
Riverdale Commons Outlot, Coon Rapids, MN         6,566             03/03/00
           1,150                      -
Bohl Farm Marketplace, Crystal Lake, IL          97,287             12/01/00
          15,688                  7,833

Total                                         6,271,576
         690,175                $67,522
                                              =========
         =======                =======

Inland Retail Real Estate Trust, Inc.:
Lake Walden, Plant City, FL                     262,491             05/03/99
          14,556                 10,144
Merchants Square, Zephyrhills, FL                74,849             06/04/99
           5,742                  4,291
Town Center Commons, Kennesaw, GA                72,108             07/01/99
           9,645                  7,283
Boynton Commons, Boynton Beach, FL              210,552             07/27/99
          30,502                 22,878
Lake Olympia Square, Ocoee, FL                   85,776             09/01/99
           9,874                  5,897
Bridgewater Marketplace, Orlando, FL             58,050             09/07/99
           6,005                  4,779
Bartow Marketplace, Cartersville, GA            375,067             09/30/99
          24,406                 18,375
Countryside, Naples, FL                          73,965             10/26/99
           8,596                  6,727
Casselberry Commons, Casselberry, FL            227,664             12/30/99
          17,894                 13,942
Conway Plaza, Orlando, FL                       119,123             02/09/00
           8,548                      -
Pleasant Hill, Duluth, GA                       282,137             05/15/00
          34,332                 17,120
Gateway Market Center, St. Petersburg, FL       231,326             07/18/00
          20,929                 13,538

Total                                         2,073,108
        $191,029               $124,974
                                              =========
        ========               ========


                                                                      OTHER CASH

                                                  CASH DOWN
EXPENDITURES         TOTAL ACQUISITION
PROPERTY                                           PAYMENT
CAPITALIZED(A)              COST(B)
--------------------------------------------------------------------------------
-------------------------------------

Burnsville Crossing, Burnsville, MN                 6,703                  26
                   6,729
Byerly's Burnsville, Burnsville, MN                 5,832                  20
                   5,852
Cliff Lake Center, Eagan, MN                          419                  21
                   5,574
Park Place Plaza, St. Louis Park, MN               12,816                  15
                  12,831
Maple Grove Retail, Maple Grove, MN                 7,916                  15
                   7,931
Riverdale Commons, Coon Rapids, MN                 19,506                 (49)
                  19,457
Quarry Retail, Minneapolis, MN                     31,341                  21
                  31,362
Shingle Creek, Brooklyn Center, MN                  3,470                  20
                   3,490
Rose Naper Plaza West, Naperville, IL               2,764                  16
                   2,780
Pine Tree Plaza, Janesville, WI                    18,490                   8
                  18,498
Schaumburg Promenade, Schaumburg, IL               19,300                 (41)
                  19,259
Rose Plaza East, Naperville, IL                     2,205                   0
                   2,205
Chatham Ridge, Chicago, IL                          9,807                 356
                  19,901
Joliet Commons Phase II, Joliet, IL                 4,809                   0
                   4,809
Riverdale Commons Outlot, Coon Rapids, MN           1,150                   0
                   1,150
Bohl Farm Marketplace, Crystal Lake, IL             7,855                   0
                   7,855

Total                                            $622,653              $1,042
                $691,217
                                                 ========              ======
                ========

Inland Retail Real Estate Trust, Inc.:
Lake Walden, Plant City, FL                         4,412                  26
                  14,582
Merchants Square, Zephyrhills, FL                   1,451                  13
                   5,755
Town Center Commons, Kennesaw, GA                   2,362                  25
                   9,670
Boynton Commons, Boynton Beach, FL                  7,624                 (45)
                  30,457
Lake Olympia Square, Ocoee, FL                      3,977                 (36)
                   9,838
Bridgewater Marketplace, Orlando, FL                1,226                   0
                   6,005
Bartow Marketplace, Cartersville, GA                6,031                   0
                  24,406
Countryside, Naples, FL                             1,869                   7
                   8,603
Casselberry Commons, Casselberry, FL                3,952                  17
                  17,911
Conway Plaza, Orlando, FL                           8,548                  72
                   8,620
Pleasant Hill, Duluth, GA                          17,212                 (96)
                  34,236
Gateway Market Center, St. Petersburg, FL           7,391                  16
                  20,945

Total                                             $66,055                $ (1)
                $191,028
                                                 ========                =====
                ========


                     ACQUISITION OF PROPERTIES BY PROGRAMS
                               NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, Inland Real Estate Corporation receives rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized."

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 1st day of August, 2001.



                                   INLAND RETAIL REAL ESTATE TRUST, INC.


                                   By: /s/ Robert D. Parks
                                   --------------------------------------------
                                           ROBERT D. PARKS
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         NAME                                  CAPACITY
     DATE
         ----                                  --------
     ----
*/s/ Robert D. Parks               Chairman, Chief Executive Officer and
August 1, 2001
--------------------------------   Director
Robert D. Parks

*                                  President, Chief Operating Officer,
August 1, 2001
--------------------------------   Treasurer, Chief Financial Officer and
Barry L Lazarus                    Director

*
--------------------------------   Director
August 1, 2001
Daniel K Deighan

*
--------------------------------   Director
August 1, 2001
Michael S. Rosenthal

*
--------------------------------   Director
August 1, 2001
Kenneth E. Masick



/s/ Roberta S. Matlin
--------------------------------
* Signed on behalf of the named individuals by Roberta S. Matlin, under power of attorney.